                                  SCHEDULE 14A

                                 (RULE 14a-101)

               PROXY STATEMENT PURSUANT TO SECTION 14((a) OF THE
              SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.    )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /        Preliminary Proxy Statement
/ /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/        Definitive Proxy Statement
/ /        Definitive Additional Materials
/ /        Soliciting Material Under Rule 14a-12

                               GPU, INC.
-----------------------------------------------------------------------
           (Name of Registrant as Specified in Its Charter)

-----------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than the
                              Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies: N/A
           (2)  Aggregate number of securities to which transaction applies:
                N/A
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A
           (4)  Proposed maximum aggregate value of transaction: N/A
           (5)  Total fee paid: N/A

/ /        Fee paid previously with preliminary materials.

           Check box if any part of the fee is offset as provided by
/X/ Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                    $426,702
                ------------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                Registration Statement on Form S-4 (Reg. No. 333-46444)
                ------------------------------------------------------------
           (3)  Filing Party:
                FirstEnergy Corp.
                ------------------------------------------------------------
           (4)  Date Filed:
                September 22, 2000, as amended October 13, 2000
                ------------------------------------------------------------

First Energy Logo                                                                       GPU Logo

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        JOINT PROXY STATEMENT/PROSPECTUS
                  PROPOSED MERGER--YOUR VOTE IS VERY IMPORTANT
    We are pleased to provide you with this joint proxy statement/prospectus which gives you a detailed explanation of the proposed merger of FirstEnergy Corp. and GPU, Inc. unanimously approved by both of our boards of directors.
    We cannot complete the merger unless the shareholders of both companies adopt the merger agreement. We have scheduled special meetings for our respective shareholders to vote on the merger agreement. This joint proxy statement/prospectus contains detailed information about the date, times and places of the meetings.
    Under the terms of the merger agreement, before we complete the merger, we will give each GPU shareholder the opportunity to elect to receive in connection with the merger, for each share of GPU common stock that he or she owns, either:
    - $36.50 in cash, without interest; or
    - a number of shares of FirstEnergy common stock intended to provide GPU shareholders with FirstEnergy shares having a value of $36.50, subject to adjustment. We will determine the exact exchange ratio by dividing $36.50 by the average of the closing sale prices for a share of FirstEnergy common stock over the 20-day trading period ending on the seventh trading day before we complete the merger. The exchange ratio will be fixed at
      1.2318 if the average closing price of FirstEnergy shares over this period is equal to or greater than $29.6313, and at 1.5055 if the average closing price of FirstEnergy shares over this period is equal to or less than $24.2438.
    As we more fully explain in this joint proxy statement/prospectus, the elections of GPU shareholders will be subject to proration if the result of those elections would cause more than 50% of the outstanding GPU shares to be converted into either cash or FirstEnergy shares.
    We estimate that FirstEnergy will issue to GPU shareholders between approximately 74 million and 94 million FirstEnergy shares, representing between approximately 24% and 30% of the FirstEnergy shares that will be outstanding immediately after the merger. FirstEnergy common stock is listed on the New York Stock Exchange under the symbol "FE". On October 12, 2000, the closing price for FirstEnergy shares on the New York Stock Exchange was $25.4375.
    If you are a FirstEnergy shareholder, you will continue to own the same number of shares of FirstEnergy common stock that you now hold and those shares will represent shares of the combined company.
    YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend your meeting, we urge you to vote now by completing and returning the accompanying proxy card in the enclosed postage-paid envelope. Instead of mailing a proxy card, FirstEnergy shareholders may vote their shares via telephone or Internet by following the instructions on their proxy card.
    WE ENCOURAGE YOU TO READ THIS DOCUMENT CAREFULLY BEFORE YOU VOTE. IN PARTICULAR, YOU SHOULD READ THE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE 16 WHICH DISCUSSES THE POTENTIAL RISKS INVOLVED IN THE MERGER.
    We are very enthusiastic about this merger and join all the other members of our two companies' boards of directors in recommending that you vote in favor of the merger.
    Sincerely yours,

    /s/ H. Peter Burg                                  /s/ Fred Hafer
    H. Peter Burg                                      Fred D. Hafer
    Chairman and Chief Executive Officer               Chairman, President and Chief Executive
    FirstEnergy Corp.                                  Officer
                                                       GPU, Inc.

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE MERGER OR THE ISSUANCE OF SHARES OF FIRSTENERGY COMMON STOCK, OR DETERMINED THAT THIS JOINT PROXY STATEMENT/PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
    This joint proxy statement/prospectus is dated October 19, 2000 and was first mailed to shareholders on or about October 19, 2000.

                                     [LOGO]

                                   NOTICE OF
                        SPECIAL MEETING OF SHAREHOLDERS
                           AND JOINT PROXY STATEMENT

Dear FirstEnergy Shareholder:

    The board of directors of FirstEnergy Corp. is pleased to provide you with notice of, and cordially invites you to attend, a special meeting of FirstEnergy shareholders which will be held at the Hilton Akron/Fairlawn, 3180 West Market Street, Akron, Ohio on November 21, 2000 at 9:00 a.m. (local time). You are being asked to consider and vote upon a proposal to adopt an Agreement and Plan of Merger, dated as of August 8, 2000, between FirstEnergy Corp., an Ohio corporation, and GPU, Inc., a Pennsylvania corporation, which provides for the merger of GPU into FirstEnergy. To ensure that FirstEnergy has a sufficient number of shares available to issue to GPU shareholders in connection with the merger and for other corporate purposes, the merger agreement also provides for an amendment to FirstEnergy's articles of incorporation to increase the number of authorized shares of FirstEnergy common stock from 300 million to 375 million. The proposed merger and amendment are fully described in this joint proxy statement/prospectus. A copy of the merger agreement is attached as Appendix A.

    FirstEnergy shareholders of record at the close of business on October 12, 2000 are entitled to notice of and to vote at the FirstEnergy special meeting or at any adjournment or postponement. Adoption of the merger agreement, including the amendment to the articles, requires the affirmative vote of at least a majority of the outstanding shares of FirstEnergy's common stock.

    Please appoint your proxy and vote by telephone, by Internet or by signing, dating and returning the accompanying proxy card in the enclosed addressed envelope, which requires no postage if mailed in the United States. Instructions on how to vote by telephone or Internet are contained in the accompanying joint proxy statement/prospectus and on your proxy card. You may revoke this proxy at any time before the vote is taken by delivering to the Corporate Secretary of FirstEnergy either a written revocation or a later-dated proxy. You may also revoke your proxy orally at the special meeting.

    Directions to the Hilton Akron/Fairlawn are on the back of your proxy card. An admission ticket is not necessary; however, we do ask that shareholders planning to attend the meeting inform us when appointing a proxy to help us with meeting attendance preparations. If your shares are held in "street name" by a broker or bank, upon arrival at the meeting you will need to present a letter or statement from your broker or bank indicating ownership of FirstEnergy common stock on the record date of October 12, 2000.

                                          By Order of the Board of Directors,

                                          NANCY C. ASHCOM
                                          Corporate Secretary

October 19, 2000

GPU Logo

GPU, Inc.
300 Madison Avenue
P.O. Box 1911
Morristown, NJ 07962-1911

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                     TO BE HELD TUESDAY, NOVEMBER 21, 2000

    A special meeting of the shareholders of GPU, Inc. will be held at The Morris Museum, Six Normandy Heights Road, Morristown, New Jersey on November 21, 2000 at 9:00 a.m. (local time):

       To consider and vote on a proposal to approve and adopt the Agreement and Plan of Merger, dated as of August 8, 2000, between GPU, Inc., a Pennsylvania corporation, and FirstEnergy Corp., an Ohio corporation, which provides for the merger of GPU into FirstEnergy. The proposed merger is fully described in this joint proxy statement/prospectus. A copy of the merger agreement is attached as Appendix A.

PLEASE DO NOT SEND YOUR STOCK CERTIFICATES WITH YOUR PROXY CARD.

    Holders of record of shares of GPU common stock at the close of business on October 12, 2000, will be entitled to vote at the meeting in person or by proxy. If your shares are held through a brokerage firm or trustee and you plan to attend the meeting, please obtain from your firm or trustee a letter or other evidence of your beneficial ownership of those shares, to facilitate your admittance to the meeting. The stock transfer books of the corporation will not be closed.

                                          By Order of the Board of Directors,

                                          SCOTT L. GUIBORD, Secretary

October 19, 2000

                ------------------------------------------------

            YOU ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING

    If you plan to attend the special meeting in person, please mark your proxy card in the space provided for that purpose. Please bring the lower portion of the form (the Speaker and Admission Card sections) with you to the meeting.

    Whether or not you attend the meeting, we urge you to complete and return the accompanying proxy card as promptly as possible. YOUR VOTE IS VERY IMPORTANT.

    You may revoke this proxy at any time before the vote is taken by delivering to the Secretary of GPU either a written revocation or a later-dated proxy, or you may revoke your proxy orally if you attend the special meeting.

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
QUESTIONS AND ANSWERS ABOUT THE MERGER......................      1

SUMMARY.....................................................      3

  The Companies.............................................      3
  The Special Meetings......................................      3
  Share Ownership of Management.............................      4
  Consideration Payable to GPU Shareholders.................      4
  Our Recommendation to Shareholders........................      6
  Opinions of Financial Advisors............................      6
  Conditions to the Merger..................................      6
  Regulatory Approvals......................................      7
  Non-Solicitation Covenants................................      7
  Termination and Termination Fees..........................      7
  Accounting Treatment......................................      8
  Material U.S. Federal Income Tax Consequences.............      8
  Interests of Certain Persons in the Merger................      9
  Dissenters' Rights of Shareholders........................      9
  Effects of the Merger on the Rights of GPU Shareholders...      9
  Summary of Selected Historical and Unaudited Pro Forma
    Combined Financial Information..........................     10
  Significant Events Affecting Historical Earnings Trends...     10
  FirstEnergy--Selected Historical Consolidated Financial
    Information.............................................     10
  GPU--Selected Historical Consolidated Financial
    Information.............................................     11
  Selected Unaudited Pro Forma Combined Financial
    Information.............................................     13
  Unaudited Comparative Per Share Data......................     14
  Comparative Per Share Market Price and Dividend
    Information.............................................     15

RISK FACTORS................................................     16

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS...     20

THE SPECIAL MEETINGS........................................     21

  FirstEnergy Special Meeting of Shareholders...............     21
  GPU Special Meeting of Shareholders.......................     23
  Solicitation of Proxies...................................     24

THE MERGER..................................................     25

  General Description of the Merger.........................     25
  Background................................................     25
  Recommendation of the Board of Directors of FirstEnergy;
    FirstEnergy's Reasons for the Merger....................     29
  Recommendation of the Board of Directors of GPU; GPU's
    Reasons for the Merger..................................     31
  Opinion of Financial Advisor to the FirstEnergy Board of
    Directors...............................................     35
  Opinion of Financial Advisor to the GPU Board of
    Directors...............................................     41
  Effective Time............................................     52
  Conversion of GPU Shares, GPU Stock Options and GPU Stock
    Units...................................................     52
  Illustrations Of Exchange Ratio Application And Value To
    Be Received.............................................     57
  Accounting Treatment......................................     58
  Regulatory Approvals......................................     58
  Stock Exchange Listing; Delisting and Deregistration of
    GPU Common Stock........................................     61

                                                                PAGE
                                                              --------
  Resale of the Shares of FirstEnergy Common Stock Issued in
    the Merger; GPU Affiliates..............................     61
  Interests of Certain Persons in the Merger................     62
  Material U.S. Federal Income Tax Consequences of the
    Merger..................................................     68
  Dividend Reinvestment Plan Holders........................     72
  Dissenters' Rights........................................     72

THE MERGER AGREEMENT........................................     73

  General...................................................     73
  Representations and Warranties............................     73
  Covenants Governing Business Conduct......................     73
  No Solicitation of Takeover Proposals.....................     75
  Additional Agreements.....................................     75
  Conditions................................................     77
  Termination, Amendment and Waiver.........................     78

DIRECTORS AND MANAGEMENT FOLLOWING THE MERGER...............     81

  Directors.................................................     81
  Management................................................     81

RIGHTS OF DISSENTING SHAREHOLDERS...........................     82

  Rights of Dissenting FirstEnergy Shareholders.............     82
  Rights of Dissenting GPU Shareholders.....................     83

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL
INFORMATION.................................................     86

DESCRIPTION OF FIRSTENERGY COMMON STOCK AFTER THE MERGER....     99

  Capital Stock.............................................     99
  Dividend Rights...........................................     99
  Liquidation Rights........................................     99
  Voting Rights.............................................     99
  No Preemptive or Conversion Rights........................    100
  Anti-Takeover Effects of Certain Provisions of Ohio Law...    100
  Listing...................................................    100
  Transfer Agent and Registrar..............................    100

DIFFERENCES IN THE RIGHTS OF GPU SHAREHOLDERS AFTER THE
MERGER......................................................    101

  General...................................................    101
  Authorized Capital Stock..................................    101
  Director Vacancies and Removal............................    101
  Meetings of Shareholders..................................    102
  Amendment to Articles of Incorporation....................    102
  Amendment to By-laws/Regulations..........................    103
  Sale of Assets, Merger and Consolidation..................    103
  Anti-takeover Provisions/Shareholder Rights Agreements....    104
  Dissenters' Rights........................................    107
  Indemnification, Insurance and Limitation of Director
    Liability...............................................    108

LEGAL MATTERS...............................................    110

EXPERTS.....................................................    110

INDEPENDENT PUBLIC ACCOUNTANTS..............................    110

                                                                PAGE
                                                              --------
SHAREHOLDER PROPOSALS.......................................    110

CERTAIN PROXY CARD MATTERS..................................    111

WHERE YOU CAN FIND MORE INFORMATION.........................    111

APPENDICES

Appendix A--Agreement and Plan of Merger
Appendix B--Opinion of Morgan Stanley & Co. Incorporated,
Financial Advisor to FirstEnergy
Appendix C--Opinion of Salomon Smith Barney Inc., Financial
Advisor to GPU
Appendix D--Section 1701.85 of Ohio General Corporation Law
Appendix E--Subchapter D of Chapter 15 of Pennsylvania
Business Corporation Law

                      REFERENCES TO ADDITIONAL INFORMATION

    In accordance with SEC rules, we have incorporated by reference into this joint proxy statement/ prospectus important business and financial information about FirstEnergy and GPU from other documents that we have not included in or delivered with this joint proxy statement/prospectus. You can obtain from FirstEnergy the documents relating to FirstEnergy, and you can obtain from GPU the documents relating to GPU, incorporated by reference in this joint proxy statement/prospectus, without charge, by requesting them in writing or by telephone from the appropriate company at the following addresses:

FIRSTENERGY CORP.                              GPU, INC.
INVESTOR SERVICES                              INVESTOR RELATIONS
76 SOUTH MAIN STREET                           310 MADISON AVENUE
AKRON, OHIO 44308-1890                         P.O. BOX 1957
(800) 631-8945 (TOLL-FREE)                     MORRISTOWN, NEW JERSEY 07962-1957
                                               (877) 398-5639 (TOLL-FREE)

    IF YOU WOULD LIKE TO REQUEST DOCUMENTS, PLEASE DO SO BY NOVEMBER 14, 2000, IN ORDER TO RECEIVE THEM BEFORE YOUR SPECIAL MEETING.

    See "Where You Can Find More Information" on pages 111-112 for a list of documents we have incorporated by reference into this joint proxy statement/prospectus.

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q.  WHAT WILL HAPPEN IN THE PROPOSED TRANSACTION?

A. GPU, Inc. will merge into FirstEnergy Corp. with FirstEnergy continuing as the surviving corporation. If completed today, the merger of FirstEnergy and GPU would create the nation's sixth largest investor-owned electric system, based on the number of customers served.

Q.  WHAT WILL I RECEIVE?

A.  FIRSTENERGY SHAREHOLDERS

    After the merger, you will continue to hold the shares of FirstEnergy common stock you own immediately prior to the merger. Those shares will represent the same number of shares in the combined company, but because FirstEnergy will issue additional shares of its common stock to GPU shareholders in connection with the merger, they will represent a smaller portion of the outstanding shares of the combined company. Depending on the exchange ratio, we estimate that FirstEnergy shareholders will own between approximately 70% and 76% of the FirstEnergy shares that will be outstanding immediately after the merger.

    GPU SHAREHOLDERS

    You will receive either cash, shares of FirstEnergy common stock or a combination of both in exchange for the shares of GPU common stock you own immediately prior to the merger.

    Please read the more detailed description of the consideration to be issued in the merger on pages 52-54.

Q.  HOW WILL THE PROPOSED MERGER AFFECT MY FUTURE DIVIDENDS?

A. FirstEnergy currently pays its shareholders an annual dividend of $1.50 per share of FirstEnergy common stock, and GPU currently pays its shareholders an annual dividend of $2.18 per share of GPU common stock. Subject to the discretion of each company's board of directors, we do not expect that the annual rates of dividends currently paid to FirstEnergy and GPU shareholders will change prior to the merger. GPU may, however, adjust record and payment dates for GPU shareholders to accommodate the timing of the merger closing. We expect that, after the merger, the combined company will maintain FirstEnergy's annual dividend of $1.50 per share of FirstEnergy common stock.

    Please read the more detailed description of the companies' comparative dividend information on page 15.

Q.  WHO MUST APPROVE THE MERGER?

A. The shareholders of both FirstEnergy and GPU must vote to adopt the merger agreement.

    We also must obtain various regulatory approvals for the merger. Please read the more detailed description of the regulatory approvals on pages 58-61.

    THE BOARDS OF DIRECTORS OF BOTH FIRSTENERGY AND GPU UNANIMOUSLY RECOMMEND THAT YOU VOTE "FOR" THE ADOPTION OF THE MERGER AGREEMENT.

Q.  SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A. No. If the merger agreement is adopted by the FirstEnergy and GPU shareholders at their respective special meetings, as we get closer to the end of the regulatory approval process, we will send GPU shareholders additional information explaining how to exchange their GPU stock certificates or dividend reinvestment plan shares, and how to make an election to receive cash or shares of FirstEnergy common stock. FirstEnergy shareholders will not exchange their stock certificates or dividend reinvestment plan shares.

Q.  WHAT DO I NEED TO DO NOW?

A. After you carefully read this document, please vote your shares in accordance with the voting procedures outlined on your proxy card. That way, your shares will be represented and voted at your company's special meeting on November 21, 2000. If you are a FirstEnergy shareholder, you can take advantage of the telephone or Internet options to vote your shares, as described on page 22 and on your proxy card.

    If you participate in the GPU Dividend Reinvestment and Stock Purchase Plan or the FirstEnergy Stock Investment Plan, your proxy card covers both your plan shares and any certificated shares registered under the same name. If your shares are registered in different names, you will receive a separate proxy card for each name in which your shares are registered.

Q. MY SHARES ARE HELD BY MY BROKER OR BANK. WILL MY BROKER OR BANK VOTE MY SHARES FOR ME?

A. No. If your shares are held by a broker or bank, you will receive separate written instructions on how to vote. Many brokers and banks now offer voting by telephone or Internet. We urge you to contact your broker or bank if you do not receive instructions on how to direct your bank or broker to vote your shares. If you do not direct your bank or broker to vote your shares, they will not be voted at your company's special meeting.

Q.  WHAT WILL HAPPEN IF I DON'T VOTE?

A. If you are a FirstEnergy shareholder and you do not vote or you abstain, this is, in effect, a vote against the merger. If you are a GPU shareholder and you do not vote or you abstain, it will count neither for nor against the merger. In the case of each company, if you sign and return your proxy card without marking your choice, your shares will be voted for the adoption of the merger agreement.

Q.  CAN I CHANGE MY VOTE AFTER I HAVE MAILED IN MY SIGNED AND DATED PROXY CARD?

A. Yes. You may change your vote at any time before the vote is taken at the special meetings by delivering to the corporate secretary of FirstEnergy or GPU, as the case may be, either a written revocation of your vote or a later dated proxy. You may also change your vote orally if you attend your special meeting.

    The procedure to be followed by FirstEnergy shareholders who vote by telephone or Internet and wish to change their vote is described on page 23.

Q.  WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A. We hope to complete the merger by the end of the second quarter of 2001. We are working towards completing the merger as quickly as possible, but the timing will depend on obtaining all necessary regulatory approvals. We are unable to predict when we will receive all necessary approvals.

Q.  WHO CAN ANSWER QUESTIONS REGARDING THIS MERGER?

A.  FIRSTENERGY

    Investor Services
    76 South Main Street
    Akron, Ohio 44308-1890
    (800) 631-8945 (toll-free)

    GPU

    Investor Relations
    310 Madison Avenue
    P.O. Box 1957
    Morristown, New Jersey 07962-1957
    (877) 398-5639 (toll-free)

                                    SUMMARY

    THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. TO UNDERSTAND THE MERGER MORE FULLY AND FOR A MORE COMPLETE DESCRIPTION OF THE LEGAL TERMS OF THE MERGER, YOU SHOULD CAREFULLY READ THIS ENTIRE DOCUMENT AND THE DOCUMENTS THAT WE HAVE INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT/PROSPECTUS. SEE "WHERE YOU CAN FIND MORE INFORMATION" ON PAGES 111-112.

THE COMPANIES

FIRSTENERGY CORP.
76 South Main Street
Akron, Ohio 44308-1890
(800) 631-8945 (toll-free)

    FirstEnergy Corp. is a diversified energy services holding company headquartered in Akron, Ohio. FirstEnergy was formed in 1997 as the result of the merger of Ohio Edison Company and Centerior Energy Corporation. FirstEnergy companies provide electricity and natural gas services and a wide array of energy-related products and services. The main subsidiaries of FirstEnergy are its four electric utility operating companies:

    - Ohio Edison Company;

    - The Cleveland Electric Illuminating Company;

    - Pennsylvania Power Company; and

    - The Toledo Edison Company.

    The four electric utility operating companies serve 2.2 million customers in a 13,200 square mile service area in northern and central Ohio and western Pennsylvania. American Transmission Systems Incorporated, a subsidiary of FirstEnergy, owns and operates all of the transmission assets formerly owned by FirstEnergy's four electric utility operating companies.

GPU, INC.
300 Madison Avenue
P.O. Box 1911
Morristown, New Jersey 07962-1911
(877) 398-5639 (toll-free)

    GPU, Inc. is, through its subsidiaries, an international provider of energy-related services.

    Domestically, GPU's three electric utility subsidiaries--doing business as GPU Energy--serve 2.1 million customers in Pennsylvania and New Jersey. GPU's electric utility subsidiaries are:

    - Jersey Central Power & Light Company;

    - Metropolitan Edison Company (Met-Ed); and

    - Pennsylvania Electric Company (Penelec).

    In addition, through GPU Electric, Inc., GPU owns and operates electric transmission and distribution facilities outside the United States. Through the GPU International Group, GPU's independent power project business units own interests in and operate 14 projects in five countries, including the U.S. On October 5, 2000, GPU announced that it had agreed to sell GPU International's interests in six independent power plants in the U.S. and its interest in a domestic development stage project to Aquila Energy Corporation, a subsidiary of UtiliCorp United. GPU anticipates that, subject to obtaining certain federal and state regulatory approvals, this sale will close by the end of 2000. GPU also sells competitive retail energy and related services in the mid-Atlantic region of the United States through its subsidiary, GPU Advanced Resources, Inc. GPU's other subsidiaries include MYR Group Inc., GPU Nuclear, Inc., GPU Service, Inc. and GPU Telcom Services, Inc. Altogether, through its subsidiaries, GPU serves more than 4.6 million customers around the world.

THE SPECIAL MEETINGS
(See pages 21-24)

    FIRSTENERGY

    The special meeting of FirstEnergy shareholders will be held at the Hilton Akron/ Fairlawn, 3180 West Market Street, Akron, Ohio on November 21, 2000 at 9:00 a.m.

    At the special meeting, FirstEnergy shareholders will be asked to adopt the merger agreement which provides for the merger of GPU with and into FirstEnergy. To ensure that FirstEnergy has a sufficient number of shares available to issue to GPU shareholders in connection with the merger and for other corporate purposes, the merger agreement also provides for an amendment to FirstEnergy's articles of incorporation to increase the number of authorized shares of FirstEnergy common stock from 300 million to 375 million. The affirmative vote of at least a majority of the total number of shares of FirstEnergy common stock outstanding is required to adopt the merger agreement.

    Only the FirstEnergy shareholders of record at the close of business on the record date, October 12, 2000, are entitled to notice of the FirstEnergy special meeting and only these shareholders may vote.

    Each share of FirstEnergy common stock entitles its holder to one vote. On October 12, 2000, there were 227,336,741 shares of FirstEnergy common stock outstanding.

    GPU

    The special meeting of GPU shareholders will be held at The Morris Museum, Six Normandy Heights Road, Morristown, New Jersey on November 21, 2000 at 9:00 a.m.

    At the special meeting, GPU shareholders will consider and be asked to vote to approve the adoption of the merger agreement. For the merger agreement to be adopted, at least a majority of the votes cast, in person or by proxy, by GPU shareholders at the special meeting must be voted in favor of adoption.

    Only GPU shareholders of record at the close of business on the record date, October 12, 2000, are entitled to notice of the GPU special meeting and only these shareholders may vote.

    Each share of GPU common stock entitles its holder to one vote. On
October 12, 2000, there were 121,332,510 shares of GPU common stock outstanding.

SHARE OWNERSHIP OF MANAGEMENT
    FirstEnergy's directors and executive officers beneficially own, in the aggregate, less than 1% of the outstanding shares of FirstEnergy's common stock.

    GPU's directors and executive officers beneficially own, in the aggregate, less than 1% of the outstanding shares of GPU's common stock.

CONSIDERATION PAYABLE TO GPU SHAREHOLDERS
(See pages 52-54)

    As described in the following paragraphs, under the terms of the merger agreement FirstEnergy will pay cash for 50%, and issue FirstEnergy shares for 50%, of the GPU shares outstanding at the time we complete the merger, subject to the tax adjustment described below. Each GPU shareholder will be able to elect to receive cash for all of his or her GPU shares, FirstEnergy shares for all of his or her GPU shares, or cash for a portion and FirstEnergy shares for the rest of his or her GPU shares.

    ELECTION RIGHT. Shortly before we complete the merger, we will give each person who is then a GPU shareholder the opportunity to elect to receive, for each share of GPU common stock he or she owns, either:

    - $36.50 in cash, without interest; or

    - a number of shares of FirstEnergy common stock (the exchange ratio) designed to provide GPU shareholders with FirstEnergy shares having a value of $36.50, subject to adjustment as noted below.

    We will determine the exact exchange ratio by dividing $36.50 by the average of the closing sale prices for a share of FirstEnergy common stock on the New York Stock Exchange as reported in THE WALL STREET JOURNAL over the 20-day trading period ending on the seventh trading day before we complete the merger. The exchange ratio, however, will be fixed at 1.2318 if the average closing price of the FirstEnergy shares over this period is equal to or greater than $29.6313, and at 1.5055 if the average closing price over this period is equal to or less than $24.2438.

    If a GPU shareholder elects to receive FirstEnergy shares, the number of FirstEnergy shares he or she will receive for each GPU share subject to that election will not be less than 1.2318, nor more than 1.5055, regardless of what happens to FirstEnergy's share price. This also means that if the average closing price of the FirstEnergy shares is less than $24.2438, or more than $29.6313, the FirstEnergy shares that GPU shareholders will receive for each GPU share will likely have a value at the time we complete the merger of less than, or more than, $36.50.

    FirstEnergy will issue a press release before 9:00 a.m., New York City time, on the sixth trading day before the merger occurs announcing the exchange ratio, the average closing price of the FirstEnergy shares over the 20-day trading period and the deadline for submitting elections to receive cash or FirstEnergy shares.

    CONSEQUENCES OF OVER- AND UNDER-ELECTION. If GPU shareholders elect to receive cash for more than 50% of the GPU shares, the amount of cash that GPU shareholders will receive for each GPU share for which they made a cash election will be reduced pro rata so the total amount of cash that FirstEnergy will pay to all GPU shareholders in the merger is the same as the amount that FirstEnergy would have had to pay if cash elections were made for only 50% of the GPU shares. If this reduction occurs, in addition to the reduced amount of cash, FirstEnergy will issue, in respect of each GPU share for which a cash election was made, FirstEnergy shares in lieu of the cash the GPU shareholder would have otherwise received. The number of shares FirstEnergy will issue for each GPU share subject to a cash election in this situation will be calculated by multiplying the exchange ratio by the percentage reduction in the cash consideration paid to GPU shareholders making cash elections.

    Similarly, if GPU shareholders elect to receive FirstEnergy shares for more than 50% of the GPU shares, the number of FirstEnergy shares GPU shareholders will receive for each GPU share for which they made a share election will be reduced pro rata so that the total number of shares that FirstEnergy will issue to all GPU shareholders in the merger is the same as the number of shares that FirstEnergy would have had to issue if share elections had been made for only 50% of the GPU shares. If this reduction occurs, in addition to the reduced number of FirstEnergy shares, FirstEnergy will pay, in respect of each GPU share for which a share election was made, cash in lieu of the FirstEnergy shares the GPU shareholder would have otherwise received. The amount of cash to be paid for each GPU share subject to a share election in this situation will be calculated by multiplying $36.50 by the percentage reduction in FirstEnergy shares issued to GPU shareholders making share elections.

    In the case of an over-election for either cash or FirstEnergy shares, those GPU shareholders who fail to make a valid election with respect to their shares will receive the under-elected form of consideration for those shares. We, therefore, encourage GPU shareholders to make a valid election with respect to all of their shares.

    If all GPU shareholders together make valid cash elections for fewer than 50% of the outstanding GPU shares and valid share elections for fewer than 50% of the outstanding GPU shares, all of the remaining cash and FirstEnergy shares that will be paid and issued in the merger will be allocated pro rata among the holders of non-electing shares. This means that non-electing shareholders would receive both cash and FirstEnergy shares for their GPU shares.

    TAX ADJUSTMENT. As we explain on pages 54-55, under certain circumstances it may be necessary for FirstEnergy to reduce the total amount of cash it pays in the merger in order to ensure that the merger will be treated as a "reorganization" for U.S. federal income tax purposes. In this event, all GPU shareholders who are entitled to receive cash, other than as a result of being a dissenting shareholder or being entitled to cash in lieu of a fractional share of FirstEnergy common stock, will receive a reduced amount of cash. This reduction will be implemented on a pro rata basis based on the amount of cash each shareholder would otherwise be entitled to receive under the election procedure described above. Each GPU shareholder who receives a reduced amount of cash as a result of a tax adjustment will receive FirstEnergy shares with a value equal to the amount of cash by which the cash payable to the GPU shareholder is reduced. For these purposes, we will determine the value of those FirstEnergy shares based on the closing price of the FirstEnergy shares on the date we complete the merger.

    NO FRACTIONAL SHARES. FirstEnergy will not issue fractional shares in connection with the merger. Any GPU shareholder otherwise entitled to a fractional share, including in connection with a tax adjustment, will instead receive cash in an amount equal to that fraction multiplied by the average of the closing prices of the shares of FirstEnergy common stock over the five-day trading period ending on the trading day before we complete the merger.

    PROCEDURE FOR MAKING ELECTIONS. Between 30 and 90 days before we expect to complete the merger, we will mail to each GPU shareholder who holds shares as of a record date as close as practicable to the date of mailing, a form of election and complete instructions for making an election with respect to his or her GPU shares. For your election to be valid, the exchange agent for the merger must receive your properly completed election form, together with any certificates for your shares, at its designated office or offices, by 5:00 p.m., New York City time, on the business day before we close the merger.

OUR RECOMMENDATION TO SHAREHOLDERS
(See pages 31-35)

    FIRSTENERGY

    The board of directors of FirstEnergy has carefully reviewed the merger agreement and considered the proposed merger. THE FIRSTENERGY BOARD BELIEVES THAT THE MERGER IS IN THE BEST INTERESTS OF FIRSTENERGY SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE PROPOSAL TO ADOPT THE MERGER AGREEMENT, WHICH INCLUDES THE RELATED AMENDMENT TO FIRSTENERGY'S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF FIRSTENERGY COMMON STOCK.

    GPU

    The board of directors of GPU has carefully reviewed the merger agreement and considered the proposed merger. THE GPU BOARD HAS DETERMINED THAT THE MERGER IS FAIR TO AND IN THE BEST INTERESTS OF THE GPU SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE PROPOSAL TO ADOPT THE MERGER AGREEMENT.

OPINIONS OF FINANCIAL ADVISORS
(See pages 35-52)

    In deciding to approve the merger, each of our boards of directors sought advice from independent financial advisors.

    FirstEnergy received an opinion from Morgan Stanley & Co. Incorporated, dated as of August 8, 2000, to the effect that the consideration to be paid by FirstEnergy pursuant to the merger agreement was fair from a financial point of view to FirstEnergy.

    GPU received an opinion from Salomon Smith Barney Inc., dated as of August 8, 2000, to the effect that the consideration to be paid by FirstEnergy to GPU shareholders for their shares of GPU common stock was fair from a financial point of view to GPU shareholders.

    We have included these opinions in this joint proxy statement/prospectus as Appendices B and C. We urge FirstEnergy and GPU shareholders to read the opinions of Morgan Stanley and Salomon, respectively, in their entirety.

CONDITIONS TO THE MERGER
(See pages 77-78)

    Our respective obligations to complete the merger are subject to several conditions, including the following:

    - the adoption of the merger agreement by FirstEnergy and GPU shareholders;

    - our having obtained all necessary regulatory approvals except those which if not obtained would not be reasonably expected to result in a material adverse effect on the combined company; and the obtained approvals not imposing terms and conditions that would reasonably be expected to result in a material adverse effect on the combined company;

    - the New York Stock Exchange having authorized for listing the shares of FirstEnergy common stock issuable to GPU shareholders;

    - both FirstEnergy and GPU having received, from their respective counsels, opinions to the effect that the merger will be treated as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code;

    - the absence of any event since June 30, 2000, in the case of GPU, and March 31, 2000, in the case of FirstEnergy, which would have a material adverse effect on that company; and

    - no law, regulation or ruling having been adopted or issued affecting either GPU or FirstEnergy which would have a material adverse effect on the combined company.

REGULATORY APPROVALS
(See pages 58-61)

    To complete the merger, we must obtain approvals from various regulatory agencies, including:

    - the relevant utility regulatory agencies in New Jersey and Pennsylvania;

    - the Securities and Exchange Commission under the Public Utility Holding Company Act of 1935;

    - the Federal Energy Regulatory Commission under the Federal Power Act; and

    - the Nuclear Regulatory Commission under the Atomic Energy Act.

    In addition, the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act must have expired or terminated.

    We also may be required to obtain approvals from foreign regulatory agencies in connection with the merger.

    We have agreed to cooperate with each other and take whatever actions are necessary for us to obtain the regulatory approvals required in connection with the merger, unless taking these actions would reasonably be expected to have a material adverse effect on the combined company after we complete the merger.

    Upon the completion of the merger, FirstEnergy intends to register as a holding company under the 1935 Act; GPU is already registered under the 1935 Act.

NON-SOLICITATION COVENANTS
(See page 75)

    Each party has agreed not to solicit or encourage any proposal from any person to acquire that party or a significant portion of its assets, but it may respond, in certain circumstances, to unsolicited proposals that it receives.

TERMINATION AND TERMINATION FEES
(See pages 78-80)

    FirstEnergy and GPU may agree to terminate the merger agreement at any time before the merger becomes effective, even if shareholders of FirstEnergy or GPU have already voted to adopt the merger agreement. In addition, either company may terminate the merger agreement if:

    - as a result of a breach of the merger agreement that is material and uncured, a condition to the merger would not be satisfied;

    - a court issues a permanent injunction or other order prohibiting the merger;

    - either company's shareholders do not approve the merger at that company's special meeting; or

    - the merger is not completed by September 30, 2001, although if the sole reason the merger has not been completed is because regulatory approvals have not been obtained, this deadline may be extended by either company to December 31, 2001 and may be further extended by GPU to March 31, 2002.

    In addition, GPU may terminate the merger agreement, after giving FirstEnergy two days' notice, if GPU receives a proposal for an alternative transaction and its board of directors determines in good faith that accepting the proposal is required by its fiduciary duties under applicable law.

    GPU would be required to pay FirstEnergy a termination fee of $145 million plus FirstEnergy's out-of-pocket fees and expenses if:

    - GPU terminates the merger agreement to accept a proposal for an alternative transaction or the merger agreement is terminated because GPU violates its non-solicitation covenant described above;

    - at the time the merger agreement is terminated, a third party has made a proposal for an alternative transaction which remains outstanding and has not been rejected by GPU; and

    - within two and one-half years after the termination, GPU is acquired by the third party that made the proposal for the alternative transaction.

    If termination occurs because of a material breach by a party, the other party would have the right to require the breaching party to pay $25 million, plus all out-of-pocket fees and expenses incurred by the non-breaching party in connection with the merger in lieu of such party's right to pursue any other available remedy for the breach.

ACCOUNTING TREATMENT
(See page 58)

    The merger will be accounted for on a purchase accounting basis in accordance with accounting principles generally accepted in the United States
(GAAP).

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES
(See pages 68-71)

    The consequences described below assume that the merger will be treated as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code. We have conditioned the merger on our receipt of legal opinions confirming this.

    GPU SHAREHOLDERS

    The U.S. federal income tax consequences of the merger will depend on the form of consideration you receive in the merger.

    If you receive only shares of FirstEnergy common stock for your shares of GPU common stock, you will not recognize any gain or loss for U.S. federal income tax purposes, except with respect to cash received for any fractional share.

    If you receive part cash and part shares of FirstEnergy common stock, and your adjusted tax basis in your shares of GPU common stock is less than the sum of the amount of cash and the fair market value at the date of the merger of the shares of FirstEnergy common stock you receive, you will recognize gain. If your adjusted tax basis in your shares of GPU common stock is greater than the sum of the amount of cash and the fair market value at the date of the merger of the shares of FirstEnergy common stock you receive, you will not be able to currently recognize the loss, except with respect to cash received for any fractional share.

    If you receive only cash, you will recognize gain or loss generally equal to the difference between the amount of cash you receive and your adjusted tax basis in your shares of GPU common stock.

    THE TAX CONSEQUENCES OF THE MERGER TO YOU WILL DEPEND ON YOUR INDIVIDUAL SITUATION. YOU SHOULD CONSULT YOUR TAX ADVISOR FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES OF THE MERGER TO YOU.

    FIRSTENERGY SHAREHOLDERS

    You will not recognize any gain or loss for U.S. federal income tax purposes solely as a result of the merger, unless you exercise dissenters' rights.

INTERESTS OF CERTAIN PERSONS IN THE MERGER
(See pages 62-67)

    When you consider your board's recommendations, you should realize that some board members and executives will receive benefits or have interests that may be different from yours as a shareholder. For example, Fred D. Hafer, GPU's current chairman, president and chief executive officer, will become chairman of FirstEnergy until his retirement and a consultant for three years thereafter. H. Peter Burg, FirstEnergy's current chairman and chief executive officer, will become vice chairman and remain chief executive officer of FirstEnergy and will become chairman upon the retirement of Mr. Hafer. In addition, FirstEnergy's board of directors will consist of ten members from FirstEnergy's current board and six from GPU's current board.

    The members of the boards of directors of both FirstEnergy and GPU were aware of the additional interests of, and the additional benefits payable to, other directors and executives of each company in connection with the merger and considered them when they approved the merger agreement.

DISSENTERS' RIGHTS OF SHAREHOLDERS
(See pages 82-85)

    FIRSTENERGY SHAREHOLDERS

    Under Ohio law, you have the right to exercise dissenters' rights with respect to the merger and to receive the "fair cash value" of your shares of FirstEnergy common stock. This amount may be more, less, or the same as the market value of your shares of FirstEnergy common stock on the date of the completion of the merger.

    To exercise your dissenters' rights, you must:

    - not vote for the adoption of the merger agreement;

    - file a written demand on FirstEnergy on or before the tenth day after the FirstEnergy special meeting; and

    - follow other procedures required by Ohio law.

    We have attached a copy of the relevant provisions of Ohio law as Appendix D to this joint proxy statement/prospectus.

    GPU SHAREHOLDERS

    Under Pennsylvania law, you have the right to exercise dissenters' rights with respect to the merger and to demand payment of the "fair value" of your shares of GPU common stock, in lieu of the consideration that FirstEnergy is offering to GPU shareholders in the merger. This amount may be more than, less than or the same as the value of what you would otherwise receive in the merger.

    To exercise your dissenters' rights, you must:

    - deliver to the GPU corporate secretary, prior to the GPU special meeting, a written notice of intent to demand payment of the "fair value" of your shares of GPU common stock;

    - not change your ownership interests in your shares of GPU common stock;

    - not vote for the adoption of the merger agreement; and

    - follow other procedures required by Pennsylvania law.

    We have attached a copy of the relevant provisions of Pennsylvania law as Appendix E to this joint proxy statement/prospectus.

EFFECTS OF THE MERGER ON THE RIGHTS OF GPU SHAREHOLDERS
(See pages 101-109)

    If you receive shares of FirstEnergy common stock in the merger, your rights as a FirstEnergy shareholder will be governed by Ohio law and by FirstEnergy's articles of incorporation and regulations. These rights differ in certain respects from your current rights as a GPU shareholder, which are governed by Pennsylvania law and GPU's articles of incorporation and by-laws.

SUMMARY OF SELECTED HISTORICAL AND UNAUDITED PRO FORMA COMBINED FINANCIAL
  INFORMATION

    We are providing the following selected historical financial information to aid you in your analysis of the financial aspects of the merger. This information is only a summary and you should read it in conjunction with FirstEnergy's and GPU's historical financial statements (and related notes) contained in the reports that we have filed with the SEC. See "Where You Can Find More Information" on pages 111-112.

    SIGNIFICANT EVENTS AFFECTING HISTORICAL EARNINGS TRENDS

    Our companies report quarterly and annual earnings results in our SEC filings in accordance with GAAP and SEC regulations. Sometimes the financial results reported in this way include unusual or infrequent events and factors that are not expected to occur regularly in the future. Unusual or infrequent events and transactions that we believe would be helpful to review in understanding our companies' past performances and future prospects are briefly described in the footnotes to our historical financial information.

    FIRSTENERGY--SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

    We present below selected historical consolidated financial data for each of the five fiscal years ended December 31, 1999, which have been derived from FirstEnergy's audited consolidated financial statements, and selected historical consolidated financial data for the six months ended June 30, 2000 and June 30, 1999, which have been derived from FirstEnergy's unaudited consolidated financial statements.

    Due to the effect of seasonal fluctuations and other factors affecting the operations of FirstEnergy, FirstEnergy's financial results for the six-month period ended June 30, 2000 are not necessarily indicative of what FirstEnergy's financial results will be for the year ending December 31, 2000. You should read the information set forth below in conjunction with the audited and unaudited consolidated financial statements of FirstEnergy included in its filings with the SEC that we have incorporated by reference in this document and the unaudited pro forma combined financial statements and related notes we present beginning on page 86.

                                              (UNAUDITED)
                                             AT OR FOR THE
                                              SIX MONTHS                           AT OR FOR THE
                                            ENDED JUNE 30,                    YEARS ENDED DECEMBER 31,
          MILLIONS OF DOLLARS,            -------------------   ----------------------------------------------------
         EXCEPT PER SHARE DATA              2000       1999       1999     1998 (A)   1997 (B)     1996       1995
----------------------------------------  --------   --------   --------   --------   --------   --------   --------
Revenues................................  $ 3,310    $ 2,941    $ 6,320    $ 5,875    $ 2,961     $2,522     $2,501
Income before extraordinary item........      276        262        568        441        306        303        295
Net income..............................      276        262        568        411        306        303        295
Basic and diluted earnings per share of
  common stock:
  Before extraordinary item.............     1.23       1.15       2.50       1.95       1.94       2.10       2.05
  After extraordinary item..............     1.23       1.15       2.50       1.82       1.94       2.10       2.05
Cash dividends paid per share of common
  stock.................................     0.75       0.75       1.50       1.50       1.50       1.50       1.50
Total assets............................   18,101     18,383     18,224     18,192     18,261      9,219      9,035
Preferred stock subject to mandatory
  redemption............................      124        161        136        175        215         35         40
Subsidiary-obligated mandatorily
  redeemable preferred securities.......      120        120        120        120        120        120        120
Long-term debt..........................    5,966      6,143      6,001      6,352      6,970      2,713      2,786

------------------------------

(a) FirstEnergy's 1998 results included an extraordinary loss of $30 million, net of tax ($0.13 per share of common stock) resulting from a Pennsylvania Public Utility Commission decision essentially deregulating FirstEnergy's subsidiary, Penn Power's generation business.

(b) FirstEnergy's 1997 results included the 1997 results of operations of Cleveland Electric and Toledo Edison, former Centerior Energy subsidiaries, for the period November 8, 1997 through December 31, 1997, because of the merger of Ohio Edison and Centerior Energy on November 8, 1997, which created FirstEnergy. The 1997 results for FirstEnergy also included a nonrecurring net of tax charge of $34 million ($0.22 per share of common stock), primarily resulting from merger-related staffing reductions.

    GPU--SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

    We present below selected historical consolidated financial data for each of the five fiscal years ended December 31, 1999, which have been derived from GPU's audited consolidated financial statements, and selected historical consolidated financial data for the six months ended June 30, 2000 and June 30, 1999, which have been derived from GPU's unaudited consolidated financial statements. Certain reclassifications have been made to the GPU historical financial statements to conform to the presentation expected to be used by FirstEnergy after the merger.

    Due to the effect of seasonal fluctuations and other factors affecting the operations of GPU, GPU's financial results for the six-month period ended
June 30, 2000 are not necessarily indicative of what GPU's financial results will be for the year ending December 31, 2000. You should read the information we have set forth below in conjunction with the audited and unaudited consolidated financial statements of GPU included in its filings with the SEC that we have incorporated by reference in this document and the unaudited pro forma combined financial statements and related notes we present beginning on page 86.

                                            (UNAUDITED)
                                         AT OR FOR THE SIX
                                              MONTHS                             AT OR FOR THE
                                          ENDED JUNE 30,                    YEARS ENDED DECEMBER 31,
         MILLIONS OF DOLLARS,           -------------------   ----------------------------------------------------
        EXCEPT PER SHARE DATA           2000(A)    1999(B)    1999(C)    1998(D)    1997(E)    1996(F)    1995(G)
--------------------------------------  --------   --------   --------   --------   --------   --------   --------
Revenues..............................  $ 2,530    $ 2,109    $ 4,977    $ 4,249    $ 4,143    $ 3,971    $ 3,822
Income (loss) before extraordinary
  item................................      (80)       238        459        386        335        298        440
Net income (loss).....................      (80)       238        459        360        335        298        440
Earnings (loss) per share of common
  stock:
  Before extraordinary item
    Basic.............................    (0.66)      1.88       3.66       3.03       2.78       2.48       3.79
    Diluted...........................    (0.66)      1.87       3.66       3.03       2.77       2.47       3.79
  After extraordinary item
    Basic.............................    (0.66)      1.88       3.66       2.83       2.78       2.48       3.79
    Diluted...........................    (0.66)      1.87       3.66       2.83       2.77       2.47       3.79
Cash dividends paid per share of
  common stock........................    1.075      1.045      2.105      2.045      1.985      1.925       1.86
Total assets..........................   20,459     19,202     21,698     16,288     12,823     10,851      9,752
Preferred stock subject to mandatory
  redemption..........................       51         82         73         87         92        114        134
Subsidiary-obligated mandatorily
  redeemable preferred securities.....      125        330        125        330        330        330        330
Trust preferred securities............      200        200        200         --         --         --         --
Long-term debt........................    4,897      4,832      5,634      3,828      4,329      3,184      2,580

------------------------

(a) For the six months ended June 30, 2000, GPU's results include a loss on the sale of GPU's Australian PowerNet electric transmission business of $295 million, net of tax ($2.43 per share of common stock).

(b) Earnings for the six months ended June 30, 1999 include a reduction in income of $68 million, net of tax ($0.54 per share of common stock), as a result of a New Jersey restructuring order applicable to GPU's subsidiary, Jersey Central, and an increase of $10 million after-tax ($0.08 per share of common stock) for the gain on the sale of the Midlands Electricity plc supply business. Earnings for the six months ended June 30, 1999 also included an increase in income of $28 million after-tax ($0.22 per share of common stock) for the gain on the sale of Penelec's Homer City Generating Station, related to wholesale operations.

(c) In 1999, GPU's results reflect a nonrecurring charge of $68 million, net of tax ($0.54 per share of common stock), resulting from a New Jersey restructuring order applicable to GPU's subsidiary, Jersey Central. This was partially offset by net of tax gains of $36 million ($0.29 per share of common stock) and $7 million ($0.05 per share of common stock) from the sale of substantially all of the GPU Energy companies' electric generating facilities, related to wholesale operations, and the Midlands Electricity plc supply business, respectively.

(d) In 1998, GPU's results include an extraordinary loss of $26 million, net of tax ($0.20 per share of common stock), and a nonrecurring net of tax charge of $40 million ($0.32 per share of common stock) resulting from Pennsylvania Public Utility Commission restructuring orders applicable to GPU's subsidiaries, Met-Ed and Penelec.

(e) In 1997, GPU's results reflect a nonrecurring net of tax charge of $109 million ($0.90 per share of common stock) for a windfall profits tax imposed on privatized utilities, including GPU's subsidiary, Midlands, by the Government of the United Kingdom.

(f) In 1996, GPU's results reflect a nonrecurring net of tax charge of $75 million ($0.62 per share of common stock) for enhanced voluntary retirement program costs.

(g) In 1995, GPU's results reflect the reversal of $105 million, net of tax ($0.91 per share of common stock), of certain future Three Mile Island Unit-2 (TMI-2) retirement costs written off in 1994. The reversal of this write-off resulted from a 1995 Pennsylvania Supreme Court decision that overturned a 1994 lower court order and restored a 1993 Pennsylvania Public Utility Commission order allowing recovery of these costs. This earnings increase was partially offset by a nonrecurring net of tax charge of $8 million ($0.07 per share of common stock) for TMI-2 monitored storage costs not believed to be recoverable from customers.

SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

    We will account for the merger as a purchase in accordance with GAAP. Under the purchase method of accounting, the post-merger common equity of FirstEnergy will be equal to the book common equity of FirstEnergy at the time of the merger plus the fair market value on the closing date of the new shares of FirstEnergy common stock issued to GPU shareholders in connection with the merger. The cash consideration which will be paid to GPU shareholders will be financed with debt. The pro forma adjustments reflected in the unaudited pro forma financial information set forth below assume a purchase price of $36.50 for each outstanding share of GPU common stock.

    Under purchase accounting, GPU's net assets will be adjusted to fair market value on FirstEnergy's balance sheet as of the date of completion of the merger. To the extent the purchase price exceeds the fair market value of GPU's net assets, goodwill will be recognized on the balance sheets of GPU's subsidiaries and, therefore, on the post-merger consolidated balance sheet of FirstEnergy. Any such goodwill will be amortized over a period not to exceed 40 years. If the purchase price is less than the fair market value of GPU's net assets, the value of GPU's fixed assets will be reduced accordingly. No adjustment will be made to FirstEnergy's pre-merger assets and liabilities in connection with the merger.

    The reported income of FirstEnergy in the first financial reporting period following completion of the merger will include GPU's results of operations only from the date of completion forward. See "The Merger--Accounting Treatment" on page 58.

    We present below unaudited pro forma financial information intended to give you a better picture of what the combined results of operations of FirstEnergy and GPU might have been for the six months ended June 30, 1999 and 2000 and the year ended December 31, 1999 had the merger occurred on January 1, 1999 and what the financial position of the combined company might have been had the merger occurred on June 30, 2000. We prepared the pro forma financial information by combining the historical results of FirstEnergy's operations and the pro forma results of operations for GPU and making estimated adjustments resulting from the merger as described in Unaudited Pro Forma Combined Condensed Financial Information beginning on page 86. You should not rely on the pro forma information as being indicative of the historical results that we would have had or of the future results that we will experience after the merger.

                                                              FOR THE SIX MONTHS
                                                                 ENDED AND AT       FOR THE YEAR
                                                                   JUNE 30,            ENDED
                                                              -------------------   DECEMBER 31,
                                                                2000       1999         1999
                                                              --------   --------   ------------
                                                                    (MILLIONS OF DOLLARS,
                                                                    EXCEPT PER SHARE DATA)
Revenues....................................................  $ 5,940     $5,380       $11,562
Net income..................................................      419        364           802
Basic and diluted earnings per common share.................     1.37       1.16(i)       2.57(ii)
Book value per common share.................................    22.36      21.61         22.02
Total assets................................................   40,024         --            --
Preferred stock subject to mandatory redemption.............      175         --            --
Trust preferred securities..................................      200         --            --
Long-term debt..............................................   13,078         --            --

------------------------------

(i) FirstEnergy pro forma combined basic and diluted earnings per share are $1.38 excluding GPU's nonrecurring charge related to the New Jersey Board of Public Utilities restructuring order described in Note 4 of the Notes to Unaudited Pro Forma Combined Condensed Financial Statements.

(ii) FirstEnergy pro forma combined basic and diluted earnings per share are $2.79 excluding GPU's nonrecurring charge related to the New Jersey Board of Public Utilities restructuring order described in Note 4 of the Notes to Unaudited Pro Forma Combined Condensed Financial Statements.

UNAUDITED COMPARATIVE PER SHARE DATA

    We have summarized below the per share information for our respective companies on a pro forma, pro forma equivalent and historical basis. For this purpose, we have assumed that GPU shareholders will receive, per GPU share,
1.355 shares of FirstEnergy common stock, the exchange ratio determined by assuming a FirstEnergy share price of $26.938, which represents the midpoint between $24.2438 and $29.6313, in exchange for 50% of their shares of GPU common stock. The GPU Per Share Equivalents are therefore calculated by multiplying the FirstEnergy Unaudited Pro Forma per share amounts by 1.355.

                                                              AT OR FOR THE
                                                               SIX MONTHS     AT OR FOR THE
                                                                  ENDED        YEAR ENDED
                                                                JUNE 30,      DECEMBER 31,
                                                                  2000            1999
                                                              -------------   -------------
FIRSTENERGY UNAUDITED PRO FORMA
Basic and diluted earnings per common share.................     $1.37           $2.57(c)
Cash dividends per common share(b)..........................      0.76            1.51
Book value per common share.................................     22.36           22.02

GPU PER SHARE EQUIVALENTS
Basic and diluted earnings per common share.................     $1.85           $3.48
Cash dividends per common share.............................      1.03            2.05
Book value per common share.................................     30.30           29.84

FIRSTENERGY -- HISTORICAL
Basic and diluted earnings per common share.................     $1.23           $2.50
Cash dividends paid per common share........................      0.75            1.50
Book value per common share.................................     20.67           20.22

GPU -- HISTORICAL
Basic and diluted earnings per common share.................     $(0.66)(a)      $3.66
Cash dividends paid per common share........................      1.075           2.105
Book value per common share.................................     26.99           28.45

------------------------------

(a) GPU historical basic and diluted earnings per share, for the six months ended June 30, 2000, are $1.77 excluding GPU's loss on the sale of its Australian electric transmission business.

(b) The cash dividends paid per share of FirstEnergy common stock included above reflect the sum of the dividends paid by both companies divided by the number of shares that would have been outstanding for the periods presented after adjusting the GPU shares by an assumed exchange ratio of 1.355 with respect to 50% of the outstanding GPU shares. We expect, however, that upon completion of the merger, the initial annual dividend rate will be the same as FirstEnergy's current annual dividend rate of $1.50 per share.

(c) FirstEnergy pro forma combined basic and diluted earnings per share are $2.79 excluding GPU's nonrecurring charge related to the New Jersey Board of Public Utilities restructuring order described in Note 4 of the Notes to Unaudited Pro Forma Combined Condensed Financial Statements.

COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION

    We are providing you with the reported high and low sales prices of FirstEnergy common stock and GPU common stock on the New York Stock Exchange's Composite Transactions Tape, as reported in THE WALL STREET JOURNAL, for each calendar quarter during 1998, 1999 and a portion of 2000 as well as dividend information for these quarters. Shares of FirstEnergy common stock trade under the symbol "FE" and shares of GPU common stock trade under the symbol "GPU."

                                                 FIRSTENERGY                           GPU
                                       -------------------------------   --------------------------------
                                                       PRICE RANGE                       PRICE RANGE
                                       DIVIDENDS   -------------------   DIVIDENDS   --------------------
                                         PAID        HIGH       LOW        PAID        HIGH        LOW
                                       ---------   --------   --------   ---------   --------   ---------
1998
First Quarter.......................    $0.375      $31.625    $27.875      $0.50    $44.6875    $38.6875
Second Quarter......................     0.375       31.875     28.50        0.515    44.4375      36.50
Third Quarter.......................     0.375      31.3125    27.0625       0.515    43.3125     35.1875
Fourth Quarter......................     0.375      34.0625    29.1875       0.515    47.1875      41.375
1999
First Quarter.......................    $0.375     $33.1875   $27.9375      $0.515    $45.00      $37.25
Second Quarter......................     0.375       32.125    27.9375       0.53      44.625      36.50
Third Quarter.......................     0.375      31.3125     24.75        0.53     42.5625      32.00
Fourth Quarter......................     0.375      26.5625     22.125       0.53     34.8125      28.75
2000
First Quarter.......................    $0.375     $23.5625    $18.00       $0.53     $30.75     $23.4375
Second Quarter......................     0.375       26.875    20.5625       0.545     30.375     26.1875
Third Quarter.......................     0.375       27.88      22.94        0.545     32.75       26.375
Fourth Quarter (through 10/12/00)...        --       27.81      25.06       --        32.6875     31.4375

    The table below shows the high, low and closing prices for shares of FirstEnergy common stock and GPU common stock on August 4, 2000, the last full trading day prior to the time THE WALL STREET JOURNAL reported that GPU and FirstEnergy were engaged in discussions regarding a potential merger; on August 7, 2000, the last full trading day prior to the public announcement by GPU and FirstEnergy of the proposed merger; and on October 12, 2000, the most recent date for which quotations were available prior to the printing of this joint proxy statement/prospectus.

                                                 FIRSTENERGY                          GPU
                                       -------------------------------   ------------------------------
DATE                                     HIGH        LOW       CLOSE       HIGH       LOW       CLOSE
----                                   --------   ---------   --------   --------   --------   --------
August 4, 2000......................   $27.1875    $26.1875   $26.9375    $28.25     $27.375   $28.0625
August 7, 2000......................    25.4375     24.375      25.375     31.125    29.9375    30.6875
October 12, 2000....................    25.9375     25.1875    25.4375    32.5625    32.0625    32.4375

                                  RISK FACTORS

    SHAREHOLDERS OF FIRSTENERGY AND GPU SHOULD CONSIDER CAREFULLY ALL THE INFORMATION CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS AND ITS APPENDICES. YOU SHOULD ALSO CONSIDER THE INFORMATION IN THE DOCUMENTS WE HAVE INCORPORATED BY REFERENCE. IN ADDITION, YOU SHOULD PAY PARTICULAR ATTENTION TO THE FOLLOWING FACTORS IN EVALUATING THE PROPOSALS TO BE VOTED ON AT YOUR COMPANY'S SPECIAL MEETING.

FLUCTUATIONS IN THE MARKET PRICE OF FIRSTENERGY COMMON STOCK COULD RESULT IN GPU SHAREHOLDERS RECEIVING FIRSTENERGY SHARES OR A COMBINATION OF FIRSTENERGY SHARES AND CASH THAT MAY HAVE A MARKET VALUE AT CLOSING THAT IS LESS THAN OR MORE THAN $36.50.

    We will determine the exchange ratio by dividing $36.50 by the average of the closing sales prices of FirstEnergy common stock during the 20-day trading period ending on the seventh trading day before we complete the merger if the average closing price is between $24.2438 and $29.6313. If the average closing price of FirstEnergy shares is less than $24.2438, the exchange ratio will be fixed at 1.5055; if the average closing price is greater than $29.6313, the exchange ratio will be fixed at 1.2318. Accordingly, if the average closing price of the FirstEnergy common stock over the relevant 20-day trading period is less than $24.2438 or more than $29.6313, the market price of FirstEnergy common stock represented by the exchange ratio will likely be less or more, as the case may be, than $36.50 at the time we complete the merger. Even if the average trading price is between $24.2438 and $29.6313, market price fluctuations may cause the FirstEnergy shares represented by the exchange ratio to have a market value of less or more than $36.50 when GPU shareholders actually receive FirstEnergy shares in connection with the merger.

    In addition, there is likely to be a significant amount of time between the date when FirstEnergy and GPU shareholders vote on the merger agreement at the special meetings and the date when we complete the merger. Therefore, the price of FirstEnergy common stock on the date of the special meetings may not be indicative of what the price will be immediately before we complete the merger or what the price will be after the merger.

    Also, the merger agreement does not provide for any FirstEnergy stock price level at which FirstEnergy or GPU may terminate the merger agreement.

THE FORM OF CONSIDERATION A GPU SHAREHOLDER WILL RECEIVE IN THE MERGER MAY BE DIFFERENT THAN WHAT THAT SHAREHOLDER ELECTS TO RECEIVE.

    GPU shareholders electing to receive cash or FirstEnergy shares for their GPU shares may receive part of their consideration in a form other than the form they elect. Under the merger agreement, FirstEnergy is required to pay cash consideration for one-half of the GPU shares outstanding immediately before we complete the merger and to issue FirstEnergy shares for the other half. If GPU shareholders elect to receive FirstEnergy shares for more than 50% of the GPU shares, a GPU shareholder who elects to receive FirstEnergy shares will receive part of his or her consideration in the form of cash. Similarly, if GPU shareholders elect to receive cash for more than 50% of the GPU shares, a GPU shareholder who elects to receive cash will receive part of his or her consideration in the form of FirstEnergy common stock. See "The Merger--Conversion of GPU Shares, GPU Stock Options and GPU Stock Units." In addition, adjustments in the aggregate amounts of stock and cash consideration received in the merger may be required so that the merger will be treated as a "reorganization" for U.S. federal income tax purposes. This may also affect the relative amounts of FirstEnergy common stock and cash GPU shareholders will receive in connection with the merger. See "The Merger--Conversion of GPU Shares, GPU Stock Options and GPU Stock Units--Tax Adjustment."

THE MERGER IS SUBJECT TO REGULATORY APPROVALS WHICH MAY IMPOSE CONDITIONS THAT COULD HAVE AN ADVERSE EFFECT ON THE OPERATIONS OF FIRSTENERGY AFTER THE COMPLETION OF THE MERGER.

    Our respective obligations to complete the merger are conditioned upon our receiving approvals from various governmental regulatory authorities. While we hope to obtain the required regulatory approvals by the end of the second quarter of 2001, we cannot be certain that all of the required approvals and consents will be obtained within that time frame or without terms or conditions that may have a material adverse effect on the operations of FirstEnergy and its prospective subsidiaries after the merger. If these conditions would have a material adverse effect on the combined company after the merger, either party may elect to not complete the merger.

    For additional information on the required regulatory approvals, see "The Merger--Regulatory Approvals."

WE MAY FAIL TO IMPLEMENT THE MERGER SUCCESSFULLY, ACHIEVE SAVINGS AND REALIZE THE OTHER ANTICIPATED BENEFITS FROM THE MERGER BECAUSE OF DIFFICULTIES IN INTEGRATING THE BUSINESS OPERATIONS OF THE TWO COMPANIES.

    The integration of FirstEnergy and GPU following the merger will be complex and time-consuming and will present us with significant challenges. As a result, we may not be able to operate the combined company as effectively as we expect. We may also fail to achieve the anticipated potential benefits of the merger as quickly or as cost effectively as we anticipate or may not be able to achieve those benefits at all. Specifically, we will face significant challenges integrating the two companies' organizations, procedures and operations in a timely and efficient manner and retaining key FirstEnergy and GPU personnel. In addition, the management of FirstEnergy will have to dedicate substantial effort to integrating our two companies and, therefore, its focus and resources may be diverted from other strategic opportunities and from operational matters. We will also have the added burden of effecting the integration amidst recent and future developments in the electric and gas utility industries, including restructuring, deregulation and increased competition.

THE COMBINED COMPANY COULD BE ADVERSELY AFFECTED BY SUBSTANTIAL CHANGES AFFECTING THE ELECTRIC UTILITY INDUSTRY.

    The merger will combine two companies that are currently affected by recent developments in the electric utility industry, including restructuring, deregulation and increased competition. After the merger, FirstEnergy's operating subsidiaries will continue to be subject to extensive federal regulation as well as regulation in each of New Jersey, Pennsylvania and Ohio, and FirstEnergy itself will become subject to federal regulation. Each of these jurisdictions has implemented or is in the process of implementing changes to the regulatory and legislative framework applicable to the electric utility industry, including a change to a competitive market for the sale of electricity. The continuing effects of changes that have been implemented, the possible effects of changes under consideration and the possible effects of changes that may occur in the future could have a material adverse effect on the combined company. Moreover, increased competition resulting from legislative changes, regulatory changes or otherwise may create greater risks to the stability of utility earnings generally. In a deregulated environment, formerly regulated utility companies that are not responsive to a competitive energy marketplace could suffer erosion in market share, revenues and profits as competitors gain access to their service territories. All of FirstEnergy's and GPU's utility subsidiaries have received orders from their state regulators relating to their restructuring filings.

IF THE MERGER IS CONSUMMATED, FIRSTENERGY WILL BECOME A REGISTERED HOLDING COMPANY UNDER THE PUBLIC UTILITY HOLDING COMPANY ACT OF 1935 AND WILL BE SUBJECT TO SIGNIFICANT ADDITIONAL REGULATION BY THE SEC.

    As a result of the merger, FirstEnergy, which is currently an exempt holding company under the 1935 Act and therefore subject to minimal regulation under the 1935 Act, will, like GPU, become a registered holding company. FirstEnergy will therefore be subject to regulation under the 1935 Act with respect to accounting, the issuance of securities, the acquisition and sale of utility assets, securities or any other interest in any business, the entering into and performance of service, sales and construction contracts and other matters. The 1935 Act may also limit the extent to which FirstEnergy will be permitted to engage in or retain non-utility businesses or acquire additional utility businesses. These regulations may have a materially adverse effect on FirstEnergy's ability to react to conditions quickly in a more deregulated and competitive utility industry and may also cause FirstEnergy to incur significant additional costs. Although efforts to repeal the 1935 Act are currently under consideration, we cannot assure you that these efforts will succeed or, if they do, whether they will have a beneficial impact on FirstEnergy or any of its subsidiaries after the merger.

SALES OF GENERATING ASSETS BY GPU COMPANIES HAVE INCREASED THOSE COMPANIES' EXPOSURE TO HIGHER PURCHASED POWER COSTS.

    With the divestiture of essentially all their generating plants since the beginning of 1999, the GPU electric utility subsidiary companies are in a net electrical short position (demand in excess of supply). As a result of this net short position, these GPU companies must manage their purchase and sale of installed capacity and ancillary services to minimize business risk associated with their reliability obligation in the PJM Interconnection, LLC, which is the independent system operator for the power pool in which GPU's utility subsidiaries operate. Although the GPU companies have implemented an energy risk management program that includes entering into supply/hedging market instruments for hedging purposes only, we can give no assurance that these hedging activities will be effective against significant price rises.

    In addition, as a result of the New Jersey Board of Public Utilities' and the Pennsylvania Public Utility Commission's restructuring orders, the GPU companies are required to provide generation service to customers who do not choose an alternate supplier. Given their net electrical short position, the companies will have to supply energy to these customers from contracted and open market purchases. Under the New Jersey Board of Public Utilities' order, Jersey Central is permitted to recover reasonably and prudently incurred costs associated with providing basic supply service. The Pennsylvania Public Utility Commission's restructuring orders, however, generally do not allow Met-Ed and Penelec to recover their energy costs in excess of established rate caps, which are in effect for varying periods. While management has implemented the energy risk management program referred to above, we can give no assurance that the companies will be able to fully recover the costs to supply electricity to customers who do not choose an alternate supplier, especially in Pennsylvania.

GPU SHAREHOLDERS RECEIVING FIRSTENERGY COMMON STOCK IN THE MERGER WILL BE EXPOSED TO RISKS RELATING TO THE OWNERSHIP OF ELECTRIC GENERATION ASSETS, INCLUDING NUCLEAR PLANTS.

    As a result of recent sales by the GPU Energy companies of Three Mile Island Unit-1, the Oyster Creek Station and substantially all of their fossil fuel and hydroelectric generating plants, GPU has become primarily a transmission and distribution business. FirstEnergy, on the other hand, continues to own and operate numerous electric generating facilities, including fossil and nuclear-fueled plants. Some of the risks associated with the operation and cost of operation of electric generating facilities differ from those relating to GPU's utility and non-utility businesses as currently constituted, including risks relating to unscheduled plant outages, changing environmental requirements, nuclear plant decommissioning and disposal of spent nuclear fuel. GPU shareholders who after the merger hold FirstEnergy common stock will be exposed to risks associated with the generation portion of the electric utility industry that are not currently applicable to GPU.

GPU'S ELECTRIC UTILITY SUBSIDIARIES MAY BE UNABLE TO RECOVER ALL DECOMMISSIONING COSTS FOR THREE MILE ISLAND UNIT-2 NUCLEAR GENERATING FACILITY.

    The New Jersey Board of Public Utilities granted Jersey Central recovery for Three Mile Island Unit-2 retirement costs based on site-specific estimates. The Pennsylvania Public Utility Commission restructuring orders granted Met-Ed and Penelec recovery of Three Mile Island Unit-2 decommissioning costs as part of their recovery of stranded costs, but also allowed Met-Ed and Penelec to defer as a regulatory asset those amounts that are above the level provided for in their recovery of stranded costs. Jersey Central intends to seek recovery for any increases in Three Mile Island Unit-2 retirement costs, and Met-Ed and Penelec intend to seek recovery for any increases in the nonaccident-related portion of such costs, but recognize that recovery cannot be assured.

AS A RESULT OF THE MERGER, FIRSTENERGY WILL OWN FOREIGN INVESTMENTS.

    GPU owns interests in a number of foreign energy-related businesses, including Midlands Electricity plc in the United Kingdom, Empresa Distribuidora Electrica Regional, S.A. in Argentina and GPU GasNet in Australia. GPU has attempted to sell its interest in GPU GasNet. The book value of GPU's investments in foreign energy-related businesses will be adjusted to its estimated fair market value as a purchase accounting adjustment when the merger is completed. The adjusted value could be less than the current book value. As of June 30, 2000, GPU's aggregate foreign investments, including GPU's guarantees, were approximately $1.8 billion. If all of these interests are retained and remain operational, their continued operation may require additional investment.

EVENTS OF DEFAULT EXISTING UNDER LOAN AGREEMENTS RELATING TO GPU POWER'S INVESTMENT IN A COLOMBIAN POWER PROJECT MAY LEAD TO SIGNIFICANT LIABILITIES.

    On July 9, 1999, DIAN (the Colombian national tax authority) issued a "Special Requirement" on the Termobarranquilla S.A., Empresa de Servicios Publicos (TEBSA) 1996 income tax return, which challenges the exclusion from taxable income of an inflation adjustment related to the value of assets used for power generation (EI Barranquilla, a wholly-owned subsidiary of GPU Power, ABB Barranquilla, Corporacion Electrica de la Costa Atlantica and Distral Group have a 28.7%, 28.7%, 42.5% and 0.1% interest in TEBSA, respectively). The failure to give notice of this Special Requirement to the US Export Import Bank (EXIM Bank) is an event of default under the loan agreement. GPU also believes that other events of default exist under the loan agreements with project lenders including the Overseas Private Investment Corporation (OPIC) and a commercial bank syndicate. As a result, certain required certifications have not been delivered to EXIM Bank, OPIC and the other project lenders, which failure is, itself, an event of default under the loan agreements. These issues are currently being discussed with EXIM Bank and the other project lenders. GPU has discussed these issues with the Government of Colombia, as well as the other partners in the TEBSA project. As of June 30, 2000, GPU Power's investment in TEBSA was approximately $84.4 million and is committed to make additional standby equity contributions of $21.3 million, which GPU has guaranteed. The total outstanding senior debt of the TEBSA project is $399 million and, in addition, GPU International has guaranteed the obligations of the operators of the TEBSA project, up to a maximum of $5 million, under the project's operations and maintenance agreement. GPU International's guarantee obligation will be assumed by GPU upon the consummation of the sale of GPU International's plant interests as described on page 3. There can be no assurance as to the outcome of these matters, including the degree of financial exposure to GPU.

THE COMBINED COMPANY'S INCREASED DEBT MAY ADVERSELY AFFECT ITS FINANCIAL CONDITION AND RESULTS OF FUTURE OPERATIONS.

    We currently anticipate that the cash consideration to be paid to GPU shareholders will be financed by FirstEnergy through external sources. Although the management of FirstEnergy believes that FirstEnergy will have access to many sources and types of short-term and long-term capital financing at reasonable rates, the terms of these financings may contain covenants that may adversely affect the ability of the combined company to enter into possible future transactions. As a result of the proposed financings, the pro forma consolidated capitalization of FirstEnergy after giving effect to the merger consists of approximately 35.3% common equity and preferred stock not subject to mandatory redemption and approximately 64.7% long-term debt, preferred stock subject to mandatory redemption, trust preferred securities and subsidiary-obligated mandatorily redeemable preferred securities, a more leveraged capital structure than either FirstEnergy or GPU has currently.

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

    This joint proxy statement/prospectus and the documents we have incorporated by reference into this joint proxy statement/prospectus contain forward-looking statements that are subject to risks and uncertainties. These statements relate to the financial condition, results of operations and businesses of FirstEnergy and GPU. They may also relate to the period after the completion of the merger. You can find many of these statements by looking for words such as "believes," "expects," "anticipates," "estimates" or similar expressions.

    These forward-looking statements are subject to numerous assumptions, risks and uncertainties that may cause actual results to differ materially from the results indicated in or implied by the forward-looking statements. These factors include, but are not limited to, risks and uncertainties set forth in FirstEnergy's and GPU's filings with the SEC, including risks and uncertainties relating to:

    - failure to obtain the benefits expected from the merger;

    - delays in obtaining, or adverse conditions contained in, any required regulatory approvals;

    - changes in laws or regulations;

    - economic or weather conditions affecting future sales and margins;

    - changes in markets for energy services;

    - changing energy market prices;

    - availability and pricing of fuel and other energy commodities;

    - legislative and regulatory changes (including revised environmental and safety requirements); and

    - availability and cost of capital and other similar factors.

    Do not rely unduly on the forward-looking statements since they speak only from a particular point in time. Future events can easily affect the expectations that were held when the statements were made.

    The cautionary statements in this section expressly qualify all forward-looking statements in the future made by FirstEnergy, GPU or any person acting on their behalf.

                              THE SPECIAL MEETINGS

    We are furnishing this joint proxy statement/prospectus to holders of shares of FirstEnergy common stock and holders of shares of GPU common stock in connection with the solicitation of proxies by the FirstEnergy board of directors and the GPU board of directors for use at the FirstEnergy special meeting and the GPU special meeting, respectively. At the special meetings, FirstEnergy shareholders and GPU shareholders will be asked to vote to adopt the merger agreement. In addition, by voting for the adoption of the merger agreement, FirstEnergy shareholders will approve an amendment to FirstEnergy's articles of incorporation to increase the number of authorized shares of FirstEnergy common stock. We have attached a copy of the merger agreement to this joint proxy statement/prospectus as Appendix A.

    The merger is structured so that GPU will be merged into FirstEnergy, with FirstEnergy continuing as the surviving corporation. The boards of directors of both FirstEnergy and GPU have unanimously approved the merger. Each GPU shareholder may elect to receive either cash or shares of FirstEnergy common stock for all of his or her shares of GPU common stock, or cash for a portion and shares of FirstEnergy common stock for the rest of that stock. For a more thorough discussion of how consideration to be received by GPU shareholders will be calculated, see "Summary--Consideration Payable to GPU Shareholders" on pages 4-6 and "The Merger--Conversion of GPU Shares, GPU Stock Options and GPU Stock Units" on pages 52-57.

FIRSTENERGY SPECIAL MEETING OF SHAREHOLDERS

    PURPOSE OF FIRSTENERGY SPECIAL MEETING. The purpose of the FirstEnergy special meeting is to consider and vote upon a proposal to adopt the merger agreement, which, in addition to the merger, provides for an amendment to FirstEnergy's articles of incorporation to increase the number of authorized shares of FirstEnergy common stock from 300 million to 375 million. The enclosed proxy card, when properly completed by you, either by mail, telephone or Internet, authorizes the voting of your shares of FirstEnergy common stock represented by the proxy on the merger agreement including the increase in authorized shares, at the FirstEnergy special meeting, and any adjournment or postponement of the meeting, unless otherwise indicated. No other business will be considered at the FirstEnergy special meeting.

    The FirstEnergy board of directors has unanimously approved the merger agreement and unanimously recommends that FirstEnergy shareholders vote for the adoption of the merger agreement and the increase in authorized shares. We may not complete the merger unless the merger agreement is adopted by FirstEnergy shareholders and by GPU shareholders.

    DATE, PLACE AND TIME; RECORD DATE. The FirstEnergy special meeting is scheduled to be held on November 21, 2000, at 9:00 a.m., local time, at the Hilton Akron/Fairlawn, 3180 West Market Street, Akron, Ohio. As a holder of FirstEnergy common stock, you will be entitled to one vote for each share of FirstEnergy common stock held of record by you as of the FirstEnergy record date, which is October 12, 2000. At the close of business on the FirstEnergy record date, 227,336,741 shares of FirstEnergy common stock were outstanding.

    VOTING RIGHTS. Each share of FirstEnergy common stock that you own entitles you to one vote on the proposed merger agreement. A majority of the FirstEnergy shares outstanding, present in person or by proxy, will constitute a quorum for the transaction of business at the FirstEnergy special meeting. Abstentions and broker non-votes (proxies from brokers or nominees indicating that they have not received voting instructions from the beneficial owners or other persons entitled to vote shares) represented at the FirstEnergy special meeting will be considered present for the purpose of establishing a quorum. In determining whether the merger agreement has received the requisite number of affirmative votes, abstentions and broker non-votes will have the same effect as votes cast against adoption. The affirmative vote of at least a majority of the outstanding FirstEnergy shares is required for adoption of the merger agreement.

    If you participate in the FirstEnergy Stock Investment Plan and also own certificated shares, your proxy card represents both the full number of FirstEnergy shares credited to your plan account and the number of certificated shares registered under the same name. If your FirstEnergy shares are registered in different names, you will receive a separate proxy card for each name in which your shares are registered. If all or a portion of your shares are held by a broker as nominee, you will receive separate written instructions on how to vote those shares.

    If you are a FirstEnergy shareholder entitled to vote on the merger proposal, you may exercise dissenters' rights with respect to the merger under Ohio law. See "Rights of Dissenting Shareholders--Rights of Dissenting FirstEnergy Shareholders" on pages 82-83.

    The directors and executive officers of FirstEnergy, together with their affiliates, beneficially own less than 1% of the outstanding shares of FirstEnergy common stock.

    PROXIES. Proxies are being solicited on behalf of the FirstEnergy board of directors. All shares of FirstEnergy common stock represented by properly executed proxies received in time for the FirstEnergy special meeting will be voted in accordance with the instructions specified in those proxies. If no instructions are specified on a properly executed proxy card, the shares will be voted for the adoption of the merger agreement including the increase in authorized shares. Holders of proxies will be authorized to vote the shares represented by those proxies in their discretion as to any matters incident to the conduct of the FirstEnergy special meeting.

    If your shares are held by a broker or bank, you should receive separate instructions from your broker or bank on voting your shares. Many brokers and banks offer voting by telephone or Internet.

    If you are a registered shareholder, you may vote by telephone, Internet or mail, or you may vote your shares in person at the special meeting. To vote:

    - By telephone (do not return your proxy card)

       - On a touch-tone telephone, call the toll-free number indicated on your proxy card. Telephone voting is available 24 hours a day, 7 days a week, until 9:00 a.m. Eastern time on November 21, 2000.

       - Enter your control number indicated on your proxy card.

       - Follow the simple recorded instructions.

    - By Internet (do not return your proxy card)

       - Go to the Web site indicated on your proxy card. Internet voting is available 24 hours a day, 7 days a week, until 9:00 a.m. Eastern time on November 21, 2000.

       - Enter your control number indicated on your proxy card.

       - Follow the simple instructions.

    - By mail

       - Mark your choice on your proxy card. If you properly execute your proxy card but do not specify your choice, your shares will be voted as recommended by your board of directors.

       - Date and sign your proxy card.

       - Mail your proxy card in the enclosed postage-paid envelope. If your envelope is misplaced, send your proxy card to FirstEnergy Corp., c/o IVS Associates, Inc., 111 Continental Drive, Suite 305, Newark, Delaware 19713.

    You may change your vote by:

        (i) filing with the corporate secretary of FirstEnergy, prior to the FirstEnergy special meeting, a written notice bearing a later date than the proxy;

        (ii) a later-dated mail, telephone or Internet proxy relating to the same shares of FirstEnergy common stock that revises your previous vote and received by the corporate secretary of FirstEnergy before the vote is taken at the FirstEnergy special meeting; or

        (iii) attending the FirstEnergy special meeting and voting in person.

    Attendance at the FirstEnergy special meeting will not by itself change your vote.

    If a proxy card is received after the date that a telephone or Internet appointment is made, we will treat the proxy card as your final instructions. For that reason, it is important to allow time for your proxy card to be received if you want to change the voting instructions on a mailed proxy card by using the telephone or Internet option.

    The FirstEnergy special meeting may be adjourned to another date or place for any proper purpose.

GPU SPECIAL MEETING OF SHAREHOLDERS

    PURPOSE OF GPU SPECIAL MEETING. The purpose of the GPU special meeting is to consider and vote upon a proposal to adopt the merger agreement. The enclosed proxy card, upon due execution by you, authorizes the voting of your shares of GPU common stock on the proposal to adopt the merger agreement, and any adjournment or postponement of the meeting, unless otherwise indicated. No other business will be considered at the GPU special meeting.

    The GPU board of directors has unanimously approved the merger agreement and unanimously recommends that GPU shareholders vote for the adoption of the merger agreement. We may not complete the merger unless the merger agreement is adopted by GPU shareholders and by FirstEnergy shareholders.

    DATE, PLACE AND TIME; RECORD DATE. The GPU special meeting is scheduled to be held on November 21, 2000, at 9:00 a.m., local time, at The Morris Museum, Six Normandy Heights Road, Morristown, New Jersey. Holders of GPU common stock will be entitled to one vote for each share of GPU common stock held of record as of the GPU record date, which is October 12, 2000. At the close of business on the GPU record date, 121,332,510 shares of GPU common stock were outstanding.

    VOTING RIGHTS. Each share of GPU common stock that you own entitles you to one vote on the proposed merger agreement. A majority of GPU shares outstanding, present in person or by proxy, will constitute a quorum for the transaction of business at the GPU special meeting. Abstentions and broker non-votes (proxies from brokers or nominees indicating that they have not received voting instructions from the beneficial owners or other persons entitled to vote shares) will be considered present for the purpose of establishing a quorum. In determining whether the merger proposal has received the requisite number of affirmative votes, abstentions and broker non-votes will not be included in the total number of votes cast and therefore will have no effect on the adoption of the merger agreement. The affirmative vote of at least a majority of the votes cast by GPU shareholders is required for adoption of the merger agreement.

    If you participate in the GPU Dividend Reinvestment and Stock Purchase Plan and also own certificated shares, your proxy card represents both the full number of GPU shares credited to your plan account and the number of certificated shares registered under the same name. If your GPU shares are registered in different names, you will receive a separate proxy card for each name in which your shares are registered. If all or a portion of your shares are held by a broker as nominee, you will receive separate written instructions on how to vote those shares.

    If you are a GPU shareholder entitled to vote on the merger proposal, you may exercise dissenters' rights with respect to the merger under Pennsylvania law. See "Rights of Dissenting Shareholders--Rights of Dissenting GPU Shareholders" on pages 83-85.

    The directors and executive officers of GPU, together with their affiliates, beneficially own less than 1% of the outstanding shares of GPU common stock.

    PROXIES. Proxies are being solicited on behalf of the GPU board of directors. All shares of GPU common stock represented by properly executed proxies received in time for the GPU special meeting will be voted in accordance with the instructions specified in those proxies. If no instructions are specified on a properly executed proxy, the shares will be voted for the adoption of the merger agreement. Holders of proxies will be authorized to vote the shares represented by those proxies in their discretion as to any matters incident to the conduct of the GPU special meeting.

    If you are a GPU shareholder of record, to vote your shares you must:

       - Mark your choice on your proxy card. If you properly execute your proxy card but do not specify your choice, your shares will be voted as recommended by your board of directors.

       - Date and sign your proxy card.

       - Mail your proxy card in the enclosed postage-paid envelope. If your envelope is misplaced, send your proxy card to GPU, Inc., c/o ChaseMellon Shareholder Services, Attention: Proxy Solicitation, P.O. Box 1016, New York, New York 10269-2316.

    You may revoke any proxy you give at any time before it is voted by:

        (i) filing with the secretary of GPU, at or before the GPU special meeting, a written notice signed in the same manner as the proxy; or

        (ii) attending the GPU special meeting and voting in person.

    Attendance at the GPU special meeting will not by itself change your vote.

    The GPU special meeting may be adjourned to another date or place for any proper purpose.

SOLICITATION OF PROXIES

    Any expenses of soliciting proxies for the FirstEnergy special meeting will be paid by FirstEnergy, and any expenses of soliciting proxies for the GPU special meeting will be paid by GPU, except that FirstEnergy and GPU will share equally in expenses for printing, filing and mailing this joint proxy statement/prospectus. These expenses will include reimbursement to banks and brokerage firms for expenses of forwarding solicitation materials to beneficial owners of shares.

    For FirstEnergy, the solicitation is being made by mail and may also be made in person or by letter, telephone or other electronic means of communication by directors, officers and employees of FirstEnergy and its subsidiaries who will not receive additional compensation for those efforts. In addition, FirstEnergy will request persons who hold stock in their names for others to forward copies of the proxy soliciting materials to them, and to request authority to execute proxies. FirstEnergy has retained Innisfree M&A Incorporated to assist in the solicitation of proxies and will pay that firm a fee not to exceed $35,000, plus reimbursement for reasonable out-of-pocket expenses.

    For GPU, the solicitation is being made by mail and may also be made in person or by letter, telephone, facsimile or telegraph by directors, officers and employees of GPU and its subsidiaries. In addition, GPU will request persons who hold stock in their names for others to forward copies of the proxy soliciting materials to them, and to request authority to execute proxies. GPU will reimburse such persons for their out-of-pocket and reasonable clerical expenses. GPU has retained ChaseMellon Shareholder Services, L.L.C. to assist in the solicitation of proxies and will pay that firm a fee not to exceed $10,500, plus reimbursement for reasonable out-of-pocket expenses.

                                   THE MERGER

    IN THIS SECTION OF THE JOINT PROXY STATEMENT/PROSPECTUS, AS WELL AS THE SECTION ENTITLED "THE MERGER AGREEMENT," WE PROVIDE YOU WITH MATERIAL INFORMATION ABOUT THE MERGER AND THE MERGER AGREEMENT. THIS SECTION MAY NOT, HOWEVER, INCLUDE ALL THE INFORMATION THAT YOU MAY WANT TO KNOW. YOU MAY OBTAIN ADDITIONAL INFORMATION BY READING THE MERGER AGREEMENT ATTACHED AS APPENDIX A TO THIS DOCUMENT AND DOCUMENTS WE HAVE INCORPORATED BY REFERENCE. SEE "WHERE YOU CAN FIND MORE INFORMATION" ON PAGES 111-112.

GENERAL DESCRIPTION OF THE MERGER

    Under the merger agreement, the separate existence of GPU will cease, and GPU will be merged into FirstEnergy with FirstEnergy continuing as the surviving corporation. Each GPU shareholder (unless he or she has dissented) will have the opportunity to elect to receive cash for all of his or her GPU shares, FirstEnergy shares for all of his or her GPU shares or cash for a portion and FirstEnergy shares for the rest of his or her GPU shares. Under the merger agreement, however, unless an adjustment is made as a result of tax considerations, 50% of all issued and outstanding shares of GPU common stock must be exchanged for cash and 50% must be exchanged for FirstEnergy shares. The elections of GPU shareholders to receive cash or FirstEnergy shares are subject to proration because of this provision and also because of a possible adjustment controlled by tax considerations.

    For a more thorough discussion of how the consideration to be received by GPU shareholders will be calculated, see "Summary--Consideration Payable to GPU Shareholders" on pages 4-6 and "The Merger--Conversion of GPU Shares, GPU Stock Options and GPU Stock Units" on pages 52-57.

BACKGROUND

    GPU's board of directors and management have continuously focused significant attention on strategic planning in response to developments in the electric utility industry. In early 2000, GPU's board of directors and management continued to review GPU's alternatives in view of the changes occurring in the industry, including the trend toward significant consolidation. In connection with this review, GPU's board and management considered a variety of strategic alternatives available to GPU as an independent company, including possible asset sales, acquisitions and additional share repurchases, as well as the possibility of a business combination transaction with another electric utility company.

    On March 17, 2000, Fred D. Hafer, chairman, president and chief executive officer of GPU, and H. Peter Burg, chairman and chief executive officer of FirstEnergy, met to discuss developments in the electric utility industry. At this meeting, Mr. Burg raised the prospect of a merger of GPU and FirstEnergy.

    On March 21, 2000, Mr. Burg discussed the possibility of a transaction with GPU with the FirstEnergy board of directors at a regularly scheduled meeting.

    On March 24, 2000, Mr. Burg sent a letter to Mr. Hafer outlining potential benefits of a combination of GPU and FirstEnergy and identifying various issues that would need to be addressed in connection with any transaction.

    At an April 5, 2000 meeting of the GPU board to review strategic alternatives, GPU's management identified prior contacts with several potential merger partners, including FirstEnergy. At the meeting, the board instructed management to explore potential combination transactions.

    After this board meeting, Mr. Hafer contacted representatives of possible partners to potential combination transactions to ascertain their interest in a combination with GPU. In that regard, on April 14, 2000, Mr. Hafer telephoned Mr. Burg to express GPU's interest in exploring the possibility of a merger of GPU and FirstEnergy. The chairmen agreed to meet in the near future to discuss the possibility of a transaction.

    On April 24, 2000, Messrs. Hafer and Burg met to discuss the potential for a merger. They reviewed possible transaction structures as well as required regulatory approvals. Mr. Burg indicated that FirstEnergy would consider a transaction involving payment of a premium to GPU shareholders but would prefer to pay a portion of the merger consideration in cash.

    After this meeting, Messrs. Hafer and Burg communicated on several occasions regarding various issues relating to a possible transaction.

    On May 16, 2000, Mr. Burg discussed with the FirstEnergy board of directors at a regularly scheduled meeting the progress of his discussions to date with Mr. Hafer and the possibility of a transaction between FirstEnergy and GPU.

    On May 17, 2000, Mr. Burg sent a letter to Mr. Hafer outlining general terms for a possible transaction. The letter stated that, subject to due diligence and agreement on transaction terms, FirstEnergy was prepared to commence negotiation of a transaction that would provide a premium to GPU shareholders. The letter iterated FirstEnergy's preference for a cash and stock transaction, but stated that the cash portion would not be subject to a financing condition. The letter also addressed possibilities concerning GPU representation on the board of a combined company; opportunities with the combined company that would be available to GPU's and FirstEnergy's management; and the effects of a merger on GPU's employees and local communities. That day, GPU engaged Salomon to act as its financial adviser in connection with its review of strategic alternatives, including possible business combination transactions.

    On May 19, 2000, FirstEnergy and GPU entered into a confidentiality agreement.

    On May 30, 2000, Messrs. Hafer and Burg met to continue their prior discussions. They discussed transaction structure, pricing alternatives, potential roles for GPU's board and management in a combined company, employee matters as well as the effects of a merger on the communities in which GPU has operations. They also agreed to proceed with reciprocal due diligence and instruct their counsel to begin preparation of a draft merger agreement.

    Thereafter, GPU, FirstEnergy and their legal and financial advisors began conducting reciprocal business, legal and financial due diligence.

    At the regularly scheduled board meeting on June 1, 2000, Mr. Hafer reported to the GPU board on the status of the discussions with FirstEnergy. The GPU board recommended that management seek out and further consider merger partners other than FirstEnergy. Another company was identified as a possible combination partner and management was instructed to explore the other company's interest.

    On June 1, 2000, FirstEnergy engaged Morgan Stanley as the financial advisor with respect to a possible transaction with GPU.

    On June 5, 2000, Bruce L. Levy, senior vice president and chief financial officer of GPU, met with Anthony J. Alexander, president and a director of FirstEnergy, and Leila L. Vespoli, vice president and general counsel of FirstEnergy, to discuss a possible combination. At this meeting, the participants had a general discussion of pricing alternatives. They also discussed transaction timetables, due diligence matters and regulatory approvals.

    On June 7, 2000, Winthrop, Stimson, Putnam & Roberts, FirstEnergy's outside counsel, distributed a draft merger agreement to GPU and its outside counsel, Fried, Frank, Harris, Shriver & Jacobson.

    During the week of June 5, 2000, Mr. Hafer contacted the chief executive officer of the other company to explore that company's interest in a possible transaction with GPU. The two men agreed to schedule a meeting.

    On June 20, 2000, the FirstEnergy board of directors met to discuss the progress to date of the proposed transaction with GPU.

    On June 20, 2000, Mr. Hafer met and discussed with the chairman of the other company the possibility of a combination between GPU and the other company. The two chairmen discussed possible price ranges and forms of consideration, roles for GPU's board and management in a combined company as well as the regulatory approvals required to complete a transaction. They determined to proceed with due diligence.

    On June 21, 2000, members of senior management of GPU and FirstEnergy and their financial advisors met to exchange and discuss due diligence information.

    On June 22, 2000, GPU and the other company entered into a confidentiality agreement. Shortly thereafter, the two companies and their legal and financial advisors began conducting reciprocal business, legal and financial due diligence.

    On July 1, 2000, Mr. Burg telephoned Mr. Hafer to discuss possible price ranges for a merger. Mr. Burg indicated that FirstEnergy would propose a transaction involving 50% cash and 50% shares of FirstEnergy. Messrs. Burg and Hafer also discussed possibilities for the composition of the board of the combined company, opportunities for GPU management in a combined company as well as the effects of a merger on GPU's employees and local communities.

    On July 16, 2000, the other company's counsel delivered a draft merger agreement to GPU and Fried Frank.

    On July 18, 2000, the board of directors of FirstEnergy reviewed the status of the possible transaction with GPU at a regularly scheduled meeting.
Messrs. Burg and Alexander described their discussions with the management of GPU and the results to date of the due diligence process, as well as various business and financial aspects of the proposed transaction. Representatives of Morgan Stanley described its discussions on behalf of FirstEnergy with Salomon and various financial aspects of a possible transaction with GPU.

    On July 18, 2000, the board of directors of GPU met to continue its review of GPU's alternatives and the discussions with both FirstEnergy and the other company. Representatives of Salomon participated in the discussion of GPU's strategic alternatives. Mr. Levy discussed several strategic opportunities being considered by GPU's management as well as various considerations relating to a business combination with FirstEnergy or the other company. Salomon discussed the process undertaken by GPU to date, the due diligence process and the status of discussions with FirstEnergy and the other company as well as various financial aspects of the possible combinations. Representatives of Fried Frank reviewed the board's fiduciary duties in evaluating whether, and the circumstances under which, GPU should enter into a combination transaction.

    Following this GPU board meeting, GPU's management and its representatives continued to hold discussions with FirstEnergy and the other company and their legal advisors to discuss the terms of their draft merger agreements. GPU continued to conduct due diligence on the two prospective merger partners.

    On July 19, 2000, Messrs. Levy and Alexander, and other GPU and FirstEnergy representatives, met to discuss issues raised by FirstEnergy's draft merger agreement and various due diligence matters.

    On July 24, 2000, the board of directors of GPU met to review the status of discussions and due diligence with both FirstEnergy and the other company and to continue to evaluate GPU's other strategic alternatives. Representatives of Salomon reviewed alternatives available to GPU on a stand-alone basis, updated the board on the status of discussions with FirstEnergy and the other company, presented a valuation analysis of GPU and each of the two companies and reviewed the financial considerations raised by a combination with each of the two companies. Ira H. Jolles, senior vice president and general counsel of GPU, described to the board the regulatory approvals that would be necessary to complete each proposed transaction, as well as potential timetables for obtaining the required approvals. Representatives of Fried Frank reviewed with the GPU board the contractual terms proposed by both FirstEnergy and the other company.

    On July 24, 2000, GPU communicated to FirstEnergy and the other company that each should furnish the GPU board with its final proposal for a combination with GPU on August 4, 2000. Thereafter, members of GPU's management and its advisors continued to have discussions with representatives of the two companies.

    On July 25, 2000, Mr. Alexander met with Mr. Levy and Carole B. Snyder, GPU Service's executive vice president-corporate affairs, to discuss possible effects of a merger on the two companies' employees and communities, as well as other related issues that would need to be addressed in connection with a transaction.

    On August 3, 2000, Messrs. Burg and Alexander met with Mr. Hafer and Michael
J. Chesser, president and chief executive officer of GPU's domestic utility companies, to discuss terms of the merger and to attempt to resolve open issues between the parties.

    On August 4, 2000, the board of directors of FirstEnergy met to review the status of discussions with GPU and the due diligence process. Representatives of Morgan Stanley described their discussions on behalf of FirstEnergy with Salomon and the various financial aspects of the proposed merger with GPU. Ms. Vespoli, Messrs. Burg and Alexander and Richard H. Marsh, vice president and chief financial officer of FirstEnergy, described various business, financial and legal issues related to the proposed merger. A representative of Winthrop, Stimson discussed related legal issues with the board.

    On August 4, 2000 after its board meeting, FirstEnergy proposed a combination transaction in which each GPU share would be exchanged for 0.69 of a share of FirstEnergy's common stock and $18.25 in cash. Prior to this date, the other company had informed GPU that it would not make a proposal, and the GPU board was informed of this development.

    On August 7, 2000, THE WALL STREET JOURNAL reported that GPU and FirstEnergy were having discussions regarding a potential merger. On that day, GPU's shares closed at $30.6875, up $2.625 from the closing price on the prior trading day, as reported in THE WALL STREET JOURNAL. FirstEnergy's shares closed at $25.375, down $1.5625 from the prior trading day's closing price.

    Also, on August 7, 2000, the board of directors of GPU met to review FirstEnergy's merger proposal. At the meeting, Mr. Hafer updated the GPU board on the discussions with FirstEnergy and the withdrawal by the other company. Representatives of Salomon reviewed the financial terms of the proposed transaction. Representatives of Fried Frank and Drinker Biddle and Reath, LLP, GPU's Pennsylvania counsel, outlined the board's fiduciary duties in evaluating the proposed transaction. Representatives of Fried Frank outlined the terms of the proposed merger agreement with FirstEnergy as well as the results of legal due diligence of FirstEnergy. Mr. Levy reported to the GPU board on the results of GPU's business due diligence of FirstEnergy's business operations. A representative of Thelen Reid & Priest LLP, outside counsel to GPU, described the regulatory approvals necessary to complete a transaction with FirstEnergy, issues that may arise in the process of obtaining these approvals and the possible timetables for obtaining the required approvals. Following discussion, the GPU board instructed GPU's management to resume negotiations with FirstEnergy and attempt to obtain "down-side" protection with respect to the FirstEnergy common stock that would be issued to GPU shareholders in the proposed merger. The meeting was adjourned until the morning of August 8.

    In the evening of August 7, 2000, Mr. Hafer communicated the GPU board's request to Mr. Burg. FirstEnergy subsequently revised its merger proposal. Under the revised proposal, GPU shareholders would have the right to elect to receive for each of their shares either (1) $36.50 in cash or (2) FirstEnergy shares with a value of $36.50, based on the trading price of FirstEnergy's shares prior to completion of the merger, with a maximum exchange ratio of 1.5055 FirstEnergy shares and a minimum exchange ratio of 1.2318 FirstEnergy shares. In addition, if GPU shareholders were to elect to receive either FirstEnergy shares or cash for more than 50% of the GPU shares, their elections would be subject to proration.

    During the evening of August 7, 2000, Mr. Burg described telephonically to the members of the board of directors of FirstEnergy the course of his discussions with Mr. Hafer that led to the revised merger proposal. Mr. Burg advised the board members of the status of Morgan Stanley's analyses of the effects of the revised proposal, which Mr. Burg described to the board members.

    On the morning of August 8, 2000, the board of directors of GPU reconvened. Mr. Hafer described to the board the prior evening's negotiations with FirstEnergy and FirstEnergy's revised proposal. Salomon described to the board financial considerations related to the revised proposal. Salomon also delivered its oral opinion, later confirmed in writing, that as of August 8, 2000, the consideration to be received by the GPU shareholders in the merger was fair from a financial point of view to the GPU shareholders. The GPU board then voted unanimously to approve the merger and the merger agreement.

    At a telephonic meeting of the FirstEnergy board on the morning of August 8, 2000, Mr. Burg again described the revised merger proposal. Mr. Burg advised the FirstEnergy board that Morgan Stanley had delivered its oral opinion to the board, which was confirmed in writing, that as of August 8, 2000, the merger consideration to be paid by FirstEnergy pursuant to the merger agreement was fair, from a financial point of view, to FirstEnergy. The FirstEnergy directors then unanimously approved the merger and the merger agreement.

    After the GPU and FirstEnergy board meetings, FirstEnergy and GPU executed the merger agreement. Prior to the commencement of trading on August 8, 2000, FirstEnergy and GPU issued a joint press release announcing the transaction.

RECOMMENDATION OF THE BOARD OF DIRECTORS OF FIRSTENERGY; FIRSTENERGY'S REASONS
  FOR THE MERGER

    FirstEnergy believes that the merger of FirstEnergy and GPU is a key strategic step in achieving its vision of becoming the premier energy and related services provider in the region. The merger combines companies with the management, employee experience and technical expertise, retail customer base, energy and related services platform and financial resources to grow and succeed in the rapidly changing energy marketplace.

    FirstEnergy believes that the combination of FirstEnergy and GPU is a natural alliance of companies with adjoining service areas and interconnected transmission systems which will realize opportunities to eliminate duplicative costs, maximize efficiencies and increase management and operational flexibility in order to enhance revenues, cash flow and earnings and be a more effective competitor.

    The merger of FirstEnergy and GPU will provide significant strategic and financial benefits to their shareholders, customers and employees, including:

    STRATEGIC ADVANTAGES

    If the merger were completed today, the combined company would be the sixth largest investor-owned electric utility system in the U.S., based on customers served. With assets of approximately $40 billion, a domestic customer base of
4.3 million and a service area of 37,200 square miles located within a 100 mile radius of one-quarter of the U.S. population, the combined company will be one of the nation's largest electric utility systems with more resources and opportunities to compete successfully in the increasingly competitive electric utility industry. Scale has importance in many areas beyond utility operations, such as product development, advertising and corporate services. FirstEnergy expects that it will be able to provide customers with a wider range of energy services and products and enhanced service capabilities than either FirstEnergy or GPU could alone; key advantages as our industry continues to transform.

    COMPETITIVE PRICES AND SERVICES

    Sales to industrial, large commercial and wholesale electric customers are at greatest near-term risk as a result of increased competition in the electric utility industry. FirstEnergy expects that the merger, which will create a larger company, will permit FirstEnergy to be better able to meet the demands of these customers for reliable, competitively priced power in the face of increased competition among suppliers. FirstEnergy also expects that the merger will create operating efficiencies, such as an increased capacity factor for its generating plants, that will allow the combined company to be able to produce and deliver competitively priced power to customers.

    INCREASED OPPORTUNITIES IN UNREGULATED BUSINESSES

    The companies each have a number of unregulated businesses, the combination of which offer various opportunities.

    The combination of GPU's MYR Group construction subsidiary and the FirstEnergy Facilities Services Group will result in the fourth largest facilities management and construction company in the United States with nearly $1 billion in annual sales. This may provide opportunities to reduce overhead, market to a broader customer base and reduce outsourcing.

    The companies each have minority investments in America's Fiber Network, a super regional high-speed fiber optics company, and Pantellos, an internet-based management company. Combining these separate interests may provide more influence in these ventures.

    FINANCIAL STRENGTH

    FirstEnergy believes its financial strength will be enhanced through increased earnings and cash flow and by operating synergies.

    GREATER DIVERSIFICATION

    The combination of the two companies will immediately increase the combined company's ability to serve a larger and more diverse base of customers. The combined service areas will be more diverse than its individual service areas, reducing exposure to adverse changes in any sector's economic and competitive conditions. After the merger, FirstEnergy plans to expand relationships with existing customers and to develop relationships with new customers in its service areas, using its combined distribution channels to market innovative energy-related products throughout the region at competitive prices.

    COST REDUCTION

    FirstEnergy anticipates that the combination of the businesses of FirstEnergy and GPU will result in cost saving opportunities consistent with savings achieved in other utility combinations, estimated at $150 million per annum. FirstEnergy believes that these savings will result from a combination of improved operating efficiencies, elimination of duplicative activities and procurement efficiencies. FirstEnergy believes that labor reductions will be obtained through attrition, controlled hiring and voluntary and involuntary severance programs. In addition, FirstEnergy expects reductions in duplicative corporate and administrative expenses to come from such areas as insurance, facilities, professional services and advertising.

    RECOMMENDATION OF THE FIRSTENERGY BOARD OF DIRECTORS

    THE FIRSTENERGY BOARD BELIEVES THAT THE MERGER IS IN YOUR BEST INTERESTS AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO ADOPT THE MERGER AGREEMENT AND RELATED TRANSACTIONS.

    In reaching its recommendation in favor of adoption of the merger agreement and the related transactions, the FirstEnergy board consulted with FirstEnergy's management and its legal and financial advisors and considered a number of factors including:

    - the respective businesses, operations, assets, management, geographic location and prospects, particularly the contiguous nature of the service areas;

    - the presentations of management regarding potential operating and financial synergies anticipated from the merger;

    - the financial condition and results of operations of FirstEnergy and GPU on a historical and prospective basis;

    - the opinion of Morgan Stanley that as of August 8, 2000, and based on and subject to the various considerations noted in its opinion, the merger consideration to be paid by FirstEnergy pursuant to the merger agreement was fair, from a financial point of view, to FirstEnergy;

    - prices and trading information with respect to FirstEnergy common stock and GPU common stock, particularly as compared to each other;

    - the potential for enhanced economic development of the combined service areas due to a better mix of location sites and infrastructure;

    - the fact that the merger would provide benefits to shareholders and customers that would not be available on a stand-alone basis; and

    - the ability to maximize operating efficiencies and performance of FirstEnergy's generating units in an increasingly competitive electric utility industry.

    The foregoing discussion of information and factors considered and given weight by the FirstEnergy board is not intended to be exhaustive. In view of the wide variety of factors considered in connection with its evaluation of the terms of the merger, the FirstEnergy board did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching their determinations. In addition, individual members of the FirstEnergy board may have given different weights to different factors.

RECOMMENDATION OF THE BOARD OF DIRECTORS OF GPU; GPU'S REASONS FOR THE MERGER

    The GPU board of directors met on August 7, 2000 to consider the proposed merger. At the meeting, which was continued on the morning of August 8, 2000, the GPU board unanimously approved the merger agreement and the merger and determined that the merger agreement and the merger are fair to and in the best interests of GPU and its shareholders. ACCORDINGLY, THE GPU BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS OF GPU VOTE FOR THE ADOPTION OF THE MERGER AGREEMENT.

    In reaching its decision to approve the merger agreement and the merger, the GPU board of directors consulted with management, as well as outside legal counsel and financial advisors and considered the following material factors:

    - presentations by, and discussions with, Salomon regarding financial aspects of the proposed merger and other strategic alternatives available to GPU, and the oral opinion received from Salomon, later confirmed in writing and described below under "Opinion of Financial Advisor to the GPU Board of Directors," that, as of the date of its opinion, the consideration to be received by the GPU shareholders in the merger was fair from a financial point of view to GPU shareholders;

    - the premium expected to be received by GPU's shareholders in the merger based on the current and historical market prices of FirstEnergy's and GPU's common stock;

    - the judgment, advice and analysis of GPU's management, including its favorable recommendation of the merger;

    - the "down-side" protection with respect to the FirstEnergy common stock provided for in the merger agreement, in that GPU shareholders who elect to receive FirstEnergy shares in the merger will receive, for each GPU share, subject to proration, FirstEnergy shares with a value of $36.50, if the FirstEnergy share price is between $24.2438 and $29.6313 over the 20-trading day period ending on the seventh trading day prior to the closing of the merger;

    - the potential for appreciation in value of FirstEnergy's common stock and the opportunity for GPU shareholders who receive FirstEnergy shares in the merger to participate in this appreciation;

    - the fact that the GPU shareholders have the right to elect to receive, in the merger, cash, FirstEnergy shares or a combination of both for their GPU shares, subject to proration if GPU shareholders holding more than 50% of the outstanding GPU shares elect to receive cash or FirstEnergy shares for more than 50% of GPU's outstanding shares;

    - information concerning the business, operations, properties, financial condition, competitive position, business strategy and prospects of GPU and FirstEnergy;

    - current financial, market and industry conditions and the historical market prices of GPU's and FirstEnergy's common stock and the historical market prices of common stock of other companies operating in the electric utility industry;

    - the effects of the changing regulatory environment and increased competition in the electric utility industry;

    - the trend in the electric utility industry toward consolidation and the effect of this consolidation on GPU's competitive position;

    - the strategic alternatives available to GPU as an independent company, including possible asset sales, acquisitions and additional share repurchases, and the viability of, and risks associated with, each alternative;

    - the board's long-term expectations with respect to the business and affairs of GPU;

    - the prospect of pursuing potential business combinations with parties other than FirstEnergy, the results of management's exploration of potential business combinations with those parties and the failure of any other third parties to come forward despite public speculation about combination discussions;

    - the financial and business prospects of the combined company including potential synergies resulting from the merger;

    - the view of the GPU board and management that a combination of GPU and FirstEnergy represents an excellent fit from a strategic point of view because:

     - both companies are committed to growth in non-regulated businesses, including construction and telecommunications, and

     - the two companies have contiguous service areas;

    - the expected enhanced scale and resources of the combined company, including the expectation of GPU's board and management that the combined company:

     - will have greater potential to improve shareholder value and effect future business combinations,

     - will be positioned to offer a broader array of products and services to GPU customers, and

     - will offer expanded opportunities for career advancement and professional growth to GPU employees;

    - upon completion of the merger, the 16-member board of the combined company will include six GPU directors, and Mr. Hafer, the current chairman, president and chief executive officer of GPU, will be the chairman of the combined company following the merger, until he reaches age 62;

    - the expected role of management of GPU's operating subsidiaries following the merger;

    - although the headquarters of the combined company will be located in Akron, Ohio, FirstEnergy has agreed that it will maintain GPU's offices and presence in Morristown, New Jersey and Reading, Pennsylvania, subject to the authority of the board of directors of the combined company to manage the combined company's affairs;

    - FirstEnergy has agreed to maintain, for a minimum of three years after completion of the merger, substantially at current levels, GPU's charitable commitments in the communities in which GPU's subsidiaries, Jersey Central, Met-Ed and Penelec, currently serve and has indicated that, after those three years, it intends to make charitable commitments in those communities at levels substantially similar to the level of charitable commitments in communities in which FirstEnergy's subsidiaries serve;

    - FirstEnergy's agreement that it will consider GPU employees for positions with the combined company resulting from the merger using criteria including previous work history, job experience and other qualifications;

    - the combined company will continue to use the "GPU Energy" name (until otherwise determined by the combined company) while reflecting its affiliation with FirstEnergy;

    - other non-financial terms of the merger agreement, including:

     - the nature of and relatively limited conditions to closing, which the GPU board and management believe increases the likelihood that the merger will be completed if approved by shareholders,

     - the provisions that allow GPU, under some circumstances, to conduct negotiations and furnish confidential information in connection with a third-party proposal for an alternative transaction with GPU, and

     - the provision permitting the board of GPU to change its favorable recommendation of the merger if required by its fiduciary duties;

    - FirstEnergy and GPU have agreed to take all action necessary to obtain all regulatory approvals required to complete the merger, except to the extent taking this action would reasonably be expected to have a material adverse effect on the combined company; and, the likelihood of obtaining regulatory approvals for the merger in the current regulatory environment; and

    - that a condition to the completion of the merger is that the parties receive opinions of their respective counsels to the effect that the merger will be treated as a "reorganization" within the meaning of
      Section 368(a) of the Internal Revenue Code.

    The GPU board of directors has also considered a number of countervailing factors in its evaluation of the merger, including:

    - the fact that GPU shareholders will constitute between approximately 24.4% and 28.2% of the shareholders of the combined company after the merger and will therefore not control the combined company;

    - the risk that the benefits expected from the merger may not be realized, including as a result of changes in laws or regulations, economic or weather conditions affecting future sales and margins, changes in markets for energy services and changes to energy prices;

    - completion of the merger is subject to numerous regulatory approvals and obtaining the approvals will delay closing for a lengthy period of time; the merger may not be completed because of failure to obtain necessary regulatory approvals or for other reasons; and the effect of the interim uncertainty on GPU's business and employees;

    - the lengthy period between signing and the closing of the merger and the restrictions contained in the merger agreement on GPU's operation of its business, and on its ability to pursue other strategic alternatives, during this time;

    - regulators may impose conditions in connection with their granting of approval of the merger that may make the merger less favorable to GPU shareholders or adversely affect the combined company;

    - the possible negative impact of the merger on GPU management and employees;

    - the possibility that provisions of the merger agreement restricting delivery of information to, and discussions with, third parties regarding an alternative transaction, and provisions requiring payment of a termination fee in certain circumstances, may have the effect of discouraging other persons potentially interested in a combination with GPU from pursuing this opportunity;

    - if GPU shareholders, in the aggregate, elect to receive either cash or FirstEnergy shares for more than 50% of the outstanding GPU shares, their election will be prorated and GPU shareholders may not receive the exact consideration which they elected;

    - the risk that, if the average closing price of FirstEnergy shares over the 20-trading day period ending on the seventh trading day prior to closing of the merger is below $24.2438, GPU shareholders who receive FirstEnergy shares in the merger will receive less than $36.50 in value for their GPU shares; and

    - certain executive officers of GPU may have interests different from those of shareholders generally, as described in "The Merger--Interests of Certain Persons in the Merger."

    In the judgment of the GPU board of directors, these countervailing factors did not outweigh the potential benefits of the merger.

    This discussion addresses the material information and factors considered by the GPU board of directors in evaluating the proposed merger, including factors that support the merger and factors that may weigh against it. In evaluating the merger agreement, the board engaged in numerous discussions of the factors described above, including asking questions of GPU management and legal and financial advisors. In view of the wide variety of factors and the substantial amount of information considered by the GPU board in connection with its evaluation of the merger and the complexity of these matters, the GPU board of directors did not find it practicable to, and did not attempt to quantify, rank or otherwise assign relative weights to the specific factors considered in reaching its decision to approve the merger agreement and the merger. In addition, the GPU board did not make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to its decision. The decision to approve the merger and the merger agreement was made after consideration of all of the factors as a whole. Furthermore, individual directors may have given different weight to different factors.

OPINION OF FINANCIAL ADVISOR TO THE FIRSTENERGY BOARD OF DIRECTORS

    Pursuant to a letter agreement dated as of June 1, 2000, Morgan Stanley & Co. Incorporated was engaged to provide financial advisory services and a financial fairness opinion in connection with the merger. Morgan Stanley was selected by FirstEnergy's board of directors to act as FirstEnergy's financial advisor based on Morgan Stanley's qualifications, expertise, reputation and its knowledge of the business and affairs of the electric utility industry generally. On August 8, 2000, Morgan Stanley rendered its oral opinion to the FirstEnergy board, subsequently confirmed in writing, that as of the date of such opinion, and based upon and subject to the various considerations noted in the opinion, the consideration to be paid by FirstEnergy pursuant to the merger agreement was fair from a financial point of view to FirstEnergy.

    The full text of the written opinion of Morgan Stanley dated August 8, 2000, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the scope of review undertaken by Morgan Stanley in rendering its opinion is attached as Appendix B to this joint proxy statement/prospectus. FirstEnergy shareholders are urged to, and should, read the opinion carefully and in its entirety. Morgan Stanley's opinion is directed to FirstEnergy's board of directors and addresses only the fairness from a financial point of view of the consideration to be paid by FirstEnergy pursuant to the merger agreement, as of the date of the opinion. Morgan Stanley's opinion does not address any other aspect of the merger and does not constitute a recommendation to any holder of FirstEnergy common stock as to how to vote at the FirstEnergy special meeting. The summary of the opinion of Morgan Stanley set forth in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of such opinion.

    In connection with rendering its opinion, Morgan Stanley, among other things:

    - reviewed certain publicly available financial statements and other information of GPU and FirstEnergy;

    - reviewed certain internal financial statements and other financial and operating data concerning GPU and FirstEnergy prepared by the management of GPU and FirstEnergy, respectively;

    - reviewed certain financial projections prepared by the management of GPU and FirstEnergy;

    - discussed the past and current operations and financial condition and the prospects of GPU and FirstEnergy, including discussions and information relating to certain strategic, financial and operational benefits anticipated from the merger, with senior executives of GPU and FirstEnergy;

    - reviewed the pro forma impact of the merger on FirstEnergy's earnings per share, consolidated capitalization and financial ratios;

    - reviewed the reported prices and trading activity for GPU common stock and FirstEnergy common stock;

    - compared the financial performance of GPU and the prices and trading activity of GPU common stock with that of certain other comparable publicly-traded companies and their securities;

    - compared the financial performance of FirstEnergy and the prices and trading activity of FirstEnergy common stock with that of certain other comparable publicly-traded companies and their securities;

    - reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

    - discussed with the management of FirstEnergy the strategic rationale for the merger;

    - participated in discussions and negotiations among representatives of GPU and FirstEnergy and their financial and legal advisors;

    - reviewed the merger agreement; and

    - performed such other analyses and considered such other factors as Morgan Stanley deemed appropriate.

    In rendering its opinion, Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by it for the purposes of its opinion. With respect to the financial projections, including information relating to certain strategic, financial and operational benefits anticipated from the merger, Morgan Stanley assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of GPU and FirstEnergy. In addition, Morgan Stanley has assumed that the merger will be consummated in accordance with the terms set forth in the merger agreement, including, among other things, that the parties receive opinions of their respective counsels to the effect that the merger will be treated as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code. Morgan Stanley has not made any independent valuation or appraisal of the assets or liabilities of GPU and FirstEnergy, nor has it been furnished with any such appraisals. Morgan Stanley noted that it is not a legal or regulatory expert and has relied upon, without independent verification, the assessment of FirstEnergy's legal and regulatory advisors with respect to the legal and regulatory matters related to the merger. Morgan Stanley's opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it as of, the dates of its opinion.

    The following is a brief summary of analyses performed by Morgan Stanley in the preparation of its oral opinion and the preparation of its opinion dated August 8, 2000 and reviewed with the FirstEnergy board of directors on August 4, 2000. Some of these summaries of financial analyses include information presented in a tabular format. In order to fully understand the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses.

COMPARATIVE STOCK PRICE PERFORMANCE

    Morgan Stanley reviewed the recent stock price performance of FirstEnergy and GPU common shares and compared such performance with that of the Standard & Poor's Electric Utility Index.

    The Standard & Poor's Electric Utility Index represents the stock price performance of a group of companies in the electric utility industry and is a benchmark against which the stock price performance of FirstEnergy and GPU may be compared. The purpose of the comparative stock price performance analysis is to isolate the stock price performance of FirstEnergy and GPU from general stock market movements.

    The following table presents the change in value for this index, as compared to the change in the share prices of FirstEnergy common shares and GPU common shares over the period from August 2, 1997 to August 2, 2000:

                                                         PERCENTAGE CHANGE FOR THE
                                                          PERIOD 8/2/97 TO 8/2/00
                                                         -------------------------
Standard & Poor's Electric Utility Index...............             12.5%
FirstEnergy............................................             20.8%
GPU....................................................            (22.1)%

COMPARABLE PUBLIC COMPANY ANALYSIS

    As part of its analysis, Morgan Stanley compared financial information and ratios of GPU and FirstEnergy with that of a group of publicly-traded regulated electric companies that share some common characteristics with GPU and FirstEnergy. The comparable companies selected for GPU were as follows:

       Consolidated Edison, Inc.
       Energy East Corp.
       Public Service Enterprise Group Inc.
       PPL Corp.
       Conectiv Inc.

    The table below presents, as of August 2, 2000, the representative range for each of the ratios of stock price to forecasted fiscal 2000 and 2001 earnings per share ("EPS"), stock price to book value as of March 31, 2000, the five-year forecasted annual EPS growth rate, and the aggregate value to latest 12 months ("LTM") earnings before interest, income taxes, depreciation and amortization ("EBITDA") multiple. For purposes of the analysis, forecasted EPS estimates and EPS growth rates were derived from the median estimates provided by Institutional Brokerage Estimate Service ("I/B/E/S") as of August 2, 2000. Aggregate value is defined as the sum of the common share market value, plus any preferred shares, debt, capitalized lease obligations and minority interests, minus cash and cash equivalents.

                                                                                            AGGREGATE
                                         PRICE TO     PRICE TO                 FIVE-YEAR     VALUE TO
                                        FORECASTED   FORECASTED    PRICE TO    FORECASTED      LTM
                                         2000 EPS     2001 EPS    BOOK VALUE   EPS GROWTH   EL]EBITDA
                                        ----------   ----------   ----------   ----------   ----------
GPU Comparable Companies..............   9.0-10.3      8.5-9.6      1.2-2.3     4.0-10.0     5.9-7.4
GPU...................................        8.5          8.1          1.0          3.5         6.6

    Similarly, Morgan Stanley compared financial information of FirstEnergy with that of a group of publicly-traded regulated electric companies. The comparable companies selected for FirstEnergy were as follows:

    American Electric Power Company
    Cinergy Corp.
    DTE Energy Company
    Wisconsin Energy Corp.

    The table below presents, as of August 2, 2000, the representative range for each of the ratios of stock price to forecasted fiscal 2000 and 2001 earnings, stock price to book value as of March 31, 2000, the five-year forecasted annual EPS growth rate, and the aggregate value to LTM EBITDA multiple.

For purposes of the analysis, forecasted EPS estimates and EPS growth rates were derived from the median estimates provided by I/B/E/S as of August 2, 2000.

                                         PRICE TO     PRICE TO                 FIVE-YEAR    AGGREGATE
                                        FORECASTED   FORECASTED    PRICE TO    FORECASTED    VALUE TO
                                         2000 EPS     2001 EPS    BOOK VALUE   EPS GROWTH   LTM EBITDA
                                        ----------   ----------   ----------   ----------   ----------
FirstEnergy Comparable Companies......   9.5-13.3     9.1-10.6      1.2-1.6     4.0-5.0      5.7-8.1
FirstEnergy...........................       10.3          9.8          1.4         5.0          5.7

    No company utilized in the comparable public company analysis as a comparison is identical to GPU or FirstEnergy. In evaluating the companies, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of GPU and FirstEnergy, such as the impact of competition on the businesses of GPU and FirstEnergy and the industry generally, industry growth and the absence of any material adverse change in the financial condition and prospects of GPU, FirstEnergy or the industry or in the financial markets in general. Mathematical analysis, such as determining an average or a median, is not in itself a meaningful method of using comparable public company data.

    Based on this analysis, Morgan Stanley calculated per share trading values for GPU common stock ranging from $26.50-$31.50 and for FirstEnergy common stock ranging from $25.00 to $30.00.

DISCOUNTED CASH FLOW ANALYSIS

    Morgan Stanley performed a discounted cash flow analysis of GPU and FirstEnergy. Morgan Stanley's discounted cash flow analysis was based on financial projections of GPU provided by the management of GPU for the period 2000 through 2004, as modified by FirstEnergy management, and financial projections of FirstEnergy provided by the management of FirstEnergy for the period 2000 through 2011. Unlevered free cash flow was calculated as net income available to common shareholders plus the aggregate of preferred stock dividends, depreciation and amortization, deferred taxes, and other noncash expenses and after-tax net interest expense less the sum of capital expenditures and investment in noncash working capital. Morgan Stanley calculated the value of GPU and FirstEnergy as of the end of the period for which projections were provided by the management of GPU and FirstEnergy, also referred to as the terminal value, by applying a range of EBITDA multiples to the forecasted EBITDA as of the last year for which projections were provided by the management of GPU and FirstEnergy, also referred to as the exit EBITDA, and the cash-flow streams and terminal values were then discounted to the present using a range of discount rates representing an estimated range of the weighted average cost of capital for each company. The range of discount rates utilized for the valuation was 7.0%-8.0%, which is based on Morgan Stanley's estimated weighted average cost of capital for GPU and FirstEnergy, respectively. The range of exit EBITDA multiples applied for this analysis was 6.0x to 6.5x, which is based upon trading multiples of the GPU Comparable Companies and the FirstEnergy Comparable Companies.

    Based on these analyses, Morgan Stanley calculated per share trading values for GPU ranging from $30.65 to $38.68 and per share trading values for FirstEnergy ranging from $31.12 to $37.77.

    Morgan Stanley also performed a discounted cash flow analysis of GPU including the value of potential synergy benefits that may result from the merger. Morgan Stanley's discounted cash flow analysis was based on assumptions provided by FirstEnergy management regarding the amount of retained synergies associated with the operations of GPU and FirstEnergy.

    Based on this analysis, Morgan Stanley calculated per share transaction values for GPU ranging from $34.94 to $42.98.

ANALYSIS OF SELECTED PRECEDENT TRANSACTIONS

    Using publicly available information, Morgan Stanley considered 16 announced or completed transactions in the regulated electric utility industry comparable in certain respects to the merger. These transactions included:

    - AES Corporation's acquisition of IPALCO Enterprises, Inc.

    - PowerGen plc's acquisition of LG&E Energy Corp.

    - Berkshire Hathaway Inc.'s acquisition of MidAmerican Energy Holdings
      Company

    - Consolidated Edison, Inc.'s acquisition of Northeast Utilities

    - Carolina Power & Light Company's acquisition of Florida Progress
      Corporation

    - Energy East Corporation's acquisition of CMP Group, Inc.

    - UtiliCorp United Inc.'s acquisition of Empire District Electric Company

    - UtiliCorp United Inc.'s acquisition of St. Joseph Light & Power Company

    - The National Grid Group plc's acquisition of New England Electric System

    - Scottish Power plc's acquisition of PacifiCorp

    - BEC Energy's acquisition of Commonwealth Energy System

    - AES Corporation's acquisition of CILCORP Inc.

    - CalEnergy Company Inc.'s acquisition of MidAmerican Energy Holdings
      Company

    - Consolidated Edison, Inc.'s acquisition of Orange & Rockland
      Utilities, Inc.

    - American Electric Power Co., Inc.'s acquisition of Central and South West Corporation

    - LG&E Energy Corporation's acquisition of KU Energy Corporation

    Morgan Stanley compared publicly available financial and market statistics of the precedent transactions to the merger. The table below presents, as of August 2, 2000, the representative range for each of the ratios of price paid per share in the precedent transactions to the estimated EPS for the fiscal year in which the transaction was announced (the "Current Year EPS") and the EPS for the next fiscal year (the "Next Year EPS"), the price paid in the precedent transactions to latest reported book value, the price paid in the precedent transactions to LTM operating cash flow, and the aggregate value paid in the precedent transactions to LTM EBITDA.

                                      PRICE TO    PRICE TO      BOOK      PRICE TO LTM    AGGREGATE VALUE
                                       CURRENT      NEXT      PRICE TO   OPERATING CASH     LTM EBITDA
                                      YEAR EPS    YEAR EPS     VALUE          FLOW              TO
                                      ---------   ---------   --------   --------------   ---------------
Precedent Transactions..............  14.7-17.5   13.8-17.0   1.5-2.1       7.0-10.5          7.5-8.5

    Based on an analysis of the corresponding earnings estimates, book value, LTM operating cash flow and EBITDA for GPU, Morgan Stanley calculated per share transaction values for GPU ranging from $40.00 to $50.50.

    Morgan Stanley also performed a public market plus premium analysis for GPU by applying a 25% to 40% premium, including the value of acquiring control of GPU, to determine a transaction valuation range. The change of control premium range was based on the premiums paid in the precedent transactions. By multiplying the closing per share price of GPU common shares on August 2, 2000 by this premium range, Morgan Stanley calculated per share equity transaction values for GPU ranging from $35.16-$39.38.

    No transaction utilized as a comparison in the analysis of selected precedent transactions is identical to the merger, and, accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of GPU and other factors that would affect the acquisition value of the companies to which it is being compared. In evaluating the precedent transactions, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of GPU, such as the impact of competition on GPU and the industry generally, industry growth and the absence of any adverse material change in the financial conditions and prospects of GPU or the industry or in the financial markets in general. Mathematical analysis, such as determining the mean or median, is not, in itself, a meaningful method of using precedent transactions data.

PRO FORMA ANALYSIS OF THE MERGER

    Morgan Stanley reviewed the pro forma impact of the merger on FirstEnergy's EPS for the fiscal years ended 2002 through 2004. The analysis was performed, assuming completion of the merger at the beginning of this period, based on both management-provided financial projections and publicly available consensus EPS estimates for the fiscal years ended 2002 through 2004 for GPU, as modified by FirstEnergy, and for FirstEnergy. The analysis included assumptions regarding the effects of potential retained synergies. Based on such analysis, and assuming FirstEnergy issues stock to holders of GPU common shares at $26.94 per share, on an EPS basis the merger would be accretive to FirstEnergy by 6.7%, 6.7% and 7.4% in 2002, 2003 and 2004, respectively, using management projections and accretive to FirstEnergy by 8.8%, 7.4% and 7.0% in 2002, 2003 and 2004, respectively, using publicly available earnings estimates for the two companies.

    In connection with the review of the merger by FirstEnergy's board of directors, Morgan Stanley performed a variety of financial and comparative analyses and considered a number of factors for the purpose of delivering its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it. Furthermore, Morgan Stanley believes that selecting any portion of its analyses, without considering all analyses would create an incomplete view of the process underlying its opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley's view of the actual value of GPU or FirstEnergy.

    In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of GPU and FirstEnergy. Any estimates contained in Morgan Stanley's analysis are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates. The analyses performed were performed solely as part of Morgan Stanley's analysis of the fairness from a financial point of view of the consideration to be paid by FirstEnergy pursuant to the merger agreement and were conducted in connection with the delivery of the Morgan Stanley opinion to FirstEnergy's board of directors. The analyses do not purport to be appraisals or to reflect the prices at which GPU or FirstEnergy common stock might actually trade. The consideration pursuant to the merger agreement and other terms of the merger agreement were determined through arm's length negotiations between GPU and FirstEnergy and were approved by FirstEnergy's board of directors. Morgan Stanley provided advice to FirstEnergy during such negotiations; however, Morgan Stanley did not recommend any specific consideration to FirstEnergy or that any specific consideration constituted the only appropriate consideration for the merger. Morgan Stanley's opinion was one of many factors taken into consideration by FirstEnergy's board of directors in making its decision to approve the merger. Consequently, the Morgan Stanley analyses as described above should not be viewed as determinative of the opinion of FirstEnergy's board of directors with respect to the value of GPU or whether FirstEnergy's board of directors would have been willing to agree to a different consideration.

    FirstEnergy's board of directors retained Morgan Stanley based upon Morgan Stanley's qualifications, experience and expertise. Morgan Stanley is an internationally recognized investment banking and advisory firm. Morgan Stanley, as part of its investment banking and financial advisory business, is continuously involved in the valuation of business and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the ordinary course of Morgan Stanley's trading and brokerage activities, Morgan Stanley or its affiliates may at any time hold long or short positions or may trade or otherwise effect transactions, for its own account or for the account of customers, in the equity or debt securities or senior loans of FirstEnergy and GPU. Morgan Stanley's parent and its affiliates, including its investment management affiliates, owned approximately 9.5% of the common stock of GPU on February 4, 2000 (the last filing by such parties of an Amendment to Schedule 13G with respect to their security ownership of GPU common stock).

    Morgan Stanley has been retained by FirstEnergy to act as financial advisor to FirstEnergy with respect to the merger. Pursuant to the letter agreement dated as of June 1, 2000 between FirstEnergy and Morgan Stanley, Morgan Stanley is entitled to (i) an advisory fee of approximately $50,000 to $75,000 which is payable in the event the transaction is not consummated and (ii) a transaction fee of approximately $15,000,000, which is payable as follows: one-third upon announcement of the transaction, one-third upon approval of the transaction by FirstEnergy's shareholders and one-third upon closing of the transaction. Any amounts paid or payable to Morgan Stanley as advisory or announcement fees will be credited against the transaction fee. FirstEnergy has also agreed to reimburse Morgan Stanley for expenses incurred by Morgan Stanley in performing its services. In addition, FirstEnergy has agreed to indemnify Morgan Stanley and its affiliates, their respective directors, officers, agents and each person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses, including certain liabilities under the federal securities laws, related to or arising out of Morgan Stanley's engagement and any related transactions. In the past, Morgan Stanley and its affiliates have provided financial advisory and financing services for FirstEnergy and for GPU and have received fees for the rendering of these services.

OPINION OF FINANCIAL ADVISOR TO THE GPU BOARD OF DIRECTORS

    Salomon Smith Barney Inc. has acted as the financial advisor to GPU in connection with the merger and its review of other strategic alternatives. On August 8, 2000, Salomon stated to the GPU board its oral opinion that, as of that date and based upon and subject to the factors and assumptions set forth in its presentation, Salomon's experience as investment bankers, its work as described below and other factors Salomon deemed relevant, the merger consideration was fair, from a financial point of view, to the holders of GPU common stock. Salomon's opinion, which will be referred to as the Salomon Opinion, was subsequently confirmed in writing.

    The Salomon Opinion and the presentation of Salomon to the GPU board, in connection with which Salomon was requested to evaluate the fairness from a financial point of view of the merger consideration to the holders of GPU common stock, was one of many factors taken into consideration by the GPU board in making its determination to approve the merger agreement. The terms of the merger were determined through negotiations between GPU and FirstEnergy, and were approved by the GPU board. Although Salomon provided advice to GPU during the course of these negotiations, the decision to enter into the merger agreement and to accept the merger consideration was solely that of the GPU board.

    The full text of the Salomon Opinion, which sets forth the assumptions made, general procedures followed, matters considered and limitations on the review undertaken by Salomon, is attached as Appendix C. Salomon has consented to the inclusion of the Salomon Opinion and to the inclusion of the summary of the Salomon Opinion in this document. In giving its consent, Salomon does not concede that it comes within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission, nor does it concede that it is an expert within the meaning of the term "experts" as used in the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission with respect to any part of this joint proxy statement/prospectus. The Salomon Opinion should be read carefully and in its entirety. The Salomon Opinion is directed only to the fairness, from a financial point of view, of the merger consideration to the holders of GPU common stock and does not address GPU's underlying business decision to effect the merger. It was provided for the information of the GPU board in its evaluation of the proposed merger and is not intended to be and does not constitute a recommendation to any GPU stockholder as to how any stockholder should vote on any matters relating to the merger. The Salomon Opinion does not imply any conclusion as to the likely trading range for GPU common stock or FirstEnergy common stock following the announcement or consummation of the merger, which may vary depending upon, among other factors, changes in interest rates, dividend rates, market conditions, general economic conditions and other factors that generally influence the prices of securities. The summary of the Salomon Opinion set forth in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of the Salomon Opinion.

    In connection with rendering the Salomon Opinion, Salomon, among other things:

    - reviewed the merger agreement;

    - examined publicly available business and financial information that Salomon deemed relevant relating to GPU and FirstEnergy and the industries in which they operate;

    - reviewed financial forecasts and other information and data for GPU and FirstEnergy which were provided to or otherwise discussed with Salomon by the managements of GPU and FirstEnergy;

    - reviewed the financial terms of the merger as set forth in the merger agreement in relation to, among other things, the historical and projected earnings and other operating data of GPU and FirstEnergy, and the capitalization and financial condition of GPU and FirstEnergy;

    - considered, to the extent publicly available, the financial terms of other similar transactions recently effected which Salomon considered relevant in evaluating the merger and analyzed financial, stock market and other publicly available information relating to the business of other companies whose operations Salomon considered relevant in evaluating those of GPU and FirstEnergy;

    - discussed with members of GPU's and FirstEnergy's senior managements and other officers and employees of GPU and FirstEnergy the foregoing, including the past and current business operations, financial condition and prospects of GPU and FirstEnergy; and

    - conducted other analyses and examinations and considered other information and financial, economic and market criteria as Salomon deemed appropriate in arriving at its opinion.

    In its review and analysis and in arriving at its opinion, Salomon assumed and relied upon, without assuming any responsibility for verification, the accuracy and completeness of all of the financial and other information provided to, discussed with, or reviewed by or for Salomon, or publicly available. With respect to GPU's and FirstEnergy's financial forecasts, Salomon was informed by the management of GPU and FirstEnergy, and Salomon assumed, that these forecasts had been reasonably prepared on bases reflecting the best currently available estimates and judgments on the part of the management of

GPU and FirstEnergy, as the case may be. Salomon expressed no view as to these forecasts or the assumptions on which they were based.

    Salomon did not make and was not provided with any independent evaluations or appraisals of any of the assets or liabilities of GPU or FirstEnergy, and Salomon did not conduct a physical inspection of the properties and facilities of GPU or FirstEnergy. Although Salomon discussed a potential transaction with another party, Salomon was not requested to, and did not, solicit third party indications of interest in possible alternative transactions with GPU, nor was Salomon requested to consider, and the Salomon Opinion does not address, the relative merits of the merger as compared to any alternative business strategies that might exist for GPU or the effect of any other transactions in which GPU might engage. The Salomon Opinion was necessarily based upon market, economic and other conditions as they existed and could be evaluated on August 8, 2000, and Salomon assumed no responsibility to update or revise its opinion based upon circumstances or events occurring after August 8, 2000.

    Salomon also assumed that all material governmental, regulatory or other consents and approvals would be obtained and that in the course of obtaining any necessary governmental, regulatory or other consents and approvals, or any amendments, modifications or waivers to any documents to which either GPU or FirstEnergy is a party, as contemplated by the merger agreement, no restrictions would be imposed, or amendments, modifications or waivers made that would have any material effect on Salomon's analysis. Salomon assumed the merger would be treated as a "reorganization" for U.S. federal income tax purposes.

    In connection with rendering the Salomon Opinion to the GPU board, Salomon performed a variety of financial analyses, the material portions of which are summarized below. The summary of these analyses set forth below does not purport to be a complete description of the analyses underlying the Salomon Opinion or of Salomon's presentation to the GPU board. In addition, Salomon believes that its analyses must be considered as a whole and that selecting portions of these analyses and the factors considered therein, without considering all of these analyses and factors, could create an incomplete view of the analyses and the process underlying the Salomon Opinion. While the conclusions reached in connection with each analysis were considered carefully by Salomon in arriving at the Salomon Opinion, Salomon made various subjective judgments in arriving at its opinion and did not consider it practicable to, nor did it attempt to, assign relative weights to the individual analyses and specific factors considered in reaching its opinion.

    The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. In addition, the process of preparing a fairness opinion necessarily requires a broad range of subjective judgments with respect to appropriate comparable companies and transactions, appropriate multiples of various selected financial data, appropriate discount rates and other financial and other factors. Analyses and estimates of the values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities actually may be sold. No public company utilized as a comparison is identical to GPU or FirstEnergy, and none of the other business combinations utilized as a comparison is identical to the proposed merger. Accordingly, any analysis of the selected comparable companies and transactions is not purely mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics, transaction timing and characteristics and other factors that would necessarily affect the value of GPU or FirstEnergy versus the values of the companies to which they were being compared and the comparison of the merger to the selected comparable transactions. In evaluating the comparable companies and transactions, Salomon made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of GPU or FirstEnergy, such as the impact of competition on GPU or FirstEnergy and the industry generally, industry growth and the absence of any adverse material change in the financial conditions and prospects of GPU or FirstEnergy or the industry or in the financial markets in general. The range of valuation for any particular analysis should not be taken to be the view of Salomon of the actual value of GPU or FirstEnergy.

    The financial forecasts and financial forecast information furnished to Salomon and used in formulating the Salomon Opinion were provided to Salomon, in connection with the review of the merger, by the managements of GPU and FirstEnergy who do not publicly disclose internal management forecasts or forecast information of the type provided to Salomon. The forecasts and forecast information were based on numerous variables and assumptions which are inherently uncertain, including, without limitation, factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in these forecasts or forecast information.

GPU FINANCIAL ANALYSIS

    Salomon's calculations of GPU's firm value (equity value plus straight debt, minority interest, preferred stock, and all out-of-money convertibles less cash and marketable securities) were based upon 121.490 million diluted GPU shares outstanding as of June 30, 2000, and net debt, as of March 31, 2000, comprised of long-term debt of $5,627 million, short-term debt of $2,149 million and $411 million of preferred stock less $422 million in excess cash and marketable securities.

    GPU RELATIVE STOCK PRICE PERFORMANCE. Salomon reviewed the recent stock price performance of GPU common shares and compared its performance with that of the Philadelphia Utility Index, the Standard & Poor's Composite Average and a Comparable Companies Index comprised of eleven comparable publicly traded utility companies (see GPU PUBLIC MARKET VALUATION ANALYSIS for detailed list of these entities).

    The following table presents the high, low, average and latest (as of August 1, 2000) share price of GPU and the value of each index over the period of August 1, 1999 to August 1, 2000 as a percentage of the share price of GPU and the value of each index as of August 1, 1999:

                                                                HIGH       LOW      AVERAGE     LATEST
                                                              --------   --------   --------   --------
GPU.........................................................    100%       62%         78%        70%
Philadelphia Utility Index..................................    103%       74%         90%        95%
S&P Composite Average (500 stocks)..........................    118%       95%        107%       108%
Comparable Companies Index..................................    101%       76%         87%        90%

    GPU PUBLIC MARKET VALUATION ANALYSIS. Using stock prices as of August 1, 2000, management estimates as well as publicly available financial information including estimates by First Call and Institutional Brokerage Estimate Service ("I/B/E/S"), and in the case of Funds Flow from Operations ("FFO") multiples for comparable companies, forward FFO multiple estimates based on extrapolations from the 12-month period ended March 31, 2000 ("LTM"), Salomon compared certain financial measures of selected comparable publicly traded companies to those of GPU. Salomon selected these companies based upon its views as to the comparability of the financial and operating characteristics of these companies to those of GPU.

    The companies included in the GPU comparable companies analysis were:

    - Consolidated Edison, Inc. (pro forma for its proposed merger with Northeast Utilities),

    - Sempra Energy,

    - Energy East Corporation (pro forma for its proposed merger with CMP Group, Inc.),

    - Potomac Electric Power Company,

    - Wisconsin Energy Corporation (pro forma for its proposed acquisition with WICOR, Inc.),

    - DQE Inc.,

    - NSTAR,

    - Puget Sound Energy, Inc.,

    - Conectiv,

    - Sierra Pacific Power Company (pro forma for its proposed merger with Portland General Electric Company), and

    - United Illuminating Company.

    Salomon's analysis resulted in the following selected reference ranges of multiples from the comparable public companies analysis:

    - price to earnings per share ("EPS") for the 12-month period ended March 31, 2000 of 9.0x to 11.0x, compared to 8.1x for GPU,

    - price to estimated EPS for 2000 of 8.0x to 10.0x, compared to 8.3x for GPU,

    - price to estimated EPS for 2001 of 7.0x to 9.0x, compared to 8.0x for GPU,

    - price to LTM FFO of 4.0x to 5.0x, compared to 3.5x for GPU,

    - price to 2000 estimated FFO of 3.8x to 4.7x, compared to 6.0x for GPU,

    - price to 2001 estimated FFO of 3.6x to 4.4x, compared to 4.7x for GPU,

    - price to book value per share of 1.2x to 1.4x, compared to 0.9x for GPU,

    - firm value to LTM EBITDA of 6.0x to 7.0x, compared to 6.7x for GPU, and

    - firm value to LTM EBIT of 9.5x to 10.5x, compared to 10.2x for GPU.

    Based on the analysis described above, Salomon determined a reference value range for GPU of $25.00 to $31.00 per common share.

    In addition to the above analysis, Salomon used the range of multiples of stock price to estimated one-year forward EPS of 8.0x to 10.0x as noted above and applied those multiples to GPU management estimates of EPS for 2001, 2002 and 2003 to calculate a range of implied future GPU share prices. Salomon then derived the net present values of these hypothetical future share prices using a range of discount rates based on Salomon's estimate of GPU's cost of equity. Based on this analysis, Salomon determined a reference value range for GPU of $25.20 to $33.41 per common share.

    GPU PRIVATE MARKET VALUATION ANALYSIS. Using publicly available information, Salomon calculated a range of values for GPU based upon financial information of national and local companies involved in selected recently completed or announced business combination transactions which Salomon deemed to be comparable in certain respects to the merger.

    ACQUISITION TRANSACTIONS ANALYSIS. Salomon reviewed publicly available information regarding the following 16 selected announced or completed acquisition transactions in the domestic electric utility industry:

    - AES Corporation's acquisition of IPALCO Enterprises, Inc.,

    - NS Power Holdings Inc.'s acquisition of Bangor Hydro Electric Company,

    - PowerGen plc's (U.K.) acquisition of LG&E Energy Corp.,

    - Sierra Pacific Resources' acquisition of Portland General Electric
      Company,

    - Berkshire Hathaway Inc.'s acquisition of MidAmerican Energy Holdings Company,

    - Consolidated Edison, Inc.'s acquisition of Northeast Utilities,

    - Carolina Power & Light Company's acquisition of Florida Progress Corporation,

    - Energy East Corporation's acquisition of CMP Group Inc.,

    - Dynegy Inc.'s acquisition of Illinova Corporation,

    - Investor Group's acquisition of TNP Enterprises Inc.,

    - UtiliCorp United Inc.'s acquisition of Empire District Electric Company,

    - UtiliCorp United Inc.'s acquisition of St. Joseph Light & Power Company,

    - New England Electric System's acquisition of Eastern Utilities Associates,

    - The National Grid Group plc's (U.K.) acquisition of New England Electric System,

    - Boston Edison Company's acquisition of Commonwealth Energy System, and

    - Scottish Power plc's (U.K.) acquisition of PacifiCorp.

    Using publicly available information, including First Call and I/B/E/S estimates and, in the case of FFO multiples, estimates of forward FFO multiples based on extrapolations from the multiple for the last 12-month period prior to the announcement of the transaction, Salomon calculated reference ranges for each of the ratios of the price paid per share in the precedent transaction and the firm value paid in the precedent transaction to certain financial measures for the last 12-month period prior to the announcement of the transaction and for the next two fiscal years (the "First Forward Year" and "Second Forward Year", respectively). In deriving these reference ranges, Salomon also took into consideration the percentage change in the Philadelphia Utility Index over the time period from announcement to August 1, 2000. Salomon's analysis resulted in the following selected reference ranges of acquisition multiples:

    - price paid to First Forward Year EPS of 14.0x to 16.0x,

    - price paid to Second Forward Year EPS of 13.0x to 15.0x,

    - price paid to LTM FFO of 6.5x to 8.0x,

    - price paid to First Forward Year FFO of 6.2x to 7.6x,

    - price paid to Second Forward Year FFO of 5.9x to 7.2x,

    - price paid to book value per share of 1.6x to 2.0x,

    - aggregate value to LTM EBITDA of 7.0x to 8.0x,

    - aggregate value to First Forward Year EBITDA of 6.7x to 7.6x

    - aggregate value to Second Forward Year EBITDA of 6.4x to 7.2x, and

    - aggregate value to LTM EBIT of 10.5x to 12.5x.

    Salomon also derived a range of premiums of 20% to 40% paid in the above transactions based on prices one day, five days and one month prior to announcement. Salomon then applied this range of premiums to the GPU stock price for the day prior, 5 days prior and one month prior to August 1, 2000.

    Based on the analyses described above and using GPU management estimates, Salomon determined a reference value range for GPU of $33.00 to $41.00 per common share.

    MERGER-OF-EQUALS TRANSACTIONS ANALYSIS. Salomon reviewed publicly available information regarding the following 11 selected announced or completed merger-of-equals transactions in the domestic electric utility industry:

    - FPL Group Inc.'s acquisition of Entergy Corporation,

    - PECO Energy Company's acquisition of UNICOM Corporation,

    - SIGCORP Inc.'s acquisition of Indiana Energy Inc.,

    - NorthernStates Power Company's acquisition of New Century Energies,

    - Nevada Power Company's acquisition of Sierra Pacific Resources,

    - Allegheny Power System Inc.'s acquisition of DQE Inc.,

    - Delmarva Power & Light Company's acquisition of Atlantic Energy Inc.,

    - Kansas City Power & Light Company's acquisition of Utilicorp
      United, Inc.,

    - Public Service Company of Colorado's acquisition of Southwestern Public Service Company,

    - Wisconsin Energy Corporation's acquisition of Northern States Power Company, and

    - Midwest Resources Inc.'s acquisition of Iowa-Illinois Gas & Electric Company.

    Using publicly available information, including First Call and I/B/E/S estimates and, in the case of FFO multiples, estimates of forward FFO multiples based on extrapolations from the multiple for the last 12-month period prior to the announcement of the transaction, Salomon calculated reference ranges for each of the ratios of the price paid per share in the precedent transaction and the firm value paid in the precedent transaction to certain financial measures for the last 12-month period prior to the announcement of the transaction and for the First Forward Year and Second Forward Year, respectively. Salomon's analysis resulted in the following selected reference ranges of merger-of-equals multiples:

    - price paid to First Forward Year EPS of 11.0x to 13.0x,

    - price paid to Second Forward Year EPS of 10.5x to 12.5x,

    - price paid to LTM FFO of 5.0x to 6.5x,

    - price paid to First Forward Year FFO of 4.7x to 6.2x,

    - price paid to Second Forward Year FFO of 4.4x to 5.9x,

    - price paid to book value per share of 1.4x to 1.8x,

    - aggregate value to LTM EBITDA of 6.0x to 7.0x,

    - aggregate value to First Forward Year EBITDA of 5.2x to 6.7x,

    - aggregate value to Second Forward Year EBITDA of 5.4x to 6.4x, and

    - aggregate value to LTM EBIT of 8.5x to 10.5x.

    Based on the analysis described above and using GPU management estimates, Salomon determined a reference value range for GPU of $25.00 to $33.00 per common share.

    GPU DISCOUNTED CASH FLOW ANALYSIS. Salomon applied a discounted cash flow methodology to management estimates of future unlevered free cash flow in order to calculate a range of GPU firm values as of June 30, 2000. Salomon applied terminal net income multiples ranging from 9.5x to 10.5x and discount rates representing Salomon's estimate of GPU's weighted average cost of capital ranging from 6.6% to 7.1%. This analysis yielded firm values ranging from $11,573 million to $12,314 million.

This corresponds to a range of implied per share equity values of $30.71 to $35.98, assuming 121.49 million shares outstanding as of June 30, 2000.

    GPU SUM-OF-THE-PARTS ANALYSIS. Salomon derived a range of values for GPU by utilizing a "sum-of-the-parts" valuation analysis which separately values distinct components of GPU's business by applying various valuation methodologies to those components and uses the sum of the derived valuations to arrive at a range of values for GPU as a whole. The primary components of GPU's business analyzed by Salomon in its sum-of-the-parts analysis consist of domestic utilities, international electric businesses, telecommunications and other businesses, and are referred to herein as the "GPU businesses."

    This analysis does not imply the value at which the individual GPU businesses could be sold. Salomon did not consider the effect of transaction costs, including taxes that could be payable, associated with a disposition of the GPU businesses.

    GPU Sum-of-the-Parts Public Market Valuation. Using management estimates as well as publicly available financial information, including First Call and I/B/E/S estimates, Salomon compared certain financial measures of selected comparable companies to those of the relevant GPU business as described above in "GPU Public Market Valuation Analysis." Salomon selected these comparable companies based upon its views as to the comparability of the financial and operating characteristics of these companies to the relevant GPU business. Salomon calculated reference value ranges for the GPU businesses by applying various multiples derived from these comparable companies to selected financial measures of the relevant GPU business. Based upon this analysis, Salomon determined a reference value range for GPU on a consolidated basis of $25.09 to $34.75 per common share.

    GPU Sum-of-the-Parts Private Market Valuation. Using publicly available information, Salomon calculated a range of valuations for GPU based upon financial information of companies involved in selected recently completed or announced business combination transactions which are comparable in certain respects to an acquisition of the relevant GPU business. Salomon calculated reference value ranges for the GPU businesses by applying various multiples derived from these comparable transactions to selected financial measures of the relevant GPU business. Based upon this analysis, Salomon determined a reference value range for GPU on a consolidated basis of $31.14 to $43.08 per common share.

    GPU Sum-of-the-Parts Discounted Cash Flow Analysis. Salomon applied a discounted cash flow methodology to management estimates of future unlevered free cash flow of the GPU businesses in order to calculate a range of firm values of each of the GPU businesses as of June 30, 2000. Salomon applied terminal net income multiples for each of the GPU businesses and discount rates representing the weighted average cost of capital or, in certain cases, the cost of equity of the particular GPU businesses to which they were applied. For all of the GPU businesses in aggregate, this analysis yielded firm values ranging from $11,922.4 million to $12,648.5 million. This corresponds to a range of implied per share equity values for GPU on a consolidated basis of $32.75 to $38.73.

    PRESENT VALUE OF FIRSTENERGY OFFER ASSUMING CURRENT STOCK PRICE REPRESENTS FAIR VALUE. Salomon calculated the present value of the merger consideration assuming a projected closing date of August 1, 2001 or February 1, 2002. The present value of the offer is equal to the present value of GPU's projected dividend stream between August 1, 2000 and the assumed closing date, the present value of the cash consideration paid at closing and the value of the package of stock and options represented by the exchange ratio and mechanics to adjust the exchange ratio as described in "The Merger--Conversion of GPU Shares, GPU Stock Options and GPU Stock Units" at 52-57. Salomon used discount rates of 7.0% and 10.0% to derive reference value ranges per GPU common share of $35.68 to $35.71 for an August 1, 2001 closing; and $35.35 to $35.41 for a February 1, 2002 closing.

    PRESENT VALUE OF FIRSTENERGY TRANSACTION BASED ON FUTURE EARNINGS OF COMBINED COMPANY. Salomon calculated the present value of the transaction based on the future earnings of the combined company in fiscal 2002 and 2003 by adding the following: the present value of the stock portion of the consideration, the cash portion, the projected GPU dividend stream between August 1, 2000 and the closing and the projected FirstEnergy dividend stream of FirstEnergy quarterly dividends on FirstEnergy shares to be issued in the merger from the close through the valuation period considered by Salomon. To estimate the present value of the stock to be received by GPU shareholders in the merger, Salomon applied the one-year forward (2000 estimate) P/E multiple range from the public market valuation analysis of FirstEnergy (9.5x-11.5x) to the pro forma earnings of the combined company in 2002 and 2003 to determine the implied future share price of the combined company as of June 30, 2002 and June 30, 2003. The future share price was multiplied by an assumed exchange ratio of 1.3551, the exchange ratio that would result if FirstEnergy's average closing price over the 20-trading day period ending on the seventh trading day before the completion of the merger was $26.935 and then discounted at Salomon's estimate of FirstEnergy's cost of equity. The cash consideration to be received at closing was discounted at a risk-free rate of 7.0%. Salomon included in its calculation the present value of the GPU and FirstEnergy quarterly dividend streams to be received by GPU shareholders as indicated above, discounted at the estimated 9-10% cost of equity. All figures were discounted to August 1, 2000 and the analysis was conducted assuming 12 months to close and assuming 18 months to close. This analysis yielded a total value range for the FirstEnergy offer of $36.91 to 42.44 for an August 1, 2001 closing; and $36.85 to $42.39 for a
February 1, 2002 closing.

FIRSTENERGY FINANCIAL ANALYSIS

    Due to the stock component of the merger consideration, Salomon also conducted an analysis of FirstEnergy. Salomon's calculations of FirstEnergy's firm value were based upon 232.5 million diluted FirstEnergy shares outstanding as of June 30, 2000, and net debt, as of March 31, 2000, comprised of straight long-term debt of $6,056.2 million, straight short-term debt of $1,011.3 million and $904.6 million of preferred stock less $43.0 million in excess cash and marketable securities.

    FIRSTENERGY RELATIVE STOCK PRICE PERFORMANCE. Salomon reviewed the recent stock price performance of FirstEnergy common shares and compared its performance with that of the Philadelphia Utility Index, the Standard & Poor's Composite Average and a Comparable Companies Index comprised of eight comparable publicly traded utility companies (see FIRSTENERGY PUBLIC MARKET VALUATION ANALYSIS for detailed list of these entities).

    The following table presents the high, low, average and latest (as of August 1, 2000) stock prices of FirstEnergy and each index over the period of August 1, 1999 to August 1, 2000 as a percentage of the Base Period:

                                                                HIGH       LOW      AVERAGE     LATEST
                                                              --------   --------   --------   --------
FirstEnergy.................................................    101%       62%         83%        92%
Philadelphia Utility Index..................................    103%       74%         90%        95%
S&P Composite Average (500 stocks)..........................    115%       93%        105%       108%
Comparable Companies Index..................................    102%       80%         91%        94%

    FIRSTENERGY PUBLIC MARKET VALUATION ANALYSIS. Using stock prices as of August 1, 2000, management estimates as well as publicly available financial information, including First Call and I/B/E/S estimates, and in the case of FFO multiples for comparable companies, estimates of forward FFO multiples based on extrapolations of the LTM FFO multiple, Salomon compared certain financial measures of selected comparable publicly traded companies to those of FirstEnergy. Salomon selected these companies based upon its views as to the comparability of the financial and operating characteristics of these companies to FirstEnergy.

    The companies included in the FirstEnergy comparable companies analysis were:

    - PECO Energy Company (pro forma for its proposed merger with UNICOM Corporation),

    - American Electric Power Company Inc. (pro forma for its merger with Central & South West Corporation),

    - Public Service Enterprise Group Inc.,

    - DTE Energy Company (pro forma for its proposed merger with MCN Energy Group Inc.),

    - Ameren Corporation,

    - Constellation Energy Group Inc.,

    - Pinnacle West Capital Corporation, and

    - DQE Inc.

    Salomon's analysis resulted in the following selected reference ranges of multiples from the comparable public companies analysis:

    - price to LTM EPS of 10.0x to 12.0x, compared to 10.9x for FirstEnergy,

    - price to estimated EPS for 2000 of 9.5x to 11.5x, compared to 10.2x for FirstEnergy,

    - price to estimated EPS for 2001 of 9.0x to 11.0x, compared to 9.7x for FirstEnergy,

    - price to LTM FFO of 4.5x to 5.5x, compared to 3.9x for FirstEnergy,

    - price to 2000 estimated FFO of 4.3x to 5.2x, compared to 5.2x for FirstEnergy,

    - price to 2001 estimated FFO of 4.1x to 4.9x, compared to 4.7x for FirstEnergy,

    - price to book value per share of 1.2x to 1.5x, compared to 1.3x for FirstEnergy,

    - firm value to LTM EBITDA of 5.5x to 6.5x, compared to 5.7x for FirstEnergy, and

    - firm value to LTM EBIT of 9.0x to 10.0x, compared to 9.2x for FirstEnergy.

    Based on the analysis described above, Salomon determined a reference value range for FirstEnergy of $24.50 to $29.00 per common share.

    In addition to the above analysis, Salomon used the range of multiples of stock price to estimated one-year forward EPS of 9.5x to 11.5x as noted above and applied those multiples to FirstEnergy management estimates of EPS for 2001, 2002 and 2003 to calculate ranges of implied future FirstEnergy share prices. Salomon then derived the net present values of these hypothetical future share prices using a range of discount rates based on Salomon's estimate of FirstEnergy's cost of equity. Based on this analysis, Salomon determined a reference value range for FirstEnergy of $26.47 to $33.33 per common share.

    FIRSTENERGY DISCOUNTED CASH FLOW ANALYSIS. Salomon applied a discounted cash flow methodology to FirstEnergy estimates of future unlevered free cash flow, as provided by FirstEnergy management and as modified by GPU management, in order to calculate a range of FirstEnergy firm values as of June 30, 2000. Salomon applied terminal net income multiples ranging from 10.5x to 11.5x and discount rates representing Salomon's estimate of FirstEnergy's weighted average cost of capital ranging from 6.9% to 7.3%. This analysis yielded firm values ranging from $13,774 million to $15,528 million. This corresponds to a range of implied per share equity values of $25.92 to $33.46, assuming 232.5 million shares outstanding as of June 30, 2000.

    FIRSTENERGY SUM-OF-THE-PARTS ANALYSIS. Salomon derived a range of values for FirstEnergy by utilizing a "sum-of-the-parts" valuation analysis which separately values distinct components of FirstEnergy's business by applying various valuation methodologies to those components and uses the derived valuations to arrive at a range of values for FirstEnergy as a whole. The primary components of FirstEnergy's business analyzed by Salomon in its sum-of-the-parts analysis consist of regulated businesses, unregulated businesses, electricity transmission and other businesses, and are referred to herein as the "FirstEnergy businesses."

    This analysis does not imply the value at which the individual FirstEnergy businesses could be sold. Salomon did not consider the effect of transaction costs, including taxes that could be payable, associated with a disposition of the FirstEnergy businesses.

    FirstEnergy Sum-of-the-Parts Public Market Valuation. Using management estimates as well as publicly available financial information, including First Call and I/B/E/S estimates, Salomon compared certain financial measures of selected comparable companies to those of the relevant FirstEnergy business as described above in "FirstEnergy Public Market Valuation Analysis." Salomon selected these comparable companies based upon its views as to the comparability of the financial and operating characteristics of these companies to the relevant FirstEnergy business. Salomon calculated reference value ranges for the FirstEnergy businesses by applying various multiples derived from these comparable companies to selected financial measures of the relevant FirstEnergy business. Based upon this analysis, Salomon determined a reference value range for FirstEnergy of $26.00 to $33.00 per common share.

    FirstEnergy Sum-of-the-Parts Discounted Cash Flow Analysis. Salomon applied a discounted cash flow methodology to management estimates of future unlevered free cash flow of the FirstEnergy businesses in order to calculate ranges of firm values of each of the FirstEnergy businesses as of June 30, 2000. Salomon applied terminal net income multiples for each of the FirstEnergy businesses and discount rates representing the weighted average cost of capital or, in certain cases, the cost of equity of the particular FirstEnergy business to which they were applied. For the FirstEnergy businesses in aggregate, this analysis yielded firm values ranging from $14,717.5 million to $15,675.6 million. This corresponds to a range of implied per share equity values for FirstEnergy on a consolidated basis of $29.97 to $34.09.

PRO FORMA ANALYSIS OF THE MERGER

    Salomon analyzed and reviewed the pro forma impact of the merger on FirstEnergy's EPS for the fiscal years ended 2001 and 2003 assuming the exchange ratios of 1.2318, 1.3551 and 1.5055. The analysis was performed assuming the merger would be accounted for as a purchase transaction with 40-year goodwill amortization. Salomon based the analysis upon FirstEnergy management estimates, as provided by FirstEnergy management and as modified by GPU management. The analysis also included assumptions regarding the effects of estimated potential retained synergies. Based on this analysis, assuming an exchange ratio of 1.3551, on an EPS basis, the merger would be accretive to FirstEnergy by 6.2% and 10.5% in 2001 and 2003, respectively. If the maximum exchange ratio of
1.5055 is used, the merger would be accretive to FirstEnergy on an EPS basis by 3.0% and 7.1% in 2001 and 2003, respectively. Finally, if the minimum exchange ratio of 1.2318 is used, the merger would be accretive to FirstEnergy on an EPS basis by 8.9% in 2001 and 13.4% in 2003.

    Salomon is an internationally recognized investment banking firm that regularly engages in the valuation of companies and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, and corporate, estate and other purposes. GPU retained Salomon as a financial advisor because of its reputation, expertise in the valuation of companies and substantial experience in transactions similar to the merger.

    In the past Salomon has provided investment banking services to GPU, FirstEnergy and/or their respective affiliates for which it has received compensation. Pursuant to Salomon's engagement letter with GPU, dated August 6, 2000, GPU agreed to pay Salomon a fee for its services as financial advisor to GPU in connection with the merger totaling 0.40% of the transaction value, a significant portion of which will be received upon the closing of the merger. Additionally, GPU has agreed to reimburse Salomon for its reasonable out-of pocket expenses, including, without limitation, reasonable fees and disbursements of Salomon's legal counsel and agreed to indemnify Salomon and certain related persons against certain liabilities, including liabilities under the federal securities laws, related to or arising out of its engagement. In the ordinary course of business, Salomon or its affiliates may hold or actively trade the debt and equity securities of GPU, FirstEnergy and/or their respective affiliates for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in these securities. In addition, Salomon and its affiliates, including Citigroup, Inc., may maintain other business relationships with GPU, FirstEnergy and their respective affiliates.

EFFECTIVE TIME

    If the merger agreement is adopted by FirstEnergy shareholders and GPU shareholders, the effective time will occur as promptly as possible after satisfaction or waiver of the remaining conditions to the merger contained in the merger agreement, including the receipt of regulatory approvals.

    The effective time will be when FirstEnergy files its certificate of merger with the Secretary of State of the State of Ohio and GPU files its articles of merger with the Department of State of the Commonwealth of Pennsylvania, in accordance with the laws of the State of Ohio and the Commonwealth of Pennsylvania, respectively.

CONVERSION OF GPU SHARES, GPU STOCK OPTIONS AND GPU STOCK UNITS

    MERGER CONSIDERATION. As of the effective time, each share of GPU common stock outstanding immediately prior to the effective time of the merger (other than those held (i) by GPU shareholders who have not voted in favor of the merger and have properly demanded dissenters' rights and (ii) by GPU as treasury shares, which will be canceled) will automatically be exchanged for the right to receive shares of FirstEnergy common stock or cash, or, if proration is required as described below, a combination of cash and shares of FirstEnergy common stock. Each holder of GPU common stock may elect to receive in exchange for each of his or her shares of GPU common stock either:

    - $36.50 in cash, without interest; or

    - a number of whole shares of FirstEnergy common stock determined by dividing $36.50 by the average of the closing sale prices for a share of FirstEnergy common stock on the New York Stock Exchange as reported in THE WALL STREET JOURNAL over the 20-day trading period ending on the seventh trading day before the effective time (the "exchange ratio"); provided, however, that:

     - if the average closing price is equal to or above $29.6313, the exchange ratio will be fixed at 1.2318 shares of FirstEnergy common stock for each share of GPU common stock; and

     - if the average closing prices is equal to or below $24.2438, the exchange ratio will be fixed at 1.5055 shares of FirstEnergy common stock for each share of GPU common stock.

    - FirstEnergy will make a public announcement before 9:00 a.m. on the sixth trading day prior to the date the merger becomes effective of the exchange ratio, the average closing price of the FirstEnergy shares over the 20-day trading period and the deadline for submitting elections to receive cash or FirstEnergy shares.

    - after GPU shareholder elections have been tabulated, the elected amounts of cash and shares of FirstEnergy common stock will be subject to proration to achieve a mix of the aggregate exchange consideration that is 50% cash and 50% shares of FirstEnergy common stock, subject to the tax adjustment described below. AS A RESULT, GPU SHAREHOLDERS MAY RECEIVE A DIFFERENT COMBINATION OF CASH AND SHARES OF FIRSTENERGY COMMON STOCK THAN THEY ELECTED. SEE "CONSEQUENCES OF OVER- AND UNDER-ELECTION."

    CONSEQUENCES OF OVER-AND UNDER-ELECTION. Under the terms of the merger agreement, except in the case of a tax adjustment, as described below, 50% of the total consideration to be paid to GPU shareholders for their shares will consist of cash and 50% will consist of FirstEnergy common stock. If GPU shareholders, as a group, submit elections to convert more than 50% of the outstanding GPU shares into cash or more than 50% into FirstEnergy shares, then adjustments will be made to ensure that 50% of the outstanding GPU shares are converted into cash and 50% of the outstanding GPU shares are converted into FirstEnergy shares.

    If GPU shareholders holding more than 50% of the outstanding shares of GPU common stock elect to receive shares of FirstEnergy common stock, then:

    - all shares of GPU common stock covered by elections to receive cash and all shares of GPU common stock covered by non-elections will be converted into the right to receive $36.50 per share in cash; and

    - all shares of GPU common stock covered by elections to receive FirstEnergy common stock will be converted into the right to receive cash and shares of FirstEnergy common stock as follows:

     - a number of shares of FirstEnergy common stock equal to:

           - the number of shares equal to 50% of the outstanding shares of GPU common stock divided by the aggregate number of shares of GPU common stock covered by elections to receive shares of FirstEnergy common stock

           - multiplied by the exchange ratio; and

     - cash in an amount equal to:

           - the difference between (A) one and (B) the number of shares equal to 50% of the outstanding shares of GPU common stock divided by the aggregate number of shares of GPU common stock covered by elections to receive shares of FirstEnergy common stock

           - multiplied by $36.50.

    The merger agreement also provides that no more than 50% of the total merger consideration will be paid in cash. If GPU shareholders elect to receive more than 50% of the merger consideration as cash, then:

    - all shares of GPU common stock covered by elections to receive shares of FirstEnergy common stock and all shares of GPU common stock covered by non-elections will be converted into the right to receive shares of FirstEnergy common stock, at the exchange ratio; and

    - all shares of GPU common stock covered by elections to receive cash will be converted into the right to receive cash and shares of FirstEnergy common stock, as follows:

     - cash in an amount equal to:

           - the number of shares equal to 50% of the outstanding shares of GPU common stock divided by the aggregate number of shares of GPU common stock covered by elections to receive shares of FirstEnergy common stock

           - multiplied by $36.50; and

     - a number of shares of FirstEnergy common stock equal to:

           - the difference between (A) one and (B) the number of shares equal to 50% of the outstanding shares of GPU common stock divided by the aggregate number of shares of GPU common stock covered by elections to receive shares of FirstEnergy common stock;

           - multiplied by the exchange ratio.

    The merger agreement also provides that if after accounting for all elections, less than 50% of the merger consideration will be paid in cash and less than 50% of the merger consideration will be paid in shares of FirstEnergy common stock, then:

    - all shares of GPU common stock covered by elections to receive cash will be converted into the right to receive $36.50 per share in cash;

    - all shares of GPU common stock covered by elections to receive shares of FirstEnergy common stock will be converted into the right to receive shares of FirstEnergy common stock, at the exchange ratio;

    - an allocation will be made among shares covered by non-elections so that each share covered by a non-election will be converted into the right to receive:

     - a cash amount equal to:

           - the difference between the number of shares equal to 50% of the outstanding shares of GPU common stock and the aggregate number of shares of GPU common stock covered by elections to receive cash, divided by the number of shares covered by non-elections

           - multiplied by $36.50; and

     - a number of shares of FirstEnergy common stock equal to:

           - the difference between the number of shares equal to 50% of the outstanding shares of GPU common stock and the aggregate number of shares of GPU common stock covered by elections to receive shares of FirstEnergy common stock divided by the number of shares covered by non-elections

           - multiplied by the exchange ratio.

    TAX ADJUSTMENT. FirstEnergy and GPU intend the merger to be treated as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code. In order to be treated as a reorganization under Section 368(a) of the Internal Revenue Code, the merger must satisfy the "continuity of shareholder interest" requirements under U.S. Treasury regulations and other U.S. federal income tax principles relating to reorganizations under Section 368(a) of the Internal Revenue Code. The relevant Treasury regulations generally require that to qualify as a reorganization under Section 368(a) of the Internal Revenue Code, a substantial part of the value of the proprietary interests in the target corporation (in this case, GPU) must be preserved in the reorganization. There is no definitive statement regarding what percentage of shareholder continuity is required in order to satisfy this condition. It is generally believed, however, that the continuity of shareholder interest requirement will be satisfied if the percentage of the consideration received by GPU shareholders in the merger in the form of FirstEnergy shares is at least somewhere between 40 and 45 percent of the total consideration received by GPU shareholders in the merger, based upon the closing date price of FirstEnergy shares. It is a condition to closing, which neither FirstEnergy nor GPU intends to waive without GPU and FirstEnergy resoliciting proxies from shareholders of GPU and FirstEnergy, that each of FirstEnergy and GPU receive opinions of their respective counsels, dated as of the closing date, that the merger will be treated as a reorganization under Section 368(a) of the Internal Revenue Code. Therefore, the merger agreement provides that, if necessary to enable counsel to deliver their opinions, then, to the minimum extent necessary, the amount of cash to be delivered with respect to each GPU share convertible, in whole or in part, into the right to receive cash will be reduced and FirstEnergy will deliver, with respect to that GPU share, FirstEnergy shares of equal aggregate value (based on the closing date price of FirstEnergy shares). For purposes of calculating the percentage of the total merger consideration delivered in the form of FirstEnergy shares, the total merger consideration received includes not only FirstEnergy shares and cash issued or paid to GPU shareholders in exchange for their GPU shares, but also any other amounts treated as consideration in connection with the merger for purposes of the Internal Revenue Code.

    NO FRACTIONAL SHARES. FirstEnergy will not issue fractional shares in connection with the merger. Any GPU shareholder otherwise entitled to a fractional share, including in connection with a tax adjustment, will instead receive cash in an amount equal to that fraction multiplied by the average of the closing prices of the shares of FirstEnergy common stock over the five-day trading period ending on the trading day before we complete the merger.

    DISSENTERS SHARES. GPU shareholders who decide to pursue their rights to dissent under Pennsylvania law will lose their right to receive the merger consideration; they will have only those rights that are granted by applicable Pennsylvania law. If, however, after the effective time, a GPU shareholder withdraws or loses their right to dissent, their GPU shares will be converted into the right to receive the merger consideration with no right of election and accordingly, will be treated as non-election shares. GPU will promptly notify FirstEnergy if it receives any written demands for payment of the fair value of outstanding GPU shares and withdrawals of such demands. The surviving corporation will make all payments in respect of dissenting shares.

    ADJUSTMENT TO PER SHARE AMOUNT. If FirstEnergy changes (or establishes a record date for changing) the number of FirstEnergy shares issued and outstanding prior to the effective time through a stock split, stock dividend, stock combination, recapitalization, reclassification, reorganization or similar transaction, or pays or makes an extraordinary dividend or distribution, and in any of these instances the record date is prior to the effective time, then the exchange ratio will be adjusted appropriately. If FirstEnergy enters into a merger or consolidation whereby FirstEnergy shares are converted into or exchanged for the shares of another corporation, GPU shareholders entitled to receive FirstEnergy shares under the merger agreement will be entitled to receive an amount of replacement securities or assets as will be distributable in the new merger or consolidation of equal value.

    EXCHANGE AGENT. As soon as practicable after the effective time, the surviving corporation will deposit with a bank or trust company, as the exchange agent, an amount of cash and certificates representing the FirstEnergy shares necessary to convert the GPU shares into FirstEnergy shares and cash.

    ELECTION PROCEDURE, ELECTION DEADLINE AND DEEMED NON-ELECTION. FirstEnergy will cause forms of election to be mailed to record holders of GPU shares not more than 90 days nor less than 30 days before the expected election deadline. To be effective, a form of election must be:

    - properly completed, signed and submitted to the exchange agent;

    - accompanied by any GPU share certificates as to which the election is being made (or an appropriate guarantee of delivery of such certificates as provided in the merger agreement); and

    - received by the exchange agent by the election deadline, which will be 5:00 p.m., New York City time, on the business day prior to the effective time. FirstEnergy will issue a press release before 9:00 a.m. on the sixth trading day before the merger occurs announcing the deadline for submitting elections.

    FirstEnergy (or, at FirstEnergy's option, the exchange agent) has the discretion to determine whether a GPU shareholder has properly completed, signed, and submitted (or revoked) a form of election and to disregard immaterial defects in the form of election. The exchange agent will also make all computations that the merger agreement requires, and all such computations will be conclusive and binding on GPU shareholders.

    All elections may be revoked in writing until the election deadline. A GPU shareholder who submits an untimely or improper form of election will be deemed not to have made an election.

    EXCHANGE AND PAYMENT PROCEDURES. As soon as reasonably practicable after the effective time, the exchange agent will mail to each record holder of a certificate or certificates representing GPU shares who failed to return a properly completed form of election:

    - a letter of transmittal for use in submitting GPU share certificates to the exchange agent; and

    - instructions explaining what the holder must do to surrender his or her GPU share certificates and receive the merger consideration.

    After a GPU shareholder submits his or her GPU share certificates, together with a letter of transmittal and other documents that may be required, they will have the right to receive cash, a certificate representing FirstEnergy shares, or both. The merger consideration may be delivered to someone who is not listed in GPU's transfer records if that person presents a GPU share certificate to the exchange agent along with all documents required to prove that the certificate has been transferred to them and any applicable stock transfer taxes have been paid. Until surrendered, each GPU share certificate will be deemed after the effective time to represent only the right to receive, upon surrender, the merger consideration.

    NO FURTHER OWNERSHIP RIGHTS IN GPU COMMON STOCK. Payment of the merger consideration to GPU shareholders will be deemed to be in full satisfaction of all rights pertaining to GPU shares, subject to FirstEnergy's obligation to pay any dividends or make any other distributions under the merger agreement. After the effective time, GPU share certificates presented to FirstEnergy for any reason will be canceled and exchanged as provided in the merger agreement.

    GPU STOCK OPTIONS AND STOCK UNITS. At the effective time, each unexpired and unexercised option to purchase GPU shares will become an option to purchase a number of FirstEnergy shares equal to the number of GPU shares that could have been purchased under the GPU option multiplied by the exchange ratio. The exercise price per FirstEnergy share will be equal to the option exercise price of the GPU option under its terms divided by the exchange ratio. If, however, the current terms of a GPU option entitle the holder, upon completion of the merger, to a cash payment in respect of that option, that holder will be entitled to that cash payment in accordance with the current terms of the option unless, within 30 days after the effective time, that holder elects, by written notice to FirstEnergy, that the holder's GPU option will become a FirstEnergy option.

    At the effective time, all outstanding performance units granted under the GPU stock plans will, in accordance with their terms, vest and become payable and all deferred vested units may, in accordance with their terms and prior elections made by the holders, vest and become payable upon the completion of the merger. Each holder of a GPU stock unit which becomes payable upon the completion of the merger will be entitled to receive at the effective time:

    - if the GPU stock units are payable in cash, a cash payment calculated as described in the merger agreement;

    - if the GPU stock unit is payable in stock, a number of FirstEnergy shares calculated as described in the merger agreement.

    Each GPU deferred unit that does not become payable upon completion of the merger, will, at the written election of its holder delivered to FirstEnergy within 30 days after the effective time, be converted into either:

    - a deferred vested unit covering a number of FirstEnergy shares calculated as described in the merger agreement; or

    - a deferred cash account to be established and maintained by FirstEnergy or one of its subsidiaries with an initial balance calculated as described in the merger agreement, which balance thereafter will be credited with interest until paid.

    STATED CAPITAL OF FIRSTENERGY SHARES. At the effective time, the stated capital of each class of shares of FirstEnergy will equal the par value of such shares.

    DO NOT FORWARD CERTIFICATES TO THE EXCHANGE AGENT, FIRSTENERGY OR GPU UNTIL YOU HAVE RECEIVED A FORM OF ELECTION. DO NOT RETURN CERTIFICATES WITH THE ENCLOSED PROXY. A FORM OF ELECTION AND COMPLETE INSTRUCTIONS FOR PROPERLY MAKING AN ELECTION TO RECEIVE CASH, FIRSTENERGY SHARES OR A COMBINATION OF CASH AND FIRSTENERGY SHARES WILL BE MAILED TO SHAREHOLDERS UNDER SEPARATE COVER BEFORE THE EFFECTIVE TIME/CLOSING DATE, WHICH UNDER THE MERGER AGREEMENT WILL BE BY SEPTEMBER 30, 2001, WITH POSSIBLE EXTENSIONS UP TO DECEMBER 31, 2001 OR
MARCH 31, 2002.

ILLUSTRATIONS OF EXCHANGE RATIO APPLICATION AND VALUE TO BE RECEIVED

    The market price of FirstEnergy common stock will fluctuate, and the number of outstanding shares of GPU common stock may change, between the date of this joint proxy statement/prospectus and the effective time of the merger. Therefore, the number of shares of FirstEnergy common stock to be issued in the merger can be estimated, but the precise number cannot be determined at this time.

    The following table contains examples of the exchange ratio and the stock consideration and cash paid for any fractional shares to be received by shareholders assuming no proration occurs. The examples are based on various average closing prices of FirstEnergy common stock over the 20-day trading period ending on the seventh trading day before the completion of the merger and assume that a GPU shareholder who owns 100 shares of GPU common stock elects to receive only shares of FirstEnergy common stock as consideration. The examples also assume that the market price of a share of FirstEnergy common stock on the day the merger is completed is equal to the average closing price of FirstEnergy common stock for the 20-day period and that for purposes of calculating the amount of cash payable instead of fractional FirstEnergy shares, that the average closing price of FirstEnergy common stock over the five-day trading period ending on the day before the completion of the merger is equal to the average closing price of FirstEnergy common stock for the 20-day period. For each stated average closing price, the table indicates:

    - the corresponding exchange ratio;

    - the number and dollar value of whole shares of FirstEnergy common stock that a GPU shareholder would receive;

    - the amount of cash a GPU shareholder would receive for any fractional share; and

    - the total value of the FirstEnergy shares and cash for fractional shares.

                                                                                                      TOTAL VALUE OF CASH AND
                                                                                                      STOCK CONSIDERATION TO
       AVERAGE                                                                                          BE RECEIVED PER 100
     FIRSTENERGY                          NUMBER OF WHOLE         $ VALUE OF                                GPU SHARES
       CLOSING                           FIRSTENERGY SHARES   FIRSTENERGY SHARES   CASH PAYMENT FOR    (TO THE NEAREST WHOLE
        PRICE           EXCHANGE RATIO     TO BE RECEIVED       TO BE RECEIVED     FRACTIONAL SHARE           DOLLAR)
---------------------   --------------   ------------------   ------------------   ----------------   -----------------------
      $31.00                1.2318              123                $3,813.00            $5.58                  $3,819
       30.00                1.2318              123                 3,690.00             5.40                   3,695
       29.6313              1.2318              123                 3,644.65             5.33                   3,650
       27.00                1.3519              135                 3,645.00             5.13                   3,650
       24.2438              1.5055              150                 3,636.57            13.33                   3,650
       23.00                1.5055              150                 3,450.00            12.65                   3,463
       22.00                1.5055              150                 3,300.00            12.10                   3,312

ACCOUNTING TREATMENT

    The merger will be accounted for as a purchase in accordance with GAAP. Under the purchase method of accounting, the post-merger common equity of FirstEnergy will be equal to the book common equity of FirstEnergy at the time of the merger plus the fair market value of the new shares of FirstEnergy common stock issued to GPU shareholders in connection with the merger. The cash consideration which will be paid to GPU shareholders will be financed with debt. The pro forma adjustments reflected in the unaudited pro forma financial information assume a purchase price of $36.50 for each outstanding share of GPU common stock.

    GPU's net assets must be adjusted to fair market value on FirstEnergy's balance sheet as of the date of completion. To the extent the purchase price exceeds the fair market value of GPU's net assets, goodwill will be recognized on the balance sheets of GPU's subsidiaries and therefore on the post-merger consolidated balance sheet of FirstEnergy. Any goodwill resulting from the merger will be amortized over a period not to exceed 40 years. If the purchase price is less than the fair market value of GPU's net assets, the value of GPU's fixed assets will be reduced accordingly. No adjustment will be made to FirstEnergy's pre-merger assets and liabilities in connection with the merger.

    The reported income of FirstEnergy in the first financial reporting period following completion of the merger will include GPU's results of operations only from the date of completion of the merger forward.

REGULATORY APPROVALS

    Under the merger agreement, neither FirstEnergy nor GPU will be required to complete the merger unless they receive all regulatory approvals required in connection with the merger other than those which if not obtained would not reasonably be expected to have a material adverse effect on the combined company. Even if these regulatory approvals can be obtained, neither company will be required to complete the merger if the final regulatory orders approving the merger would impose terms and conditions which, in the aggregate, would reasonably be expected to have a material adverse effect on the combined company.

    Under the merger agreement, FirstEnergy and GPU have agreed to take all action necessary to obtain all regulatory approvals required in connection with the merger. The parties have also agreed to use their best efforts to take all necessary, proper or advisable action to complete the merger as promptly as possible. Various parties may seek to oppose the merger or to have conditions imposed upon the receipt of necessary approvals. While FirstEnergy and GPU believe that they will receive the requisite regulatory approvals for the merger, there can be no assurance as to the timing of these approvals or the ability of the parties to obtain such approvals on satisfactory terms. It is a condition to the completion of the merger that final orders approving the merger be obtained from the various federal and state governmental entities described below, which orders do not impose terms and conditions that, in the aggregate, would reasonably be expected to have a material adverse effect on the business, operations, properties, assets, financial condition or reported or future results of operations of FirstEnergy and its subsidiaries after the merger. There can also be no assurance that any approvals will not contain terms or conditions that cause the approvals to fail to satisfy this condition to the completion of the merger.

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FEDERAL POWER ACT

    We are required under Section 203 of the Federal Power Act to obtain the approval of the FERC in connection with the merger. Section 203 provides that no public utility shall sell or otherwise dispose of its jurisdictional facilities or, directly or indirectly, merge or consolidate such facilities with those of any other person or acquire any security of any other public utility without first having obtained authorization from the FERC. Under Section 203 of the Federal Power Act, the FERC will approve a merger if it finds the merger to be "consistent with the public interest." In undertaking its review of a utility merger transaction, the FERC evaluates:

    - the effect on competition;

    - the effect on rates; and

    - the effect on federal regulation.

FirstEnergy and GPU will shortly file an application with the FERC requesting that the FERC approve the merger.

PUBLIC UTILITY HOLDING COMPANY ACT OF 1935

    FirstEnergy is currently a holding company exempt from most provisions of the 1935 Act. GPU is a registered holding company under that Act. FirstEnergy is required to obtain approval from the SEC under Section 9(a)(2) of the 1935 Act in connection with the merger. Section 9(a)(2) of the 1935 Act provides that it is unlawful for any person to acquire any security of any public utility company if that person owned, or by virtue of that transaction will come to own, 5% or more of the voting securities of the public utility company and of any other public utility company, without the prior approval of the SEC. An application for approval of the merger under the 1935 Act will be filed by FirstEnergy. Under the applicable standards of the 1935 Act, the SEC is directed to approve a proposed acquisition unless it finds that:

    - the acquisition would tend towards detrimental interlocking relations or a detrimental concentration of control;

    - the consideration to be paid in connection with the acquisition is not reasonable;

    - the acquisition would unduly complicate the capital structure of the applicant's holding company system or would be detrimental to the public interest or the interest of investors or consumers or the proper functioning of the applicant's holding company system; or

    - the acquisition would violate applicable state law. In order to approve a proposed acquisition, the SEC must also find that the acquisition would tend towards the economical and efficient development of an integrated public utility system and would otherwise conform to the 1935 Act's integration and corporate simplification standards.

    FirstEnergy will be required to be registered under Section 5 of the 1935 Act when the merger is completed. At that time, FirstEnergy will become subject to the restrictions that the 1935 Act imposes on registered holding company systems. Among these are the requirements that certain securities issuances as well as sales and acquisitions of interests of any other business be approved or authorized by the SEC. The 1935 Act also limits the ability of registered holding companies to engage in nonutility ventures and regulates any holding company system service company and the rendering of services by holding company affiliates to the system's utilities. The 1935 Act restrictions are not expected to have any material adverse impact on FirstEnergy since GPU is already regulated by and registered under the 1935 Act. In addition, FirstEnergy expects that its current and planned non-utility investments and transactions will be permitted under the 1935 Act. Although the SEC may, pursuant to the 1935 Act, require the divestiture of any business that is not functionally related to the utility business as a condition to approval of the merger, FirstEnergy and GPU believe that all of their non-utility activities

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after completion of the merger will meet the requirements for retention by a registered holding company.

ATOMIC ENERGY ACT

    Ohio Edison and Penn Power each holds a license from the NRC authorizing it to hold ownership or leasehold interests in the Beaver Valley Unit 1 nuclear unit and (along with OES Nuclear Inc., which is a wholly-owned subsidiary of Ohio Edison) the Perry Unit 1 nuclear unit. Ohio Edison also holds an NRC license authorizing it to hold an ownership or a leasehold interest in Beaver Valley Unit 2. Each of Cleveland Electric and Toledo Edison holds an NRC license authorizing them to hold ownership or leasehold interests in Perry Unit 1, Beaver Valley Unit 2 and the Davis-Besse nuclear units. The Davis-Besse facility also includes a generally licensed independent spent fuel storage installation. FirstEnergy Nuclear Operating Company holds NRC licenses authorizing it to operate these FirstEnergy nuclear power plants. GPU Nuclear, Met-Ed, Jersey Central and Penelec each holds an NRC license authorizing it to possess Three Mile Island Unit-2. The Saxton Nuclear Experimental Corporation (an indirect, wholly-owned subsidiary of GPU) is licensed to possess the Saxton Facility and GPU Nuclear is licensed to possess, manage, use and maintain this facility. On September 14, 2000, FirstEnergy formally informed the NRC, in a docketed filing, that completion of the merger will not result in a direct or indirect transfer of control of the operating licenses for Perry Nuclear Power Plant, the Davis-Besse Nuclear Power Station and the Beaver Valley Power Station Units 1 and 2. After the merger, these nuclear plants will continue to be operated by the FirstEnergy Nuclear Operating Company and will continue to be entirely owned by wholly-owned subsidiaries of the Company, which subsidiary companies will remain unchanged as a result of the merger. While this does not constitute a change of control of the FirstEnergy Nuclear Operating Company plants, the merger will result in an indirect transfer of control over the possession-only licenses for the two plants owned by GPU, the Three Mile Island Unit-2 and the Saxton facility. FirstEnergy also advised the NRC that FirstEnergy and GPU will be filing joint applications with the NRC in late September 2000, requesting its approval of the indirect transfer of control of the possession-only licenses for Three Mile Island Unit-2 and Saxton, to the extent required by the Atomic Energy Act.

ANTITRUST CONSIDERATIONS

    The Hart-Scott-Rodino Antitrust Improvements Act and the rules and regulations thereunder provide that certain transactions (including the merger) may not be consummated until certain information has been submitted to the Department of Justice and the Federal Trade Commission and specified HSR Act waiting period requirements have been satisfied. The expiration or termination of the HSR Act waiting period would not preclude the DOJ or the FTC from challenging the merger on antitrust grounds. If the merger is not consummated within 12 months after the expiration or termination of the HSR Act waiting period, new premerger notifications would need to be submitted to the DOJ and the FTC and a new HSR Act waiting period would have to expire or be terminated before the merger could be consummated. FirstEnergy and GPU will comply with the provisions of the HSR Act.

STATE APPROVALS AND RELATED MATTERS

    PUBLIC UTILITIES COMMISSION OF OHIO. FirstEnergy believes that the approval of the merger by the Public Utilities Commission of Ohio is not required.

    PENNSYLVANIA PUBLIC UTILITY COMMISSION. Penn Power, Met-Ed and Penelec are currently subject to the jurisdiction of the Pennsylvania Public Utility Commission. Under Chapter 11 of the Pennsylvania Public Utility Code, any public utility must obtain a certificate of public convenience before it (or any affiliate) may acquire from, or transfer to, another entity the title to, or the possession or use of, any property used or useful in the public service. In addition, under the Pennsylvania Public Utility Commission's policy, a merger that results in the change in control of an existing Pennsylvania public utility (which includes a change in the controlling interest of the utility's parent) requires the issuance

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of a certificate of public convenience by the Pennsylvania Public Utility
Commission. In accordance with Chapter 28 of the Public Utility Code, the Pennsylvania Public Utility Commission is required to consider whether any proposed merger is likely to result in anticompetitive or discriminatory conduct, including the unlawful exercise of market power which prevents retail electricity customers from realizing the benefits of a properly functioning competitive retail market. Chapter 21 of the Pennsylvania Public Utility Code also requires that contracts or other arrangements between and among utility affiliates be filed with and approved by the Pennsylvania Public Utility Commission.

    The Pennsylvania courts have generally held that those seeking approval of a utility merger must demonstrate that it will affirmatively promote the service, accommodation, convenience or safety of the public in some material way.

    GPU and FirstEnergy intend to seek the required approvals from the Pennsylvania Public Utility Commission in accordance with the above requirements.

    NEW JERSEY BOARD OF PUBLIC UTILITIES. The transfer of the ownership or control or the merger of GPU, as the parent company of Jersey Central, is subject to the jurisdiction of the New Jersey Board of Public Utilities. Pursuant to Title 48 of the New Jersey Statutes Annotated, no person may acquire or seek to acquire control of a public utility directly or indirectly through the medium of an affiliated or parent corporation without first requesting and receiving approval of the New Jersey Board of Public Utilities. In addition, the prior authorization of the New Jersey Board of Public Utilities is required for any transfer of stock to another public utility, or a transfer that vests another corporation with a majority interest in the stock of a public utility.

    In order to approve the merger of a public utility, it has been the New Jersey Board of Public Utilities' long standing policy in applying the statutory criteria of Title 48 that it must determine that the proposed transaction will not adversely impact the financial integrity of the New Jersey utility, will not cause any adverse impact on competition, rates, employees or the provision of safe and adequate service at just and reasonable rates, and is not contrary to the public interest.

    Pursuant to statutory provisions under which the New Jersey Board of Public Utilities regulates relations between public utilities and affiliated persons or entities, the New Jersey Board of Public Utilities must also approve certain contracts or arrangements for certain services, purchases or loans between a public utility and its affiliates.

    GPU and its affiliates will seek the approvals of the New Jersey Board of Public Utilities consistent with these requirements.

STOCK EXCHANGE LISTING; DELISTING AND DEREGISTRATION OF GPU COMMON STOCK

    It is a condition to the merger that the shares of FirstEnergy common stock to be issued in the merger to holders of shares of GPU common stock and such other shares to be reserved for issuance in connection with the merger be approved for listing on the New York Stock Exchange. Once the merger is completed, GPU common stock will no longer be listed on any exchange.

RESALE OF THE SHARES OF FIRSTENERGY COMMON STOCK ISSUED IN THE MERGER; GPU AFFILIATES

    All shares of FirstEnergy common stock received by GPU shareholders in the merger will be freely transferable, except that shares of FirstEnergy common stock received by people who are considered to be "affiliates" (as that term is defined under the Securities Act of 1933) of GPU prior to the merger may be resold by them only in transactions permitted by the resale provisions of Rules 144 or 145 promulgated under the Securities Act or as otherwise permitted under the Securities Act. Generally, people who may be deemed to be affiliates of GPU include individuals or entities that control, are controlled by, or are under common control with, GPU and may include officers or directors of GPU. The merger agreement requires GPU to use commercially reasonable efforts to cause its affiliates to execute a written agreement to the effect that those people will not offer or sell or otherwise dispose of any of the shares of FirstEnergy common stock issued to them in the merger in violation of the Securities Act or the rules and regulations of the SEC.

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INTERESTS OF CERTAIN PERSONS IN THE MERGER

    In considering the recommendation of the GPU board of directors to vote "FOR" approval and adoption of the merger agreement, GPU shareholders should be aware that some directors and executive officers of GPU have certain interests in the merger that are different from, or in addition to, the interests of GPU shareholders generally. The GPU board recognized those interests and considered them when it approved the merger and the merger agreement.

    NEW EMPLOYMENT AGREEMENTS. FirstEnergy has agreed to enter into employment agreements with Fred D. Hafer, the current chairman, chief executive officer and president of GPU, and Carole B. Snyder, executive vice president--corporate affairs of GPU Service, providing for their employment with the combined company. Upon the execution, the agreement with Mr. Hafer will supersede his existing severance protection agreement with GPU. See "Existing Severance Protection Agreements" below. The agreement with Ms. Snyder will incorporate certain terms of her severance protection agreement with GPU. We describe the severance protection agreements between GPU and various of its executive officers below under "Existing Severance Protection Agreements."

    Mr. Hafer's employment agreement will provide for his employment as an officer and as the chairman of the board of directors of FirstEnergy for a term commencing at the time the merger is completed and ending when Mr. Hafer reaches age 62; he is currently 59. The agreement will also provide for a subsequent thirty-six month consulting arrangement.

    During his term of employment with FirstEnergy after the merger, Mr. Hafer will be entitled to receive a base salary, annual bonus and long-term incentive opportunities and executive and employee benefits that are at least as favorable as what he is entitled to receive immediately before the merger. Mr. Hafer will also be entitled to participate in FirstEnergy's qualified and non-qualified pension, retirement and deferred compensation plans. Under FirstEnergy's retirement benefit plans, Mr. Hafer's annual retirement benefit will be no less than the annual retirement benefit to which he is entitled under similar GPU plans prior to the merger (less any benefits accrued under the GPU plans prior to the merger). Mr. Hafer will be entitled to accrue additional benefits under FirstEnergy's retirement plans during his term of employment with FirstEnergy after the merger.

    If Mr. Hafer's employment with FirstEnergy is terminated by FirstEnergy for any reason other than for cause or by Mr. Hafer for good reason or for any reason during a thirty-day period six months after FirstEnergy undergoes a change in control (as defined in Mr. Hafer's agreement), Mr. Hafer will be entitled to:

    - any unpaid compensation he has earned or accrued through the date of termination, and a pro rata portion of his target annual bonus for the year in which his employment is terminated or, if greater, the highest annual bonus paid to him during the preceding three years;

    - a lump sum severance payment equal to three times the sum of (1) the greater of (x) his base salary in effect at the time of termination or
      (y) his base salary in effect immediately prior to the change in control of FirstEnergy and (2) the greater of (x) the highest annual bonus paid to him during the preceding three years, or (y) his target bonus for the year of termination;

    - medical and other welfare benefits for himself and his dependents for thirty-six months;

    - immediate exercise of all or a portion of his stock options; and

    - reimbursement for all expenses he incurs for one year of outplacement services.

    Upon his retirement at age 62, or if his employment is terminated for any reason other than under circumstances which would entitle him to the severance payments and benefits described above, Mr. Hafer will act as a consultant to FirstEnergy for three years. As a consultant, Mr. Hafer will render advisory and consulting services commensurate with his status and position that FirstEnergy's chief executive officer reasonably requests, and receive a consulting fee at an annual rate equal to his base salary in effect at his retirement or the termination of his employment. If Mr. Hafer's service as a consultant to FirstEnergy is terminated for any reason other than by FirstEnergy for cause, he will be

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entitled to any unpaid fees and expenses he has earned and accrued and a lump sum payment equal to the consulting fees he would have received for the remainder of the consulting term had his service not been terminated.

    The proposed agreement with Mr. Hafer contains an excise tax gross-up to make Mr. Hafer whole for any taxes or penalties imposed as a result of the application of Sections 4999 and 280G of the Internal Revenue Code of 1986, as amended, with respect to any payments or benefits provided to Mr. Hafer pursuant to the agreement or otherwise.

    The employment letter agreement with Ms. Snyder provides for a two-year term of employment with FirstEnergy following the completion of the merger. During her term of employment, Ms. Snyder will be entitled to receive a base salary, annual bonus and long-term incentive opportunities and executive and employee benefits that are at least as favorable as what she is entitled to receive immediately before the merger. Ms. Snyder will also be entitled to participate in FirstEnergy's qualified and non-qualified pension, retirement and deferred compensation plans. Under FirstEnergy's retirement benefit plans, Ms. Snyder's annual retirement benefit will be no less than the annual retirement benefit to which she is entitled under similar GPU plans prior to the merger (less any benefits accrued under the GPU plans prior to the merger). Ms. Snyder will be entitled to accrue additional benefits under FirstEnergy's retirement plans during her term of employment with FirstEnergy after the merger.

    If Ms. Snyder's employment with FirstEnergy terminates for any reason within two years after the completion of the merger, she will be entitled to all of the payments and other benefits to which she would have been entitled under her severance protection agreement with GPU had she resigned for good reason (as defined in her severance protection agreement).

    EXISTING SEVERANCE PROTECTION AGREEMENTS. Messrs. Hafer, Jolles, Chesser and Levy and Ms. Snyder are each party to a severance protection agreement with GPU. Under their agreements, each executive is entitled to receive the benefits described below if his or her employment is terminated by GPU or, after the merger by FirstEnergy for reasons other than cause, disability or death, or if he or she resigns for good reason, during the two years following the completion of the merger or during the year prior to the completion of the merger or otherwise in connection with the merger.

    The severance benefits payable to all executive officers consist of, in general:

    - the executive's base salary through the termination;

    - a pro rata portion of the executive's target incentive bonus or, if greater, the highest annual bonus paid to the executive in any of the three full fiscal years prior to either termination or the change in control, in either case reduced by any bonus payable under the GPU incentive compensation plan for elected officers in respect of the year in which the executive's termination occurs;

    - a lump sum severance payment equal to three times the sum of (1) the greater of (x) the executive's base salary in effect at the time of termination or (y) his base salary in effect immediately prior to the change in control and (2) the greater of (x) the highest annual bonus paid to the executive during the preceding three years, or (y) his target bonus for the year of termination;

    - medical and other welfare benefits for the executive and his or her dependents for thirty-six months;

    - reimbursement of certain expenses subject to specified limitations; and

    - an additional amount to reimburse the executive, on an after-tax basis, for any excise tax under Section 4999 of the Internal Revenue Code, and any related interest and penalties, on amounts payable under the agreements or otherwise.

    The severance protection agreements have an initial term of two years and automatically renew annually unless earlier terminated by the executive or GPU.

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    SEVERANCE POLICY.  GPU's severance policy covers all employees, including officers that are not party to a severance protection agreement. Under the severance policy, employees whose employment is involuntarily terminated (as defined in the policy, and including constructive termination as a result of a reduction in a participant's base salary or target incentive award, or a relocation in excess of 50 miles) within 18 months following a change in control (which, as defined in the policy includes the completion of the merger) for reasons other than cause, will receive:

    - thirty days paid notice;

    - severance pay equal to three weeks of base salary for each year of service with a minimum of 26 weeks, and a maximum of 52 weeks;

    - continuation of medical, dental and basic life insurance for the period equal to the period of severance;

    - outplacement benefits providing job search assistance; and

    - "bridge benefits."

    "Bridge benefits" enhance retirement benefits for employees not yet eligible to retire when their employment terminates. The "bridge" allows employees who have completed 10 years of service and who have attained age 50, but not age 55, the opportunity to receive:

    - pension benefits calculated using more favorable employer-subsidized early retirement reduction factors rather than the actuarial reduction factors generally applicable upon a termination of employment prior to normal retirement;

    - continued medical and life insurance benefits until age 55; and

    - retiree medical and life insurance coverage upon attaining age 55 on the same terms and conditions as if the employee had retired from GPU.

    Prior to the completion of the merger, GPU has the right to provide these severance benefits to participants, as appropriate. Employees accepting the severance benefits will be required to sign a release of claims.

    In addition, GPU has the right to enter into severance and/or retention arrangements prior to the completion of the merger with certain key employees. Severance payable under these arrangements will be in lieu of severance provided under the severance policy described above. Retention arrangements will be provided under a special retention bonus program. Generally, retention bonuses will be paid to eligible participants who remain employed by GPU for six months following the completion of the merger, or upon an earlier termination of employment by GPU under certain circumstances. GPU may, however, pay out portions of the retention bonuses to eligible participants prior to these events.

    STOCK OPTIONS AND OTHER EQUITY AWARDS. Upon completion of the merger, each outstanding stock option to purchase GPU shares, other than options originally granted under the stock plans of the MYR Group which were converted into options to purchase shares of GPU shares when GPU acquired MYR, will become immediately vested and exercisable. Subject to the next sentence, each unexpired or unexercised option to purchase GPU shares (including those originally granted under the stock plans of the MYR Group and converted into options to purchase shares of GPU shares) will become an option to purchase a number of FirstEnergy shares equal to the number of GPU shares that could have been purchased under the GPU option multiplied by the exchange ratio. The exercise price per FirstEnergy share will be equal to the option exercise price of the GPU option under its terms divided by the exchange ratio. If, however, the current terms of a GPU option entitle the holder, upon completion of the merger, to a cash payment in respect of that option, that holder will be entitled to that cash payment in accordance with the current terms of the option unless, within 30 days after the effective time, that holder elects, by written notice to FirstEnergy, that the holder's GPU option will become a FirstEnergy option.

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    At the effective time, all outstanding performance units granted under the
GPU stock plans will, in accordance with their terms, vest and become payable and all deferred vested units may, in accordance with their terms and prior elections made by the holders, vest and become payable upon the completion of the merger. Each holder of a GPU stock unit which becomes payable upon the completion of the merger will be entitled to receive at the effective time:

    - if the GPU stock units are payable in cash, a cash payment calculated as described in the merger agreement;

    - if the GPU stock unit is payable in stock, a number of FirstEnergy shares calculated as described in the merger agreement.

    Each GPU deferred unit that does not become payable upon completion of the merger, will, at the written election of its holder delivered to FirstEnergy within 30 days after the effective time, be converted into either:

    - a deferred vested unit covering a number of FirstEnergy shares calculated as described in the merger agreement; or

    - a deferred cash account to be established and maintained by FirstEnergy or one of its subsidiaries with an initial balance calculated as described in the merger agreement, which balance thereafter will be credited with interest until paid.

    INCENTIVE COMPENSATION PLAN FOR ELECTED OFFICERS. This is GPU's annual incentive program for certain eligible elected officers of GPU. Awards to individual elected officers are based on the achievement of objectives set for GPU elected officers. Upon a change in control (which, as defined in the plan, includes the completion of the merger), awards for the period in which the change in control occurs, and the previous period if awards have not yet been paid, will be determined as follows:

    - all objectives for the then current performance period will be deemed 100% achieved; and

    - each executive officer who prior to the change in control was eligible to receive an award for the then current performance period will be entitled to an award, and executive officers whose employment terminated during the performance period in which the change in control occurred will receive a pro rata award.

    DEFERRED COMPENSATION PLAN. Elected officers and certain other highly compensated employees may defer all or a portion of their current compensation under the deferred compensation plan and may receive additional contributions to their deferral accounts under the plan to account for the company matching contributions the participants would otherwise have received under GPU's tax-qualified savings plan but for certain limitations imposed by the Internal Revenue Code.

    Plan participants may elect, in accordance with certain plan procedures, to receive a lump sum distribution of their accounts under the deferred compensation plan upon:

    - a change in control (which, as defined in the plan, includes completion of the merger);

    - a termination of employment within two years following a change in control; or

    - upon a change in control following a termination of employment, provided the participant's full account has not been previously paid.

    In addition, a participant may make a lump sum distribution election, or revoke a previous election, commencing on the date of the first public announcement of the merger through the 45th day following this announcement, and may elect during this period to receive his or her account balance in a lump sum in the event of an involuntary termination within twelve months following the public announcement.

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    SUPPLEMENTAL AND EXCESS BENEFITS PLAN AND SUPPLEMENTAL EXECUTIVE RETIREMENT
PLAN. GPU maintains the supplemental and excess benefits plan for its officers and other highly compensated employees which provides supplemental retirement benefits over certain limits imposed by the Internal Revenue Code. GPU also maintains the supplemental executive retirement plan for certain executive officers which provides a supplemental retirement benefit equal to 2% of the participant's average annual compensation for the 36 highest paid months of employment per year of creditable service under the supplemental executive retirement plan, up to 30 years. The benefits under the supplemental executive retirement plan are offset by other specified sources of retirement income.

    Under these plans, participants may elect, in accordance with certain plan procedures, to receive a lump sum distribution of their benefits upon:

    - a termination of employment within two years following a change in control (which, as defined in the plans, includes completion of the merger); or

    - upon a change in control following a termination of employment, provided all of the benefits required to be paid to the participant have not previously been paid.

    In addition, a participant may make a lump sum distribution election, or revoke a previous election, commencing on the date of the first public announcement of the merger through the 45th day following this announcement, and may elect during this period to receive his or her account balance in a lump sum in the event of an involuntary termination or death within twelve months following the public announcement.

    Under the terms of these plans, if a participant's employment is terminated within 24 months following a change in control by reason of an involuntary termination, the participant's supplemental retirement benefits will be calculated based on more favorable employer-subsidized early retirement reduction factors rather than the actuarial reduction factors generally applicable upon a termination of employment prior to normal retirement. Subject to completion of the merger, if the employment of a participant in the supplemental executive retirement plan is terminated for any reason following the merger, or upon an involuntary termination after August 8, 2000 and prior to completion of the merger, he or she will be entitled to supplemental retirement benefits calculated as if he or she had an additional five years of creditable age and service added to his or her actual years of creditable age and service.

    SUPPLEMENTAL PENSION LETTER AGREEMENTS WITH IRA JOLLES AND MICHAEL
CHESSER. The supplemental pension letter agreements with Messrs. Jolles and Chesser provide generally, that upon retirement, the executive will be entitled to receive a supplemental pension in addition to the benefits payable under GPU's other retirement plans. In the event Mr. Jolles' employment is terminated within 24 months following a change in control by reason of an involuntary termination or by GPU without cause, then his supplemental pension benefits will be calculated as if he had twenty years of past creditable service in addition to his actual years of creditable service. In the event Mr. Chesser's employment is terminated within 24 months following a change in control by reason of an involuntary termination or by GPU without cause, he will be entitled to his supplemental pension regardless of whether he has completed five years of service and the supplemental pension will be calculated based on more favorable employer-subsidized early retirement reduction factors rather than the actuarial reduction factors generally applicable upon a termination of employment prior to normal retirement.

    Generally, the supplemental pension benefits are payable as an annuity. However, the executive officer may elect, in accordance with procedures set forth in the agreements, to have the supplemental pension benefits paid as a lump sum,

    - in the event of a termination of employment within the two-year period following the occurrence of a change in control (which, as defined in the agreements, includes completion of the merger); or

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
    - in the event of a change in control following the executive's termination of employment, provided all payments required to be paid have not previously been paid.

    In addition, the executive may make a lump sum distribution election, or revoke a previous election, commencing on the date of the first public announcement of the merger through the 45th day following this announcement, and may elect during this period to receive his account balance in lump sum in the event of an involuntary termination or death within twelve months following the public announcement.

    SPLIT DOLLAR LIFE INSURANCE ARRANGEMENTS. GPU maintains split-dollar life insurance coverage for certain senior officers. In the event of a change in control (which, as defined in the arrangements, includes completion of the merger), premium payments will continue to be made under the split-dollar arrangements through the last premium due date, as applicable.

    DIRECTOR PLANS. Under the retirement plan for outside directors, which was frozen as to future benefit accruals on June 30, 1997, upon a change in control (which, as defined in the plan, includes completion of the merger) outside directors are eligible for benefits without having completed the 54 months of service generally required for vesting.

    Under the retirement plan for outside directors and the deferred remuneration plan for outside directors, directors may elect to receive benefits accrued under these plans in a lump sum payment upon:

    - the director's termination of service upon a change in control (which, as defined in the plans, includes completion of the merger); or

    - upon a change in control following the director's termination of service, provided all of the benefits required to be paid to the director have not previously been paid.

    Under each of these outside director plans and the deferred stock unit plan for outside directors:

    - for a 45-day period following the execution of the merger agreement, directors may make special change in control lump sum distribution elections or revoke previous change in control distributions elections;

    - provided the director has not retired prior to the merger, the director's retirement date will be the date of the merger unless the director elects to serve on the board of the combined company; and

    - if a director becomes a member of the board of the combined company, during the 45 days following the execution of the merger agreement or on any other day at least one year prior to the completion of the merger, the director may elect to designate his retirement date as the date of resignation from the board of the combined company, rather than the date of the merger.

    RABBI TRUSTS. GPU maintains benefit protection trust agreements to be used to fund its obligations to executive officers and directors under deferred compensation and incentive programs and agreements, and certain retirement and termination benefits, in the event of a change in control (which, as defined by the trusts, includes the completion of the merger). The trusts are currently partially funded.

    Within 30 days following the merger, FirstEnergy must make an irrevocable contribution to each trust in an amount necessary to fully fund each trust. Thereafter, FirstEnergy must maintain the funded status of the trusts with additional irrevocable contributions every 60 days. In addition, following the merger, FirstEnergy may not direct the trustee to return any of the trust assets to FirstEnergy before all participants have received payment of all benefits under any plan or arrangement covered by the trust, and the trustee may only invest the assets of each trust in limited permitted investments.

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MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

    The discussion below is the opinion of Winthrop, Stimson, Putnam & Roberts, outside counsel to FirstEnergy, and Fried, Frank, Harris, Shriver & Jacobson, outside counsel to GPU, as to the material U.S. federal income tax consequences of the merger to FirstEnergy, GPU and the holders of GPU or FirstEnergy common stock who are citizens or residents of the United States or that are domestic corporations. The discussion below:

    - is based upon current provisions of the Internal Revenue Code, currently applicable Treasury regulations promulgated thereunder, and judicial and administrative decisions, all of which are subject to change, possibly with retroactive effect;

    - does not purport to address all aspects of U.S. federal income taxation that may affect particular shareholders in light of their particular circumstances, that are generally assumed to be known by investors or that may affect shareholders to which special provisions of the U.S. federal income tax laws may apply based on their particular circumstances or status (see "Qualifications" below);

    - assumes that the shares of GPU common stock are held as capital assets;
      and

    - assumes that the merger and related transactions will take place in accordance with all of the terms and conditions of the merger agreement and as described in this joint proxy statement/ prospectus without the waiver or modification of any of those terms or conditions.

    In addition, no information is provided in this document with respect to the tax consequences of the merger under foreign, state or local laws.

    Neither FirstEnergy nor GPU has requested a ruling from the Internal Revenue Service with regard to any of the U.S. federal income tax consequences of the merger. The opinions of counsel will not be binding on the Internal Revenue Service and there can be no assurance that the IRS or the courts will not take a contrary view.

CLOSING TAX OPINIONS

    As conditions to their respective obligations to complete the merger, which conditions neither FirstEnergy nor GPU intends to waive without GPU and FirstEnergy resoliciting proxies from shareholders of GPU and FirstEnergy, FirstEnergy must receive an opinion, dated as of the closing date of the merger, of Winthrop, Stimson, Putnam & Roberts or other counsel satisfactory to FirstEnergy, and GPU must receive an opinion, dated as of the closing date of the merger, of Fried, Frank, Harris, Shriver & Jacobson or other counsel satisfactory to GPU, subject to the assumptions set forth below, to the effect that, based upon present U.S. federal income tax law, the merger will be treated as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code.

    These opinions will be based on, among other things:

    - certain factual representations and statements of FirstEnergy and GPU;

    - the assumption that those representations and statements will be complete and accurate as of the effective time of the merger;

    - the assumption that the merger and related transactions will take place in accordance with all of the terms and conditions of the merger agreement and as described in this proxy statement/ prospectus; and

    - considerations relating to the value of the FirstEnergy common stock received in the merger.

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    The following discussion, which assumes that the merger will be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue
Code, addresses the material U.S. federal income tax consequences of the merger to a GPU shareholder.

CONSEQUENCES TO GPU SHAREHOLDERS

    ONLY SHARES OF FIRSTENERGY COMMON STOCK RECEIVED. Except as discussed below with respect to cash received in lieu of a fractional share of FirstEnergy common stock, a GPU shareholder that receives solely shares of FirstEnergy common stock in exchange for the holder's shares of GPU common stock will not recognize gain or loss. The tax basis of the shares of FirstEnergy common stock received in the merger will be the same as the tax basis of the exchanged shares of GPU common stock. The holding period of the shares of FirstEnergy common stock received in the merger will include the holding period of the exchanged shares of GPU common stock.

    ONLY CASH RECEIVED. A GPU shareholder that receives solely cash in the merger in exchange for the shareholder's shares of GPU common stock generally will recognize capital gain or loss measured by the difference between the amount of cash received and the tax basis of the exchanged shares of GPU common stock. This capital gain or loss will be long-term capital gain or loss if the shareholder's holding period with respect to its GPU common stock exceeds one year as of the effective time of the merger. If, however, a shareholder that receives solely cash in the merger constructively owns shares of GPU common stock before the merger for which consideration other than cash will be received, or actually or constructively owns shares of FirstEnergy common stock after the merger, the consequences to the shareholder may be similar to those discussed below under "Shares of FirstEnergy Common Stock and Cash Received--Treatment of Gain Recognized," except that the amount of consideration treated as a dividend might not be limited to the amount of the shareholder's gain realized in the transaction. See also "Shares of FirstEnergy Common Stock and Cash Received--Effect of Overlapping or Constructive Ownership" for a general discussion of the effect of a shareholder's overlapping or constructive ownership on the dividend/capital gain issue.

SHARES OF FIRSTENERGY COMMON STOCK AND CASH RECEIVED

    GENERAL. Except as discussed below with respect to cash received in lieu of a fractional share of FirstEnergy common stock, a GPU shareholder that receives both shares of FirstEnergy common stock and cash in exchange for shares of GPU common stock will recognize gain equal to the lesser of:

        (a) the amount, if any, by which the sum of the cash and fair market value, as of the effective time of the merger, of FirstEnergy common stock received with respect to each share of GPU common stock exceeds the shareholder's tax basis in each exchanged share of GPU common stock; and

        (b) the amount of cash received.

    No loss will be recognized in the exchange. For this purpose gain or loss must be calculated separately for each identifiable block of shares surrendered in the exchange, and a loss realized on one block of shares cannot be used to offset a gain realized on another block of shares. Any recognized capital gain will be long-term capital gain if the shareholder's holding period with respect to its GPU common stock exceeds one year as of the effective time of the merger.

    TREATMENT OF GAIN RECOGNIZED. Any gain recognized will be taxed as gain from the sale or exchange of stock, except in the circumstances described in this paragraph. These circumstances primarily include cases where there is overlapping or constructive ownership or where the stock election is oversubscribed. A GPU shareholder will be required to treat any gain recognized as a dividend, to the extent of the shareholder's ratable share of earnings and profits, if, as a result of the deemed redemption described in step (2) below, the shareholder's interest in FirstEnergy was not reduced sufficiently to cause the cash received to be not "essentially equivalent to a dividend" under

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Section 302 of the Internal Revenue Code. Whether a shareholder's interest was reduced sufficiently to cause the cash received to be not "essentially equivalent to a dividend" requires a determination based on a shareholder's particular facts and circumstances. However, the Internal Revenue Service has indicated in published rulings that a distribution that results in any reduction in interest of a small, minority shareholder in a publicly held corporation will sufficiently reduce the shareholder's interest in the corporation if the shareholder exercises no control with respect to corporate affairs. In addition, if the deemed redemption described in step (2) below is "substantially disproportionate" with respect to the shareholder, the gain recognized will be taxed as capital gain. The deemed redemption generally will be substantially disproportionate if the percentage of FirstEnergy common stock owned after the deemed redemption described in step (2) below is less than 80 per cent of the percentage of FirstEnergy common stock owned after step (1) below.

    For purposes of determining whether a shareholder's interest has been reduced, a GPU shareholder will be treated as if the shareholder had engaged in a hypothetical transaction in which the shareholder and all other GPU shareholders (though it is unclear whether GPU shareholders who receive solely cash in the merger are counted for this purpose) (1) received solely shares of FirstEnergy common stock in exchange for all of their shares of GPU common stock, and (2) thereafter had a portion of those shares of FirstEnergy common stock redeemed for the cash portion of the merger consideration. A GPU shareholder's hypothetical interest in FirstEnergy after step (1) is compared to the shareholder's interest in FirstEnergy subsequent to the deemed redemption in step (2). In each case, subject to limited exceptions, shares of FirstEnergy common stock actually or constructively owned, under the constructive ownership rules described in "Effect of Overlapping or Constructive Ownership" below, by a shareholder will be considered owned for purposes of applying these tests.

    EFFECT OF OVERLAPPING OR CONSTRUCTIVE OWNERSHIP. Under the applicable constructive ownership rules of Section 318 of the Internal Revenue Code, a shareholder will, in general, be treated as owning shares owned by some family members and other related entities, or that are subject to options owned or deemed owned by that person. The actual or constructive ownership of shares of FirstEnergy or GPU common stock may have the effect of causing a GPU shareholder that would otherwise qualify for capital gain treatment to fail to so qualify and subject the shareholder to dividend treatment on the cash portion of the merger consideration to the extent of the shareholder's ratable share of earnings and profits, even if the shareholder receives solely cash in the merger. Therefore, GPU shareholders that:

    - constructively own shares of GPU common stock, or

    - actually or constructively own shares of FirstEnergy common stock,

should consult their tax advisors as to the tax consequences of receiving cash, whether or not the shareholder intends to make a stock election.

    TAX BASIS AND HOLDING PERIOD OF SHARES OF FIRSTENERGY COMMON STOCK RECEIVED IN THE MERGER. The tax basis of the shares of FirstEnergy common stock received in the merger will be the same as the tax basis of the exchanged shares of GPU common stock, increased by the amount of gain recognized on the exchange with respect to those shares of GPU common stock, decreased by the tax basis of any portion of those shares of GPU common stock which are converted into cash in lieu of receipt of a fractional share of FirstEnergy common stock, and further decreased by the amount of cash received with respect to those shares of GPU common stock, other than cash received in lieu of a fractional share interest. The holding period of the shares of FirstEnergy common stock received will include the holding period of the exchanged shares of GPU common stock.

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FRACTIONAL SHARES

    A GPU shareholder that receives cash in lieu of a fractional share of FirstEnergy common stock should be treated as having received the fractional share of FirstEnergy common stock and then having exchanged the fractional share for cash in a redemption by FirstEnergy. Gain or loss recognized as a result of that exchange would generally be equal to the cash amount received for the fractional share of FirstEnergy common stock less the proportion of the shareholder's tax basis in shares of GPU common stock exchanged and allocable to the fractional share of FirstEnergy common stock. It is possible, however, that the cash received in lieu of a fractional share of FirstEnergy common stock would instead be treated in the same manner as other cash received in the merger. See "Shares of FirstEnergy Common Stock and Cash Received."

QUALIFICATIONS

    As noted above, the foregoing discussion does not address aspects of U.S. federal income taxation that may be relevant to GPU shareholders to which special provisions of the U.S. federal income tax law may apply based on their particular circumstances or status. For example, the discussion does not address aspects of U.S. federal income taxation that may be relevant to:

    - dealers in securities or currencies;

    - traders in securities;

    - financial institutions;

    - tax-exempt organizations;

    - insurance companies;

    - persons holding shares of GPU common stock as part of a hedging, "straddle," conversion or other integrated transaction;

    - non-United States persons;

    - persons whose functional currency is not the United States dollar;

    - persons who acquired their shares of common stock through the exercise of employee stock options or otherwise as compensation; or

    - shareholders that exercise dissenters' rights.

CONSEQUENCES TO FIRSTENERGY SHAREHOLDERS

    FirstEnergy shareholders (other than those that exercise dissenters' rights) will not recognize gain or loss as a result of the merger.

CONSEQUENCES TO FIRSTENERGY AND GPU

    Neither FirstEnergy nor GPU will recognize gain or loss as a result of the merger.

    THE PRECEDING DISCUSSION SETS FORTH THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER BUT DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT THERETO. THUS, GPU SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING TAX RETURN REPORTING REQUIREMENTS, WHETHER GAIN, IF ANY, WILL BE TREATED AS CAPITAL GAIN OR A DIVIDEND, THE APPLICABILITY AND EFFECT OF U.S. FEDERAL, STATE, LOCAL AND OTHER APPLICABLE TAX LAWS AND THE EFFECT OF ANY PROPOSED CHANGES IN THE TAX LAWS.

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DIVIDEND REINVESTMENT PLAN HOLDERS

    Some GPU shareholders hold all or part of their shares under GPU's Dividend Reinvestment and Stock Purchase Plan. The GPU Dividend Reinvestment and Stock Purchase Plan will be terminated upon the completion of the merger. GPU shareholders who hold GPU shares under this plan will, like all other GPU shareholders, have the opportunity to elect to receive cash or FirstEnergy shares in exchange for their GPU shares held under the plan. Each FirstEnergy share issued in respect of a GPU share held under GPU's plan will be issued through and held under, and dividends on that FirstEnergy share will be reinvested in accordance with the terms of, FirstEnergy's Stock Investment Plan unless the shareholder elects otherwise.

DISSENTERS' RIGHTS

    Dissenters' rights are available to shareholders of both FirstEnergy and GPU. Under Ohio law, FirstEnergy shareholders have the right to exercise dissenters' rights with respect to the merger and to receive the "fair cash value" of their shares of FirstEnergy common stock. This amount may be more, less, or the same as the market value of the shares of FirstEnergy common stock on the date the merger is consummated. Under Pennsylvania law, GPU shareholders have the right to exercise dissenters' rights with respect to the merger and to demand payment of the "fair value" of their shares of GPU common stock, in lieu of the consideration that FirstEnergy is offering to GPU shareholders in the merger. This amount may be more or less than the value of what you otherwise may receive in the merger.

    For a more complete discussion of dissenters' rights, see "Rights of Dissenting Shareholders" on pages 82-85. In addition, copies of the relevant provisions of Ohio and Pennsylvania law are included in Appendices D and E, respectively, to this joint proxy statement/prospectus.

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                              THE MERGER AGREEMENT

    THE FOLLOWING SUMMARY OF THE MERGER AGREEMENT IS QUALIFIED IN ITS ENTIRETY BY THE TERMS OF THE MERGER AGREEMENT ATTACHED AS APPENDIX A TO THIS JOINT PROXY STATEMENT/PROSPECTUS. WE URGE YOU TO READ THE MERGER AGREEMENT IN ITS ENTIRETY.

GENERAL

    The merger agreement provides that GPU will merge with and into FirstEnergy, and FirstEnergy will continue as the surviving corporation.

    The merger agreement also provides that, as of the effective time of the merger, the articles of incorporation of FirstEnergy will be amended to increase the authorized number of shares of FirstEnergy common stock from 300,000,000 to 375,000,000.

    The closing of the merger will occur no later than the second business day after the date upon which all conditions to the merger have been met or, if permissible, waived, or at such other time as GPU and FirstEnergy agree. On the date of the closing, FirstEnergy will deliver a certificate of merger to the Secretary of State of the State of Ohio, and GPU will deliver articles of merger to the Department of State of the Commonwealth of Pennsylvania, for filing. The merger will become effective upon filing the certificate and the articles or at a later time that is agreed upon by GPU and FirstEnergy and is specified in the certificates.

REPRESENTATIONS AND WARRANTIES

    In the merger agreement, GPU and FirstEnergy each make customary representations and warranties about themselves, their respective subsidiaries and their businesses, financial condition, organizational structure and other facts pertinent to the merger.

    The representations and warranties made by each party in the merger agreement will not survive past the effective time. GPU or FirstEnergy may decline to complete the merger if the other party's representations and warranties are inaccurate and those inaccuracies would reasonably be expected to have a material adverse effect on that other party.

COVENANTS GOVERNING BUSINESS CONDUCT

    Both FirstEnergy and GPU have agreed to comply with various covenants governing the conduct of their respective businesses during the period prior to the time we complete the merger. A party's obligation under its covenants may be waived with the consent of the other party, which may not be unreasonably withheld.

    The following describes covenants applicable to both FirstEnergy and GPU, covenants applicable only to GPU and covenants applicable only to FirstEnergy.

    MUTUAL COVENANTS. FirstEnergy and GPU, with specified exceptions, each have agreed until the merger is completed:

    - to carry on its businesses, and those of its subsidiaries, in all material respects in the ordinary course;

    - not to declare or pay any dividends on or make other distributions to shareholders other than regular quarterly cash dividends on common stock of not more than $0.545 per share for GPU and $0.375 per share for FirstEnergy and regularly scheduled dividends on preferred securities of subsidiaries;

    - not to split, combine or reclassify any of its capital stock or issue any other securities in respect of its capital stock;

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    - not to repurchase any of its outstanding shares except for repurchases required under the terms of, or in connection with, the refinancing of outstanding preferred stock of subsidiaries or for the purpose of funding employee stock ownership plans, equity compensation and dividend reinvestment and stock purchase plans;

    - not to issue, deliver or sell any shares of their capital stock of any class, any voting debt or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting debt or convertible securities except for issuances of equity-based compensation in amounts consistent with past practice and in the ordinary course of business and, in the case of FirstEnergy, in connection with permitted acquisitions;

    - except for specified indebtedness, not to incur or guarantee any indebtedness for borrowed money or issue or sell any debt securities or non-convertible preferred securities or guarantee any debt securities; and

    - not to make any changes in its accounting methods, except as required by law, rule, regulation or GAAP.

    GPU'S COVENANTS. GPU, with specified exceptions, has agreed until the merger is completed:

    - not to acquire or agree to acquire any business or any entity or division of any entity that would constitute a significant subsidiary of GPU or any assets not in the ordinary course of business and except as provided for in GPU's capital budget;

    - except for specified acquisitions and transactions, not to enter into a new line of business or make any change in the lines of business it engages in;

    - except for specified dispositions, not to dispose of any of its assets (or agree to do so) not in the ordinary course of business;

    - not to increase the compensation or fringe benefits of any director or officer of GPU except for normal increases in the ordinary course of business that, in total, do not result in a material increase in benefits or compensation expense;

    - not to enter into or amend any GPU benefit plan or any employment, severance or special pay arrangement with respect to the termination of employment or other similar contract, agreement or arrangement with any director or officer or other employee of GPU or any of its subsidiaries;

    - except as required by law or to provide or maintain reliable electric service, not to make any annual capital expenditures in excess of GPU's existing capital budget for 2000 or any capital budget for future time periods adopted in accordance with GPU's past practice after consultation with FirstEnergy; and

    - not to take any action that would or is reasonably likely to prevent, materially delay or impede the completion of the merger.

    FIRSTENERGY'S COVENANTS. FirstEnergy, with specified exceptions, has agreed until the merger is completed:

    - not to enter into a new line of business, make any change in the lines of business it engages in, dispose of or acquire assets, by merger or otherwise, or divest liabilities, or permit its subsidiaries to do so, unless such action would not delay the merger beyond September 30, 2001 and would meet other specified conditions;

    - not take any action, other than entering into an acquisition otherwise permitted by the merger agreement that would or is reasonably likely to prevent, materially delay or impede the completion of the merger; and

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    - not to sell, lease, license or otherwise dispose of any of the shares of common stock of Ohio Edison, Cleveland Electric, Toledo Edison or Penn Power.

NO SOLICITATION OF TAKEOVER PROPOSALS

    GPU and FirstEnergy also agreed to certain restrictions concerning "Takeover Proposals." These are defined in the merger agreement as follows:

    - "GPU Takeover Proposal" is defined to mean any tender or exchange offer, proposal for a merger, consolidation or other business combination involving GPU or any significant subsidiary of GPU or any proposal or offer to acquire in any manner:

    (i) a 20% or greater common equity interest (including any security convertible into, exchangeable or exercisable for, or otherwise entitling the owner thereof to acquire such common equity interest) in, or 20% or more of the assets on a consolidated basis of, GPU, other than the merger, or

    (ii) any equity interest (other than non-convertible preferred securities) in the assets, other than in the ordinary course, and certain other dispositions of GPU's subsidiaries, Jersey Central, Met-Ed or Penelec.

    - "FirstEnergy Takeover Proposal" is defined to mean any tender or exchange offer, proposal for a merger, consolidation or other business combination involving FirstEnergy or any significant subsidiary of FirstEnergy or any proposal or offer to acquire in any manner, by any person or a group of affiliated persons, a 20% or greater common equity interest (including any security convertible into, exchangeable or exercisable for, or otherwise entitling the owner thereof to acquire such common equity interest) in, or 20% or more of the assets on a consolidated basis of, FirstEnergy, other than the merger.

    Specifically, GPU and FirstEnergy have agreed that each will promptly advise the other orally and in writing of any Takeover Proposals or possible inquiries concerning a Takeover Proposal, and that it will not, and it will not permit any of its subsidiaries, officers, directors or employees or other representative retained by it or its subsidiaries to:

    - solicit or encourage, or take any other action to facilitate, the making of a Takeover Proposal; or

    - agree to, or unless in the case of GPU, a good faith determination is made by its board of directors that a change or modification to the recommendation to vote in favor of this merger is required pursuant to its fiduciary duties under applicable law or its other legal obligations as directors, endorse, recommend or approve any Takeover Proposal.

    Nonetheless, unless shareholder approval for the merger has been obtained, if the board of directors of GPU or FirstEnergy determines in good faith, after consultation with outside counsel, that its fiduciary duties under applicable law so require, that party may participate in discussions or negotiations and furnish information in connection with a possible Takeover Proposal.

ADDITIONAL AGREEMENTS

    In addition to the covenants above and certain other matters, the parties have also agreed on the following matters:

    DIRECTORS. At the effective time, the surviving corporation's board of directors will consist of sixteen directors, ten of whom will be designated by FirstEnergy's current board of directors and six of whom will be designated by GPU's current board of directors, prior to the effective time of the merger.

    GPU DESIGNATED DIRECTORS. Prior to the effective time, GPU will determine how the GPU designated directors will be allocated among the three classes of FirstEnergy's board of directors so long as two of those directors are allocated to each class. If, during the two-year period following the

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effective time of the merger, there are fewer than six directors on the
FirstEnergy board of directors who were either initially designated to the FirstEnergy board by GPU or subsequently appointed by the FirstEnergy board to replace a director initially designated by GPU, the vacancy or vacancies will be filled by the appointment of a person or persons recommended by not less than 80% of the remaining members of the then existing FirstEnergy board of directors. In addition, at all times during this two-year period, the chairman of at least one of the standing committees of FirstEnergy's board of directors must be a director initially designated by GPU or a director who replaced such an individual.

    OFFICERS. Fred D. Hafer, current chairman, president and chief executive officer of GPU, will serve as chairman of FirstEnergy from the effective time until he reaches the age of 62 or is no longer willing or able to so serve.
Mr. Hafer was 59 as of October 12, 2000. In addition, from the effective time until otherwise determined by the board of directors after the merger, Mr. H. Peter Burg, currently chairman and chief executive officer of FirstEnergy, will serve as vice chairman and chief executive officer of FirstEnergy and will assume the role of chairman upon retirement of Mr. Hafer. All other officers of the surviving corporation will be designated by the surviving corporation's board of directors.

    EMPLOYEE BENEFIT PLANS. FirstEnergy and GPU have agreed to continue GPU employee benefit plans after the merger, to the extent practicable. If a GPU employee benefit plan is terminated, non-union individuals will be allowed to participate in a similar FirstEnergy employee benefit plan. In such a case, the affected GPU employees will receive credit for their GPU service, and any pre-existing condition exclusions and actively-at-work requirements will be waived. Expenses incurred before the merger will be taken into account in determining whether deductible, co-insurance and maximum out-of pocket provisions are satisfied.

    After the merger, non-union GPU employees will:

    - retain the amount of accrued but unused vacation and sick leave to which such employees were entitled prior to the merger;

    - be eligible to participate in all job placement, job posting, job training, career development and educational programs of FirstEnergy and its subsidiaries; and

    - be considered for positions at FirstEnergy and its subsidiaries resulting from the merger using criteria including previous work history, job experience and qualifications.

    EMPLOYEE AND COLLECTIVE BARGAINING AGREEMENTS. The surviving corporation and its subsidiaries will honor, without modification, all contracts, agreements, collective bargaining agreements and commitments of the parties which apply to any current or former employee or director of the parties that were entered into before or on August 8, 2000; made in the merger agreement; or permitted to be entered into prior to the effective time pursuant to the merger agreement. However, the surviving corporation may enforce such contracts, agreements, collective bargaining agreements and commitments in accordance with their terms, including, without limitation, any reserved right to amend, modify, suspend, revoke or terminate any such contract, agreement, collective bargaining agreement or commitment.

    EXPENSES. Except for the expense of printing, filing and mailing this joint proxy statement/ prospectus, out-of-pocket costs incurred to obtain regulatory approvals and other out-of-pocket expenses of a joint nature (all of which FirstEnergy and GPU will share equally), and except as described under "Termination, Amendment and Waiver" below, GPU and FirstEnergy will pay their own costs and expenses incurred in connection with the merger.

    INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES; INSURANCE. GPU and FirstEnergy and, after the effective time of the merger, the surviving corporation are each required to indemnify any person who is now or has been, or who will be prior to the effective time of the merger, a director, officer or

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employee of GPU or FirstEnergy, as the case may be, under various circumstances.
In addition, with limited exceptions, the surviving corporation must maintain the directors' and officers' liability insurance policies currently maintained by GPU and FirstEnergy for a period of six years after the effective time of the merger.

    TRANSITION MANAGEMENT. GPU and FirstEnergy will create a special transition management task force made up of representatives of GPU and FirstEnergy (as designated by Mr. Burg in consultation with Mr. Hafer) whose functions will include:

    - serving as a conduit for the flow of information and documents between the companies and their subsidiaries, to the extent permitted by law;

    - developing regulatory plans and proposals, corporate organizational and management plans, workforce combination proposals, and such other matters as they deem appropriate; and

    - evaluating and recommending the manner in which best to organize and manage the business of the surviving corporation.

The transition management task force will be headed by Mr. Burg (or an individual designated by him or the board of directors of FirstEnergy) who will be responsible for directing all of its activities.

    CHARITABLE COMMITMENTS. For a minimum of three years after the effective time of the merger, the surviving corporation will maintain GPU's charitable commitments substantially at current levels in the communities in which GPU's subsidiaries, Jersey Central, Met-Ed and Penelec, currently serve. After this three-year period, FirstEnergy and GPU intend that the surviving corporation will make charitable commitments in a manner substantially similar to what FirstEnergy's subsidiaries do in the communities they currently serve.

    OFFICES AND NAME. After the effective time, subject to the discretion of the surviving corporation's board of directors, the surviving corporation will maintain GPU's current offices and presence in their current general locations in Morristown, New Jersey and Reading, Pennsylvania. The surviving corporation's headquarters will be in Akron, Ohio. The surviving corporation also will continue to use the "GPU Energy" name, reflecting also the affiliation with FirstEnergy, until otherwise determined by the surviving corporation.

CONDITIONS

    MUTUAL CONDITIONS. Before either GPU or FirstEnergy will be obligated to complete the merger, the following conditions must have been satisfied:

    - the shareholders of FirstEnergy and GPU must have adopted the merger agreement;

    - the New York Stock Exchange must have authorized for listing the FirstEnergy shares to be issued in the merger and other FirstEnergy shares that are required to be reserved for issuance in connection with the merger, including to satisfy exercises of GPU options after the merger;

    - all necessary regulatory and governmental approvals must have been received as final orders except those approvals which if not obtained would not be reasonably expected to result in a material adverse effect on the combined company, and these approvals would not impose terms and conditions that would reasonably be expected to result in a material adverse effect on the surviving corporation or its subsidiaries;

    - the registration statement pertaining to the FirstEnergy shares to be issued in connection with the merger, of which this joint proxy statement/prospectus forms a part, must not be the subject of any stop order or proceedings seeking a stop order under Section 8 of the Securities Act; and

    - no injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition is in effect which prevents the completion of the merger.

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    CONDITIONS TO OBLIGATIONS OF FIRSTENERGY.  Before FirstEnergy will be obligated to complete the merger, the following additional conditions must have been satisfied or, except for the tax opinion condition described below, waived by FirstEnergy:

    - the representations and warranties of GPU in the merger agreement must be true and correct in all material respects. The representations and warranties may contain inaccuracies if, taken together, they would not reasonably be expected to have a material adverse effect on GPU;

    - GPU must have performed in all material respects all its obligations required under the merger agreement;

    - FirstEnergy's outside counsel must have furnished it with an opinion to the effect that the merger will be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code;

    - the GPU's shareholders' rights plan must not have been triggered;

    - since August 8, 2000, there shall be no new or amended law, regulation, ruling, order or decree (or new interpretation of any of these) affecting GPU or any of its subsidiaries that would have a material adverse effect on the surviving corporation; and

    - there must not have been any event since June 30, 2000 which would have a material adverse effect on GPU.

    CONDITIONS TO OBLIGATIONS OF GPU. Before GPU will be obligated to complete the merger, the following additional conditions must have been satisfied or, except for the tax opinion condition described below, waived by GPU:

    - the representations and warranties of FirstEnergy in the merger agreement must be true and correct in all material respects. The representations and warranties may contain inaccuracies if, taken together, they would not reasonably be expected to have a material adverse effect on FirstEnergy;

    - FirstEnergy must have performed in all material respects all its obligations required under the merger agreement;

    - GPU's outside counsel must have furnished it with an opinion to the effect that the merger will be treated as a reorganization within the meaning of
      Section 368(a) of the Internal Revenue Code;

    - the FirstEnergy's shareholders' rights plan must not have been triggered;

    - since August 8, 2000, there shall be no new or amended applicable law, regulation, ruling, order or decree (or new interpretation of any of these) affecting FirstEnergy or any of its subsidiaries that would have a material adverse effect on the surviving corporation; and

    - there must not have been any event since March 31, 2000, which would have a material adverse effect on FirstEnergy.

TERMINATION, AMENDMENT AND WAIVER

    TERMINATION. The merger agreement may be terminated at any time prior to completion of the merger, whether before or after the approval and adoption of the merger agreement by the respective shareholders of FirstEnergy and GPU:

    - by mutual written consent of FirstEnergy and GPU;

    - by either FirstEnergy or GPU if the other party has materially breached any representation, warranty, covenant or agreement, and the breach is not cured by the breaching party or adequate assurance of a cure is not given by the breaching party within 20 days following receipt

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      of written notice from the other party of the breach, and as a result of the breach, the closing condition that the breaching party's representations and warranties be true or that its obligations be performed is not satisfied prior to the "end date" described below;

    - by either FirstEnergy or GPU if (i) any permanent restraining order or injunction or other order of a court or other competent authority preventing the completion of the merger has become final and nonappealable, or (ii) any state or federal law, rule or regulation is adopted or issued, which has the effect of prohibiting the merger;

    - by GPU, upon two days' prior notice to FirstEnergy, if GPU's board of directors determines in good faith, after consultation with outside counsel that the termination of the merger agreement and the acceptance of a GPU Takeover Proposal is required pursuant to its fiduciary duties. However, during the two-day period prior to any such termination, if requested by FirstEnergy, GPU must negotiate in good faith with FirstEnergy regarding any adjustments in the terms and conditions of the merger agreement proposed by FirstEnergy that would enable GPU to proceed with the merger;

    - by either FirstEnergy or GPU if the merger has not occurred before September 30, 2001, the "end date," subject to the following:

    (i) If the only closing condition not satisfied on September 30, 2001 is that relating to obtaining all required regulatory and governmental approvals, then, either party may extend the "end date" to December 31, 2001. GPU may further extend the "end date" to any date up to March 31, 2002;

    (ii) such termination right will not be available to any party whose action, or failure to fulfill any obligation under the merger agreement, has caused or resulted in the failure of the effective time to occur on or before September 30, 2001;

    - by either FirstEnergy or GPU if the required shareholder approvals have not been obtained.

    EFFECT OF TERMINATION. If the merger agreement is terminated by either GPU or FirstEnergy for any reason outlined above, neither FirstEnergy nor GPU or their respective officers or directors will incur any liability or obligation, except:

    - with respect to provisions in the merger agreement concerning confidentiality of information, expenses, brokers or finders fees, indemnification of directors, officers and employees and termination fees and expenses, which will remain in effect; and

    - to the extent that termination results from the willful breach by a party of any of its representations, warranties, covenants or agreements in the merger agreement.

    TERMINATION FEE AND EXPENSES. If the merger agreement is terminated by either GPU or FirstEnergy because of a material breach of any representation, warranty, covenant or agreement of the other (other than solely because of a non-curable breach of a representation or warranty that was not willful), then the breaching party will be required if requested by the non-breaching party to pay to the non-breaching party $25,000,000 in cash, plus all documented out-of-pocket expenses and fees incurred by the non-breaching party in connection with the merger.

    FirstEnergy will be entitled to an additional termination fee of $145,000,000 in cash, plus out-of-pocket expenses and fees, if the following conditions are met:

    - the merger agreement is terminated:

     - by GPU pursuant to GPU's board of directors determination in good faith that the termination of the merger agreement and the acceptance of a GPU Takeover Proposal is required pursuant to its fiduciary duties, as described above, or

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     - by FirstEnergy as a result of GPU's material breach of its obligations relating to non-solicitation of GPU Takeover Proposals as described above, and

    - at the time of the termination or prior to the meeting of GPU's shareholders, a GPU Takeover Proposal was not rejected by GPU and its board of directors, and not withdrawn by the third-party offeror, and

    - within two and one-half years of any termination, GPU or its significant subsidiary which is the subject of the GPU Takeover Proposal becomes a subsidiary of the third-party offeror or a subsidiary of its affiliate, or consummates or agrees to consummate a merger, sale or other business combination with the third-party offeror or its affiliate involving 30% or more of GPU's consolidated assets.

    The fact that the merger agreement provides the right to receive the fees described above does not impair a party's right to pursue other remedies to which a party may be entitled. If a party seeks and obtains any fee described above, however, that party would be precluded from pursuing any other remedy it may be entitled to.

    AMENDMENT. The boards of directors of FirstEnergy and GPU may, in writing signed on behalf of both parties, amend the merger agreement at any time, whether before or after the shareholders of FirstEnergy or GPU have adopted the merger agreement. However, after adoption of the merger agreement by the shareholders of FirstEnergy or GPU, no amendment will be made which by law or applicable rule of the New York Stock Exchange requires further approval by such shareholders, unless the amendment is made subject to obtaining such further approval.

    WAIVER. At any time before the effective time, FirstEnergy and GPU may, to the extent legally allowed;

    - extend the time for performing the obligations or other acts of the other party;

    - waive any inaccuracies in the representations and warranties or in any document delivered pursuant to the merger agreement, and

    - waive compliance with any of the agreements or conditions contained in the merger agreement.

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                 DIRECTORS AND MANAGEMENT FOLLOWING THE MERGER

DIRECTORS

    Under the merger agreement, the board of directors of FirstEnergy after the merger will consist of 16 members, ten of whom will be designated by the current board of directors of FirstEnergy and six of whom will be designated by the current board of directors of GPU prior to the effective time of the merger. GPU will determine how such GPU designated members will be allocated among the three classes of FirstEnergy's board of directors, so long as such members are allocated among those classes in as nearly equal numbers as possible.

    FirstEnergy and GPU have not yet determined which of their current directors will be appointed to serve as directors of FirstEnergy after the merger. These directors will be selected prior to the date the merger becomes effective.

    If, during the two years after the effective time of the merger, there are less than six members on the FirstEnergy board of directors who were either initially designated to the FirstEnergy board by GPU or subsequently appointed by the FirstEnergy board to replace a director initially designated by GPU, the vacancy or vacancies will be filled by the appointment of a person or persons recommended by at least 80% of the remaining members of the then existing FirstEnergy board. In addition, at all times during this two-year period, the chairman of at least one of the standing committees of FirstEnergy's board of directors must be a director initially designated by GPU or a director who replaced such an individual.

MANAGEMENT

    FirstEnergy and GPU have agreed that Fred D. Hafer, who currently serves as chairman, president and chief executive officer of GPU, will serve as chairman of the combined company until his retirement at the age of 62 or he is no longer willing or able to serve. As of October 12, 2000, Mr. Hafer was 59. H. Peter Burg, current chairman and chief executive officer of FirstEnergy, will become vice chairman and continue to serve as chief executive officer of FirstEnergy and will become chairman upon the retirement of Mr. Hafer.

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                       RIGHTS OF DISSENTING SHAREHOLDERS

RIGHTS OF DISSENTING FIRSTENERGY SHAREHOLDERS

    Section 1701.84 of the Ohio General Corporation Law provides that all FirstEnergy shareholders entitled to vote on the merger proposal may exercise dissenters' rights with respect to the merger. The following is a summary of the principal steps which you must take as a FirstEnergy shareholder to perfect your dissenters' rights with respect to the merger under Section 1701.85 of the Ohio General Corporation Law. This summary is not intended to be complete and is qualified in its entirety by reference to Section 1701.85 of the Ohio General Corporation Law, a copy of which is attached as Appendix D and incorporated in this joint proxy statement/prospectus by reference. FAILURE TO SATISFY FULLY AND PRECISELY ANY ONE OF THE PROCEDURAL REQUIREMENTS UNDER SECTION 1701.85 OF THE OHIO GENERAL CORPORATION LAW MAY RESULT IN A LOSS OF YOUR DISSENTERS' RIGHTS. Any holder of shares of FirstEnergy common stock who is considering dissenting should consult his or her legal advisor.

    To perfect your dissenters' rights as a FirstEnergy shareholder, you must satisfy each of the following conditions:

    1. NOT VOTE IN FAVOR OF THE MERGER. You must not vote your shares of FirstEnergy common stock in favor of the adoption of the merger agreement at the FirstEnergy special meeting. This requirement will be satisfied if:

    - you submit a properly executed proxy with instructions to vote "against" the adoption of the merger agreement or "abstain" from this vote;

    - you do not return a proxy and no vote is cast by you at the FirstEnergy special meeting in favor of the adoption of the merger agreement; or

    - you revoke a proxy and thereafter "abstain" from or vote "against" the adoption of the merger agreement.

    A VOTE FOR THE ADOPTION OF THE MERGER AGREEMENT CONSTITUTES A WAIVER OF DISSENTERS' RIGHTS. If you return a signed proxy without indicating a voting preference, it will be voted in favor of the adoption of the merger agreement and will constitute a waiver of your dissenters' rights. Failure to vote does not constitute a waiver of your dissenters' rights. As a dissenting FirstEnergy shareholder, you may revoke a proxy at any time before its exercise or change your voting instructions by:

    - filing with the corporate secretary of FirstEnergy, prior to the FirstEnergy special meeting, a written notice bearing a later date than the proxy;

    - duly executing a later-dated proxy relating to the same shares of FirstEnergy common stock that revises your previous appointment, by mail, telephone or Internet and delivering it to the corporate secretary of FirstEnergy before the taking of the vote at the FirstEnergy special meeting; or

    - attending the FirstEnergy special meeting and voting in person. See "The Special Meetings--FirstEnergy Special Meeting of Shareholders."

    2. FILE A WRITTEN DEMAND. You must serve a written demand upon FirstEnergy for the "fair cash value" of the shares of FirstEnergy common stock as to which you are seeking relief. The written demand must be served on or before the tenth day after the shareholder vote approving the merger and must otherwise comply with Section 1701.85 of the Ohio General Corporation Law and should be delivered to FirstEnergy Corp., Corporate Secretary, 76 South Main Street, Akron, Ohio 44308-1890. Your required written demand must specify your name and address, the number of shares of FirstEnergy common stock as to which you are seeking relief and the amount claimed as the "fair cash value" of those shares.

    FIRSTENERGY WILL NOT INFORM SHAREHOLDERS OF THE EXPIRATION OF THE TEN-DAY PERIOD. VOTING AGAINST THE ADOPTION OF THE MERGER AGREEMENT WILL NOT OF ITSELF CONSTITUTE A WRITTEN DEMAND AS REQUIRED BY SECTION 1701.85 OF THE OHIO GENERAL CORPORATION LAW.

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    If you are a beneficial owner of shares of FirstEnergy common stock and want to exercise dissenters' rights, you must, in all cases, have the record holder of your shares submit the demand. The demand must be signed by the shareholder of record, or by the duly authorized representative of that shareholder, exactly as the shareholder's name appears on the shareholder records of FirstEnergy. A demand with respect to shares of FirstEnergy common stock owned jointly by more than one person must identify and be signed by all of the holders of record. Any person signing a demand on behalf of a partnership or corporation or in any other representative capacity, such as an attorney-in-fact, executor, administrator, trustee or guardian, must indicate the nature of the representative capacity and, if requested, must furnish written proof of this capacity and that individual's authority to sign the demand.

    3. FILE A PETITION WITH THE COURT. If FirstEnergy and you cannot agree on the "fair cash value" of your shares of FirstEnergy common stock, either you or FirstEnergy may, within three months after service of your demand, file a complaint in the Court of Common Pleas of Summit County, Ohio, the county of FirstEnergy's principal office, for a determination of the "fair cash value" of the shares of FirstEnergy common stock. The court, if it determines that you are entitled to be paid the "fair cash value" of your shares of FirstEnergy common stock, may appoint one or more appraisers to determine the value of those shares. The court will then make a finding as to the fair cash value per share and will render judgment for that amount. The costs of the proceeding, including reasonable compensation to the appraisers, will be assessed or apportioned as the court considers equitable.

    FIRSTENERGY DOES NOT INTEND TO FILE SUCH A COMPLAINT. THEREFORE, AS A DISSENTING FIRSTENERGY SHAREHOLDER, YOU MUST TIMELY FILE A COMPLAINT TO PROTECT YOUR RIGHTS TO A JUDICIAL DETERMINATION UNDER THE OHIO GENERAL CORPORATION LAW.

    From the time your demand is made until either the termination of the right arising from that demand, or the purchase of your shares by FirstEnergy, all rights accruing from those shares, including voting, dividend or distribution rights, shall be suspended. If, during the suspension, any cash dividend is paid with respect to FirstEnergy common stock, an amount equal to the dividend will be paid to the holder of record of your dissenting shares as a credit upon the fair cash value thereof. If the right to receive "fair cash value" is terminated other than by purchase of your dissenting shares by FirstEnergy, all rights with respect to those shares will be restored to you and any distribution that would have been made to you, but for the suspension, will be made at the time of the termination.

RIGHTS OF DISSENTING GPU SHAREHOLDERS

    Pursuant to the Pennsylvania Business Corporation Law, shareholders of GPU have the right to dissent from the merger and to obtain payment of the "fair value" of their shares if the merger is consummated. The following is a summary of the principal steps which you must take as a GPU shareholder to perfect your dissenters' rights with respect to the merger under Section 1930 and Subchapter D of Chapter 15 of the Pennsylvania Business Corporation Law. This summary is not intended to be complete and is qualified in its entirety by reference to
Section 1930 and Subchapter D of Chapter 15 of the Pennsylvania Business Corporation Law, a copy of which is attached as Appendix E and incorporated in this joint proxy statement/prospectus by reference. YOU MUST TAKE EACH STEP IN THE INDICATED ORDER AND IN STRICT COMPLIANCE WITH THE APPLICABLE PROVISIONS OF THE STATUTE IN ORDER TO PERFECT YOUR DISSENTERS' RIGHTS. YOUR FAILURE TO COMPLY WITH THESE STEPS WILL RESULT IN YOU RECEIVING THE CONSIDERATION CONTEMPLATED BY THE MERGER AGREEMENT AND WAIVING YOUR RIGHT TO DISSENT. Any holder of shares of GPU common stock who is considering dissenting should consult his or her legal advisor.

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    To perfect your dissenters' rights as a GPU shareholder, you must satisfy each of the following conditions:

    1. NOT VOTE IN FAVOR OF THE MERGER. You must not vote your shares of GPU common stock in favor of the adoption of the merger agreement at the GPU special meeting. This requirement will be satisfied if:

    - you submit a properly executed proxy with instructions to vote "against" the adoption of the merger agreement or to "abstain" from this vote;

    - you do not return a proxy and no vote is cast by you at the GPU special meeting in favor of the adoption of the merger agreement; or

    - you revoke a proxy and thereafter "abstain" from or vote "against" the adoption of the merger agreement.

    A VOTE FOR THE ADOPTION OF THE MERGER AGREEMENT CONSTITUTES A WAIVER OF DISSENTERS' RIGHTS. However, failure to vote is considered an abstention or nonvote and does not constitute a waiver of your dissenters' rights. As a dissenting GPU shareholder, you may revoke a proxy at any time before its exercise or change your voting instructions by:

    - filing with the secretary of GPU, at or before the GPU special meeting, a written notice signed in the same manner as the proxy; or

    - attending the GPU special meeting and voting in person. See "The Special Meetings--GPU Special Meeting of Shareholders."

    2. FILE A WRITTEN NOTICE. You must file with GPU PRIOR to the vote of the GPU shareholders on the merger at the GPU special meeting, a written notice of your intent to demand that you be paid the fair value for your shares of GPU common stock, if the merger is effected. Any written notice or demand filed in connection with the exercise of dissenters' rights may be sent to GPU at the GPU principal offices located at 300 Madison Avenue, P.O. Box 1911, Morristown, New Jersey 07962-1911.

    NEITHER THE GIVING OF A PROXY NOR A VOTE AGAINST ADOPTION OF THE MERGER AGREEMENT WILL CONSTITUTE THE NECESSARY WRITTEN NOTICE OF YOUR INTENTION TO DISSENT.

    3. MAKE NO CHANGES IN THE BENEFICIAL OWNERSHIP OF YOUR GPU SHARES. You must not effect any change in the beneficial ownership of your shares of GPU common stock from the date of filing upon written notice with GPU continuously through the closing date of the merger.

    If you are a beneficial owner of shares of GPU common stock which are held of record by a brokerage firm, bank or other nominee, you must obtain the written consent of that record holder to exercise your dissenters' rights and must submit that consent to GPU, no later than the time of the filing of your notice of intention to dissent.

    If the merger agreement is adopted by the required vote of GPU's shareholders at the GPU special meeting, GPU will mail a notice to you and all other dissenters who gave due notice of intention to demand payment for their shares and who refrained from voting in favor of the adoption of the merger agreement. The notice will state where and when a demand for payment must be sent and certificates for the shares of GPU common stock must be deposited in order to obtain payment. The notice will also include a form for demanding payment and a copy of Subchapter D of Chapter 15 of the Pennsylvania Business Corporation Law. The time set for receipt of the demand for payment and deposit of stock certificates will not be less than 30 days from the date of mailing of the notice.

    YOUR FAILURE TO TIMELY DEMAND PAYMENT OR TO TIMELY DEPOSIT STOCK CERTIFICATES, AS REQUIRED BY GPU'S NOTICE, WILL TERMINATE YOUR RIGHT TO RECEIVE PAYMENT OF THE FAIR VALUE OF YOUR SHARES.

    Promptly after completion of the merger, or upon timely receipt of demand for payment if the merger already has been completed, GPU either will remit to dissenters who have made a demand for payment and have deposited their stock certificates, the amount that GPU estimates to be the fair

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value of those dissenters' shares of GPU common stock or give written notice that no remittance is being made. The remittance or notice will be accompanied by:

    - a closing balance sheet and an statement of income of GPU for a fiscal year ending not more than 16 months before the date of remittance or notice, together with the latest available interim financial statements;

    - a statement of GPU's estimate of the fair value of the shares of GPU common stock; and

    - notice of the right of each dissenter to demand payment or supplemental payment under the Pennsylvania Business Corporation Law, as the case may be, accompanied by a copy of Subchapter D of Chapter 15 of the Pennsylvania Business Corporation Law.

    If GPU does not remit the amount of its estimated fair value for shares of GPU common stock with respect to which demand for payment has been made and stock certificates have been deposited, then GPU will return any certificates that have been deposited. Returned certificates, and any certificates subsequently issued in exchange therefor, will be marked to record the fact that demand for payment has been made. Transferees of shares of GPU common stock so marked shall not acquire any rights in GPU other than those rights held by the original dissenter after such dissenter demanded payment of fair value.

    If you believe that the amount stated in the notice as GPU's estimate of the fair value of your shares of GPU common stock or remitted by GPU is less than the fair value of those shares, you may send GPU your own estimate of the fair value of those shares, which shall be deemed to be a demand for payment of the amount of the deficiency. YOUR NOTICE MUST BE FILED WITH GPU WITHIN 30 DAYS AFTER THE DATE GPU MAILED ITS REMITTANCE OR ESTIMATE OF VALUE; FAILURE TO MAIL THE NOTICE LIMITS YOUR ENTITLEMENT TO THE AMOUNT REMITTED OR STATED AS GPU'S ESTIMATE OF FAIR VALUE.

    If GPU and you are unable to compromise on a fair value, GPU may commence proceedings for a judicial determination of fair value in the Court of Common Pleas of Berks County. GPU intends to negotiate in good faith with any dissenting shareholder. If after negotiation, a claim cannot be settled, then GPU will file an application requesting that the fair value of the dissenters' shares be determined by the court.

    The application for proceedings must be filed within 60 days from the latest to occur of:

    - completion of the merger;

    - timely receipt by GPU of any demands for payment; or

    - timely receipt by GPU of any estimates by dissenters of fair value.

    In such case, all dissenters, wherever residing, whose demands have not been settled shall be made parties to the proceeding as in an action against their shares of GPU common stock, and a copy of the application shall be served on each of those dissenters. The court may appoint an appraiser to receive evidence and recommend a decision on the issue of fair value. Each dissenter who is made a party shall be entitled to recover the amount by which the fair value of his shares of GPU common stock is found to exceed the amount, if any, previously remitted, plus interest.

    If GPU fails to file an application of this kind, then you or any other dissenter who has made a demand and who has not settled his claim against GPU may file an application in the name of GPU at any time within 30 days after the expiration of the 60-day period and request that the fair value be determined by the court. If no dissenter files an application of this kind, then each dissenter entitled to do so shall be paid GPU's estimate of the fair value of the dissenters' shares and no more, and may bring an action to recover any amount not previously remitted.

    IF YOU ARE CONSIDERING EXERCISING DISSENTERS' RIGHTS AS A HOLDER OF GPU COMMON STOCK, YOU SHOULD RECOGNIZE THAT THE FAIR VALUE OF YOUR SHARES DETERMINED BY THE COURT COULD BE MORE THAN, THE SAME AS OR LESS THAN THE CONSIDERATION YOU ARE ENTITLED TO RECEIVE PURSUANT TO THE MERGER AGREEMENT IF YOU DO NOT EXERCISE DISSENTERS' RIGHTS.

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          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

    The unaudited pro forma combined condensed balance sheet as of June 30, 2000 and the unaudited pro forma combined condensed statements of income for the six-month periods ended June 30, 2000 and 1999, and for the year ended
December 31, 1999, combine historical financial information of FirstEnergy and unaudited pro forma financial information of GPU to give effect to the merger. As discussed below, pro forma financial information for GPU is included to reflect recent GPU acquisition and divestiture activity. The unaudited pro forma combined condensed financial statements have been prepared to reflect the merger under the purchase method of accounting with FirstEnergy as the acquiring entity. Under the purchase method of accounting, GPU's tangible and identifiable intangible assets acquired and liabilities assumed are reflected in the unaudited pro forma combined condensed balance sheet at their estimated fair values. The excess of the purchase price, including estimated fees and expenses related to the merger, over the estimated fair value of the net assets of GPU, is classified as goodwill on the accompanying unaudited pro forma combined condensed balance sheet. The estimated fair values and useful lives of GPU's assets acquired and liabilities assumed, which were utilized to calculate goodwill, are subject to final valuation adjustments in accordance with GAAP.

    The unaudited pro forma financial statements do not reflect any anticipated cost savings that FirstEnergy may be able to retain from the elimination of duplicate corporate and administrative programs in connection with the merger or operating efficiencies that may result from the merger. The pro forma adjustments and the merger are reflected in the unaudited combined condensed pro forma balance sheet as if the merger occurred on June 30, 2000. The unaudited pro forma combined condensed statements of income for the six-month periods ended June 30, 2000 and 1999, and for the year ended December 31, 1999, assume that this transaction was completed on January 1, 1999.

    The unaudited pro forma combined condensed financial statements assume that 50% of the outstanding GPU common shares were exchanged for cash consideration of $36.50 and 50% of the outstanding GPU common shares were exchanged at an exchange ratio of 1.355 shares of FirstEnergy common stock. The exchange ratio was determined assuming a FirstEnergy share price of $26.938, which represents the midpoint between $24.2438 and $29.6313.

    During 1999 and the six months ended June 30, 2000, GPU engaged in acquisition and divestiture activity. GPU's unaudited pro forma condensed consolidated statements of income for the six-month periods ended June 30, 2000 and 1999, and for the year ended December 31, 1999 have been prepared to illustrate the estimated effect the acquisition and divestiture activity would have had on GPU's historical financial statements had these transactions occurred on the assumed date of January 1, 1999, rather than at various times throughout 1999 and the first six months of 2000, as was the case. The pro forma information is not necessarily indicative of the actual results that would have been realized had these transactions occurred on the assumed date, nor is it indicative of future results. This pro forma information, which is discussed more fully in Note 4 to the unaudited pro forma combined condensed financial statements, is for information purposes only.

    The following unaudited pro forma financial statements are for illustrative purposes only. They are not necessarily indicative of the financial position or operating results that would have occurred had the merger been completed on January 1, 1999 or June 30, 2000, as assumed above, nor is the information indicative of future financial position or operating results. Results of operations and financial position in the first year after completion of the merger could differ significantly from the unaudited pro forma combined condensed financial statements, which are based on past operations. Future operations will be affected by various factors including operating performance, energy market developments and other matters.

    YOU SHOULD READ THE FINANCIAL INFORMATION IN THIS SECTION ALONG WITH FIRSTENERGY'S AND GPU'S HISTORICAL CONSOLIDATED FINANCIAL STATEMENTS AND ACCOMPANYING NOTES INCORPORATED BY REFERENCE IN THIS JOINT PROXY
STATEMENT/PROSPECTUS. SEE "WHERE YOU CAN FIND MORE INFORMATION" ON
PAGES 111-112.

                               FIRSTENERGY CORP.

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

                                 JUNE 30, 2000

                                 (IN MILLIONS)

                                                                             MERGER          FIRSTENERGY
                                                                            PRO FORMA         PRO FORMA
                                                  FIRSTENERGY     GPU      ADJUSTMENTS        COMBINED
                                                  -----------   --------   -----------       -----------
ASSETS:
Current assets..................................    $ 1,339     $ 2,238      $    --           $ 3,577
Property, plant and equipment...................      7,445       6,939         (450)(3a)       13,934
Investments.....................................      2,709       1,634          880 (3d)        5,223
Regulatory assets...............................      4,048       4,640           --             8,688
Goodwill........................................      2,117       2,227        3,261 (3b)        5,378
                                                                              (2,227)(3b)
Accumulated deferred income taxes...............         --       2,556           --             2,556
Other assets....................................        443         225           --               668
                                                    -------     -------      -------           -------
Total Assets....................................    $18,101     $20,459      $ 1,464           $40,024
                                                    =======     =======      =======           =======
LIABILITIES AND CAPITALIZATION:
Current liabilities.............................    $ 2,304     $ 3,705      $    35 (3b)      $ 6,164
                                                                                 120 (3c)
Accumulated deferred income taxes...............      2,185       3,529           84 (3h)        5,798
Accumulated deferred investment tax credits.....        258          57           --               315
Other liabilities...............................      1,887       4,606           71 (3d)        6,564
                                                    -------     -------      -------           -------
                                                      6,634      11,897          310            18,841
                                                    -------     -------      -------           -------
Common shareholders' equity:
Common stock and other paid-in capital..........      3,674       1,031        2,215 (3e)        5,889
                                                                              (1,031)(3e)
Retained earnings and accumulated other
  comprehensive loss............................      1,052       2,245       (2,245)(3e)        1,052
Unallocated ESOP common shares..................       (117)         --           --              (117)
                                                    -------     -------      -------           -------
Total common shareholders' equity...............      4,609       3,276       (1,061)            6,824
Preferred stock of consolidated subsidiaries:
  Not subject to redemption.....................        648          13           --               661
  Subject to mandatory redemption...............        124          51           --               175
Subsidiary-obligated mandatorily redeemable
  preferred securities..........................        120         125           --               245
Trust preferred securities......................         --         200           --               200
Long-term debt..................................      5,966       4,897        2,215 (3g)       13,078
                                                    -------     -------      -------           -------
Total Capitalization............................     11,467       8,562        1,154            21,183
                                                    -------     -------      -------           -------
Total Liabilities and Capitalization............    $18,101     $20,459      $ 1,464           $40,024
                                                    =======     =======      =======           =======

   See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial
                                  Statements.

                               FIRSTENERGY CORP.

           UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME

                         SIX MONTHS ENDED JUNE 30, 2000

                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                                      GPU
                                                                    PRIOR TO
                                                                     MERGER         MERGER         FIRSTENERGY
                                                                      PRO          PRO FORMA        PRO FORMA
                                                   FIRSTENERGY      FORMA(4)      ADJUSTMENTS       COMBINED
                                                   -----------      --------      -----------      -----------
REVENUES:
  Electric utilities.............................     $2,630         $2,133          $   --           $4,763
  Other..........................................        680            497              --            1,177
                                                      ------         ------          ------           ------
    Total revenues...............................      3,310          2,630              --            5,940
                                                      ------         ------          ------           ------
EXPENSES:
  Fuel and purchased power.......................        392            858              --            1,250
  Other operating expenses.......................      1,474            854              (9)(3d)       2,319
  Provision for depreciation and amortization....        427            248              41 (3f)         676
                                                                                        (34)(3f)
                                                                                         (6)(3f)
  General taxes..................................        279            102              --              381
                                                      ------         ------          ------           ------
    Total expenses...............................      2,572          2,062              (8)           4,626
                                                      ------         ------          ------           ------
INCOME BEFORE INTEREST AND INCOME TAXES..........        738            568               8            1,314
                                                      ------         ------          ------           ------
NET INTEREST CHARGES:
  Interest expense...............................        247            230              97 (3g)         574
  Trust preferred securities.....................         --              7              --                7
  Subsidiary-obligated mandatorily redeemable
    preferred securities.........................         --              6              --                6
  Capitalized interest...........................        (13)            (2)             --              (15)
  Subsidiaries' preferred stock dividends........         35              4              --               39
                                                      ------         ------          ------           ------
    Net interest charges.........................        269            245              97              611
                                                      ------         ------          ------           ------
INCOME TAXES.....................................        193            120             (29)(3h)         284
                                                      ------         ------          ------           ------
NET INCOME.......................................     $  276         $  203          $  (60)          $  419
                                                      ======         ======          ======           ======
Average common shares outstanding:
  Basic..........................................        224            121             (39)(3i)         306
                                                      ======         ======          ======           ======
  Diluted........................................        225            121             (39)(3i)         307
                                                      ======         ======          ======           ======
Earnings per share of common stock:
  Basic..........................................     $ 1.23         $ 1.68                           $ 1.37
                                                      ======         ======                           ======
  Diluted........................................     $ 1.23         $ 1.67                           $ 1.37
                                                      ======         ======                           ======

   See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial
                                  Statements.

                               FIRSTENERGY CORP.

           UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME

                         SIX MONTHS ENDED JUNE 30, 1999

                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                                      GPU
                                                                    PRIOR TO
                                                                     MERGER         MERGER         FIRSTENERGY
                                                                      PRO          PRO FORMA        PRO FORMA
                                                   FIRSTENERGY      FORMA(4)      ADJUSTMENTS       COMBINED
                                                   -----------      --------      -----------      -----------
REVENUES:
  Electric utilities.............................     $2,625         $2,098          $   --           $4,723
  Other..........................................        316            341              --              657
                                                      ------         ------          ------           ------
    Total revenues...............................      2,941          2,439              --            5,380
                                                      ------         ------          ------           ------
EXPENSES:
  Fuel and purchased power.......................        409            671              --            1,080
  Other operating expenses.......................      1,097            826              (9)(3d)       1,914
  Provision for depreciation and amortization....        408            299              41 (3f)         698
                                                                                        (44)(3f)
                                                                                         (6)(3f)
  General taxes..................................        277            101              --              378
                                                      ------         ------          ------           ------
    Total expenses...............................      2,191          1,897             (18)           4,070
                                                      ------         ------          ------           ------
INCOME BEFORE INTEREST AND INCOME TAXES..........        750            542              18            1,310
                                                      ------         ------          ------           ------
NET INTEREST CHARGES:
  Interest expense...............................        261            254              97 (3g)         612
  Trust preferred securities.....................         --              1              --                1
  Subsidiary-obligated mandatorily redeemable
    preferred securities.........................         --             15              --               15
  Capitalized interest...........................         (6)            (2)             --               (8)
  Subsidiaries' preferred stock dividends........         39              6              --               45
                                                      ------         ------          ------           ------
    Net interest charges.........................        294            274              97              665
                                                      ------         ------          ------           ------
INCOME TAXES.....................................        194            116             (29)(3h)         281
                                                      ------         ------          ------           ------
NET INCOME.......................................     $  262         $  152          $  (50)          $  364
                                                      ======         ======          ======           ======
Average common shares outstanding:
  Basic..........................................        228            127             (41)(3i)         314
                                                      ======         ======          ======           ======
  Diluted........................................        228            127             (41)(3i)         314
                                                      ======         ======          ======           ======
Earnings per share of common stock:
  Basic..........................................     $ 1.15         $ 1.20                           $ 1.16 (i)
                                                      ======         ======                           ======
  Diluted........................................     $ 1.15         $ 1.20                           $ 1.16 (i)
                                                      ======         ======                           ======

(i) FirstEnergy pro forma combined basic and diluted earnings per share are $1.38 excluding GPU's nonrecurring charge related to the New Jersey Board of Public Utilities restructuring order described in Note 4.

   See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial
                                  Statements.

                               FIRSTENERGY CORP.

           UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME

                          YEAR ENDED DECEMBER 31, 1999

                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                                GPU
                                                              PRIOR TO
                                                               MERGER      MERGER           FIRSTENERGY
                                                                PRO       PRO FORMA          PRO FORMA
                                                FIRSTENERGY   FORMA(4)   ADJUSTMENTS         COMBINED
                                                -----------   --------   -----------        -----------
REVENUES:
  Electric utilities..........................     $5,453      $4,474       $  --              $9,927
  Other.......................................        867         768          --               1,635
                                                   ------      ------       -----              ------
    Total revenues............................      6,320       5,242          --              11,562
                                                   ------      ------       -----              ------
EXPENSES:
  Fuel and purchased power....................        877       1,449          --               2,326
  Other operating expenses....................      2,426       2,007         (18)(3d)          4,415
  Provision for depreciation and
    amortization..............................        938         556          82 (3f)          1,475
                                                                              (89)(3f)
                                                                              (12)(3f)
  General taxes...............................        544         211          --                 755
                                                   ------      ------       -----              ------
  Total expenses..............................      4,785       4,223         (37)              8,971
                                                   ------      ------       -----              ------
INCOME BEFORE INTEREST AND INCOME TAXES.......      1,535       1,019          37               2,591
                                                   ------      ------       -----              ------
NET INTEREST CHARGES:
  Interest expense............................        509         471         194 (3g)          1,174
  Trust preferred securities..................         --           8          --                   8
  Subsidiary-obligated mandatorily redeemable
    preferred securities......................         --          25          --                  25
  Capitalized interest........................        (13)         (4)         --                 (17)
  Subsidiaries' preferred stock dividends.....         76          11          --                  87
                                                   ------      ------       -----              ------
    Net interest charges......................        572         511         194               1,277
                                                   ------      ------       -----              ------
INCOME TAXES..................................        395         175         (58)(3h)            512
                                                   ------      ------       -----              ------
NET INCOME....................................     $  568      $  333       $ (99)             $  802
                                                   ======      ======       =====              ======
Average common shares outstanding:
  Basic.......................................        227         125         (40)(3i)            312
                                                   ======      ======       =====              ======
  Diluted.....................................        227         126         (41)(3i)            312
                                                   ======      ======       =====              ======
Earnings per share of common stock:
  Basic.......................................     $ 2.50      $ 2.65                          $ 2.57 (i)
                                                   ======      ======                          ======
  Diluted.....................................     $ 2.50      $ 2.65                          $ 2.57 (i)
                                                   ======      ======                          ======

------------------------

(i) FirstEnergy pro forma combined basic and diluted earnings per share are $2.79 excluding GPU's nonrecurring charge related to the New Jersey Board of Public Utilities restructuring order described in Note 4.

   See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial
                                  Statements.

                               FIRSTENERGY CORP.

                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                              FINANCIAL STATEMENTS

NOTE 1--RECLASSIFICATIONS

    Certain reclassifications have been made to the FirstEnergy and GPU historical financial statements to conform to the presentation expected to be used by FirstEnergy after the merger.

NOTE 2--EXCHANGE RATIOS

    Under the merger agreement, GPU shareholders would receive for each GPU share $36.50 in cash and/or a number of shares of FirstEnergy common stock at an exchange ratio determined by dividing $36.50 by the average closing price of FirstEnergy common stock during the 20-day trading period ending on the seventh trading day prior to the merger closing, so long as the average closing price of FirstEnergy's common stock is between $24.2438 and $29.6313. If the average closing price of the FirstEnergy common stock is equal to or greater than $29.6313, the exchange ratio will be 1.2318, and if the average closing price of the FirstEnergy common stock is equal to or less than $24.2438, the exchange ratio will be 1.5055. Each GPU shareholder will have the opportunity to elect the form of consideration he or she wishes to receive, subject to proration so that the amount and form of consideration paid to all GPU shareholders, subject to a tax adjustment described in the merger agreement, will be the same as the amount and form of consideration FirstEnergy would pay if holders of 50% of the GPU shares elected to receive cash and holders of 50% of the GPU shares elected to receive FirstEnergy common stock. For purposes of the unaudited pro forma combined condensed financial statements a FirstEnergy share price of $26.938 has been assumed, which represents the midpoint between $24.2438 and $29.6313.

                                                              (MILLIONS)
                                                              ----------
Cash payment to GPU shareholders............................    $2,215
Stock payment to GPU shareholders...........................     2,215
                                                                ------
Purchase of 121.4 million GPU common shares.................    $4,430
                                                                ======

NOTE 3--PRO FORMA ADJUSTMENTS

    (a) As required by Accounting Principles Board Opinion No. 16, "Business Combinations", a pro forma adjustment has been recognized by FirstEnergy to adjust GPU's fixed assets to fair value. Such adjustment has been based upon the current estimated fair market values of these assets which were considered in the preliminary purchase price allocation. This adjustment would be applicable to GPU only in connection with the completion of the merger.

    (b) A pro forma adjustment has been made to recognize goodwill in connection with the merger. The goodwill represents the excess of the purchase price over GPU's net assets after taking into account the other adjustments described herein. The carrying cost for all other assets and liabilities (except as described in (a) above and in (d) below) is assumed to be equal to fair market value. If it is ultimately determined that the fair market value of GPU's net assets is more or less than their carrying

                               FIRSTENERGY CORP.

                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                        FINANCIAL STATEMENTS (CONTINUED)

NOTE 3--PRO FORMA ADJUSTMENTS (CONTINUED) value at the time of the completion of the merger, goodwill would be adjusted accordingly. The pro forma adjustment to record the goodwill resulting from the merger is disclosed below:

                                                              (MILLIONS)
                                                              ----------
Purchase of 121.4 million GPU common shares.................   $  4,430
Estimated direct costs incurred in consummating the
  merger....................................................         35
Elimination of GPU shareholders' equity on June 30, 2000....     (3,276)
Addition of GPU goodwill to purchase price..................      2,227
Fair value adjustments to GPU's assets and liabilities,
  net.......................................................       (155)
                                                               --------
Total adjusted goodwill.....................................   $  3,261
                                                               ========

    (c) A pro forma adjustment has been made to recognize estimated severance costs.

    (d) A pro forma adjustment has been made to recognize GPU's net unamortized transition assets and obligations related to certain retirement benefits and the impact of this adjustment on the net periodic benefit cost.

    (e) Pro forma equity adjustments have been made to recognize the elimination of GPU's retained earnings and accumulated other comprehensive loss as of the completion of the merger and to reflect payment of stock consideration in the merger as discussed in Note 2.

                                                              (MILLIONS)
                                                              ----------
Elimination of GPU shareholders' equity.....................   $ (3,276)
Issuance of stock to purchase GPU common shares.............      2,215
                                                               --------
                                                               $ (1,061)
                                                               ========

    (f) Pro forma adjustments have been made to recognize amortization of goodwill in connection with the Merger over a 40-year period, offset by reductions in depreciation expense resulting from the assumed revaluation of GPU's assets described in (a) above.

                                                          FOR THE SIX
                                                            MONTHS          FOR THE YEAR
                                                             ENDED             ENDED
                                                           JUNE 30,         DECEMBER 31,
                                                      -------------------   ------------
                                                        2000       1999         1999
                                                      --------   --------   ------------
                                                                  (MILLIONS)
Amortization of goodwill............................    $ 41       $ 41         $ 82
Reversal of amortization of GPU purchased
  goodwill..........................................    $(34)      $(44)        $(89)
Reduction in depreciation expense from assumed
  revaluation of GPU's assets.......................    $ (6)      $ (6)        $(12)

    (g) A pro forma adjustment reflects the issuance of $2,215 million of long-term debt bearing interest at an assumed effective rate of 8.75%, inclusive of costs of issuance, to fund the cash consideration to be paid to GPU shareholders. The pro forma annual interest expense is $194 million. A 1/8 of 1% variation in the interest rate would result in a $2.8 million change to the annual interest expense.

                               FIRSTENERGY CORP.

                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                        FINANCIAL STATEMENTS (CONTINUED)

NOTE 3--PRO FORMA ADJUSTMENTS (CONTINUED)
    (h) Pro forma adjustments have been made for the estimated income tax effects of the adjustments discussed in (a), (c), (d), (f) and (g) above assuming an income tax rate of 35%.

    (i) A pro forma adjustment reflects the issuance of FirstEnergy shares at an assumed issuance cost of $26.938 as described in Note 2, net of the elimination of average GPU common shares outstanding.

                                                       FOR THE SIX       FOR THE YEAR
                                                         MONTHS              ENDED
BASIC COMMON SHARES OUTSTANDING                      ENDED JUNE 30,      DECEMBER 31,
-------------------------------                    -------------------   -------------
                                                     2000       1999         1999
                                                   --------   --------   -------------
                                                               (MILLIONS)
Elimination of average GPU common shares
  outstanding....................................   (121.3)    (126.7)      (125.3)
Purchase of 50% of GPU common shares at an
  exchange ratio of 1.355 shares of FirstEnergy
  common stock per GPU common share..............     82.2       85.8         84.9
                                                    ------     ------       ------
                                                     (39.1)     (40.9)       (40.4)
                                                    ======     ======       ======

                                                       FOR THE SIX       FOR THE YEAR
                                                         MONTHS              ENDED
DILUTED COMMON SHARES OUTSTANDING                    ENDED JUNE 30,      DECEMBER 31,
---------------------------------                  -------------------   -------------
                                                     2000       1999         1999
                                                   --------   --------   -------------
                                                               (MILLIONS)
Elimination of average GPU common shares
  outstanding....................................   (121.4)    (126.9)      (125.6)
Purchase of 50% of GPU common shares at an
  exchange ratio of 1.355 shares of FirstEnergy
  common stock per GPU common share..............     82.2       86.0         85.1
                                                    ------     ------       ------
                                                     (39.2)     (40.9)       (40.5)
                                                    ======     ======       ======

NOTE 4--PRIOR TO MERGER PRO FORMA ADJUSTMENTS FOR GPU, INC.

    The unaudited pro forma condensed consolidated statements of income for the six-month periods ended June 30, 2000 and 1999, and for the year ended
December 31, 1999, were prepared based on pro forma financial information for GPU for these periods, which give effect to certain acquisitions and divestitures of GPU. The pro forma information is not necessarily indicative of the actual results that would have been realized had these transactions occurred on the assumed date of January 1, 1999, nor is it indicative of future results. The GPU pro forma adjustments discussed below are based upon historical information and certain estimates, and are for illustrative purposes only.

    GPU's historical financial information for the six-month period ended
June 30, 1999 and the year ended December 31, 1999 includes a nonrecurring charge that has not been removed from the GPU pro forma financial information. The historical results of operations of GPU for the 1999 periods include a reduction in net income of $68 million ($0.54 per share of common stock) as a result of a

                               FIRSTENERGY CORP.

                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                        FINANCIAL STATEMENTS (CONTINUED)

NOTE 4--PRIOR TO MERGER PRO FORMA ADJUSTMENTS FOR GPU, INC. (CONTINUED)
New Jersey Board of Public Utilities restructuring order issued to GPU's Jersey Central subsidiary, that also had the effect of reducing GPU's operating revenue by $115 million in both periods.

(a) During the six-month period ended June 30, 2000, GPU sold PowerNet and acquired MYR Group. For pro forma purposes, it is assumed that these transactions occurred on January 1, 1999. Therefore, GPU's unaudited pro forma condensed consolidated statement of income for the six-month period ended June 30, 2000 reflects adjustments to: (1) eliminate the nonrecurring $295 million after-tax loss ($2.43 per share of common stock) incurred on the sale of PowerNet; (2) eliminate PowerNet's results of operations for the period (including related debt reductions and income tax effects); and
    (3) include the consolidated results of operations of MYR Group, recognizing ownership of these assets for the full six-month period, as well as interest expense and amortization of goodwill resulting from the acquisition (including the related income tax effects).

    Pro forma adjustments by business unit for the six-month period ended June 30, 2000 are summarized as follows:

                                                                    MILLIONS OF DOLLARS
                                                  --------------------------------------------------------
                                                                        NET INTEREST    INCOME      NET
                                                  REVENUES   EXPENSES     CHARGES       TAXES      INCOME
                                                  --------   --------   ------------   --------   --------
PowerNet........................................    $(96)     $(406)        $(45)        $ 71       $284
MYR Group.......................................     196        192            5           --         (1)
                                                    ----      -----         ----         ----       ----
  Total Adjustments.............................    $100      $(214)        $(40)        $ 71       $283
                                                    ====      =====         ====         ====       ====

(b) During 1999, GPU acquired Emdersa, GasNet and the 50% of Midlands that it did not already own, and in 2000, GPU acquired MYR Group and sold PowerNet. For pro forma purposes, it is assumed that these transactions occurred on January 1, 1999. As a result, GPU's unaudited pro forma condensed consolidated statements of income for the six-month period ended June 30, 1999 and the year ended December 31, 1999 reflect adjustments to:
    (1) include the consolidated results of operations of Emdersa, GasNet, Midlands (the additional 50%) and MYR Group, recognizing ownership of these assets for the full six- and twelve-month periods, respectively, as well as interest expense, amortization of goodwill and depreciation expense resulting from the acquisitions (including the related income tax effects);
    (2) eliminate PowerNet's results of operations for the periods (including the related debt reductions and income tax effects); and (3) remove the nonrecurring after-tax gains of $10 million ($0.08 per share of common stock) and $7 million ($0.05 per share of common stock) for the six- and twelve-month periods, respectively, resulting from the sale of the Midlands supply business.

    Also during 1999, GPU Energy substantially completed the sales of its generating assets. GPU's unaudited pro forma condensed consolidated statements of income for the six-month period ended June 30, 1999 and the year ended December 31, 1999 include adjustments reflecting the impact that the sale of these generating assets reasonably could be expected to have on GPU's results of operations, assuming a January 1, 1999 divestiture date. The major adjustments reflected in GPU's pro forma statements of income include: (1) a reduction of electric utility revenues for sales of energy to other utilities that resulted from GPU having additional power available due to a delay in divestiture of its generating assets; (2) the removal of fuel, depreciation and operation and

                               FIRSTENERGY CORP.

                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                        FINANCIAL STATEMENTS (CONTINUED)

NOTE 4--PRIOR TO MERGER PRO FORMA ADJUSTMENTS FOR GPU, INC. (CONTINUED) maintenance expenses which would not have been incurred had the generating assets been sold on the assumed date of January 1, 1999, offset by additional purchased power expenses; (3) the removal of the nonrecurring after-tax gains of $28 million ($0.22 per share of common stock) and $36 million ($0.29 per share of common stock) for the six- and twelve-month periods, respectively, resulting from the sale of generating assets; and
    (4) the related tax effects resulting from the above adjustments.

    Pro forma adjustments by business unit for the six-month period ended June 30, 1999 are summarized as follows:

                                                                    MILLIONS OF DOLLARS
                                                  --------------------------------------------------------
                                                                        NET INTEREST    INCOME      NET
                                                  REVENUES   EXPENSES     CHARGES       TAXES      INCOME
                                                  --------   --------   ------------   --------   --------
GPU Energy Generation...........................    $(73)      $(16)        $ (1)        $(18)      $(38)
PowerNet........................................     (96)       (36)         (49)          (4)        (7)
Midlands (additional 50%).......................     203        156           93           (4)       (42)
GasNet..........................................      43         15           24           (1)         5
Emdersa.........................................      27         23            9           (2)        (3)
MYR Group.......................................     226        219            7            1         (1)
                                                    ----       ----         ----         ----       ----
  Total Adjustments.............................    $330       $361         $ 83         $(28)      $(86)
                                                    ====       ====         ====         ====       ====

    Pro forma adjustments by business unit for the year ended December 31, 1999 are summarized as follows:

                                                                    MILLIONS OF DOLLARS
                                                  --------------------------------------------------------
                                                                        NET INTEREST    INCOME      NET
                                                  REVENUES   EXPENSES     CHARGES       TAXES      INCOME
                                                  --------   --------   ------------   --------   --------
GPU Energy Generation...........................   $(277)     $(142)        $(12)        $(51)     $ (72)
PowerNet........................................    (194)       (91)         (98)          (2)        (3)
Midlands (additional 50%).......................     188        156           92           (9)       (51)
GasNet..........................................      43         15           24           (1)         5
Emdersa.........................................      27         23            9           (2)        (3)
MYR Group.......................................     478        466           14           --         (2)
                                                   -----      -----         ----         ----      -----
  Total Adjustments.............................   $ 265      $ 427         $ 29         $(65)     $(126)
                                                   =====      =====         ====         ====      =====

                               FIRSTENERGY CORP.

                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                        FINANCIAL STATEMENTS (CONTINUED)

NOTE 4--PRIOR TO MERGER PRO FORMA ADJUSTMENTS FOR GPU, INC. (CONTINUED)

                                   GPU, INC.
               UNAUDITED PRO FORMA CONDENSED STATEMENT OF INCOME
                         SIX MONTHS ENDED JUNE 30, 2000
                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                                     PRIOR TO MERGER         GPU
                                                                        PRO FORMA      PRIOR TO MERGER
                                                            GPU      ADJUSTMENTS(4A)      PRO FORMA
                                                          --------   ---------------   ---------------
REVENUES:
  Electric utilities....................................   $2,225         $ (92)           $2,133
  Other.................................................      305           192               497
                                                           ------         -----            ------
    Total revenues......................................    2,530           100             2,630
                                                           ------         -----            ------

EXPENSES:
  Fuel and purchased power..............................      858            --               858
  Other operating expenses..............................      687           167               854
  Loss on sale of investment............................      372          (372)               --
  Provision for depreciation and amortization...........      264           (16)              248
  General taxes.........................................       95             7               102
                                                           ------         -----            ------
    Total expenses......................................    2,276          (214)            2,062
                                                           ------         -----            ------

INCOME BEFORE INTEREST AND INCOME TAXES.................      254           314               568
                                                           ------         -----            ------

NET INTEREST CHARGES:
  Interest expense......................................      270           (40)              230
  Trust preferred securities............................        7            --                 7
  Subsidiary-obligated mandatorily redeemable preferred
    securities..........................................        6            --                 6

  Capitalized interest..................................       (2)           --                (2)
  Subsidiaries' preferred stock dividends...............        4            --                 4
                                                           ------         -----            ------
    Net interest charges................................      285           (40)              245
                                                           ------         -----            ------

INCOME TAXES............................................       49            71               120
                                                           ------         -----            ------

NET INCOME (LOSS).......................................   $  (80)        $ 283            $  203
                                                           ======         =====            ======

Average common shares outstanding:
  Basic.................................................      121                             121
                                                           ======                          ======
  Diluted...............................................      121                             121
                                                           ======                          ======
Earnings per share of common stock:
  Basic.................................................   $(0.66)                         $ 1.68
                                                           ======                          ======
  Diluted...............................................   $(0.66)                         $ 1.67
                                                           ======                          ======

                               FIRSTENERGY CORP.

                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                        FINANCIAL STATEMENTS (CONTINUED)

NOTE 4--PRIOR TO MERGER PRO FORMA ADJUSTMENTS FOR GPU, INC. (CONTINUED)

                                   GPU, INC.
               UNAUDITED PRO FORMA CONDENSED STATEMENT OF INCOME
                         SIX MONTHS ENDED JUNE 30, 1999
                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                                     PRIOR TO MERGER         GPU
                                                                        PRO FORMA      PRIOR TO MERGER
                                                            GPU      ADJUSTMENTS(4B)      PRO FORMA
                                                          --------   ---------------   ---------------
REVENUES:
  Electric utilities....................................   $1,931          $167            $2,098
  Other.................................................      178           163               341
                                                           ------          ----            ------
    Total revenues......................................    2,109           330             2,439
                                                           ------          ----            ------

EXPENSES:
  Fuel and purchased power..............................      682           (11)              671
  Other operating expenses..............................      518           308               826
  Provision for depreciation and amortization...........      243            56               299
  General taxes.........................................       93             8               101
                                                           ------          ----            ------
    Total expenses......................................    1,536           361             1,897
                                                           ------          ----            ------

INCOME BEFORE INTEREST AND INCOME TAXES.................      573           (31)              542
                                                           ------          ----            ------

NET INTEREST CHARGES:
  Interest expense......................................      171            83               254
  Trust preferred securities............................        1            --                 1
  Subsidiary-obligated mandatorily redeemable preferred
    securities..........................................       15            --                15

  Capitalized interest..................................       (2)           --                (2)
  Subsidiaries' preferred stock dividends...............        6            --                 6
                                                           ------          ----            ------
    Net interest charges................................      191            83               274
                                                           ------          ----            ------

INCOME TAXES............................................      144           (28)              116
                                                           ------          ----            ------

NET INCOME..............................................   $  238          $(86)           $  152
                                                           ======          ====            ======

Average common shares outstanding:
  Basic.................................................      127                             127
                                                           ======                          ======
  Diluted...............................................      127                             127
                                                           ======                          ======

Earnings per share of common stock:
  Basic.................................................   $ 1.88                          $ 1.20
                                                           ======                          ======
  Diluted...............................................   $ 1.87                          $ 1.20
                                                           ======                          ======

                               FIRSTENERGY CORP.

                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                        FINANCIAL STATEMENTS (CONTINUED)

NOTE 4--PRIOR TO MERGER PRO FORMA ADJUSTMENTS FOR GPU, INC. (CONTINUED)

                                   GPU, INC.
               UNAUDITED PRO FORMA CONDENSED STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1999
                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                                     PRIOR TO MERGER          GPU
                                                                        PRO FORMA       PRIOR TO MERGER
                                                            GPU      ADJUSTMENTS (4B)      PRO FORMA
                                                          --------   ----------------   ---------------
REVENUES:
  Electric utilities....................................   $4,594         $(120)            $4,474
  Other.................................................      383           385                768
                                                           ------         -----             ------
    Total revenues......................................    4,977           265              5,242
                                                           ------         -----             ------
EXPENSES:
  Fuel and purchased power..............................    1,520           (71)             1,449
  Other operating expenses..............................    1,543           464              2,007
  Provision for depreciation and amortization...........      543            13                556
  General taxes.........................................      190            21                211
                                                           ------         -----             ------
    Total expenses......................................    3,796           427              4,223
                                                           ------         -----             ------
INCOME BEFORE INTEREST AND INCOME TAXES.................    1,181          (162)             1,019
                                                           ------         -----             ------
NET INTEREST CHARGES:
  Interest expense......................................      442            29                471
  Trust preferred securities............................        8            --                  8
  Subsidiary-obligated mandatorily redeemable preferred
    securities..........................................       25            --                 25
  Capitalized interest..................................       (4)           --                 (4)
  Subsidiaries' preferred stock dividends...............       11            --                 11
                                                           ------         -----             ------
    Net interest charges................................      482            29                511
                                                           ------         -----             ------
INCOME TAXES............................................      240           (65)               175
                                                           ------         -----             ------
NET INCOME..............................................   $  459         $(126)            $  333
                                                           ======         =====             ======
Average common shares outstanding:
  Basic.................................................      125                              125
                                                           ======                           ======
  Diluted...............................................      126                              126
                                                           ======                           ======
Earnings per share of common stock:
  Basic.................................................   $ 3.66                           $ 2.65
                                                           ======                           ======
  Diluted...............................................   $ 3.66                           $ 2.65
                                                           ======                           ======

            DESCRIPTION OF FIRSTENERGY COMMON STOCK AFTER THE MERGER

    Certain provisions of FirstEnergy's articles of incorporation and regulations are summarized or referred to below. The summaries are merely an outline, do not purport to be complete, do not relate to or give effect to the provisions of statutory or common law, and are qualified in their entirety by express reference to such articles of incorporation and regulations.

CAPITAL STOCK

    FirstEnergy is currently authorized by its articles of incorporation to issue 300,000,000 shares of common stock, par value $0.10 per share, of which 227,876,641 shares were issued and outstanding as of September 20, 2000. FirstEnergy is also authorized by its articles of incorporation to issue 5,000,000 shares of preferred stock, par value $100 per share, none of which are issued and outstanding. The common stock currently outstanding is, and the common stock offered pursuant to this prospectus will be, fully paid and non-assessable.

    The authorized number of shares of FirstEnergy common stock will be increased to 375,000,000 if the FirstEnergy shareholders vote in favor of the adoption of the merger agreement including the proposed amendment to increase the number of authorized shares of FirstEnergy common stock.

DIVIDEND RIGHTS

    Subject only to the prior rights and preferences of any issued and outstanding shares of FirstEnergy preferred stock, the holders of the common stock shall be entitled to receive dividends thereon when, as and if declared by the board of directors of FirstEnergy out of legally available funds. There can be no assurance that funds will be legally available to pay dividends at any given time or that, if funds are available, the board of directors will declare a dividend.

LIQUIDATION RIGHTS

    In the event of any dissolution or liquidation of FirstEnergy, the holders of common stock shall be entitled to receive, pro rata, after the prior rights of the holders of any issued and outstanding shares of FirstEnergy preferred stock have been satisfied, all of the assets of FirstEnergy that remain available for distribution after payment in full of all liabilities of FirstEnergy.

VOTING RIGHTS

    The holders of common stock of FirstEnergy are entitled to one vote on each matter submitted for their vote at any meeting of the shareholders of FirstEnergy for each share of FirstEnergy common stock held of record as of the record date for such meeting. Under FirstEnergy's articles of incorporation, the voting rights, if any, of FirstEnergy preferred stock may differ from the voting rights of FirstEnergy common stock. The holders of common stock are not entitled to cumulate their votes for the election of directors. FirstEnergy's articles of incorporation provide that the board of directors be divided into three classes with the term of office of the respective classes to expire in successive years.

    In order to amend or repeal, or adopt any provision inconsistent with, the provisions of FirstEnergy's articles of incorporation dealing with (a) the right of the board of directors to establish the terms of unissued shares or to authorize the acquisition by FirstEnergy of its outstanding shares; (b) the absence of cumulative voting and preemptive rights; or (c) the requirement that at least 80% of the voting power of FirstEnergy's outstanding shares must approve the foregoing, the affirmative vote of at least 80% of the voting power of FirstEnergy's outstanding shares is required. In addition, the affirmative vote of at least 80% of the voting power of FirstEnergy's outstanding shares must be obtained to amend or repeal the provisions of FirstEnergy's regulations dealing with (a) the time and place of shareholders' meetings, the manner in which special meetings of shareholders are called or the way business is conducted at such meetings;
(b) the number, election and terms of directors, the manner of filling vacancies on the board of directors, the removal of directors or the manner in which directors are nominated; or (c) the indemnification of officers or directors. Amendment of the provision of the regulations that requires the approval of 80% of the voting power of FirstEnergy's outstanding shares in the instances enumerated above requires the same level of approval.

    Adoption of amendments to FirstEnergy's articles of incorporation (other than those requiring 80% approval as specified above), adoption of a plan of merger, consolidation or reorganization, authorization of a sale or other disposition of all or substantially all of the assets of FirstEnergy not made in the usual and regular course of its business or adoption of a resolution of dissolution, and any other matter which would otherwise require a two-thirds approving vote, require the approval of two-thirds of the voting power of FirstEnergy's outstanding shares, unless FirstEnergy's board of directors provides otherwise, in which case, these matters will require the approval of a majority of the voting power of FirstEnergy's outstanding shares and the approval of a majority of the voting power of any shares entitled to vote as a class.

NO PREEMPTIVE OR CONVERSION RIGHTS

    Holders of FirstEnergy common stock have no preemptive or conversion rights and are not subject to further calls or assessments by FirstEnergy. There are no redemption or sinking fund provisions applicable to the common stock.

ANTI-TAKEOVER EFFECTS OF CERTAIN PROVISIONS OF OHIO LAW

    Ohio law contains several anti-takeover provisions that are applicable to FirstEnergy. In addition, FirstEnergy has in effect a Shareholder Rights Agreement which grants to FirstEnergy shareholders the rights to purchase additional shares of FirstEnergy common stock under various circumstances. These rights may have anti-takeover effects. For a more complete description of the provisions of Ohio Law and FirstEnergy Shareholder Rights Agreement, please see "Differences in the Rights of GPU Shareholders After the Merger--Anti-takeover Provisions/Shareholders Rights Agreements--FirstEnergy."

LISTING

    The outstanding shares of FirstEnergy common stock are traded on the New York Stock Exchange under the symbol "FE."

TRANSFER AGENT AND REGISTRAR

    The transfer agent and registrar for the common stock of FirstEnergy is FirstEnergy Securities Transfer Company, a wholly-owned subsidiary of FirstEnergy.

         DIFFERENCES IN THE RIGHTS OF GPU SHAREHOLDERS AFTER THE MERGER

GENERAL

    GPU is a Pennsylvania corporation subject to the provisions of the Pennsylvania Business Corporation Law. FirstEnergy is an Ohio corporation subject to the provisions of the Ohio General Corporation Law.

    Upon completion of the merger, shareholders of GPU will become shareholders of FirstEnergy and their rights as shareholders of FirstEnergy will be governed by the articles of incorporation and regulations of FirstEnergy and Ohio law, rather than by the articles of incorporation and by-laws of GPU and Pennsylvania law. FirstEnergy's regulations are effectively equivalent to a company's by-laws.

    The following is a summary of how the rights of the shareholders of GPU will differ when they become shareholders of FirstEnergy. This summary does not purport to be complete and is qualified in its entirety by reference to the Pennsylvania Business Corporation Law and the Ohio General Corporation Law, GPU's articles of incorporation and by-laws and FirstEnergy's articles of incorporation and regulations.

AUTHORIZED CAPITAL STOCK

    GPU. The authorized capital stock of GPU consists of 350,000,000 shares of common stock, par value $2.50 per share, of which 121,332,510 shares were issued and outstanding as of the close of business on October 12, 2000. No GPU preferred stock is currently authorized or outstanding.

    FIRSTENERGY.  The authorized capital stock of FirstEnergy consists of
(i) 300,000,000 shares of common stock, par value $0.10 per share, of which 227,336,741 were issued and outstanding as of the close of business on October 12, 2000 and (ii) 5,000,000 shares of preferred stock, par value $100 per share, none of which are currently issued and outstanding. If the merger is approved, FirstEnergy's authorized common stock will increase to 375,000,000 shares. FirstEnergy's articles of incorporation authorize the board of directors to cause the preferred stock to be issued in one or more series and to adopt amendments to the articles of incorporation fixing the terms of each series issued.

DIRECTOR VACANCIES AND REMOVAL

    GPU. Pursuant to GPU's articles of incorporation, candidates receiving the highest number of votes shall be elected as directors of GPU. A vacancy on the board of directors for any reason may be filled by a majority of the remaining members of the board of directors, even if the remaining directors constitute less than a quorum.

    GPU's directors are divided into three classes, each to hold office in staggered three-year terms, and may only be removed for cause by the vote of the holders of at least a majority of the shares of GPU common stock outstanding. GPU's shareholders are entitled to a cumulative vote in the election of directors. Cumulative voting means that each shareholder is entitled to as many votes as are equal to the number of shares the shareholder owns multiplied by the number of directors to be elected at any particular annual shareholders' meeting. At any annual meeting, a GPU shareholder may cast all of his or her votes for a single candidate for election to the GPU board or may distribute them among any two or more candidates.

    FIRSTENERGY. FirstEnergy's directors are divided into three classes and each class is to hold office in staggered three-year terms. Pursuant to FirstEnergy's regulations, at each annual meeting, directors of one class of FirstEnergy are elected by a plurality vote of its shareholders. Any vacancies on the board of directors (including vacancies resulting from newly created directorships) may be filled (i) by the affirmative vote of a majority of the remaining directors then in office, even if the remaining directors constitute less than a quorum, or by a sole remaining director or (ii) by the affirmative vote of FirstEnergy's shareholders after a vote to increase the number of directors at a meeting called for that purpose. Any director or the entire board of directors may be removed with or without cause upon the affirmative vote of the holders of at least 80% of the voting power of the shareholders, voting together as a single class. FirstEnergy's shareholders do not have the right to exercise cumulative voting in the election of directors.

MEETINGS OF SHAREHOLDERS

    GPU. Under GPU's by-laws, in addition to the annual meeting, a special meeting of the shareholders may be called by the chairman of the board of directors or by the president. In addition, GPU's chief executive officer or secretary must call a special meeting at the request in writing of any three members of the board of directors. Business transacted at a special meeting shall be confined to the purpose stated in the call. The holders of a majority of shares of GPU common stock issued and outstanding and entitled to vote, present in person or by proxy, shall constitute a quorum at any meeting of shareholders.

    FIRSTENERGY. Under FirstEnergy's code of regulations, in addition to the annual meeting, a special meeting of the shareholders may be called by the chairman, the president, a majority of the board of directors acting with or without a meeting or any person or persons holding not less than 50% of all the shares outstanding and entitled to vote on any proposal to be submitted at such meeting. To constitute a quorum at any meeting of shareholders, there must be present, in person or by proxy, shareholders of record entitled to exercise not less than a majority of the voting power with respect to any one of the purposes for which the meeting is called.

AMENDMENT TO ARTICLES OF INCORPORATION

    GPU. Generally, Pennsylvania law provides that, unless the articles of incorporation specify a greater vote, adoption of a proposed amendment to the articles of incorporation requires the affirmative vote of a majority of the votes cast by the shareholders entitled to vote on the amendment and, if any class or series of shares is entitled to vote on the amendment as a class, the affirmative vote of a majority of the votes cast in the class vote; the board of directors must also approve the amendment. GPU's articles of incorporation do not specify a greater vote to adopt a proposed amendment to GPU's articles of incorporation unless the proposed amendment relates to the size and classification of GPU's board, in which case, the amendment must be adopted by GPU shareholders holding at least two thirds of GPU's outstanding shares.

    FIRSTENERGY. Ohio law permits the adoption of amendments to the articles of incorporation if those amendments are approved at a meeting held for that purpose by the holders of shares entitling them to exercise two-thirds of the voting power of the corporation, or a lesser (but not less than a majority) or greater vote as specified in the articles of incorporation. FirstEnergy's articles of incorporation provide that amendments to its articles which would change its name, the location of its principal office, its permissible activities or its authorized capital stock, or which would affect the ability of the directors to alter the vote otherwise required by Ohio law in these instances may be effected by a two-thirds vote of the voting power of FirstEnergy, unless the board of directors provides otherwise by resolution, in which case such amendments may be effected by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of FirstEnergy. Amendments to FirstEnergy's articles of incorporation which would change the power of the directors to act or the power of FirstEnergy to acquire its capital stock, which would establish cumulative voting or grant preemptive rights or which would reduce, or be inconsistent with, the vote required in any of these instances can only be effected upon the affirmative vote of 80% of the voting power of FirstEnergy, voting together as a single class.

AMENDMENT TO BY-LAWS/REGULATIONS

    GPU. Under Pennsylvania law, the power to adopt, amend or repeal by-laws resides exclusively in the shareholders unless the by-laws confer a concurrent power on the board of directors. However, pursuant to Pennsylvania law, even if the by-laws confer concurrent power on the board of directors, the directors have no authority to adopt or change a by-law on any subject that is committed expressly to the shareholders by Pennsylvania law, and any action effected by such concurrent power remains subject to the power of the shareholders to change such action. GPU's by-laws provide that the affirmative vote of the holders of a majority of the capital stock represented and entitled to vote at a shareholders' meeting or a majority of GPU's board of directors may adopt, amend or repeal GPU's by-laws. In the event of the adoption, amendment or repeal of any by-law by the board of directors, such action is subject to the power of the shareholders to repeal such action.

    FIRSTENERGY. FirstEnergy's regulations provide that except as provided by law or in the instances noted below, the regulations may be amended or repealed at any meeting of shareholders if the amendment has been described in the notice of such meeting. The sections in the FirstEnergy regulations relating to time and place of meetings, the calling of special meetings, the order of business at shareholders' meetings, the number, election and terms of directors, newly created directorships and vacancies, the removal, nomination and election of directors, indemnification of directors, officers, employees and agents and amendment of the regulations may be amended or repealed only with the affirmative vote of the holders of at least 80% of the voting power of FirstEnergy, voting together as a single class. No amendment to the FirstEnergy regulations will be effective to eliminate or diminish indemnification rights of any person, whether by way of insurance, contract or otherwise, existing at the time immediately preceding such amendment.

SALE OF ASSETS, MERGER AND CONSOLIDATION

    GPU. Generally, under Pennsylvania law, a sale or other disposition of all or substantially all of the corporation's assets, a merger, consolidation, share exchange, division or dissolution of the corporation must be adopted by the board of directors and, unless the articles of incorporation or the board of directors requires a greater vote or vote by voting group, approved by a majority of the votes cast by all shareholders entitled to vote thereon, except in limited circumstances. Since GPU's articles of incorporation are silent on this issue, approval by a majority of the votes cast by all shareholders is sufficient to authorize the foregoing transactions.

    FIRSTENERGY. Under Ohio law, unless otherwise provided in the articles of incorporation, any merger, consolidation or sale of substantially all of the assets of the corporation requires the approval of the holders of shares entitling them to exercise at least two-thirds of the voting power of the corporation. With respect to mergers and consolidations, approval by the affirmative vote of the holders of two-thirds of any class of shares, unless otherwise provided in the articles, may also be required if the rights of holders of that class are affected in certain respects by the merger or consolidation. Ohio law permits mergers without approval by shareholders of the surviving corporation if, among other things, no amendment of the articles of incorporation is involved and no more than a specified maximum increase in outstanding voting stock will result. In Ohio, the maximum permitted increase is any amount less than one-sixth of the surviving corporation's shares possessing voting power in the election of directors after giving effect to the business combination.

    FirstEnergy's articles of incorporation provide that the adoption of a plan of merger, consolidation or reorganization, as well as authorization of a sale or other disposition of all or substantially all of the assets of FirstEnergy not made in the usual and regular course of its business or adoption of a resolution of dissolution of FirstEnergy, requires authorization by the holders of two-thirds of the voting power of FirstEnergy, unless the FirstEnergy board of directors provides otherwise by resolution, in which case such authorization shall be by a majority of the voting power of FirstEnergy.

ANTI-TAKEOVER PROVISIONS/SHAREHOLDER RIGHTS AGREEMENTS

GPU. Pennsylvania law contains several anti-takeover provisions applicable to GPU.

    INTERESTED PARTY TRANSACTIONS. Under Pennsylvania law, unless a corporation has opted out of the applicable statutory provisions in its articles of incorporation, specified proposed transactions to which the corporation is a party require the affirmative vote of the holders of shares representing at least a majority of the votes that all shareholders are entitled to cast with respect to the proposed transaction, excluding any shares held by a shareholder (including his or her associates and affiliates) who is a party to the proposed transaction or who receives special treatment. Those specified proposed transactions include transactions where that shareholder would:

    - be a party to a merger or consolidation, a share exchange or certain sales of assets involving the corporation or one of its subsidiaries;

    - receive a disproportionate amount of any of the securities of any corporation which survives or results from a division of the corporation;

    - be treated differently from others holding shares of the same class in a voluntary dissolution of the corporation; or

    - have his or her percentage of voting or economic share interest in the corporation materially increased relative to substantially all other shareholders in a reclassification.

    This special voting requirement does not apply if:

    - the transaction being proposed has been approved by a majority of the corporation's board of directors, excluding directors affiliated with or nominated by that shareholder;

    - the consideration received for each class of stock owned by that shareholder is at least as high as the highest consideration paid for that class by that shareholder; or

    - the transaction involves a parent corporation which owns at least 80% of the stock.

    GPU's articles of incorporation do not except GPU from these provisions of Pennsylvania law with respect to interested shareholder transactions.

    CONTROL TRANSACTIONS. Under Pennsylvania law, unless a corporation has opted out of the applicable statutory provisions, when a person or group of persons acting together acquires 20% or more of the shares entitled to vote in the election of directors, any other shareholder of the corporation who objects may, within a reasonable time after such person or group of persons acquires the 20% stake, under certain prescribed procedures, require such person or group of persons to purchase his or her shares at a fair value as defined in the Pennsylvania Business Corporation Law. GPU's articles of incorporation and by-laws do not except GPU from these provisions of Pennsylvania law with respect to control transactions.

    BUSINESS COMBINATIONS; FAIR PRICING. Pennsylvania law, unless a corporation has opted out of the applicable statutory provisions, prohibits a corporation from engaging in a business combination (such as a merger, consolidation, share exchange, division, sale or other disposition of property or issuance of shares for a specified percentage of the value of the corporation) with a 20% shareholder for five years from the time he or she acquired the stock to become a 20% shareholder except where one of the following conditions is met:

    - the 20% shareholder's stock purchase was approved by the corporation's board of directors before the date that person became a 20% holder;

    - the business combination itself was approved by the corporation's board of directors before that date;

    - the business combination is approved by the affirmative vote of the majority of shareholders, excluding the 20% shareholder, no earlier than three months after that date, provided the 20% shareholder is the beneficial owner of 80% of the voting shares of the corporation and provided the price paid to all shareholders meets statutory criteria establishing a formula price; or

    - the business combination is approved by the affirmative vote of all of the holders of all of the outstanding common shares.

    After the expiration of the five-year period, the business combination will be permitted if:

    - approved by a majority of shareholders, excluding the 20% shareholder; or

    - approved by a majority vote of the shareholders provided the price to be paid meets the formula price.

    GPU's articles of incorporation and by-laws do not except GPU from these provisions of Pennsylvania law with respect to business combinations and fair pricing.

    GPU SHAREHOLDER RIGHTS AGREEMENT. On August 6, 1998, GPU's board of directors declared a dividend distribution of one common stock purchase right for each outstanding share of GPU common stock. Generally, each right, when exercisable, entitles the registered holder to purchase from GPU one-tenth of a share of GPU common stock at a price of $12 per one-tenth of a share, subject to adjustment. The following description of the rights is qualified in its entirety by reference to the terms of the rights agreement between GPU and ChaseMellon Shareholder Services, L.L.C., as rights agent. The rights agreement is generally not applicable to transactions approved by GPU's board of directors and is not applicable to the proposed merger between GPU and FirstEnergy.

    The rights are not exercisable until the earlier to occur of:

    - a public announcement that, without the prior consent of GPU's board of directors, a person or group, including any affiliates or associates of such person or group, acquired or obtained the right to acquire, beneficial ownership of 10% or more of the outstanding shares of GPU common stock; or

    - ten business days following the commencement or announcement of an intention to make a tender offer or exchange offer which would result in any person or group (and related persons) having beneficial ownership of 10% or more of the outstanding shares of GPU common stock without the prior consent of the GPU board of directors.

    The rights will expire on August 6, 2008, unless earlier redeemed by GPU as described below.

    The rights become exercisable if a person or group acquires beneficial ownership of 10% or more of the outstanding shares of GPU common stock, each holder of a right, other than rights beneficially owned by such person or group, which become void, will generally thereafter have the right to receive upon exercise that number of shares of GPU common stock having an average market value during a specified time period of two times the purchase price provided for in the right. In addition, at any time after a person or group acquires beneficial ownership of 10% or more of the outstanding shares of GPU common stock and prior to the acquisition by such person or group of 50% or more of the then outstanding shares of GPU common stock, GPU's board of directors may exchange all or part of the then outstanding rights, other than rights owned by such person or group which have become void, for shares of GPU common stock.

    If GPU is acquired in a merger or other business combination transaction or 50% or more of its assets or earning power is sold after a person or group acquires beneficial ownership of 10% or more of the outstanding shares of GPU common stock without the prior consent of GPU's board of directors, each holder of a right will thereafter have the right to receive upon exercise that number of shares of common stock of the acquiring company which at the time of such transaction would have a market value of two times the exercise price of the right.

    At any time prior to the earlier to occur of (i) a person or group acquiring beneficial ownership of 10% or more of the outstanding shares of GPU common stock or (ii) the expiration of the rights, GPU's board of directors may redeem the rights in whole, but not in part, at a price of $0.001 per right. Additionally, at any time after a person or group acquires beneficial ownership of 10% or more of the outstanding shares of GPU common stock and prior to the expiration of the period during which the right is exercisable, GPU may redeem the rights in whole, but not in part, at a price of $0.001 per right, provided that such redemption is in connection with a merger or other business combination transaction or series of transactions involving GPU in which all holders of GPU common stock are treated alike but not involving a person or group having beneficial ownership of 10% or more of the outstanding shares of GPU common stock.

    The rights, if applicable, may have anti-takeover effects. The rights will cause substantial dilution to a person or group that attempts to acquire GPU unless the GPU board of directors consent to the acquisition or redeem the rights.

FIRSTENERGY. Ohio law contains several anti-takeover provisions applicable to FirstEnergy.

    TRANSACTIONS WITH INTERESTED SHAREHOLDERS. Chapter 1704 of the Ohio General Corporation Law applies to a broad range of business combinations between an Ohio corporation and an interested shareholder. The Ohio law definition of "business combination" includes mergers, consolidations, combinations or majority share acquisitions. An "interested shareholder" is defined as a shareholder who, directly or indirectly, exercises or directs the exercise of 10% or more of the voting power of the corporation.

    Chapter 1704 restricts corporations from engaging in business combinations with interested shareholders, unless the articles of incorporation provide otherwise, for a period of three years following the date on which the shareholder became an interested shareholder, unless the directors of the corporation have approved the business combination or the interested shareholder's acquisition of shares of the corporation prior to the date the shareholder became an interested shareholder. After the initial three-year moratorium, Chapter 1704 prohibits such transactions absent approval by the directors of the interested shareholder's acquisition of shares of the corporation prior to the date that the shareholder became an interested shareholder, approval by disinterested shareholders of the corporation or the transaction meeting certain statutorily defined fair price provisions.

    CONTROL SHARE ACQUISITIONS. Under Section 1701.831 of the Ohio General Corporation Law, unless the articles of incorporation provide otherwise, any control share acquisition of a corporation can only be made with the prior approval of the corporation's shareholders. A "control share acquisition" is defined as any acquisition of shares of a corporation that, when added to all other shares of that corporation owned by the acquiring person, would enable that person to exercise levels of voting power in any of the following ranges: at least 20% but less than 33 1/3%; at least 33 1/3% but less than 50%; or 50% or more.

    FIRSTENERGY SHAREHOLDER RIGHTS AGREEMENT. On November 18, 1997, FirstEnergy authorized the assignment of one share purchase right for each outstanding share of FirstEnergy common stock. Each right entitles the registered holder to purchase one share of FirstEnergy common stock at a purchase price of $70 per share, when the rights become exercisable. The following description of the rights is qualified in its entirety by reference to the terms of the rights agreement between FirstEnergy and The Bank of New York, as rights agent.

    The rights are not exercisable until the earlier of:

    - ten days following a public announcement that a person or group, including any affiliates or associates of such person or group, has acquired or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of FirstEnergy common stock (an "Acquiring Person"); or

    - ten days following the commencement or announcement of an intention to make a tender offer or exchange offer which would result in any person or group (and related persons) having beneficial ownership of 25% or more of the outstanding shares of FirstEnergy common stock.

    The rights will expire on November 28, 2007, unless such date is extended or the rights are earlier redeemed by FirstEnergy and exchanged for shares of FirstEnergy common stock, as described below.

    In the event that (i) FirstEnergy merges with or is involved in a business combination transaction with an Acquiring Person, (ii) 50% or more of FirstEnergy's consolidated assets or earning power are sold to an Acquiring Person, (iii) an Acquiring Person acquires 25% or more of the outstanding shares of FirstEnergy common stock or (iv) an Acquiring Person engages in one or more self-dealing transactions with FirstEnergy, each holder of a right, other than rights beneficially owned by an Acquiring Person, which become void, will have the right to receive upon exercise that number of shares of FirstEnergy common stock or stock of the acquiring company, as the case may be, having an average market value during a specified time period of two times the purchase price provided for in the right.

    At any time after a person or group acquires beneficial ownership of 15% or more of the outstanding shares of FirstEnergy common stock and prior to the acquisition by such person or group of 50% or more of the then outstanding shares of FirstEnergy common stock, FirstEnergy may exchange all or part of the then outstanding rights (other than rights owned by such person or group which have become void) for shares of FirstEnergy common stock.

    At any time prior to the tenth day following the acquisition by a person or group of beneficial ownership of 15% or more of the outstanding shares of FirstEnergy common stock, FirstEnergy may redeem the rights in whole, but not in part, at a price of $0.001 per right.

    The rights may have anti-takeover effects. The rights will cause substantial dilution to a person or group that attempts to acquire FirstEnergy unless the rights are redeemed by FirstEnergy's board of directors. However, it can be expected that the rights would not interfere with any merger or other business combination approved by the board of directors.

DISSENTERS' RIGHTS

    GPU. Pennsylvania law provides rights to the following shareholders of a corporation to dissent from, and receive payment of the fair value of their shares.

    - shareholders who are members of a subgroup of a class with identifiable characteristics accorded special treatment pursuant to a plan (including a plan of asset transfer, plan of merger, plan of consolidation, plan of exchange and plan of division) or amendment which was not approved by a vote of this subgroup voting as a special class;

    - shareholders of a corporation to be a party to a merger or consolidation except where the merger or consolidation does not require shareholder approval because the surviving corporation is a domestic corporation with identical articles of incorporation to those of the constituent corporation except for any provisions therein not subject to shareholder vote;

    - shareholders of shares to be acquired pursuant to a plan of share exchange;

    - shareholders of a corporation which adopt a plan of division unless shareholder approval of such plan was not required;

    - shareholders of a corporation which adopt a plan of conversion into a nonprofit corporation or a management corporation; and

    - shareholders granted dissenters' rights pursuant to the by-laws or a resolution of the board of directors in connection with a corporate action or other transaction which would not otherwise trigger statutory dissenters' rights.

    However, with limited exceptions, no dissenters' rights are available in the case of a merger, consolidation, plan of exchange or plan of division with respect to shares which, at the applicable record date, were either listed on a national securities exchange or held of record by more than 2,000 shareholders. Those exceptions are as follows:

    - the holders of the shares are required by the terms of the merger or consolidation to accept any consideration other than shares of the acquiring, surviving, new or other corporation or cash in lieu of fractional shares;

    - the shares constitute a preferred or special class and such class was not entitled to vote on the proposed transaction or plan and effectuation of the proposed transaction or the plan was not conditioned upon the approval by the affirmative vote of a majority of all shares within the class; or

    - shareholders who are members of a subgroup of a class with identifiable characteristics accorded special treatment pursuant to a plan of asset transfer, plan of merger, plan of consolidation, plan of exchange or plan of division which was not approved by a vote of such subgroup voting as a special class.

    See "Rights of Dissenting Shareholders--Rights of Dissenting GPU Shareholders" above for an explanation of how GPU shareholders may exercise dissenters' rights in connection with the proposed merger between GPU and FirstEnergy.

    FIRSTENERGY. Under Ohio law, dissenting shareholders are entitled to appraisal rights in connection with the lease, sale, exchange, transfer or other disposition of all or substantially all of the assets of a corporation and in connection with certain amendments to a corporation's articles of incorporation. Shareholders of an Ohio corporation being merged into or consolidated with another corporation are also entitled to appraisal rights. In addition, shareholders of an acquiring corporation are entitled to appraisal rights in any merger, combination or "majority share acquisition" in which such shareholders are entitled to voting rights. The Ohio law provides shareholders of an acquiring corporation with voting rights if the acquisition involves the transfer of shares of the acquiring corporation entitling the recipients thereof to exercise one-sixth or more of the voting power of such acquiring corporation immediately after the completion of the merger. See "Rights of Dissenting Shareholders--Rights of Dissenting FirstEnergy Shareholders" above for an explanation of how FirstEnergy shareholders may exercise dissenters' rights in connection with the proposed merger between FirstEnergy and GPU.

INDEMNIFICATION, INSURANCE AND LIMITATION OF DIRECTOR LIABILITY

    GPU. GPU's by-laws provide that a director of GPU shall not be personally liable for monetary damages for any action taken, or any failure to take any action, unless the director has breached or failed to perform the duties of his office under Section 1721 of the Pennsylvania Business Corporation Law, and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. GPU will indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she was an officer, director or employee of GPU, to the fullest extent permitted by law, unless the act or failure to act of such person giving rise to the claim for indemnification is finally determined by a court to have constituted willful misconduct or recklessness.

    FIRSTENERGY. Under Ohio law, Ohio corporations are permitted to indemnify directors, officers, employees and agents within prescribed limits, and must indemnify them under certain circumstances. Ohio law does not authorize payment by a corporation of judgments against a director, officer, employee or agent after a finding of negligence or misconduct in a derivative suit absent a court order. Indemnification is required, however, to the extent that person succeeds on the merits. In all other cases, if it is determined that a director, officer, employee or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, indemnification is discretionary, except as otherwise provided by a corporation's articles of incorporation or code of regulations, or by contract, except with respect to the advancement of expenses of directors. The statutory right to indemnification is not exclusive in Ohio, and Ohio corporations may, among other things, purchase insurance to indemnify those persons.

    Ohio law provides that a director is entitled to mandatory advancement of expenses, including attorneys' fees, incurred in defending any action, including derivative actions, brought against the director. The director must agree, however, to cooperate with the corporation concerning the matter and to repay the amount advanced if it is proved by clear and convincing evidence that his or her action or failure to act was done with deliberate intent to cause injury to the corporation or with reckless disregard for the corporation's best interests.

    FirstEnergy's regulations provide that FirstEnergy shall indemnify, to the full extent permitted by Ohio law, any person who was or is a party or is threatened to be made a party to any action, suit or proceeding, by reason of the fact that he or she is or was an officer, director, employee or agent of FirstEnergy. The FirstEnergy regulations also permit FirstEnergy to purchase and maintain insurance providing for the indemnification of the persons described above and, upon approval of the FirstEnergy board, to enter into indemnification agreements with such persons.

                                 LEGAL MATTERS

    The validity of the shares of FirstEnergy common stock to be issued in connection with the merger will be passed upon by Leila L. Vespoli, Esq., Vice President and General Counsel of FirstEnergy Corp.

    The material U.S. federal income tax consequences of the merger are being passed upon for FirstEnergy by Winthrop, Stimson, Putnam & Roberts and for GPU by Fried, Frank, Harris, Shriver & Jacobson.

                                    EXPERTS

    The consolidated financial statements incorporated by reference in FirstEnergy's Annual Report on Form 10-K for the year ended December 31, 1999 have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report dated February 11, 2000, and are incorporated in this joint proxy statement/prospectus by reference. The consolidated financial statements included in GPU's Annual Report on Form 10-K for the year ended December 31, 1999 have been audited by PricewaterhouseCoopers LLP, independent public accountants, as indicated in their report dated February 10, 2000, and are incorporated in this joint proxy statement/prospectus by reference. The audited consolidated financial statements of FirstEnergy and GPU are incorporated herein by reference in reliance upon the reports of said firms as experts in accounting and auditing.

    With respect to the unaudited interim financial information of FirstEnergy for the quarters ended March 31, 2000 and June 30, 2000, Arthur Andersen LLP has applied limited procedures in accordance with professional standards for a review of that information. However, their separate reports thereon state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on that information should be restricted in light of the limited nature of the review procedures applied. In addition, the accountants are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited interim financial information because these reports are not "reports" or "parts" of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of that Act.

                         INDEPENDENT PUBLIC ACCOUNTANTS

    Representatives of Arthur Andersen LLP expect to be present at the FirstEnergy special meeting and will be available to respond to appropriate questions from FirstEnergy shareholders in attendance. Representatives of PricewaterhouseCoopers LLP expect to be present at the GPU special meeting and will be available to respond to appropriate questions from GPU shareholders in attendance.

                             SHAREHOLDER PROPOSALS

    FIRSTENERGY. A FirstEnergy shareholder who wishes to offer a proposal for inclusion in FirstEnergy's proxy statement and proxy card for the 2001 annual meeting should submit the proposal and any supporting statement to the corporate secretary at FirstEnergy's principal office by November 17, 2000. Any proposal received after that date will not be eligible for inclusion in the 2001 proxy statement and proxy card. A FirstEnergy shareholder who wishes to offer a proposal for consideration at the 2001 annual meeting after November 17, 2000, and who wants the proposal referenced in FirstEnergy's proxy statement, may do so by submitting the proposal to the corporate secretary at FirstEnergy's principal office by February 9, 2001. However, in order to actually raise the matter at the meeting, the shareholder will also have to comply with the notice provisions contained in FirstEnergy's regulations.

    GPU. A GPU shareholder who wishes to offer a proposal for inclusion in the proxy statement and proxy card for the 2001 annual meeting of shareholders must submit the proposal and any supporting statement to the corporate secretary at GPU's principal office not later than November 21, 2000. A GPU shareholder may also present a proposal at the 2001 annual meeting of shareholders which is not included in the proxy statement provided that the proposal is submitted to the corporate secretary in accordance with the notice and procedural requirements contained in GPU's by-laws.

                           CERTAIN PROXY CARD MATTERS

    If you participate in the GPU Dividend Reinvestment and Stock Purchase Plan or the FirstEnergy Stock Investment Plan, your proxy card represents both the number of shares credited to your plan account and any certificated shares registered under the same name. If your shares are registered in different names, you will receive a separate proxy card for each name in which your shares are registered. If your shares are held by a broker or bank as nominee, you will receive a voter information form from your broker or bank.

                      WHERE YOU CAN FIND MORE INFORMATION

    FirstEnergy and GPU file annual, quarterly and current reports, proxy statements, and other information with the SEC. Anything the companies file may be read and copied at the following locations at the SEC:

Public Reference Room          New York Regional Office       Chicago Regional Office
Room 1024, Judiciary Plaza     Suite 1300                     Citicorp Center
450 Fifth Street, N.W.         7 World Trade Center           Suite 1400
Washington, DC 20549           New York, New York 10048       500 West Madison Street
                                                              Chicago, Illinois 60661-2511

    Please call the SEC at 1-800-732-0330 for further information on the public reference rooms. FirstEnergy's and GPU's SEC filings should also be available to the public from commercial document retrieval services and at the Internet world-wide web site that the SEC maintains at HTTP://WWW.SEC.GOV. In addition, materials and information concerning FirstEnergy and GPU can be inspected at the New York Stock Exchange, 20 Broad Street, 7th Floor, New York, New York 10005, where shares of FirstEnergy common stock and GPU common stock are listed.

    The SEC allows FirstEnergy and GPU to "incorporate by reference" information into this joint proxy statement/prospectus, which means that FirstEnergy and GPU can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this joint proxy statement/prospectus, except for any information superseded by information contained directly in this joint proxy statement/prospectus, or in later filed documents incorporated by reference in this joint proxy statement/prospectus. This joint proxy statement/prospectus incorporates by reference the documents set forth below that were previously filed with the SEC by FirstEnergy (SEC File No. 333-21011) or GPU (SEC File
No. 001-06047). These incorporated documents contain important information about FirstEnergy and GPU.

    REGARDING FIRSTENERGY

    - FirstEnergy's Annual Report on Form 10-K for the year ended December 31, 1999.

    - FirstEnergy's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2000 and June 30, 2000.

    - FirstEnergy's Current Reports on Form 8-K filed April 18, 2000, June 24, 2000, and August 10, 2000.

    REGARDING GPU

    - GPU's Annual Report on Form 10-K for the year ended December 31, 1999.

    - GPU's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2000 and June 30, 2000.

    - GPU's Current Reports on Form 8-K filed February 4, 2000, March 3, 2000, April 18, 2000, May 1, 2000, June 21, 2000, June 30, 2000, August 4, 2000,
      August 11, 2000 and October 6, 2000.

    The SEC may require FirstEnergy and GPU to file other documents pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 between the date of this joint proxy statement/prospectus and the date on which the FirstEnergy special meeting and the GPU special meeting are to be held. These other documents will be deemed to be incorporated by reference in this joint proxy statement/prospectus.

    FirstEnergy or GPU may have already sent you some of the documents incorporated by reference in this joint proxy statement/prospectus. Nevertheless, you may obtain any of them through either FirstEnergy or GPU, as the case may be, the SEC, or the SEC's Internet world-wide web site as previously described. Documents incorporated by reference are available from either FirstEnergy or GPU, as the case may be, without charge, excluding all exhibits unless such exhibits have specifically been incorporated by reference in this joint proxy statement/prospectus. You may obtain documents incorporated by reference in this joint proxy statement/prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses:

FIRSTENERGY CORP.                          GPU, INC.
INVESTOR SERVICES                          INVESTOR RELATIONS
76 SOUTH MAIN STREET                       310 MADISON AVENUE
AKRON, OHIO 44308-1890                     P.O. BOX 1957
(800) 631-8945 (TOLL-FREE)                 MORRISTOWN, NEW JERSEY 07962-1957
                                           (877) 398-5639 (TOLL-FREE)

    If you would like to request documents from FirstEnergy or GPU, please do so promptly in order to receive them before the special meetings.

    FirstEnergy has provided all information contained in or incorporated by reference in this joint proxy statement/prospectus with respect to FirstEnergy. GPU has provided all information contained in or incorporated by reference in this joint proxy statement/prospectus with respect to GPU. Neither FirstEnergy nor GPU assumes any responsibility for the accuracy or completeness of the information provided by the other party.

    YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT/PROSPECTUS TO VOTE ON THE MERGER AGREEMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS. THIS JOINT PROXY STATEMENT/PROSPECTUS IS DATED OCTOBER 19, 2000. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE. NEITHER THE MAILING OF THIS JOINT PROXY STATEMENT/PROSPECTUS TO SHAREHOLDERS NOR THE COMPLETION OF THE MERGER WILL CREATE ANY IMPLICATION TO THE CONTRARY.

                                                                      APPENDIX A

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER

                                    between

                               FIRSTENERGY CORP.

                                      and

                                   GPU, INC.

                           Dated as of August 8, 2000

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 DEFINED TERMS

DEFINED TERM                                                  REFERENCE
------------                                                  ---------
"1935 Act"..................................................  Section 3.05(c)

"AEA".......................................................  Section 3.05(f)

"Aggregate Consideration"...................................  Section 2.02(b)(ii)

"Aggregate Stock Amount"....................................  Section 2.01(l)

"Agreement".................................................  Heading of the Agreement

"Blue-Sky Filings"..........................................  Section 4.05(d)

"Blue-Sky Laws".............................................  Section 4.05(d)

"Business Combination"......................................  Section 9.05(b)(ii)

"Cash Consideration"........................................  Section 2.01(c)

"Cash Election".............................................  Section 2.01(d)

"Cash Election Number"......................................  Section 2.01(d)

"Cash Election Shares"......................................  Section 2.01(e)

"Cash Fraction".............................................  Section 2.01(e)

"Certificates of Merger"....................................  Section 1.03

"CEI".......................................................  Section 6.01

"Closing"...................................................  Section 1.02

"Closing Date"..............................................  Section 1.02

"Code"......................................................  2nd Recital

"Confidentiality Agreement".................................  Section 7.04(b)

"Disclosure Schedules"......................................  Section 7.17(b)

"Dissenting Shares".........................................  Section 2.01(n)

"DOJ".......................................................  Section 3.05(a)

"Effective Time"............................................  Section 1.03

"Election"..................................................  Section 2.01(f)

"Election Deadline".........................................  Section 2.01(k)

"End Date"..................................................  Section 9.01(d)

"Environmental Claim".......................................  Section 3.19(g)(i)

"Environmental Laws"........................................  Section 3.19(g)(ii)

"Environmental Permits".....................................  Section 3.19(b)

"ERISA".....................................................  Section 3.12(a)

"Exchange Act"..............................................  Section 2.01(c)

"Exchange Agent"............................................  Section 2.02(a)

"Exchange Ratio"............................................  Section 2.01(c)

"Extended End Date".........................................  Section 9.01(d)

"FCC".......................................................  Section 3.05(g)

"FCC Approvals".............................................  Section 3.05(g)

"FERC"......................................................  Section 3.05(e)

DEFINED TERM                                                  REFERENCE
------------                                                  ---------
"FERC Approvals"............................................  Section 3.05(e)

"Final Order"...............................................  Section 8.01(c)(i)

"FirstEnergy"...............................................  Heading of the Agreement

"FirstEnergy Advisor".......................................  Section 4.14

"FirstEnergy Common Stock"..................................  Section 2.01(a)

"FirstEnergy Controlled Group Plans"........................  Section 4.12(a)

"FirstEnergy Deferred Unit".................................  Section 2.02(h)(ii)

"FirstEnergy Disclosure Schedule"...........................  Article IV, 1st
                                                              paragraph

"FirstEnergy Indemnified Liabilities".......................  Section 7.13(d)(i)

"FirstEnergy Indemnified Parties"...........................  Section 7.13(d)

"FirstEnergy Indemnifying Party"............................  Section 7.13(d)

"FirstEnergy Material Adverse Effect".......................  Section 3.01(a)

"FirstEnergy Option"........................................  Section 2.02(h)(i)

"FirstEnergy Option Plan"...................................  Section 2.02(h)(i)

"FirstEnergy Performance Unit"..............................  Section 2.02(h)(ii)

"FirstEnergy Permits".......................................  Section 4.09(a)

"FirstEnergy Permitted Acquisition".........................  Section 6.07(c)

"FirstEnergy Preferred".....................................  Section 4.02(a)

"FirstEnergy Rights"........................................  Section 4.02(c)

"FirstEnergy Rights Agreement"..............................  Section 4.02(c)

"FirstEnergy SEC Documents".................................  Section 4.06(a)

"FirstEnergy Share Price"...................................  Section 2.01(c)

"FirstEnergy Shares"........................................  Section 2.02(b)(ii)

"FirstEnergy Subs Preferred"................................  Section 4.13(b)(ii)

"FirstEnergy Takeover Proposal".............................  Section 6.05(c)

"Foreign Approvals".........................................  Section 3.05(j)

"Form of Election"..........................................  Section 2.01(d)

"FPA".......................................................  Section 3.05(e)

"FTC".......................................................  Section 3.05(a)

"GAAP"......................................................  3rd Recital

"Governmental Entity".......................................  Section 3.04(c)

"GPU".......................................................  Heading of the Agreement

"GPU Advisor"...............................................  Section 3.14

"GPU Affiliates"............................................  Section 7.07(a)

"GPU Capital Budget"........................................  Section 5.15

"GPU Certificates"..........................................  Section 2.01(i)

"GPU Common Stock"..........................................  Section 2.01(b)

"GPU Controlled Group Plans"................................  Section 3.12(a)

"GPU Deferred Unit".........................................  Section 2.02(h)(ii)

"GPU Designees".............................................  Section 7.12(a)

DEFINED TERM                                                  REFERENCE
------------                                                  ---------
"GPU Director"..............................................  Section 7.12(b)

"GPU Disclosure Schedule"...................................  Article III, 1st
                                                              paragraph

"GPU Indemnified Liabilities"...............................  Section 7.13(a)(i)

"GPU Indemnified Parties"...................................  Section 7.13(a)

"GPU Indemnifying Party"....................................  Section 7.13(a)

"GPU Material Adverse Effect"...............................  Section 3.01(a)

"GPU Option"................................................  Section 2.02(h)(i)

"GPU PCN Committee".........................................  Section 2.02(h)(ii)

"GPU Performance Unit"......................................  Section 2.02(h)(ii)

"GPU Permits"...............................................  Section 3.09(a)

"GPU Rights"................................................  Section 3.02(c)

"GPU Rights Agreement"......................................  Section 3.02(c)

"GPU SEC Documents".........................................  Section 3.06(a)

"GPU Service"...............................................  Section 7.09(d)

"GPU Stock Plan", "GPU Stock Plans".........................  Section 2.02(h)(i)

"GPU Stock Price"...........................................  Section 2.02(h)(ii)

"GPU Stock Units"...........................................  Section 2.02(h)(ii)

"GPU Subs Preferred"........................................  Section 3.13(b)

"GPU Takeover Proposal".....................................  Section 5.05(c)

"Hazardous Materials".......................................  Section 3.19(g)(iii)

"HSR Act"...................................................  Section 3.05(a)

"Injunction"................................................  Section 8.01(e)

"IRS".......................................................  Section 3.11(c)

"JCP&L".....................................................  Section 5.05(c)

"Joint Proxy Statement".....................................  Section 3.05(b)(i)

"joint venture".............................................  Section 3.18(c)

"Local Approvals"...........................................  Section 3.05(h)

"Material Adverse Effect"...................................  Section 3.01(a)

"Merger"....................................................  1st Recital

"Merger Consideration"......................................  Section 2.01(c)

"MetEd".....................................................  Section 5.05(c)

"Minimum Tax Ratio".........................................  Section 2.01(l)

"No Election Shares"........................................  Section 2.01(j)

"Non-Convertible Preferred Securities"......................  Section 3.18(b)

"NRC".......................................................  Section 3.05(f)

"NRC Approvals".............................................  Section 3.05(f)

"NYSE"......................................................  Section 2.01(c)

"OE"........................................................  Section 6.01

"Ohio GCL"..................................................  Section 1.04(d)

"PCBs"......................................................  Section 3.19(g)(iii)(A)

DEFINED TERM                                                  REFERENCE
------------                                                  ---------
"Penelec"...................................................  Section 5.05(c)

"Pennsylvania BCL"..........................................  Section 1.04(d)

"PP"........................................................  Section 6.01

"Reduction Amount"..........................................  Section 2.01(l)

"Registration Statement"....................................  Section 4.05(b)(ii)

"Release"...................................................  Section 3.19(g)(iv)

"SEC".......................................................  3rd Recital

"SEC `35 Act Order".........................................  Section 3.05(c)

"Securities Act"............................................  Section 2.02(h)(vi)

"Significant Subsidiary"....................................  Section 3.01(b)

"State Takeover Approvals"..................................  Section 3.05(i)

"Stock Consideration".......................................  Section 2.01(c)

"Stock Election"............................................  Section 2.01(f)

"Stock Election Number".....................................  Section 2.01(f)

"Stock Election Shares".....................................  Section 2.01(g)

"Stock Fraction"............................................  Section 2.01(g)

"Subsidiary"................................................  Section 3.01(b)

"Surviving Corporation".....................................  Section 1.01

"Surviving Corporation Material Adverse Effect".............  Section 7.06(f)

"Takeover Proposal".........................................  Section 6.05(c)

"Target Party"..............................................  Section 9.05(b)(i)(C)

"Task Force"................................................  Section 7.20(a)

"Tax", "Taxable", "Taxes", "Taxing".........................  Section 3.11(h)

"Tax Ratio".................................................  Section 2.01(l)

"TE"........................................................  Section 6.01

"to the knowledge of the executive officers"................  Section 10.04(d)

"Violation".................................................  Section 3.04

"Voting Debt"...............................................  Section 3.02(a)

"wholly owned Subsidiary"...................................  Section 3.18(b)

                               TABLE OF CONTENTS

                                                                                  PAGE
                                                                                --------

                                       ARTICLE I
                                       THE MERGER

Section 1.01      The Merger..................................................     A-1
Section 1.02      Closing.....................................................     A-1
Section 1.03      Effective Time of the Merger................................     A-1
Section 1.04      Effects of the Merger.......................................     A-1
Section 1.05      Directors and Officers of the Surviving Corporation.........     A-2

                                       ARTICLE II
                    EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
                   RESPECTIVE CORPORATIONS; EXCHANGE OF CERTIFICATES

Section 2.01      Manner of Converting Shares.................................     A-2
Section 2.02      Exchange of Certificates....................................     A-6
Section 2.03      Stated Capital of Surviving Corporation Shares..............    A-10

                                      ARTICLE III
                         REPRESENTATIONS AND WARRANTIES OF GPU

Section 3.01      Organization, Standing and Power............................    A-10
Section 3.02      Capital Structure...........................................    A-11
Section 3.03      Corporate Authority.........................................    A-11
Section 3.04      No Violation................................................    A-11
Section 3.05      Consents and Approvals......................................    A-12
Section 3.06      GPU SEC Documents...........................................    A-13
Section 3.07      No Undisclosed Liabilities..................................    A-13
Section 3.08      Information Supplied........................................    A-13
Section 3.09      Compliance with Applicable Laws.............................    A-14
Section 3.10      Litigation..................................................    A-14
Section 3.11      Taxes.......................................................    A-14
Section 3.12      Employee Matters............................................    A-15
Section 3.13      Absence of Certain Changes or Events........................    A-17
Section 3.14      Opinion of GPU Financial Advisor............................    A-17
Section 3.15      Vote Required...............................................    A-17
Section 3.16      Accounting Matters..........................................    A-17
Section 3.17      Ownership of FirstEnergy Stock..............................    A-17
Section 3.18      GPU Subsidiaries............................................    A-17
Section 3.19      Environmental Protection....................................    A-18
Section 3.20      Regulation as a Utility.....................................    A-20
Section 3.21      Insurance...................................................    A-20

                                                                                  PAGE
                                                                                --------

                                       ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF FIRSTENERGY

Section 4.01      Organization, Standing and Power............................    A-21
Section 4.02      Capital Structure...........................................    A-21
Section 4.03      Corporate Authority.........................................    A-21
Section 4.04      No Violation................................................    A-22
Section 4.05      Consents and Approvals......................................    A-22
Section 4.06      FirstEnergy SEC Documents...................................    A-23
Section 4.07      No Undisclosed Liabilities..................................    A-23
Section 4.08      Information Supplied........................................    A-23
Section 4.09      Compliance with Applicable Laws.............................    A-24
Section 4.10      Litigation..................................................    A-24
Section 4.11      Taxes.......................................................    A-24
Section 4.12      Employee Matters............................................    A-25
Section 4.13      Absence of Certain Changes or Events........................    A-27
Section 4.14      Opinion of FirstEnergy Financial Advisor....................    A-27
Section 4.15      Vote Required...............................................    A-27
Section 4.16      Accounting Matters..........................................    A-27
Section 4.17      Ownership of GPU Stock......................................    A-27
Section 4.18      FirstEnergy Subsidiaries....................................    A-28
Section 4.19      Environmental Protection....................................    A-28
Section 4.20      Regulation as a Utility.....................................    A-29
Section 4.21      Insurance...................................................    A-29

                                       ARTICLE V
                    COVENANTS RELATING TO CONDUCT OF BUSINESS OF GPU

Section 5.01      Ordinary Course.............................................    A-30
Section 5.02      Dividends; Changes in Stock.................................    A-30
Section 5.03      Issuance of Securities......................................    A-30
Section 5.04      Constituent Documents.......................................    A-31
Section 5.05      Solicitations...............................................    A-31
Section 5.06      Acquisitions................................................    A-31
Section 5.07      Dispositions................................................    A-32
Section 5.08      Financings..................................................    A-32
Section 5.09      No Actions..................................................    A-32
Section 5.10      Cooperation, Notification...................................    A-32
Section 5.11      Rights Agreement............................................    A-33
Section 5.12      Collective Bargaining Agreements............................    A-33
Section 5.13      Employee Benefit Covenant...................................    A-33
Section 5.14      Tax Covenant................................................    A-33
Section 5.15      Capital Expenditures........................................    A-34
Section 5.16      Transmission, Generation....................................    A-34
Section 5.17      Modifications to Facilities.................................    A-34
Section 5.18      Accounting..................................................    A-34
Section 5.19      Tax-Free Status.............................................    A-34
Section 5.20      Affiliate Transactions......................................    A-34
Section 5.21      Rate Matters................................................    A-34
Section 5.22      Third-Party Consents........................................    A-35

                                                                                  PAGE
                                                                                --------

                                       ARTICLE VI
                COVENANTS RELATING TO CONDUCT OF BUSINESS OF FIRSTENERGY

Section 6.01      Ordinary Course.............................................    A-35
Section 6.02      Dividends; Changes in Stock.................................    A-35
Section 6.03      Issuance of Securities......................................    A-36
Section 6.04      Constituent Documents.......................................    A-36
Section 6.05      Solicitations...............................................    A-36
Section 6.06      Financings..................................................    A-37
Section 6.07      No Actions..................................................    A-37
Section 6.08      Cooperation, Notification...................................    A-38
Section 6.09      Rights Agreement............................................    A-38
Section 6.10      Accounting..................................................    A-38
Section 6.11      Tax-Free Status.............................................    A-38
Section 6.12      Affiliate Transactions......................................    A-38
Section 6.13      Third-Party Consents........................................    A-38
Section 6.14      Tax-Exempt Status...........................................    A-39
Section 6.15      Certain Acquisitions........................................    A-39

                                      ARTICLE VII
                                 ADDITIONAL AGREEMENTS

                  Preparation of Registration Statement and the Joint Proxy
Section 7.01      Statement...................................................    A-39
Section 7.02      Letters of GPU's Accountants................................    A-39
Section 7.03      Letters of FirstEnergy's Accountants........................    A-39
Section 7.04      Access to Information.......................................    A-39
Section 7.05      Shareholder Approvals.......................................    A-40
Section 7.06      Satisfaction of Conditions to the Merger....................    A-40
Section 7.07      Rule 145 Affiliates.........................................    A-41
Section 7.08      Stock Exchange Listing......................................    A-41
Section 7.09      Employee Benefit Plans......................................    A-41
Section 7.10      Expenses....................................................    A-42
Section 7.11      Brokers or Finders..........................................    A-43
Section 7.12      Surviving Corporation Board of Directors and Officers.......    A-43
Section 7.13      Indemnification; Directors' and Officers' Insurance.........    A-43
Section 7.14      Further Assurances..........................................    A-46
Section 7.15      Tax Treatment...............................................    A-46
Section 7.16      Accounting Treatment........................................    A-46
Section 7.17      Disclosure Schedules........................................    A-46
Section 7.18      Public Announcements........................................    A-46
Section 7.19      Employee Agreements.........................................    A-47
Section 7.20      Transition Management.......................................    A-47
Section 7.21      Charitable Commitments; Offices; Name.......................    A-47

                                      ARTICLE VIII
                                  CONDITIONS PRECEDENT

                  Conditions to Each Party's Obligation To Effect the
Section 8.01      Merger......................................................    A-48
Section 8.02      Conditions to Obligations of FirstEnergy....................    A-49
Section 8.03      Conditions to Obligations of GPU............................    A-49

                                                                                  PAGE
                                                                                --------

                                       ARTICLE IX
                               TERMINATION AND AMENDMENT

Section 9.01      Termination.................................................    A-50
Section 9.02      Effect of Termination.......................................    A-51
Section 9.03      Amendment...................................................    A-51
Section 9.04      Extension; Waiver...........................................    A-51
Section 9.05      Termination Fee; Expenses...................................    A-52

                                       ARTICLE X
                                   GENERAL PROVISIONS

Section 10.01     Nonsurvival of Representations and Warranties...............    A-53
Section 10.02     Further Assurances..........................................    A-53
Section 10.03     Notices.....................................................    A-53
Section 10.04     Interpretation..............................................    A-54
Section 10.05     Descriptive Headings........................................    A-54
Section 10.06     Counterparts................................................    A-54
Section 10.07     Entire Agreement............................................    A-55
Section 10.08     No Third Party Beneficiaries................................    A-55
Section 10.09     Governing Law...............................................    A-55
Section 10.10     Severability................................................    A-55
Section 10.11     Binding Effect..............................................    A-55
Section 10.12     Assignment..................................................    A-55
Section 10.13     Amendments; Waiver..........................................    A-55

                                   EXHIBIT
                                  (OMITTED)

Exhibit A         Form of Letter Identifying Rule 145 Affiliates

Exhibit B         Form of Affiliate Agreement with Form of Rule 145 Compliance
                  Letter attached thereto as Annex A

    AGREEMENT AND PLAN OF MERGER dated as of August 8, 2000 (the "AGREEMENT"), between FIRSTENERGY CORP., an Ohio corporation with its principal executive offices in Akron, Ohio ("FIRSTENERGY"), and GPU, INC., a Pennsylvania corporation with its principal executive offices in Morristown, New Jersey ("GPU").

    WHEREAS, the respective Boards of Directors of FirstEnergy and GPU deem it advisable and in the best interests of their respective shareholders to consummate, and have approved, the business combination transaction contemplated herein pursuant to which the businesses of GPU and FirstEnergy will be combined by means of the merger of GPU with and into FirstEnergy (the "MERGER"); and

    WHEREAS, for Federal income tax purposes, it is intended that the Merger will be treated as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE"); and

    WHEREAS, for accounting purposes, it is intended that the Merger will be accounted for on a purchase accounting basis in accordance with generally accepted accounting principles ("GAAP") and applicable regulations of the Securities and Exchange Commission (the "SEC"); and

    WHEREAS, GPU and FirstEnergy desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

    NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenants and agreements set forth in this Agreement, the parties intending to be legally bound agree as follows:

                                   ARTICLE I
                                   THE MERGER

    Section 1.01 THE MERGER. Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined in Section 1.03), GPU shall be merged with and into FirstEnergy in accordance with the laws of the Commonwealth of Pennsylvania and the State of Ohio. FirstEnergy shall be the surviving corporation in the Merger and shall continue its corporate existence under the laws of the State of Ohio. The effects and the consequences of the Merger shall be as set forth in Section 1.04. Throughout this Agreement, the term "SURVIVING CORPORATION" shall refer to FirstEnergy in its capacity as the surviving corporation in the Merger.

    Section 1.02 CLOSING. The closing of the Merger (the "CLOSING") will take place at 10:00 A.M. (local time), on a date to be specified by the parties, which shall be no later than the second business day following the date on which the last of the closing conditions set forth in Article VIII has been met or waived, at the offices of Winthrop, Stimson, Putnam & Roberts, One Battery Park Plaza, New York, NY 10004, unless another date or place is agreed to in writing by the parties hereto (the "CLOSING DATE").

    Section 1.03 EFFECTIVE TIME OF THE MERGER. Subject to the provisions of this Agreement, articles or certificates of merger shall be duly prepared, executed and acknowledged by an appropriate officer of each of the corporations involved in the Merger (the "CERTIFICATES OF MERGER") and thereafter delivered as soon as practicable on the Closing Date to the Department of State of the Commonwealth of Pennsylvania for filing as well as to the Secretary of State of the State of Ohio as provided by Pennsylvania law and Ohio law. The Merger shall become effective upon the filing of the Certificates of Merger with the Department of State of the Commonwealth of Pennsylvania and the Secretary of State of the State of Ohio or at such time thereafter as is agreed by the parties and provided in the Certificates of Merger (the "EFFECTIVE TIME").

    Section 1.04  EFFECTS OF THE MERGER.  At the Effective Time,

    (a) the separate existence of GPU shall cease and GPU shall be merged with and into FirstEnergy with FirstEnergy continuing as the Surviving Corporation,

    (b) pursuant to the Merger, Article IV.A of the Amended Articles of Incorporation of FirstEnergy shall be amended by replacing "305 million" and "300 million" contained therein with "380 million" and "375 million", respectively, and as so amended such Amended Articles of Incorporation shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Articles of Incorporation,

    (c) the Regulations of FirstEnergy, as in effect immediately prior to the Effective Time, shall be the Regulations of the Surviving Corporation until thereafter amended as provided by law, the Articles of Incorporation of the Surviving Corporation and such Regulations, and

    (d) the Merger shall have all the effects of applicable law, including without limitation as provided in Section 1701.82 of the Ohio General Corporation Law (the "OHIO GCL") and Section 1929 of the Pennsylvania Business Corporation Law (the "PENNSYLVANIA BCL").

    Section 1.05 DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. As of the Effective Time, the directors and officers of the Surviving Corporation shall be designated as provided in Section 7.12 of this Agreement.

                                   ARTICLE II
                EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
               RESPECTIVE CORPORATIONS; EXCHANGE OF CERTIFICATES

    Section 2.01 MANNER OF CONVERTING SHARES. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of capital stock of the corporations involved:

    (a) CAPITAL STOCK OF FIRSTENERGY. Each share of common stock, par value $0.10 per share, of FirstEnergy ("FIRSTENERGY COMMON STOCK") that is issued and outstanding immediately prior to the Effective Time shall remain outstanding unchanged by reason of the Merger as one fully paid and nonassessable share of common stock, par value $0.10 per share, of the Surviving Corporation.

    (b) CANCELLATION OF CERTAIN GPU COMMON STOCK. Each share of common stock, par value $2.50 per share, of GPU ("GPU COMMON STOCK") that is owned by GPU as treasury stock shall be canceled and cease to exist, and no stock or other consideration shall be delivered in exchange therefor.

    (c) CONVERSION OF GPU COMMON STOCK. Each share of GPU Common Stock, other than Dissenting Shares (as defined in Section 2.01(n)) and shares canceled pursuant to Section 2.01(b), issued and outstanding immediately prior to the Effective Time shall by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive (i) $36.50 in cash, without interest (the "CASH CONSIDERATION"), (ii) a number of validly issued, fully paid and nonassessable shares of FirstEnergy Common Stock equal to the Exchange Ratio (as defined below) or (iii) a combination of cash and shares as provided in Sections 2.01(e), (g) and (h) below ((i), (ii) or (iii) as applicable, the "MERGER CONSIDERATION"). The "EXCHANGE RATIO" shall be equal to the quotient (rounded to the nearest ten thousandth, or if there is no nearest ten thousandth, the next higher ten thousandth) of the Cash Consideration divided by the FirstEnergy Share Price (as defined below); PROVIDED, HOWEVER, that if the FirstEnergy Share Price is less than $24.2438, the "Exchange Ratio" shall be 1.5055, and if the FirstEnergy Share Price is greater than $29.6313, the "Exchange Ratio" shall be 1.2318. The "FIRSTENERGY SHARE PRICE" shall be equal to the average of the closing prices of the shares of FirstEnergy Common Stock on the New York Stock Exchange ("NYSE") Composite Transactions Reporting System, as reported in The Wall Street Journal (but subject to correction for typographical or other manifest errors in such reporting), over the 20 trading days ending on the trading day immediately preceding the fifth Business Day (as defined in Rule 14d-1(g)(3) under the Securities

Exchange Act of 1934 and the rules and regulations promulgated thereunder (the "EXCHANGE ACT")) prior to the Election Deadline. FirstEnergy shall make a public announcement of the Exchange Ratio and the Election Deadline (as defined below) no later than 9:00 a.m., New York City time, on the fifth Business Day prior to the date of the Election Deadline by issuing a release to the Dow Jones News Service or similar U.S. news service.

    (d) CASH ELECTION. Subject to the immediately following sentence, each record holder of shares of GPU Common Stock immediately prior to the Effective Time shall be entitled to elect to receive cash, without interest, for all or any part of such holder's shares of GPU Common Stock (a "CASH ELECTION"). Notwithstanding the foregoing and subject to Section 2.01(l), the aggregate number of shares of GPU Common Stock that will be converted into the right to receive cash in the Merger (the "CASH ELECTION NUMBER") will be 50% of the total number of shares of GPU Common Stock issued and outstanding as of the Effective Time. Cash Elections shall be made on a form reasonably acceptable to GPU and FirstEnergy designed for that purpose (a "FORM OF ELECTION").

    (e) OVERSUBSCRIBED CASH ELECTION. If the aggregate number of shares of GPU Common Stock covered by Cash Elections (the "CASH ELECTION SHARES") exceeds the Cash Election Number, (1) each Cash Election Share shall be converted into
(i) the right to receive an amount of cash, without interest, equal to the product of (a) the Cash Consideration and (b) a fraction (the "CASH FRACTION"), the numerator of which shall be the Cash Election Number and the denominator of which shall be the total number of Cash Election Shares, and (ii) a number of shares of FirstEnergy Common Stock equal to the product of (a) the Exchange Ratio and (b) a fraction equal to one minus the Cash Fraction and (2) each Stock Election Share and each No Election Share (each as defined below) shall be converted into the right to receive a number of shares of FirstEnergy Common Stock equal to the Exchange Ratio.

    (f) STOCK ELECTION. Subject to the immediately following sentence, each record holder of shares of GPU Common Stock immediately prior to the Effective Time shall be entitled to elect to receive shares of FirstEnergy Common Stock for all or any part of such holder's shares of GPU Common Stock (a "STOCK ELECTION", and together with a Cash Election, the "ELECTION"). Notwithstanding the foregoing and subject to Section 2.01(l), the aggregate number of shares of GPU Common Stock that will be converted into the right to receive shares of FirstEnergy Common Stock in the Merger (the "STOCK ELECTION NUMBER") shall be 50% of the total number of shares of GPU Common Stock issued and outstanding as of the Effective Time. Stock Elections shall be made on a Form of Election.

    (g) OVERSUBSCRIBED STOCK ELECTION. If the aggregate number of shares of GPU Common Stock covered by Stock Elections (the "STOCK ELECTION SHARES") exceeds the Stock Election Number, (1) each Stock Election Share shall be converted into (i) the right to receive a number of shares of FirstEnergy Common Stock, equal to the product of (a) the Exchange Ratio and (b) a fraction (the "STOCK FRACTION"), the numerator of which shall be the Stock Election Number and the denominator of which shall be the total number of Stock Election Shares, and
(ii) an amount of cash, without interest, equal to the product of (a) the Cash Consideration and (b) a fraction equal to one minus the Stock Fraction and
(2) each Cash Election Share and No Election Share shall be converted into the right to receive an amount of cash, without interest, equal to the Cash Consideration.

    (h) UNDERSUBSCRIBED CASH ELECTION AND STOCK ELECTION. If (x) the aggregate number of Cash Election Shares is equal to or less than the Cash Election Number AND (y) the aggregate number of Stock Election Shares is equal to or less than the Stock Election Number, (1) each Cash Election Share shall be converted into the right to receive an amount of cash, without interest, equal to the Cash Consideration, (2) each Stock Election Share shall be converted into the right to receive a number of shares of FirstEnergy Common Stock equal to the Exchange Ratio and (3) each No Election Share shall be converted into the right to receive (A) an amount of cash, without interest, equal to the product of
(i) the Cash Consideration and (ii) a fraction (x) the numerator of which shall be the Cash

Election Number less the number of Cash Election Shares and the (y) denominator of which shall be the aggregate number of No Election Shares and (B) a number of shares of FirstEnergy Common Stock equal to the product of (i) the Exchange Ratio and (ii) a fraction (x) the numerator of which shall be the Stock Election Number less the number of Stock Election Shares and (y) the denominator of which shall be the aggregate number of No Election Shares.

    (i) FORM OF ELECTION. To be effective, a Form of Election must be properly completed, signed and submitted to the Exchange Agent (defined below), and accompanied by the certificates representing the shares of GPU Common Stock ("GPU CERTIFICATES") as to which the election is being made (or by an appropriate guarantee of delivery of such GPU Certificate signed by a firm that is a member of any registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association Inc.). FirstEnergy shall have the discretion, which it may delegate in whole or in part to the Exchange Agent, to determine whether Forms of Election have been properly completed, signed and submitted or revoked and to disregard immaterial defects in Forms of Election. The decision of FirstEnergy (or the Exchange Agent) in such matters shall be conclusive and binding. Neither FirstEnergy nor the Exchange Agent shall be under any obligation to notify any person of any defect in a Form of Election submitted to the Exchange Agent. The Exchange Agent shall also make all computations contemplated by Sections 2.01(e), (g) and (h), and all such computations shall be conclusive and binding on the holders of shares of GPU Common Stock (absent manifest error).

    (j) DEEMED NON-ELECTION. For the purposes hereof, a holder of shares of GPU Common Stock who does not submit a Form of Election that is received by the Paying Agent prior to the Election Deadline (as defined in Section 2.01(k)) (the "NO ELECTION SHARES") shall be deemed not to have made a Cash Election or Stock Election. If FirstEnergy or the Exchange Agent shall determine that any purported Election was not properly made prior to the Election Deadline, the shares subject to such improperly made Election shall be treated as No Election Shares.

    (k) ELECTION DEADLINE. Not more than 90 days nor less than 20 Business Days prior to the Election Deadline, FirstEnergy shall cause copies of the Form of Election, together, in the case of holders of GPU Common Stock who became such after the record date for the meeting referred to therein, with a copy of the Joint Proxy Statement (as defined in Section 3.05), to be mailed to the holders of record of GPU Common Stock (as of a record date as close as practicable to the date of mailing and mutually agreed by GPU and FirstEnergy). FirstEnergy shall use best efforts to make the Form of Election, together with a copy of the Joint Proxy Statement, available to all persons who become record holders of GPU Common Stock subsequent to the record date with respect to such mailing and prior to the Election Deadline. A Form of Election must be received by the Exchange Agent by 5:00 p.m., New York City time, on the Business Day prior to the Effective Time (the "ELECTION DEADLINE"), in order to be effective. All Elections may be revoked until the Election Deadline in writing by the record holders submitting Forms of Election. In addition, all Elections shall automatically be revoked if the Merger Agreement is terminated in accordance with Section 9.01. If an Election is revoked, the GPU Certificates (or guarantee of delivery, as applicable) to which the Election relates shall be promptly returned to the shareholder submitting those GPU Certificates in respect of such Election. Nothing contained herein shall be interpreted to prohibit a holder of shares of GPU Common Stock from making Cash Elections with respect to those shares.

    (l)  ADJUSTMENT PER TAX OPINION.  Notwithstanding anything in this
Article II to the contrary (other than the last sentence of Section 2.01(m)), if, based on the Exchange Ratio determined in accordance with Section 2.01(c), the Tax Ratio (as defined below) is less than 45% (or such lesser percentage, not below 40%, as shall be reasonably agreed to by tax counsel to FirstEnergy and GPU to enable such tax counsel to deliver the tax opinions referred to in
Section 8.02(c) and 8.03(c)) (the "MINIMUM TAX RATIO"), the amount of cash to be delivered (but for this Section 2.01(l)) with respect to each share of GPU Common Stock convertible, in whole or in part, into a right to receive cash shall be reduced to the minimum extent necessary (the amount of such reduction, the "REDUCTION AMOUNT") (and FirstEnergy shall deliver with respect to each such share of GPU Common Stock, in lieu of the Reduction Amount, that number of shares of FirstEnergy Common Stock having an aggregate value (based on the closing price of the FirstEnergy Common Stock on the Closing Date) equal to the Reduction Amount) so that the Tax Ratio is equal to the Minimum Tax Ratio. "TAX RATIO" shall mean the ratio of (i) the product of (A) the closing price per share of FirstEnergy Common Stock on the Closing Date times (B) the excess of (x) the aggregate number of shares of FirstEnergy Common Stock to be issued pursuant to this Section 2.01 over (y) the number of shares of FirstEnergy Common Stock that tax counsel to FirstEnergy or GPU reasonably deems necessary to exclude for purposes of the "continuity-of-interest" requirements under applicable federal income tax principles relating to reorganizations described in the Code (the "AGGREGATE STOCK AMOUNT"), to (ii) the sum of
(u) the Aggregate Stock Amount plus (v) the aggregate cash payable pursuant to this Section 2.01 (plus the aggregate estimated amount of cash payable in lieu of fractional shares of FirstEnergy Common Stock pursuant to
Section 2.02(e)(ii)) plus (w) the number of Dissenting Shares times the per share fair value of such shares determined pursuant to applicable law or, if such fair value has not been determined as of the date the calculation required by this Section 2.01(l) is required to be made, then times the greater of
(A) the Cash Consideration and (B) the value of the number of shares of FirstEnergy Common Stock equal to the Exchange Ratio (based on the closing price per share of FirstEnergy Common Stock on the Closing Date), plus (x) any other amounts paid by GPU (or any affiliate thereof) to, or on behalf of, any holder of shares of GPU Common Stock in connection with the sale, redemption or other disposition of any GPU Common Stock in connection with the Merger for purposes of Treasury Regulation Sections 1.368-1(e) and 1.368-1T(e) plus (y) any extraordinary dividend distributed by GPU prior to and in connection with the Merger for purposes of Treasury Regulation Sections 1.368-1(e) and 1.368-1T(e), plus (z) the amount of any other items that tax counsel to FirstEnergy or GPU reasonably deems necessary to take into account for purposes of making the Merger satisfy the "continuity-of-interest" requirements under applicable federal income tax principles relating to reorganizations described in the Code.

    (m) ANTI-DILUTION PROVISIONS. In the event FirstEnergy (i) changes (or establishes a record date for changing) the number of shares of FirstEnergy Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, stock combination, recapitalization, reclassification, reorganization or similar transaction with respect to the outstanding FirstEnergy Common Stock or (ii) pays or makes a dividend or distribution not permitted by Section 6.02 in respect of FirstEnergy Common Stock (other than a distribution referred to in clause (i) of this sentence) and, in either case, the record date therefor or the effective time thereof shall be prior to the Effective Time, the Exchange Ratio shall be adjusted appropriately. Regular quarterly cash dividends and increases thereon shall not be considered extraordinary for purposes of the preceding sentence. If, between the date hereof and the Effective Time, FirstEnergy shall merge or consolidate with or into any other corporation in a transaction otherwise permitted by the terms of this Agreement and the terms thereof shall provide that FirstEnergy Common Stock shall be converted into or exchanged for the shares of any other corporation or entity, then provision shall be made so that shareholders of GPU who would be entitled to receive shares of FirstEnergy Common Stock pursuant to this Agreement shall be entitled to receive, in lieu of each share of FirstEnergy Common Stock issuable to such shareholders as provided herein, the same kind and amount of securities or assets as shall be distributable upon such merger or consolidation with respect to one share of FirstEnergy Common Stock and the parties hereto shall agree on an appropriate restructuring of the transactions contemplated herein.

    (n) DISSENTING SHARES. Each outstanding share of GPU Common Stock the holder of which has perfected his right to dissent under applicable law and has not effectively withdrawn or lost such right as of the Effective Time (the "DISSENTING SHARES") shall not be converted into or represent a right to receive the Merger Consideration, and the holder thereof shall be entitled only to such rights as are granted by applicable law; PROVIDED, HOWEVER, that any Dissenting Share held by a person at the Effective Time who shall, after the Effective Time, withdraw the demand for payment for shares or lose the right to payment for shares, in either case pursuant to the Pennsylvania BCL, shall be deemed to be converted into, as of the Effective Time, the right to receive the Merger Consideration as provided in Section 2.01, without interest thereon, upon surrender of the GPU Certificates representing such Dissenting Shares in accordance with Section 2.02 hereof. GPU shall give (i) FirstEnergy prompt notice upon receipt by GPU of any written demands for payment of the fair value of any shares of GPU Common Stock and of withdrawals of any such demands and any other instruments provided pursuant to applicable law and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the Pennsylvania BCL. GPU shall not voluntarily make any payment with respect to any demands for appraisal and shall not, except with the prior written consent of FirstEnergy, settle or offer to settle any such demands. Any payments made in respect of Dissenting Shares shall be made by the Surviving Corporation.

    Section 2.02  EXCHANGE OF CERTIFICATES.  (a) DEPOSIT WITH EXCHANGE
AGENT. As soon as practicable after the Effective Time, the Surviving Corporation shall deposit with a bank or trust company mutually agreeable to FirstEnergy and GPU (the "EXCHANGE AGENT"), pursuant to an agreement in form and substance reasonably acceptable to FirstEnergy and GPU, an amount of cash and certificates representing the shares of FirstEnergy Common Stock required to effect the conversion of GPU Common Stock into FirstEnergy Common Stock and cash in accordance with Section 2.01.

    (b) EXCHANGE AND PAYMENT PROCEDURES. (i) As soon as reasonably practicable after the Merger, FirstEnergy shall cause the Exchange Agent to mail to each holder of record as of the Effective Time of one or more GPU Certificates in respect of which the holder failed to return a properly completed Form of Election,

           (A) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the GPU Certificates shall pass, only upon delivery of the GPU Certificates to the Exchange Agent) and

           (B) instructions for effecting the surrender of the GPU Certificates and receiving the Aggregate Consideration (as defined below) to which such holder shall be entitled pursuant to Section 2.01.

        (ii) Upon surrender of a GPU Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by FirstEnergy for such purpose, together with such letter of transmittal, duly executed, the holder of such GPU Certificate shall be entitled to receive in exchange therefor (x) a certificate representing that number of shares of FirstEnergy Common Stock ("FIRSTENERGY SHARES") into which the shares of GPU Common Stock previously represented by such GPU Certificate are converted in accordance with Section 2.01, (y) the cash to which such holder is entitled in accordance with Section 2.01, and (z) the cash in lieu of fractional FirstEnergy Shares which such holder has the right to receive pursuant to
    Section 2.02(e) (the shares of FirstEnergy Common Stock and cash described in clauses (x), (y) and (z) above being referred to collectively as the "AGGREGATE CONSIDERATION"). In the event the Aggregate Consideration is to be delivered to any person who is not the person in whose name the GPU Certificate surrendered in exchange therefor is registered in the transfer records of GPU, the Aggregate Consideration may be delivered to a transferee if the GPU Certificate is presented to the Exchange Agent, accompanied by all documents reasonably required to evidence and effect such transfer and by evidence reasonably satisfactory to the Exchange Agent that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.02, each GPU Certificate (other than a GPU Certificate representing shares of GPU Common Stock to be canceled in accordance with Section 2.01(b)) shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Aggregate Consideration contemplated by this Section 2.02. No interest will be paid or will accrue on any cash payable to holders of GPU Certificates pursuant to provisions of this Article II.

    (c) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions declared or paid after the Effective Time with respect to FirstEnergy Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered GPU Certificate with respect to the FirstEnergy Shares represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.02(e) until the holder of record of such GPU Certificate shall surrender such GPU Certificate. Subject to the effect of unclaimed property, escheat and other applicable laws, following surrender of any such GPU Certificate, there shall be paid to the record holder of the certificates representing whole FirstEnergy Shares issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of FirstEnergy Common Stock to which such holder is entitled pursuant to Section 2.02(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole FirstEnergy Shares and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole FirstEnergy Shares.

    (d) NO FURTHER OWNERSHIP RIGHTS IN GPU COMMON STOCK. (i) The payment of the Aggregate Consideration to be made to holders of GPU Certificates upon conversion of shares of GPU Common Stock in accordance with the terms hereof (including any cash paid in lieu of fractional shares pursuant to Section 2.02(e)) shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such shares of GPU Common Stock, subject, however, to the obligation of FirstEnergy to pay any dividends or make any other distributions pursuant to Section 2.02(c) above.

        (ii) If, after the Effective Time, GPU Certificates are presented to FirstEnergy for any reason, they shall be canceled and exchanged as provided in this Article II.

    (e) NO FRACTIONAL SHARES. (i) No certificates or scrip representing fractional shares of FirstEnergy Common Stock shall be issued upon the surrender for exchange of GPU Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of FirstEnergy.

        (ii) To the extent a holder of GPU Common Stock would otherwise have been entitled to receive a fractional share of FirstEnergy Common Stock, such holder shall be entitled to receive in lieu thereof a payment in cash, without interest, in an amount equal to (x) such fraction multiplied by
    (y) the average of the closing prices of the shares of FirstEnergy Common Stock on the NYSE over the five trading day period ending on the trading day immediately prior to the Closing Date, as reported in The Wall Street Journal (but subject to correction for typographical or other manifest errors in such reporting). The fractional shares of FirstEnergy Common Stock shall be aggregated and no holder of GPU Common Stock shall be entitled to receive cash in an amount equal to or greater than the value of one full share of FirstEnergy Common Stock as calculated above.

    (f) TERMINATION OF EXCHANGE AGENT. Any certificates representing FirstEnergy Shares deposited with the Exchange Agent pursuant to
Section 2.02(a) and not exchanged within one year after the Effective Time pursuant to this Section 2.02 shall be returned by the Exchange Agent to FirstEnergy, which shall thereafter act as Exchange Agent. All funds held by the Exchange Agent for payment to the holders of unsurrendered GPU Certificates and unclaimed at the end of one year from the Effective Time shall be returned to FirstEnergy, after which time any holder of unsurrendered GPU Certificates shall look as a general creditor only to FirstEnergy for payment of such funds to which such holder may be due, subject to applicable law.

    (g) WITHHOLDING RIGHTS. FirstEnergy shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of GPU Common Stock (or to any person pursuant to Section 2.02(h)) such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by FirstEnergy, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of GPU Common Stock (or to any person pursuant to Section 2.02(h)) in respect of which such deduction and withholding was made by FirstEnergy.

    (h) STOCK OPTIONS OF GPU. (i) At the Effective Time, each unexpired and unexercised option to purchase GPU Common Stock (each, a "GPU OPTION") granted under each of GPU's stock plans including but not limited to the GPU 1990 Employee Stock Plan, as amended, the GPU Deferred Stock Unit Plan for Outside Directors, the 1989, 1990, 1992, 1995 and 1999 Stock Option and Restricted Stock Plans of MYR Group Inc. and the 1993 Non-Employee Director Stock Option Plan of MYR Group Inc. (the "GPU STOCK PLANS", and each, a "GPU STOCK PLAN"), shall become, subject to the next sentence, an option (a "FIRSTENERGY OPTION") to purchase a number of shares of FirstEnergy Common Stock equal to the number of shares of GPU Common Stock that could have been purchased under the GPU Option multiplied by the Exchange Ratio as adjusted in accordance with Section 2.01(m) (with the resulting number of shares rounded up or down to the nearest whole share), at an exercise price per share of FirstEnergy Common Stock equal to the option exercise price of the GPU Option determined pursuant to the GPU Option divided by the Exchange Ratio as adjusted in accordance with Section 2.01(m) (with the resulting exercise price rounded up or down to the nearest whole cent). Notwithstanding the foregoing, any holder of a GPU Option the current terms of which entitle the holder, upon consummation of the Merger, to a cash payment in respect of that option shall be entitled to that cash payment in accordance with the current terms of the option unless, within 30 days after the Effective Date, that holder elects, by written notice to FirstEnergy, that the holder's GPU Option shall become a FirstEnergy Option in accordance with the prior sentence of this Section 2.02(h). Prior to the Closing Date, the Board of Directors of GPU and GPU shall take, or cause the appropriate committee to take, all action necessary to effectuate the foregoing, including the adoption of necessary amendments to the GPU Stock Plans.

        (ii) As of the Effective Time all outstanding performance units (each, a "GPU PERFORMANCE UNIT") granted under the GPU Stock Plans in respect of shares of GPU Common Stock will, in accordance with their terms, vest and become payable upon the consummation of the Merger, and all outstanding deferred vested units (each, a "GPU DEFERRED UNIT" and together with a GPU Performance Unit, the "GPU STOCK UNITS") granted under the GPU Stock Plans in respect of shares of GPU Common Stock may, in accordance with their terms and prior elections made by the holders thereof, become payable upon the consummation of the Merger. Each holder of a GPU Stock Unit which becomes payable upon the consummation of the Merger shall be entitled to receive at the Effective Time, (i) if the GPU Stock Units are payable in cash, a cash payment equal to the number of GPU Stock Units held at the Effective Time multiplied by the highest closing price per share of GPU Common Stock, as reported on the New York Stock Exchange Composite Tape, occurring during the 90-day period immediately preceding the Effective Time (the "GPU STOCK PRICE"), and (ii) if the GPU Stock Unit is payable in stock, a number of shares of FirstEnergy Common Stock equal to the quotient of (1) the product of the number of such GPU Stock Units, multiplied by the GPU Stock Price, divided by (2) the per share closing price of FirstEnergy Common Stock on the last business day immediately preceding the Effective Time. Each GPU Deferred Unit that does not become payable upon consummation of the Merger, shall, at the written election of the holder thereof delivered to FirstEnergy within 30 days after the Effective Time, be converted at the Effective Time into either (i) a deferred vested unit (a "FIRSTENERGY DEFERRED UNIT") in respect of a number of shares of FirstEnergy Common Stock equal to the quotient of (1) the product of the number of such GPU Deferred Units, multiplied by the

    GPU Stock Price, divided by (2) the per share closing price of FirstEnergy Common Stock on the last business day immediately preceding the Effective Time, or (ii) a deferred cash account to be established and maintained by FirstEnergy or one of its Subsidiaries with an initial balance equal to the number of shares of GPU Common Stock covered by the GPU Deferred Unit multiplied by the GPU Stock Price, which balance shall be credited with interest at an annual rate not less than the Citibank, N.A. prime rate as in effect from time to time. In accordance with the terms of the GPU Stock Plans and the GPU Stock Units, the personnel, compensation and nominating committee of the Board of Directors of GPU (the "GPU PCN COMMITTEE") shall prior to the Effective Time determine whether all or a portion of each GPU Stock Unit that becomes payable upon the consummation of the Merger or thereafter shall entitle the holder thereof to payment in cash or in shares of FirstEnergy Common Stock. Prior to the Effective Time, GPU shall take, or cause the appropriate committee to take, all action necessary to effectuate the foregoing, including the adoption of necessary amendments to the applicable GPU Stock Plan.

        (iii) From and after the Effective Time, each substituted FirstEnergy Option and FirstEnergy Deferred Unit provided for in this Section 2.02(h) shall otherwise be subject to the same terms and conditions as the corresponding GPU Option or GPU Stock Unit, as applicable (subject to the adjustments provided for in this Section 2.02(h), the GPU Stock Plans and the option or deferred vested unit agreements pursuant to which any such option or deferred vested unit was granted).

        (iv) The date of grant of the substituted FirstEnergy Option or FirstEnergy Deferred Unit provided for in this Section 2.02(h) shall be the date on which the corresponding GPU Option or GPU Deferred Unit was granted.

        (v) FirstEnergy shall

           (A) At the Effective Time, assume all of GPU's obligations with respect to all GPU Options and GPU Stock Units as contemplated by this
       Section 2.02(h),

           (B) At the Effective Time, have reserved for issuance the number of shares of FirstEnergy Common Stock that will become subject to or payable in respect of FirstEnergy Options, GPU Stock Units and FirstEnergy Deferred Units pursuant to this Section 2.02(h),

           (C) from and after the Effective Time, upon exercise of the FirstEnergy Options or upon the payment of GPU Stock Units or FirstEnergy Deferred Units, in each case, in accordance with the terms thereof, make available for issuance all shares of FirstEnergy Common Stock covered thereby, and

           (D) as soon as practicable after the Effective Time, issue to each holder of an outstanding GPU Option or GPU Stock Unit a document evidencing the foregoing assumption by FirstEnergy.

        (vi) FirstEnergy shall use reasonable best efforts to ensure that the shares of FirstEnergy Common Stock issuable or deliverable upon the exercise of the FirstEnergy Options or upon the payment of the GPU Stock Units or FirstEnergy Deferred Units are listed on the NYSE upon issuance or delivery, as applicable. Prior to the Effective Time, FirstEnergy shall file with the SEC a registration statement on Form S-8 (or any successor form), or an amendment to a registration statement previously filed, under the Securities Act of 1933 and the rules and regulations promulgated thereunder (the "SECURITIES ACT"), with respect to the shares of FirstEnergy Common Stock deliverable upon exercise of the FirstEnergy Options or upon the payment of the GPU Stock Units or FirstEnergy Deferred Units. FirstEnergy shall take all necessary action so that newly filed registration statement or amendment to the previously filed registration statement, as the case may be, shall be effective at the Effective Time. FirstEnergy shall use reasonable best efforts to (1) maintain the current status of the prospectus or prospectuses relating to any registration statement applicable to the FirstEnergy Options and/or GPU Stock Units and/or

    FirstEnergy Deferred Units and (2) comply with any applicable state securities or "blue sky" laws, in each case so long as any FirstEnergy Options and/or GPU Stock Units and/or FirstEnergy Deferred Units remain outstanding.

        (vii) The Board of Directors or compensation committee of FirstEnergy and Board of Directors of GPU or the GPU PCN Committee will each grant all approvals and take all other actions required pursuant to Rules 16b-3(d) and 16b-3(e) under the Exchange Act to cause the disposition in the Merger of GPU Common Stock, GPU Options and GPU Stock Units and the acquisition in the Merger of FirstEnergy Common Stock, FirstEnergy Options and FirstEnergy Deferred Units to be exempt from the provisions of Section 16(b) of the Exchange Act.

    (i) NO LIABILITY. No party to this Agreement shall be liable to any holder of shares of GPU Common Stock for payment of the Merger Consideration (or dividends or distributions relating thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

    Section 2.03 STATED CAPITAL OF SURVIVING CORPORATION SHARES. At the Effective Time, the stated capital of each class of shares of the Surviving Corporation shall equal the par value of such shares.

                                  ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF GPU

    Except as set forth in (x) the GPU SEC Documents (as defined in Section 3.06) filed with the SEC prior to or as of the date of this Agreement and (y) the disclosure schedule delivered to FirstEnergy by GPU pursuant to
Section 7.17(a)(ii) (the "GPU DISCLOSURE SCHEDULE"), GPU represents and warrants to FirstEnergy as follows:

    Section 3.01 ORGANIZATION, STANDING AND POWER. (a) Each of GPU and its Significant Subsidiaries

        (i) is a corporation or other organization duly organized, validly existing and in good standing (with respect to jurisdictions that recognize the concept of good standing) under the laws of its jurisdiction of incorporation or organization,

        (ii) has all requisite corporate or similar power and authority, and has been duly authorized by all necessary approvals and orders of Governmental Entities (as defined in Section 3.04), to own, lease and operate its properties and to carry on its business as now being conducted, and

        (iii) is duly qualified and in good standing (with respect to jurisdictions that recognize the concept of good standing) to transact business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except with respect to each of clauses (ii) and (iii) above where the failure to have such power and authority, or to be so qualified or in good standing, would not, when taken together with all other such failures, have a GPU Material Adverse Effect. "MATERIAL ADVERSE EFFECT" shall mean, with respect to GPU or FirstEnergy, as applicable, a material adverse effect on the business, operations, properties, assets, financial condition or the reported or future results of operations of that party and its Subsidiaries taken as a whole or on that party's ability to consummate the Merger; PROVIDED, HOWEVER, that events, consequences or conditions arising out of or caused by the following shall not be considered in determining whether a "Material Adverse Effect" has occurred or would occur: (a) changes to general economic conditions, and (b) changes resulting from the adoption, amendment or issuance of any law, regulation, ruling, order or decree, or any new interpretation of any of the foregoing, by any Governmental Entity, unless, in the case of a ruling, order or decree, such ruling, order or decree is applicable solely to GPU or FirstEnergy, as applicable, or any of its Subsidiaries. A "Material Adverse Effect" on GPU or FirstEnergy is referred to respectively as a "GPU MATERIAL ADVERSE EFFECT" or a "FIRSTENERGY MATERIAL ADVERSE EFFECT". FirstEnergy and GPU have exchanged certain internal businesses projections; FirstEnergy and GPU agree that such business projections are not covered by the representations or warranties of FirstEnergy or GPU, as the case may be, contained in this Agreement and will not form the basis for a determination by either FirstEnergy or GPU that a Material Adverse Effect has occurred or would occur.

    (b) As used in this Agreement, (x) a "SIGNIFICANT SUBSIDIARY" means any Subsidiary that would constitute a significant subsidiary within the meaning of Rule 1-02(w) of Regulation S-X of the SEC and (y) a "SUBSIDIARY" means, with respect to any corporation or other entity, any other corporation or other entity in which the first entity owns, directly or indirectly, more than fifty percent of the securities or other ownership interests having by their terms ordinary voting power to elect at least a majority of the board of directors or other persons performing similar functions.

    Section 3.02 CAPITAL STRUCTURE. (a) As of the date hereof, (i) the authorized capital stock of GPU consists of 350,000,000 shares of GPU Common Stock of which, as of August 4, 2000, 121,285,419 shares were issued and outstanding and 11,497,919 shares were held by GPU in its treasury or by any of its wholly owned Subsidiaries; (ii) options under the GPU Stock Plans to purchase not more than 1,196,374 shares of GPU Common Stock are outstanding; and
(iii) no bonds, debentures, notes or other indebtedness having the right to vote (or convertible into securities having the right to vote) ("VOTING DEBT") on any matters on which shareholders of GPU may vote are issued or outstanding.

    (b) All outstanding shares of GPU's capital stock are validly issued, fully paid and nonassessable and are not subject to preemptive rights.

    (c) As of the date of this Agreement (except as set forth in paragraph (a) above and except for rights ("GPU RIGHTS") issued under the Rights Agreement, dated as of August 6, 1998, between GPU and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (the "GPU RIGHTS AGREEMENT")), there are no options, warrants, calls, rights, commitments or agreements of any character to which GPU or any Subsidiary of GPU is a party or by which it is bound obligating GPU or any Subsidiary of GPU to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or any Voting Debt of, or other equity interest in, GPU or securities convertible or exchangeable for such shares, Voting Debt or other equity interests, or obligating GPU or any Subsidiary of GPU to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

    Section 3.03 CORPORATE AUTHORITY. (a) GPU has all requisite corporate power and authority to enter into this Agreement and, subject to the approval of this Agreement and the transactions contemplated hereby by the shareholders of GPU, to consummate the transactions contemplated hereby.

    (b) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of GPU, subject to the approval of this Agreement by the shareholders of GPU.

    (c) This Agreement has been duly executed and delivered by GPU and constitutes a valid and binding obligation of GPU enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally, and except that the availability of equitable remedies, including specific performance, may be subject to the discretion of any court before which any proceeding may be brought.

    Section 3.04 NO VIOLATION. Except as contemplated by Section 3.05, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest or other encumbrance on assets pursuant to (any such conflict, violation, default, right of termination, cancellation or acceleration, loss or creation, a "VIOLATION"),

    (a) any provision of the Articles of Incorporation, as amended, or By-Laws of GPU or the articles of incorporation, by-laws or similar constitutional documents of any Subsidiary of GPU,

    (b) any provision of any loan or credit agreement, note, bond, mortgage, indenture, lease, GPU Controlled Group Plan (as defined in Section 3.12(a)) or other agreement, obligation, instrument, permit, concession, franchise, license of any kind to which GPU or any of its Subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound or affected, which Violation would have a GPU Material Adverse Effect, or

    (c) any judgment, order, injunction, writ, decision, decree, statute, law, ordinance, rule, regulation, permit or license of any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "GOVERNMENTAL ENTITY") applicable to GPU or any of its Subsidiaries or their respective properties or assets, which Violation would have a GPU Material Adverse Effect.

    Section 3.05 CONSENTS AND APPROVALS. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required to be obtained by GPU with respect to GPU or any of its Subsidiaries in connection with the execution and delivery of this Agreement by GPU or the consummation by GPU of the transactions contemplated hereby, the failure of which to obtain would have a GPU Material Adverse Effect, except for:

    (a) the filing of a premerger notification report with the Federal Trade Commission (the "FTC") and the Department of Justice (the "DOJ") under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), and the expiration or termination of the applicable waiting period under the HSR Act,

    (b) the filing with, and to the extent applicable, the declaration of effectiveness by, the SEC of

        (i) a proxy statement in definitive form relating to the meeting of GPU's and FirstEnergy's shareholders to be held in connection with the Merger (the "JOINT PROXY STATEMENT"), and

        (ii) such reports and other filings under the Securities Act or the Exchange Act, as may be required in connection with this Agreement and the transactions contemplated hereby, and the obtaining from the SEC of such orders as may be so required under the Securities Act or the Exchange Act,

    (c) the filing and notices required under the Public Utility Holding Company Act of 1935 and the rules and regulations promulgated thereunder (the "1935 ACT") and the obtaining from the SEC of an order pursuant to Section 10 of the 1935 Act approving the transactions contemplated hereby (the "SEC '35 ACT ORDER"),

    (d) the filing of Certificates of Merger with the Department of State of the Commonwealth of Pennsylvania and the Secretary of State of the State of Ohio in accordance with applicable law,

    (e) such filings, notices, authorizations, orders and approvals with, of, to or from, the Federal Energy Regulatory Commission (the "FERC") under the Federal Power Act, as amended (the "FPA"), that may be required in connection with the transactions contemplated by this Agreement (the "FERC APPROVALS"),

    (f) such filings, notices, authorizations, orders and approvals with, of, to or from, of the Nuclear Regulatory Commission (the "NRC") under the Atomic Energy Act, as amended (the "AEA"), that may be required in connection with the transactions contemplated by this Agreement (the "NRC APPROVALS"),

    (g) such filings, notices, authorizations, orders and approvals as may be required of the Federal Communications Commission (the "FCC") under the Federal Communications Act, as amended that may be required in connection with the transactions contemplated by this Agreement (the "FCC APPROVALS"),

    (h) such filings, authorizations, orders and approvals as may be required of state and local governmental authorities, including state and local utility commissions (the "LOCAL APPROVALS"),

    (i) such filings and approvals as may be required pursuant to state takeover laws ("STATE TAKEOVER APPROVALS"), and

    (j) such filings and approvals as may be required under the laws of foreign countries or their political subdivisions (the "FOREIGN APPROVALS").

    Section 3.06 GPU SEC DOCUMENTS. (a) GPU has made available to FirstEnergy a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by GPU with the SEC since January 1, 2000 (as such documents have since the time of their filing been amended, the "GPU SEC DOCUMENTS") which are all the documents (other than preliminary material) that GPU was required to file with the SEC since such date.

    (b) As of their respective dates of filing, (x) the GPU SEC Documents complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, to the extent applicable to such GPU SEC Documents, and (y) none of the GPU SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

    (c) The consolidated financial statements of GPU included in the GPU SEC Documents comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, and present fairly, in all material respects, the financial position of GPU and its subsidiary companies at the dates indicated, and the results of their operations and cash flows for the periods indicated, in conformity with GAAP applied on a consistent basis during the periods involved (except (x) as may be indicated in the notes thereto and (y) in the case of the unaudited statements, as permitted by Form 10-Q of the SEC and for normal, recurring adjustments).

    Section 3.07 NO UNDISCLOSED LIABILITIES. (a) Except as and to the extent set forth in GPU's Annual Report on Form 10-K for the year ended December 31, 1999 and Quarterly Reports on Form 10-Q for the quarterly periods ended
March 31, 2000 and June 30, 2000, as of June 30, 2000, neither GPU nor any of its Subsidiaries had any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, except for liabilities or obligations that would not be required by GAAP to be reflected on a consolidated balance sheet (including the notes thereto) of GPU or which would not, individually or in the aggregate, be reasonably likely to have a GPU Material Adverse Effect.

    (b) Since June 30, 2000, except as set forth in the GPU SEC Documents filed by GPU with the SEC since June 30, 2000 and prior to the date of this Agreement, neither GPU nor any of its Subsidiaries has incurred any liabilities or obligations of any nature, whether or not accrued, absolute, contingent, threatened or otherwise, which would, individually or in the aggregate, have a GPU Material Adverse Effect.

    Section 3.08 INFORMATION SUPPLIED. (a) None of the information supplied or to be supplied by GPU for inclusion or incorporation by reference in

        (i) the Registration Statement (as defined in Section 4.05(b)(ii)) will, at the time it is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and

        (ii) the Joint Proxy Statement will, at the date mailed to the shareholders of GPU and the shareholders of FirstEnergy and at the time of the meetings of such shareholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

    (b) The Joint Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act.

    Section 3.09 COMPLIANCE WITH APPLICABLE LAWS. (a) GPU and its Subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities which are material to the operation of the businesses of GPU and its Subsidiaries, taken as a whole (the "GPU PERMITS").

    (b) GPU and its Subsidiaries are in compliance with the terms of the GPU Permits, except where any such failures so to comply would not, individually or in the aggregate, have a GPU Material Adverse Effect.

    (c) The businesses of GPU and its Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for possible violations which would not individually or in the aggregate, have a GPU Material Adverse Effect.

    (d) As of the date of this Agreement,

        (i) no investigation or review by any Governmental Entity with respect to GPU or any of its Subsidiaries is pending or, to the knowledge of the executive officers of GPU, threatened, and

        (ii) to the knowledge of the executive officers of GPU, no Governmental Entity has indicated an intention to conduct any such investigation or review,

other than, in each case, those the outcome of which would not have a GPU Material Adverse Effect.

    Section 3.10  LITIGATION.  As of the date of this Agreement:

    (a) there is no suit, action or proceeding pending or, to the knowledge of the executive officers of GPU, threatened against GPU or any of its Subsidiaries which is reasonably likely to have a GPU Material Adverse Effect, and

    (b) there is no judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against GPU or any of its Subsidiaries having, or which is reasonably likely to have, a GPU Material Adverse Effect.

    Section 3.11 TAXES. (a) Each of GPU and its Subsidiaries (including any predecessors) has timely filed when due all Tax returns required to be filed by any of them and has paid (or GPU has paid on its behalf), or has established an adequate accrual or reserve (determined in accordance with GAAP) for the payment of, all Taxes required to be paid in respect of all periods for which returns have been filed or are due (whether or not shown as being due on any Tax returns) or which are otherwise due and payable, except as would not have a GPU Material Adverse Effect. The most recent balance sheet contained in the GPU SEC Documents reflects an adequate accrual or reserve (determined in accordance with GAAP) for Taxes payable by GPU and its Subsidiaries accrued through the date of such balance sheet, except as would not have a GPU Material Adverse Effect.

    (b) Except as would not have a GPU Material Adverse Effect, (i) no deficiencies for any Taxes have been proposed, asserted or assessed in writing or, to the knowledge of the executive officers of GPU, orally, by any Taxing authority against GPU or any of its Subsidiaries, and (ii) no audit of the Tax returns of GPU or any of its Subsidiaries is currently being conducted by any Taxing authority.

    (c) Except with respect to any claims for refunds, the Federal income Tax returns of GPU and each of its Subsidiaries consolidated in such returns for all such periods ended on or before December 31, 1995 have been examined by and settled with the United States Internal Revenue Service (the "IRS"), or the applicable statute of limitations with respect to such years, including extensions thereof, has expired. As of the date of this Agreement, none of GPU or any of its Subsidiaries (i) has requested any extension of time within which to file any material Federal income Tax return, which Tax return has not since been filed and (ii) has in effect any extension, outstanding waivers or comparable consents with respect to any material Federal income Taxes or material Federal income Tax returns.

    (d) Copies of all Federal Tax returns required to be filed by GPU or any of its Subsidiaries (including any predecessors) for each of the last three years, together with all schedules and attachments thereto, have been delivered or made available by GPU to FirstEnergy.

    (e) None of GPU or any of its Subsidiaries (including any predecessors) is a party to, is bound by, or has any obligation under any Tax sharing or similar agreement.

    (f) None of GPU or any of its Subsidiaries (i) has received a Tax ruling from any Federal Taxing authority or entered into a closing agreement with any Federal Taxing authority that would have a continuing material effect after the Closing Date or (ii) is required to include in income any adjustment pursuant to
Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by it for any tax year, and, to the knowledge of the executive officers of GPU, the IRS has not proposed any such adjustment or change in accounting method for any tax year for which the statute of limitations remains open. None of GPU or any of its Subsidiaries has constituted a "distributing corporation" in a distribution of stock qualifying for tax-free treatment under
Section 355 of the Code in the past 24 month period or in a distribution which could otherwise constitute part of a "plan" or a series of "related transactions" within the meaning of Section 355(e) of the Code.

    (g) GPU has not taken any actions, nor is it aware of any facts or circumstances, which would, or would be reasonably likely to, prevent the Merger from constituting a reorganization within the meaning of Section 368(a) of the Code.

    (h) For the purpose of this Agreement, the term "TAX" (including, with correlative meaning, the terms "TAXES", "TAXING", and "TAXABLE") shall include all Federal, state, local and foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, gains, transfer, recording, license, value-added, withholding, excise and other taxes, duties or assessments of any nature whatsoever (whether payable directly or by withholding), together with any and all estimated Tax interest, penalties and additions to Tax imposed with respect to such amounts and any obligations in respect thereof under any Tax sharing, Tax allocation, Tax indemnity or similar agreement as well as any obligations arising pursuant to Regulation 1.1502-6 promulgated under the Code or comparable state, local or foreign provision.

    Section 3.12 EMPLOYEE MATTERS. (a) With respect to each employee benefit plan (including, without limitation, any "employee benefit plan", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, insurance or other material plan, arrangement or understanding (whether or not legally binding) (all the foregoing being herein called the "GPU CONTROLLED GROUP PLANS"), maintained or contributed to by GPU, any of its Subsidiaries or any other organization which is a member of a controlled group of organizations (within the meaning of Sections 414(b), (c), (m) or (o) of the Code) of which GPU is a member, GPU has made available to FirstEnergy, or will deliver to FirstEnergy within 30 days after the date hereof, a true and correct copy of

        (i) the most recent annual report (Form 5500) filed with the IRS,

        (ii) any such GPU Controlled Group Plan,

        (iii) each trust agreement and group annuity contract, if any, relating to any such GPU Controlled Group Plan, and

        (iv) the most recent actuarial report or valuation relating to any such GPU Controlled Group Plan subject to Title IV of ERISA.

    (b) (i) Each of the GPU Controlled Group Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the IRS to be so qualified, and, to the knowledge of the executive officers of GPU, no circumstances exist that are reasonably expected by GPU to result in the revocation of any such determination.

        (ii) Except as would not have a GPU Material Adverse Effect, GPU is in compliance with, and each GPU Controlled Group Plan is and has been operated in compliance with, all applicable laws, rules and regulations governing such plan, including, without limitation, ERISA and the Code.

        (iii) Except as would not have a GPU Material Adverse Effect, each GPU Controlled Group Plan intended to provide for the deferral of income, the reduction of salary or other compensation or to afford other income tax benefits complies with the requirements of the applicable provisions of the Code or other laws, rules and regulations required to provide such income tax benefits.

    (c) With respect to the GPU Controlled Group Plans, individually and in the aggregate, no event has occurred, and to the knowledge of any of the executive officers of GPU or any of its Subsidiaries, there exists no condition or set of circumstances in connection with which GPU or any of its Subsidiaries could be subject to any liability that is reasonably likely to exceed $1,000,000 (except liability for benefits claims and funding obligations payable in the ordinary course) under ERISA, the Code or any other applicable law.

    (d) Except as would not have a GPU Material Adverse Effect, with respect to each GPU Controlled Group Plan, there are no material funded benefit obligations for which contributions have not been made or in accordance with GAAP properly accrued and there are no material unfunded benefit obligations which have not been accounted for in accordance with GAAP, on the financial statements of GPU or any of its Subsidiaries.

    (e) Except as provided for in this Agreement, as of the date of this Agreement, neither GPU nor any of its Subsidiaries is a party to any union or collective bargaining agreement.

    (f) No GPU Controlled Group Plan is a multiemployer plan (within the meaning of Section 3(37) or Section 4001(a)(3) of ERISA or Section 414(f) of the Code).

    (g) No GPU Controlled Group Plan is intended to be an employee stock ownership plan (within the meaning of Section 4975(e)(7) of the Code) or a tax credit employee stock ownership plan (within the meaning of Section 409(a) of the Code).

    (h) None of the GPU Controlled Group Plans that are welfare plans (within the meaning of Section 3(l) of ERISA) provides for any retiree benefits.

    (i) Except as would not have a GPU Material Adverse Effect,

        (i) the consummation or announcement of any transaction contemplated by this Agreement will not (either alone or upon the occurrence of any additional or further acts or events) result in any

           (A) payment (whether of severance pay or otherwise) becoming due from GPU or any of its Subsidiaries to any officer, employee, former employee or director thereof or to the trustee under any "rabbi trust" or similar arrangement, or

           (B) benefit under any GPU Controlled Group Plan being established or becoming accelerated, vested or payable, and

        (ii) neither GPU nor any of its Subsidiaries is a party to

           (A) any management, employment, deferred compensation, severance (including any payment, right or benefit resulting from a change in control), bonus or other contract for personal services with any officer, director or employee,

           (B) any consulting contract with any person who prior to entering into such contract was a director or officer of GPU, or

           (C) any plan, agreement, arrangement or understanding similar to any of the foregoing.

    Section 3.13 ABSENCE OF CERTAIN CHANGES OR EVENTS. Between June 30, 2000 and the date of this Agreement, GPU and its Subsidiaries have conducted their respective businesses in all material respects in the ordinary and usual course, and, as of the date of this Agreement, there has not been

    (a) any damage, destruction or loss, whether covered by insurance or not, which has, or would have, a GPU Material Adverse Effect;

    (b) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of GPU's or its Subsidiaries' capital stock, except for (i) regular quarterly cash dividends of $.545 per share on GPU Common Stock; (ii) regular dividends on GPU's Subsidiaries' preferred stock (the "GPU SUBS PREFERRED") with usual record and payment dates for such dividends; and (iii) dividends on common stock paid by wholly owned Subsidiaries of GPU; or

    (c) any transaction, commitment, dispute or other event or condition (financial or otherwise) of any character (whether or not in the ordinary course of business) individually or in the aggregate having, or which is reasonably likely to have, a GPU Material Adverse Effect.

    Section 3.14 OPINION OF GPU FINANCIAL ADVISOR. GPU has received the opinion of Salomon Smith Barney, Inc. (hereinafter referred to as "GPU ADVISOR"), dated as of the date hereof, to the effect that, subject to the limitations and qualifications contained in that opinion, as of the date of the opinion, the Merger Consideration is fair from a financial point of view to the holders of GPU Common Stock, and copies of such opinion have been previously or will be delivered to FirstEnergy.

    Section 3.15 VOTE REQUIRED. The affirmative vote of a majority of the votes cast by holders of shares of GPU Common Stock with respect to the adoption of this Agreement (at a meeting of shareholders duly called, noticed and held and at which a quorum is present (whether in person or by proxy)) is the only vote of the holders of any class or series of GPU capital stock necessary to approve this Agreement and the transactions contemplated hereby.

    Section 3.16 ACCOUNTING MATTERS. Neither GPU nor, to the knowledge of the executive officers of GPU, any of its affiliates has through the date of this Agreement taken or agreed to take any action that would prevent FirstEnergy from accounting for the business combination to be effected by the Merger on a purchase accounting basis in accordance with GAAP and applicable regulations of the SEC.

    Section 3.17 OWNERSHIP OF FIRSTENERGY STOCK. As of the date of this Agreement, GPU and its affiliates do not "beneficially own" (as such term is defined in the FirstEnergy Rights Agreement) any shares of FirstEnergy Common Stock.

    Section 3.18 GPU SUBSIDIARIES. (a) SECTION 3.18(A) of the GPU Disclosure Schedule sets forth a description as of the date hereof of all Significant Subsidiaries and material joint ventures of GPU, including the name of each such entity, a brief description of the principal line or lines of business conducted by each such entity and GPU's interest therein.

    (b) All of the issued and outstanding shares of capital stock of each Significant Subsidiary of GPU are validly issued, fully paid, nonassessable and free of preemptive rights, and, other than outstanding shares of preferred stock or similar securities that are not convertible into common equity securities ("NON-CONVERTIBLE PREFERRED SECURITIES"), are owned directly or indirectly by GPU free and clear of any material liens, claims, encumbrances, security interests, equities, charges and options of any nature whatsoever, and there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating any such Significant Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of its capital stock, other than Non-Convertible Preferred Securities, or obligating it to grant, extend or enter into any such agreement or commitment. As used in this Agreement, the term "WHOLLY OWNED SUBSIDIARY" shall include Subsidiaries the preferred stock or similar securities of which may not be owned by the entity as to which such Subsidiary is otherwise a wholly owned Subsidiary.

    (c) As used in this Agreement, the term "joint venture" of a person shall mean any corporation or other entity (including partnerships and other business associations) in which such person or one or more of its subsidiaries owns an equity interest that is less than a majority of any class of the outstanding voting securities or equity, other than equity interests held for passive investment purposes which are less than 5% of any class of the outstanding voting securities or equity of any such entity.

    Section 3.19 ENVIRONMENTAL PROTECTION. (a) COMPLIANCE. (i) Each of GPU and its Subsidiaries is in compliance with all applicable Environmental Laws (as hereinafter defined), except for failures to be in compliance which would not have a GPU Material Adverse Effect.

        (ii) Neither GPU nor any of its Subsidiaries has received any written communication or, to the knowledge of the executive officers of GPU, any oral communication, from any person or Governmental Entity that alleges that GPU or any of its Subsidiaries is not in compliance with applicable Environmental Laws, except where the failure to be in compliance would not have a GPU Material Adverse Effect.

    (b) PERMITS. Each of GPU and its Subsidiaries has obtained or has applied for all environmental, health and safety permits and governmental authorizations (collectively, the "ENVIRONMENTAL PERMITS") necessary for the construction of its facilities or the conduct of its operations, and all such permits are in effect or, where applicable, a renewal application has been timely filed and is pending agency approval, and GPU and each of its Subsidiaries is in material compliance with all terms and conditions of the Environmental Permits, in each case, except for failures to obtain or be in compliance with such Environmental Permit, or of such Environmental Permits to be in effect, which would not have a GPU Material Adverse Effect.

    (c) CLAIMS. To the knowledge of the executive officers of GPU, no Environmental Claim (as hereinafter defined) is pending

        (i) against GPU or any of its Subsidiaries or any joint ventures to which GPU or any of its Subsidiaries is a party,

        (ii) against any person or entity whose liability for any Environmental Claim GPU or any of its Subsidiaries or joint ventures has or may have retained or assumed either contractually or by operation of law, or

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
        (iii) against any real or personal property or operations which GPU or any of its Subsidiaries or joint ventures owns, leases or manages, in whole or in part,

which would have, in the aggregate, a GPU Material Adverse Effect.

    (d) The executive officers of GPU have no knowledge of any Releases (as hereinafter defined) of any Hazardous Material (as hereinafter defined) that would be reasonably likely to form the basis of any Environmental Claim against GPU or any Subsidiaries or joint ventures of GPU, or its Subsidiaries, or against any person or entity whose liability for any Environmental Claim GPU or any Subsidiaries or joint ventures of GPU or its Subsidiaries has or may have retained or assumed either contractually or by operation of law, except for Releases of Hazardous Materials the liability for which would not have, in the aggregate, a GPU Material Adverse Effect.

    (e) The executive officers of GPU have no knowledge, with respect to any predecessor of GPU or any Subsidiary or joint venture of GPU, of any Environmental Claim pending or threatened, or of any Release of Hazardous Materials that would be reasonably likely to form the basis of any Environmental Claim, which would have a GPU Material Adverse Effect.

    (f) To the knowledge of the executive officers of GPU, GPU has disclosed to FirstEnergy all material facts which GPU reasonably believes form the basis of a GPU Material Adverse Effect arising from

        (i) the cost of pollution control equipment currently required or known to be required in the future; or

        (ii) current remediation costs or remediation costs known to be required in the future.

    (g) As used in this Agreement:

        (i) "ENVIRONMENTAL CLAIM" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation (written or oral) by any person or entity (including any Governmental Entity) alleging potential liability (including, without limitation, potential liability for enforcement, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from

           (A) the presence, or Release or threatened Release into the environment, of any Hazardous Materials at any location, whether or not owned, operated, leased or managed by GPU or any Subsidiary or joint venture of GPU or its Subsidiaries (for purposes of this Section 3.19) or by FirstEnergy or any of its Subsidiary or joint ventures of FirstEnergy or its Subsidiaries (for purposes of Section 4.19); or

           (B) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law; or

           (C) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of any Hazardous Materials.

        (ii) "ENVIRONMENTAL LAWS" means all Federal, state, local and foreign laws, rules and regulations relating to pollution (including without limitation, indoor or ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws and regulations relating to Releases or threatened Releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

        (iii) "HAZARDOUS MATERIALS" means

           (A) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, and transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls ("PCBS"); and

           (B) any chemicals, materials or substances which are now defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", or words of similar import, under any Environmental Law; and

           (C) any other chemical, material, substance or waste, exposure to which is now prohibited, limited or regulated under any Environmental Law in a jurisdiction in which GPU or any Subsidiary or joint venture of GPU operates (for purposes of this Section 3.19) or in which FirstEnergy or any Subsidiary or joint venture of FirstEnergy operates (for purposes of Section 4.19).

        (iv) "RELEASE" means any release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the atmosphere, soil, surface, water, groundwater or property.

    Section 3.20 REGULATION AS A UTILITY. (a) Except as set forth in paragraphs (b), (c) and (d) of this Section 3.20 (including the sections of the GPU Disclosure Schedule referred to in those paragraphs), neither GPU nor any "subsidiary company" or "affiliate" of GPU is subject to regulation as a public utility or public service company (or similar designation) by the United States, by any state in the United States or by any foreign country or political subdivision thereof.

    (b) GPU is a public utility holding company registered under the 1935 Act.

    (c) SECTION 3.20(C) of the GPU Disclosure Schedule sets forth each "affiliate" and each "subsidiary company" of GPU which may be deemed to be a "public-utility company" or a "holding company" within the meaning of the 1935 Act.

    (d) SECTION 3.20(D) of the GPU Disclosure Schedule sets forth each "affiliate" and each "subsidiary company" of GPU which is an "exempt wholesale generator" or a "foreign utility company" within the meaning of the 1935 Act.

    Section 3.21 INSURANCE. Except in each case as would not have a GPU Material Adverse Effect,

    (a) Each of GPU and its Subsidiaries is as of the date hereof, and has been continuously since January 1, 1995 (or such later date as such entity may have been formed) through the date hereof, insured with financially responsible insurers in such amounts and against such risks and losses as are customary for companies conducting the businesses as conducted by GPU and its Subsidiaries during such time period.

    (b) GPU hereby covenants and agrees (i) to maintain all such insurance for itself and its Subsidiaries from the date of this Agreement through the Effective Time so long as such insurance is available on commercially reasonable terms and at a cost substantially comparable to the cost to GPU to maintain such insurance as of the date of this Agreement and (ii) to notify FirstEnergy promptly of any failure by GPU to maintain any such insurance that is permitted by the preceding clause.

    (c) (i) Neither GPU nor its Subsidiaries have received any notice of cancellation or termination with respect to any material insurance policy of GPU or its Subsidiaries.

        (ii) The insurance policies of GPU and each of its Subsidiaries are valid and enforceable policies.

                                   ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF FIRSTENERGY

    Except as set forth in (x) the FirstEnergy SEC Documents (as defined in Section 4.06) filed with the SEC prior to or as of the date of this Agreement and (y) the disclosure schedule delivered to GPU by FirstEnergy pursuant to
Section 7.17(a)(i) (the "FIRSTENERGY DISCLOSURE SCHEDULE"), FirstEnergy represents and warrants to GPU as follows:

    Section 4.01 ORGANIZATION, STANDING AND POWER. (a) Each of FirstEnergy and its Significant Subsidiaries

        (i) is a corporation or other organization duly organized, validly existing and in good standing (with respect to jurisdictions that recognize the concept of good standing) under the laws of its jurisdiction of incorporation or organization,

        (ii) has all requisite corporate or similar power and authority, and has been duly authorized by all necessary approvals and orders of Governmental Entities, to own, lease and operate its properties and to carry on its business as now being conducted, and

        (iii) is duly qualified and in good standing (with respect to jurisdictions that recognize the concept of good standing) to transact business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except with respect to each of clauses (ii) and (iii) above where the failure to have such power and authority, or to be so qualified or in good standing, would not, when taken together with all other such failures, have a FirstEnergy Material Adverse Effect.

    Section 4.02 CAPITAL STRUCTURE. (a) As of the date hereof, (i) the authorized capital stock of FirstEnergy consists of (1) 300,000,000 shares of FirstEnergy Common Stock of which, as of August 4, 2000, 228,615,241 shares were issued and outstanding and no shares were held by FirstEnergy in its treasury or by any of its wholly owned Subsidiaries and no shares of FirstEnergy Common Stock were reserved for any purpose and (2) 5,000,000 shares of Preferred Stock, $100 par value (the "FIRSTENERGY PREFERRED") of which, as of the date hereof, no shares were issued and outstanding and no shares were held by FirstEnergy in its treasury or by any of its wholly owned Subsidiaries; (ii) options under the FirstEnergy Controlled Group Plans (as defined in Section 4.12) to purchase not more than 3,799,153 shares of FirstEnergy Common Stock are outstanding; and
(iii) no Voting Debt on any matters on which shareholders of FirstEnergy may vote are issued or outstanding. As of the Effective Time, the authorized number of shares of FirstEnergy Common Stock referred to in (1) above shall be increased to 375,000,000 shares subject to receipt of the approval of the shareholders of FirstEnergy.

    (b) All outstanding shares of FirstEnergy's capital stock are validly issued, fully paid and nonassessable and are not subject to preemptive rights.

    (c) As of the date of this Agreement (except pursuant to this Agreement or as set forth in paragraph (a) above and except for rights ("FIRSTENERGY RIGHTS") issued under the Rights Agreement, dated as of November 18, 1997, between FirstEnergy and The Bank of New York, as Rights Agent (the "FIRSTENERGY RIGHTS AGREEMENT")), there are no options, warrants, calls, rights, commitments or agreements of any character to which FirstEnergy or any Subsidiary of FirstEnergy is a party or by which it is bound obligating FirstEnergy or any Subsidiary of FirstEnergy to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or any Voting Debt of, or other equity interest in, FirstEnergy or securities convertible or exchangeable for such shares, Voting Debt or other equity interests, or obligating FirstEnergy or any Subsidiary of FirstEnergy to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

    Section 4.03 CORPORATE AUTHORITY. (a) FirstEnergy has all requisite corporate power and authority to enter into this Agreement and, subject to the approval of this Agreement and the transactions contemplated hereby by the shareholders of FirstEnergy, to consummate the transactions contemplated hereby.

    (b) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of FirstEnergy, subject to the approval of this Agreement by the shareholders of FirstEnergy.

    (c) This Agreement has been duly executed and delivered by FirstEnergy and constitutes a valid and binding obligation of FirstEnergy enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally, and except that the availability of equitable remedies, including specific performance, may be subject to the discretion of any court before which any proceeding may be brought.

    Section 4.04 NO VIOLATION. Except as contemplated by Section 4.05, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, result in a Violation with, under or pursuant to,

    (a) any provision of the Amended Articles of Incorporation or Regulations of FirstEnergy or the articles of incorporation, by-laws or similar constitutional documents of any Subsidiary of FirstEnergy,

    (b) any provision of any loan or credit agreement, note, bond, mortgage, indenture, lease, FirstEnergy Controlled Group Plan (as defined in
Section 4.12) or other agreement, obligation, instrument, permit, concession, franchise, license of any kind to which FirstEnergy or any of its Subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound or affected, which Violation would have a FirstEnergy Material Adverse Effect, or

    (c) any judgment, order, injunction, writ, decision, decree, statute, law, ordinance, rule, regulation, permit or license of any Governmental Entity applicable to FirstEnergy or any of its Subsidiaries or their respective properties or assets, which Violation would have a FirstEnergy Material Adverse Effect.

    Section 4.05 CONSENTS AND APPROVALS. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required to be obtained by FirstEnergy with respect to FirstEnergy or any of its Subsidiaries in connection with the execution and delivery of this Agreement by FirstEnergy or the consummation by FirstEnergy of the transactions contemplated hereby, the failure of which to obtain would have a FirstEnergy Material Adverse Effect, except for:

    (a) the filing of a premerger notification report with the FTC and the DOJ under the HSR Act and the expiration or termination of the applicable waiting period under the HSR Act,

    (b) the filing with, and to the extent applicable, the declaration of effectiveness by, the SEC of

        (i)  the Joint Proxy Statement,

        (ii) a registration statement on Form S-4 to be filed by FirstEnergy in connection with the issuance of shares of FirstEnergy Common Stock in the Merger (the "REGISTRATION STATEMENT"), and

        (iii) such reports and other filings under the Securities Act or the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, and the obtaining from the SEC of such orders as may be required under the Securities Act or the Exchange Act,

    (c)  the SEC '35 Act Order,

    (d) the filing of such documents with, and the qualification with, the various state securities authorities under state securities or legal investment laws (the "BLUE-SKY LAWS"), that are required in connection with the transactions contemplated by this Agreement (the "BLUE-SKY FILINGS"),

    (e) the filing of Certificates of Merger with the Department of State of the Commonwealth of Pennsylvania and the Secretary of State of the State of Ohio in accordance with applicable law,

    (f)  the FERC Approvals,

    (g)  the NRC Approvals,

    (h)  the FCC Approvals,

    (i)  the Local Approvals, and

    (j)  State Takeover Approvals.

    Section 4.06 FIRSTENERGY SEC DOCUMENTS. (a) FirstEnergy has made available to GPU a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by FirstEnergy with the SEC since
January 1, 2000 (as such documents have since the time of their filing been amended, the "FIRSTENERGY SEC DOCUMENTS") which are all the documents (other than preliminary material) that FirstEnergy was required to file with the SEC since such date.

    (b) As of their respective dates of filing, (x) the FirstEnergy SEC Documents complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, to the extent applicable to such FirstEnergy SEC Documents, and (y) none of the FirstEnergy SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

    (c) The consolidated financial statements of FirstEnergy included in the FirstEnergy SEC Documents comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto and present fairly, in all material respects, the financial position of FirstEnergy and its Subsidiaries as at the dates indicated, and the results of their operations and their cash flows for the periods indicated, in conformity with GAAP applied on a consistent basis during the periods involved (except (x) as may be indicated in the notes thereto and (y) in the case of the unaudited statements, as permitted by Form 10-Q of the SEC and for normal, recurring adjustments).

    Section 4.07 NO UNDISCLOSED LIABILITIES. (a) Except as and to the extent set forth in FirstEnergy's Annual Report on Form 10-K for the year ended December 31, 1999 and Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2000, as of March 31, 2000, neither FirstEnergy nor any of its Subsidiaries had any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, except for liabilities or obligations that would not be required by GAAP to be reflected on a consolidated balance sheet (including the notes thereto) of FirstEnergy or which would not, individually or in the aggregate, be reasonably likely to have a FirstEnergy Material Adverse Effect.

    (b) Since March 31, 2000, except as set forth in the FirstEnergy SEC Documents filed by FirstEnergy with the SEC since March 31, 2000 and prior to the date of this Agreement, neither FirstEnergy nor any of its Subsidiaries has incurred any liabilities or obligations of any nature, whether or not accrued, absolute, contingent, threatened or otherwise, which would, individually or in the aggregate, have a FirstEnergy Material Adverse Effect.

    Section 4.08 INFORMATION SUPPLIED. (a) None of the information supplied or to be supplied by FirstEnergy for inclusion or incorporation by reference in

        (i) the Registration Statement will, at the time it is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and

        (ii) the Joint Proxy Statement will, at the date mailed to the shareholders of FirstEnergy and the shareholders of GPU and at the time of the meetings of such shareholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

    (b) The Joint Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the Registration Statement will comply as to form in all material respects with the provisions of the Securities Act.

    Section 4.09 COMPLIANCE WITH APPLICABLE LAWS. (a) FirstEnergy and its Subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities which are material to the operation of the businesses of FirstEnergy and its Subsidiaries, taken as a whole (the "FIRSTENERGY PERMITS").

    (b) FirstEnergy and its Subsidiaries are in compliance with the terms of the FirstEnergy Permits, except where any such failures so to comply would not, individually or in the aggregate, have a FirstEnergy Material Adverse Effect.

    (c) The businesses of FirstEnergy and its Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for possible violations which would not, individually or in the aggregate, have a FirstEnergy Material Adverse Effect.

    (d)  As of the date of this Agreement,

        (i) no investigation or review by any Governmental Entity with respect to FirstEnergy or any of its Subsidiaries is pending or, to the knowledge of the executive officers of FirstEnergy, threatened, and

        (ii) to the knowledge of the executive officers of FirstEnergy, no Governmental Entity has indicated an intention to conduct any such investigation or review,

other than, in each case, those the outcome of which would not have a FirstEnergy Material Adverse Effect.

    Section 4.10  LITIGATION.  As of the date of this Agreement:

    (a) there is no suit, action or proceeding pending or, to the knowledge of the executive officers of FirstEnergy, threatened against FirstEnergy or any of its Subsidiaries which is reasonably likely to have a FirstEnergy Material Adverse Effect, and

    (b) there is no judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against FirstEnergy or any of its Subsidiaries having, or which is reasonably likely to have, a FirstEnergy Material Adverse Effect.

    Section 4.11 TAXES. (a) Each of FirstEnergy and its Subsidiaries (including any predecessors) has timely filed when due all Tax returns required to be filed by any of them and has paid (or FirstEnergy has paid on its behalf), or has established an adequate accrual or reserve (determined in accordance with GAAP) for the payment of, all Taxes required to be paid in respect of all periods for which returns have been filed or are due (whether or not shown as being due on any Tax returns) or which are otherwise due and payable, except as would not have a FirstEnergy Material Adverse Effect. The most recent balance sheet contained in the FirstEnergy SEC Documents reflects an adequate accrual or reserve (determined in accordance with GAAP) for Taxes payable by FirstEnergy and its Subsidiaries accrued through the date of such balance sheet, except as would not have a FirstEnergy Material Adverse Effect.

    (b) Except as would not have a FirstEnergy Material Adverse Effect, (i) no deficiencies for any Taxes have been proposed, asserted or assessed in writing, or to the knowledge of the executive officers of FirstEnergy, orally, by any Taxing authority against FirstEnergy or any of its Subsidiaries, and (ii) no audit of the Tax returns of FirstEnergy or any of its Subsidiaries is currently being conducted by any Taxing authority.

    (c) Except with respect to any claims for refunds, the Federal income Tax returns of FirstEnergy and each of its Subsidiaries consolidated in such returns for all such periods ended on or before December 31, 1994 have been examined by and settled with the IRS or the applicable statute of limitations with respect to such years, including extensions thereof, has expired. None of FirstEnergy or any of its Subsidiaries (i) has requested any extension of time within which to file any material Federal income Tax return, which Tax return has not since been filed and (ii) has in effect any extension, outstanding waivers or comparable consents with respect to any material Federal income Taxes or material Federal income Tax returns.

    (d) Copies of all Federal Tax returns required to be filed by FirstEnergy or any of its Subsidiaries (including any predecessors) for each of the last three years, together with all schedules and attachments thereto, have been delivered or made available by FirstEnergy to GPU.

    (e) None of FirstEnergy or any of its Subsidiaries (including any predecessors) is a party to, is bound by, or has any obligation under any Tax sharing or similar agreement.

    (f) FirstEnergy has not taken any actions, nor is it aware of any facts or circumstances, which would, or would be reasonably likely to, prevent the Merger from constituting a reorganization within the meaning of Section 368(a) of the Code.

    Section 4.12 EMPLOYEE MATTERS. (a) With respect to each employee benefit plan (including, without limitation, any "employee benefit plan," as defined in Section 3(3) of the ERISA), and any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, insurance or other material plan, arrangement or understanding (whether or not legally binding) (all the foregoing being herein called the "FIRSTENERGY CONTROLLED GROUP PLANS"), maintained or contributed to by FirstEnergy, any of its Subsidiaries or any other organization which is a member of a controlled group of organizations (within the meaning of Sections 414(b), (c), (m) or (o) of the Code) of which FirstEnergy is a member, FirstEnergy has made available to GPU, or will deliver to GPU within 30 days after the date hereof, a true and correct copy of

        (i)  the most recent annual report (Form 5500) filed with the IRS,

        (ii)  any such FirstEnergy Controlled Group Plan,

        (iii) each trust agreement and group annuity contract, if any, relating to any such FirstEnergy Controlled Group Plan and

        (iv) the most recent actuarial report or valuation relating to any such FirstEnergy Controlled Group Plan subject to Title IV of ERISA.

    (b) (i) Each of the FirstEnergy Controlled Group Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the IRS to be so qualified, and, to the knowledge of the executive officers of FirstEnergy, no circumstances exist that are reasonably expected by FirstEnergy to result in the revocation of any such determination.

        (ii) Except as would not have a FirstEnergy Material Adverse Effect, FirstEnergy is in compliance with, and each FirstEnergy Controlled Group Plan is and has been operated in compliance with, all applicable laws, rules and regulations governing such plan, including, without limitation, ERISA and the Code.

        (iii) Except as would not have a FirstEnergy Material Adverse Effect, each FirstEnergy Controlled Group Plan intended to provide for the deferral of income, the reduction of salary or other compensation or to afford other income tax benefits complies with the requirements of the applicable provisions of the Code or other laws, rules and regulations required to provide such income tax benefits.

    (c) With respect to the FirstEnergy Controlled Group Plans, individually and in the aggregate, no event has occurred, and to the knowledge of any of the executive officers of FirstEnergy or any of its Subsidiaries, there exists no condition or set of circumstances in connection with which FirstEnergy or any of its Subsidiaries could be subject to any liability that is reasonably likely to exceed $1,000,000 (except liability for benefits claims and funding obligations payable in the ordinary course) under ERISA, the Code or any other applicable law.

    (d) Except as would not have a FirstEnergy Material Adverse Effect, with respect to each FirstEnergy Controlled Group Plan, there are no material funded benefit obligations for which contributions have not been made or in accordance with GAAP properly accrued and there are no material unfunded benefit obligations which have not been accounted for in accordance with GAAP, on the financial statements of FirstEnergy or any of its Subsidiaries.

    (e) Except as provided for in this Agreement, as of the date of this Agreement, neither FirstEnergy nor any of its Subsidiaries is a party to any union or collective bargaining agreement.

    (f) No FirstEnergy Controlled Group Plan is a multiemployer plan (within the meaning of Section 3(37) or Section 4001(a)(3) of ERISA or Section 414(f) of the Code).

    (g) For each FirstEnergy Controlled Group Plan which is intended to be an employee stock ownership plan (within the meaning of Section 4975(e)(7) of the Code) or a tax credit employee stock ownership plan (within the meaning of
Section 409(a) of the Code), each of the following is true:

        (i) there is no securities acquisition loan (within the meaning of Section 133 of the Code) outstanding with respect to the plan;

        (ii) except for the transactions contemplated in this Agreement, no event has occurred and no condition exists which would give rise to the recapture of any Tax credit previously claimed with respect to the plan or to any Tax or penalties assessable against FirstEnergy or any of its Subsidiaries; and

        (iii) except for the transactions contemplated in this Agreement, no event has occurred and no condition exists which would cause the termination of the plan and the distribution of all amounts held thereunder to give rise to the recapture of any Tax credit previously claimed with respect to the plan or to any Tax or penalties assessable against FirstEnergy or any of its Subsidiaries.

    (h) None of the FirstEnergy Controlled Group Plans that are welfare plans (within the meaning of Section 3(l) of ERISA) provides for any retiree benefits.

    (i)  Except as would not have a FirstEnergy Material Adverse Effect,

        (i) the consummation or announcement of any transaction contemplated by this Agreement will not (either alone or upon the occurrence of any additional or further acts or events) result in any

           (A) payment (whether of severance pay or otherwise) becoming due from FirstEnergy or any of its Subsidiaries to any officer, employee, former employee or director thereof or to the trustee under any "rabbi trust" or similar arrangement, or

           (B) benefit under any FirstEnergy Controlled Group Plan being established or becoming accelerated, vested or payable, and

        (ii)  neither FirstEnergy nor any of its Subsidiaries is a party to

           (A) any management, employment, deferred compensation, severance (including any payment, right or benefit resulting from a change in control), bonus or other contract for personal services with any officer, director or employee,

           (B) any consulting contract with any person who prior to entering into such contract was a director or officer of FirstEnergy, or

           (C) any plan, agreement, arrangement or understanding similar to any of the foregoing.

    Section 4.13 ABSENCE OF CERTAIN CHANGES OR EVENTS. Between March 31, 2000 and the date of this Agreement, FirstEnergy and its Subsidiaries have conducted their respective businesses in all material respects in the ordinary and usual course, and, as of the date of this Agreement, there has not been

    (a) any damage, destruction or loss, whether covered by insurance or not, which has, or would have, a FirstEnergy Material Adverse Effect;

    (b) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of FirstEnergy's or its Subsidiaries' capital stock, except for (i) regular quarterly cash dividends of $.375 per share on FirstEnergy Common Stock;
(ii) regular dividends on FirstEnergy's Subsidiaries' preferred securities (the "FIRSTENERGY SUBS PREFERRED") with usual record and payment dates for such dividends; and (3) dividends on common stock paid by wholly owned Subsidiaries of FirstEnergy; or

    (c) any transaction, commitment, dispute or other event or condition (financial or otherwise) of any character (whether or not in the ordinary course of business) individually or in the aggregate having, or which is reasonably likely to have, a FirstEnergy Material Adverse Effect.

    Section 4.14 OPINION OF FIRSTENERGY FINANCIAL ADVISOR. FirstEnergy has received the opinion of Morgan Stanley & Co. Incorporated (hereinafter referred to as "FIRSTENERGY ADVISOR") dated the date hereof, to the effect that, subject to the limitations and qualifications contained in that opinion, as of such date, the Merger Consideration is fair from a financial point of view to FirstEnergy, and copies of such opinion have been previously or will be delivered to GPU.

    Section 4.15 VOTE REQUIRED. The affirmative vote of the holders of a majority of the outstanding shares of FirstEnergy Common Stock is the only vote of the holders of any class or series of FirstEnergy capital stock necessary to approve this Agreement and the transactions contemplated hereby.

    Section 4.16 ACCOUNTING MATTERS. Neither FirstEnergy nor, to the knowledge of the executive officers of FirstEnergy, any of its affiliates has through the date of this Agreement taken or agreed to take any action that would prevent FirstEnergy from accounting for the business combination to be effected by the Merger on a purchase accounting basis in accordance with GAAP and applicable regulations of the SEC.

    Section 4.17 OWNERSHIP OF GPU STOCK. As of the date of this Agreement, FirstEnergy and its affiliates do not "beneficially own" (as such term is defined in the GPU Rights Agreement) any shares of GPU Common Stock.

    Section 4.18 FIRSTENERGY SUBSIDIARIES. (a) Section 4.18(A) of the FirstEnergy Disclosure Schedule sets forth a description as of the date hereof of all Significant Subsidiaries and material joint ventures of FirstEnergy, including the name of each such entity, a brief description of the principal line or lines of business conducted by each such entity and FirstEnergy's interest therein.

    (b) All of the issued and outstanding shares of capital stock of each Significant Subsidiary of FirstEnergy are validly issued, fully paid, nonassessable and free of preemptive rights, and, other than outstanding Non-Convertible Preferred Securities, are owned directly or indirectly by FirstEnergy free and clear of any material liens, claims, encumbrances, security interests, equities, charges and options of any nature whatsoever, and there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating any such Significant Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of its capital stock, other than Non-Convertible Preferred Securities, or obligating it to grant, extend or enter into any such agreement or commitment.

    Section 4.19 ENVIRONMENTAL PROTECTION. (a) COMPLIANCE. (i) Each of FirstEnergy and its Subsidiaries is in compliance with all applicable Environmental Laws, except for failures to be in compliance which would not have a FirstEnergy Material Adverse Effect.

        (ii) Neither FirstEnergy nor any of its Subsidiaries has received any written communication or, to the knowledge of the executive officers of FirstEnergy, any oral communication, from any person or Governmental Entity that alleges that FirstEnergy or any of its Subsidiaries is not in compliance with applicable Environmental Laws, except where the failure to be in compliance would not have a FirstEnergy Material Adverse Effect.

    (b) PERMITS. Each of FirstEnergy and its Subsidiaries has obtained or has applied for all Environmental Permits necessary for the construction of its facilities or the conduct of its operations, and all such permits are in effect or, where applicable, a renewal application has been timely filed and is pending agency approval, and FirstEnergy and each of its Subsidiaries is in material compliance with all terms and conditions of the Environmental Permits, in each case except for failures to obtain or be in compliance with such Environmental Permit, or of such Environmental Permits to be in effect, which would not have a FirstEnergy Material Adverse Effect.

    (c) CLAIMS. To the knowledge of the executive officers of FirstEnergy, no Environmental Claim is pending

        (i) against FirstEnergy or any of its Subsidiaries or any joint ventures to which FirstEnergy or any of its Subsidiaries is a party,

        (ii) against any person or entity whose liability for any Environmental Claim FirstEnergy or any of its Subsidiaries or joint ventures has or may have retained or assumed either contractually or by operation of law, or

        (iii) against any real or personal property or operations which FirstEnergy or any of its Subsidiaries or joint ventures owns, leases or manages, in whole or in part,

which would have, in the aggregate, a FirstEnergy Material Adverse Effect.

    (d) The executive officers of FirstEnergy have no knowledge of any Releases of any Hazardous Material that would be reasonably likely to form the basis of any Environmental Claim against FirstEnergy or any Subsidiaries or joint ventures of FirstEnergy, or its Subsidiaries, or against any person or entity whose liability for any Environmental Claim FirstEnergy or any Subsidiaries or joint ventures of FirstEnergy or its Subsidiaries has or may have retained or assumed either contractually or by operation of law, except for Releases of Hazardous Materials the liability for which would not have, in the aggregate, a FirstEnergy Material Adverse Effect.

    (e) The executive officers of FirstEnergy have no knowledge, with respect to any predecessor of FirstEnergy or any Subsidiary or joint venture of FirstEnergy, of any Environmental Claim pending or threatened, or of any Release of Hazardous Materials that would be reasonably likely to form the basis of any Environmental Claim which would have a FirstEnergy Material Adverse Effect.

    (f) To the knowledge of the executive officers of FirstEnergy, FirstEnergy has disclosed to GPU all material facts which FirstEnergy reasonably believes form the basis of a FirstEnergy Material Adverse Effect arising from

        (i) the cost of pollution control equipment currently required or known to be required in the future; or

        (ii) current remediation costs or remediation costs known to be required in the future.

    Section 4.20 REGULATION AS A UTILITY. (a) Except as set forth in paragraphs (b), (c) and (d) of this Section 4.20 (including the sections of the FirstEnergy Disclosure Schedule referred to in those paragraphs), neither FirstEnergy nor any "subsidiary company" or "affiliate" of FirstEnergy is subject to regulation as a public utility or public service company (or similar designation) by the United States, by any state in the United States or by any foreign country or political subdivision thereof.

    (b) FirstEnergy is a holding company exempt under Section 3(a)(1) of the 1935 Act.

    (c) SECTION 4.20(C) of the FirstEnergy Disclosure Schedule sets forth each "affiliate" and each "subsidiary company" of FirstEnergy which may be deemed to be a "public-utility company" or a "holding company" within the meaning of the 1935 Act.

    (d) SECTION 4.20(D) of the FirstEnergy Disclosure Schedule sets forth each "affiliate" and each "subsidiary company" of FirstEnergy which is an "exempt wholesale generator" or a "foreign utility company" within the meaning of the 1935 Act.

    Section 4.21 INSURANCE. Except in each case as would not have a FirstEnergy Material Adverse Effect,

    (a) Each of FirstEnergy and its Subsidiaries is as of the date hereof, and has been continuously since January 1, 1995 (or such later date as such entity may have been formed) through the date hereof, insured with financially responsible insurers in such amounts and against such risks and losses as are customary for companies conducting the businesses as conducted by FirstEnergy and its Subsidiaries during such time period.

    (b) FirstEnergy hereby covenants and agrees (i) to maintain all such insurance for itself and its Subsidiaries from the date of this Agreement through the Effective Time so long as such insurance is available on commercially reasonable terms and at a cost substantially comparable to the cost incurred by FirstEnergy to maintain such insurance as of the date of this Agreement and (ii) to notify GPU promptly of any failure by FirstEnergy to maintain any such insurance that is permitted by the preceding clause.

    (c) (i) Neither FirstEnergy nor its Subsidiaries have received any notice of cancellation or termination with respect to any material insurance policy of FirstEnergy or its Subsidiaries.

        (ii) The insurance policies of FirstEnergy and each of its Subsidiaries are valid and enforceable policies.

                                   ARTICLE V
                COVENANTS RELATING TO CONDUCT OF BUSINESS OF GPU

    During the period from the date of this Agreement and continuing until the Effective Time (except as expressly contemplated or permitted by this Agreement or as set forth in the GPU

Disclosure Schedule or to the extent that FirstEnergy shall otherwise consent in writing, such consent not to be unreasonably withheld), GPU agrees that:

    Section 5.01 ORDINARY COURSE. GPU shall, and shall cause each of its Subsidiaries to, carry on its respective business in all material respects in the ordinary course and, to the extent consistent therewith, use all commercially reasonable efforts to preserve intact in all material respects its present business organizations and goodwill, preserve its goodwill and relationships with customers, suppliers and others having business dealings with it and, subject to prudent management of workforce needs and ongoing programs currently in force, keep available the services of its officers and employees.

    Section 5.02 DIVIDENDS; CHANGES IN STOCK. GPU shall not, nor shall GPU permit any of its Subsidiaries to,

    (a) declare or pay any dividends on or make other distributions in respect of any of its capital stock, except that

        (i) subject to Section 5.02(d), GPU may continue the declaration and payment of regular quarterly cash dividends not in excess of $.545 per share of GPU Common Stock, and

        (ii) Subsidiaries of GPU may continue the declaration and payment of regularly scheduled dividends on, and other distributions required by the terms of, GPU Subs Preferred,

in each case, subject to Section 5.02(d), with usual record and payment dates for such dividends in accordance with GPU's past dividend practice or as otherwise required by the terms of the GPU Subs Preferred, and except for dividends or other distributions on common stock declared and paid by a wholly owned Subsidiary of GPU.

    (b) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or

    (c) repurchase, redeem or otherwise acquire, or permit any Subsidiary to purchase or otherwise acquire, any shares of its capital stock, other than:

        (i) redemptions, purchases or acquisitions required by the respective terms of any series of GPU Subs Preferred,

        (ii)  in connection with refunding of any GPU Subs Preferred,

        (iii)  in connection with intercompany purchases, or

        (iv) for the purpose of funding or issuing pursuant to any employee stock ownership plan, the GPU Stock Plans or any dividend reinvestment or stock purchase plan, in the ordinary course.

    (d) GPU shall coordinate with FirstEnergy regarding the declaration of any dividends in respect of GPU Common Stock and the record and payment dates relating thereto, it being the intention of GPU and FirstEnergy that the holders of GPU Common Stock shall receive a final dividend on their GPU Common Stock equal to GPU's regular quarterly dividend payment prorated from GPU's most recent previous quarterly dividend payment date to the Effective Time and shall not receive an overlapping dividend on any FirstEnergy Common Stock that they receive in exchange for their GPU Common Stock.

    Section 5.03 ISSUANCE OF SECURITIES. GPU shall not, nor shall GPU permit any of its Subsidiaries to, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class, any Voting Debt or any securities convertible into, or any rights, warrants or options to acquire, any such shares, Voting Debt or convertible securities, other than

    (a) the issuance of common stock, stock options, performance units, stock appreciation or similar rights, as the case may be, pursuant to the GPU Stock Plans, in each case consistent in amount with past practice and in the ordinary course of business under such GPU Stock Plans in accordance with their present terms,

    (b) issuances of Non-Convertible Preferred Securities of Subsidiaries of GPU to the extent permitted by Section 5.08, and

    (c) the issuance and reservation of GPU capital stock pursuant to the GPU Rights Agreement.

    Section 5.04 CONSTITUENT DOCUMENTS. GPU shall not amend or propose to amend its articles of incorporation or its by-laws.

    Section 5.05 SOLICITATIONS. (a) GPU shall not, nor shall GPU permit any of its Subsidiaries to, nor shall it authorize or permit any of its officers, directors or employees or any investment banker, financial advisor (including the GPU Advisor), attorney, accountant or other representative retained by it or any of its Subsidiaries to, solicit or encourage (including by way of furnishing information), or take any other action to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any GPU Takeover Proposal (as defined below), or agree to, or subject to the proviso in Section 7.05(b), endorse, recommend or approve, any GPU Takeover Proposal.

    (b) GPU shall promptly advise FirstEnergy orally and in writing of any such inquiries or GPU Takeover Proposals.

    (c) As used in this Agreement, "GPU TAKEOVER PROPOSAL" shall mean any tender or exchange offer, proposal for a merger, consolidation or other business combination involving GPU or any Significant Subsidiary of GPU or any proposal or offer to acquire in any manner (i) a 20% or greater common equity interest (including any security convertible into, exchangeable or exercisable for, or otherwise entitling the owner thereof to acquire such common equity interest) in, or 20% or more of the assets on a consolidated basis of, GPU, other than the Merger, or (ii) any equity interest (other than Non-Convertible Preferred Securities) in, or, other than as permitted by Section 5.07, any of the assets of, any of Jersey Central Power & Light Company ("JCP&L"), Metropolitan Edison Company ("METED") or Pennsylvania Electric Company ("PENELEC").

    (d) Notwithstanding anything in this Section 5.05 to the contrary, unless the approvals of the shareholders of GPU have been obtained, GPU or a Significant Subsidiary of GPU, may, to the extent that the Board of Directors of GPU determines in good faith, after consultation with outside counsel, that its fiduciary duties under applicable law so require, participate in discussions or negotiations with, furnish information to, and afford access to the properties, books and records of GPU and its Subsidiaries to, any person in connection with a possible GPU Takeover Proposal with respect to GPU by such person.

    (e) Nothing contained in this Agreement shall prohibit GPU from taking and disclosing to its shareholders a position contemplated by Rule 14e-2 under the Exchange Act or from making any disclosure to its shareholders if, in the good faith judgment of the Board of Directors of GPU, after consultation with outside counsel, that disclosure is required pursuant to its obligations under applicable law.

    Section 5.06 ACQUISITIONS. GPU shall not, nor shall it permit any of its Subsidiaries to (a) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof that would constitute a Significant Subsidiary of GPU or otherwise acquire or agree to acquire any assets not in the ordinary course of business or (b) except as included in the GPU Capital Budget (as defined in Section 5.15 hereof) enter into a new line of business or make any change, except in the ordinary course of business, in the lines of business it engages in as of the date hereof; provided, in each case, that GPU and its Subsidiaries may enter into or consummate any such transaction so long as (1) no such individual transaction involves payment by GPU or any of its Subsidiaries of consideration or investment of assets or resources or exposure to liability or loss in excess of $25 million and (2) all such transactions entered into after the date of this Agreement do not involve payment of consideration or investment of assets or resources or exposure to liability or loss in excess of $75 million, in the aggregate.

    Section 5.07 DISPOSITIONS. Other than (x) sales, leases, licenses or other dispositions, including dispositions of accounts receivable, in the ordinary course of business, (y) sales, leases, licenses, encumbrances or other dispositions outside the ordinary course of business that individually do not involve assets of GPU or its Subsidiaries with a value (which in the case of a sale shall be the sale price) in excess of $5 million or that, in the aggregate do not involve assets of GPU and its Subsidiaries with an aggregate value (which in the case of a sale shall be the sale price) in excess of $25 million, and
(z) encumbrances incurred in connection with any transaction permitted by
Section 5.08, in the case of each of (x), (y) and (z), not involving the disposition of electric generating plants located in the United States, GPU shall not, nor shall GPU permit any of its Subsidiaries to, sell, lease, license, encumber or otherwise dispose of, or agree to sell, lease, license, encumber or otherwise dispose of, any of its assets.

    Section 5.08 FINANCINGS. GPU shall not, nor shall GPU permit any of its Subsidiaries to, incur (which shall not be deemed to include entering into credit agreements, lines of credit or similar arrangements until borrowings are made under such arrangements) any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or Non-Convertible Preferred Securities or warrants or rights to acquire any debt securities or Non-Convertible Preferred Securities of such party or any of its Subsidiaries or guarantee any debt securities of others other than

    (a) for short-term indebtedness in the ordinary course of business, consistent with past practice,

    (b)  as may be necessary in connection with acquisitions permitted by
Section 5.06 (including acquisitions listed in SECTION 5.06 of the GPU Disclosure Schedule),

    (c) the incurrence of long-term indebtedness and/or issuances of debt securities or guarantees by GPU or any of its Subsidiaries, and/or issuances of Non-Convertible Preferred Securities of Subsidiaries of GPU, not aggregating in excess of $50 million (not including incurrences or issuances pursuant to clauses (a), (b) and (d) of this Section 5.08), or

    (d) indebtedness of GPU or any of its Subsidiaries, and/or Non-Convertible Preferred Securities of Subsidiaries of GPU, incurred or issued to refund or refinance outstanding indebtedness or Non-Convertible Preferred Securities of such party or such Subsidiary so long as the amount of such indebtedness or Non-Convertible Preferred Securities so incurred or issued does not materially exceed the amount of the indebtedness or Non-Convertible Preferred Securities so refunded or refinanced and any accrued interest or dividends and premium, if any, thereon.

    Section 5.09 NO ACTIONS. GPU shall not, nor shall GPU permit any of its Subsidiaries to, take any action that would or is reasonably likely to

    (a)  result in any of the conditions to the Merger set forth in
Article VIII not being satisfied, or

    (b) prevent, materially delay or materially impede the consummation of the Merger.

    Section 5.10 COOPERATION, NOTIFICATION. To the extent permitted by law, GPU shall, and shall cause its Subsidiaries to, (i) confer on a regular and reasonably frequent basis with one or more representatives of FirstEnergy to discuss material operational matters and the general status of its ongoing operations; (ii) promptly notify FirstEnergy of any significant changes, of which its executive officers have knowledge, in its business, properties, assets, financial condition or reported or future results of operations; (iii) advise FirstEnergy of any change or event which has had, or in so far as reasonably can be foreseen, is reasonably likely to result in, a GPU Material Adverse Effect; and (iv) promptly provide FirstEnergy (or FirstEnergy's counsel) with copies of all filings made by GPU or any of its Subsidiaries with any state, Federal or foreign court, administrative agency, commission or other Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

    Section 5.11  RIGHTS AGREEMENT.  (a) Except as otherwise provided in this
Section 5.11, GPU shall not redeem the GPU Rights, or amend (other than to delay the "Distribution Date" (as defined in the GPU Rights Agreement) or to render the GPU Rights inapplicable to the Merger) or terminate the GPU Rights Agreement prior to the Effective Time unless required to do so by order of a court of competent jurisdiction.

    (b) GPU shall take all action so that the GPU Rights will expire immediately prior to the Effective Time.

    Section 5.12 COLLECTIVE BARGAINING AGREEMENTS. During the period from the date of this Agreement and continuing until the Effective Time, GPU agrees, as to itself and its Subsidiaries, that it will consult with FirstEnergy prior to entering into any substantive negotiations (x) with respect to any collective bargaining agreement, or any material modification or amendment thereof, that cover employees of the regulated business of GPU's Subsidiaries conducted in the United States or (y) with respect to any other collective bargaining agreement, or any material modification or amendment thereof, if the scope and type of the negotiations are reasonably expected to be materially different than the scope and type of negotiations previously conducted with respect to such agreement.

    Section 5.13 EMPLOYEE BENEFIT COVENANT. During the period from the date of this Agreement and continuing until the Effective Time, except as set forth in
SECTION 5.13 of the GPU Disclosure Schedule, as may be required by applicable law or as contemplated by this Agreement, GPU agrees as to itself and its Subsidiaries that it will not, and will not permit any of its Subsidiaries to, without the prior written consent of FirstEnergy (which consent shall not be unreasonably withheld),

    (a) enter into, adopt, amend (except as may be required by law) or terminate any GPU Controlled Group Plan or any other agreement, arrangement, plan or policy between GPU and one or more of the directors or officers of GPU, or

    (b) except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to GPU, increase in any manner the compensation or fringe benefits of any director or officer of GPU, or

    (c) pay any benefit not required by any GPU Controlled Group Plan or arrangement as in effect as of the date hereof (including, without limitation, the granting of stock options, stock appreciation rights, restricted stock or performance units) to any director or officer of GPU, or

    (d) enter into any contract, agreement, commitment or arrangement to do any of the foregoing, or enter into or amend any employment, severance or special pay arrangement with respect to the termination of employment or other similar contract, agreement or arrangement with any director or officer or other employee of GPU or any of its Subsidiaries, or

    (e) make any change in any defined benefit Plan of GPU or any of its Subsidiaries which accelerates or increases benefits thereunder (except as may be required by law).

    Section 5.14 TAX COVENANT. During the period from the date of this Agreement and continuing until the Effective Time, GPU agrees, as to itself and its Subsidiaries, that each of them (a) will not, except in the ordinary course of business consistent with past practice, make any material Tax election or settle or compromise any Tax liability material to GPU or any of its Significant Subsidiaries and

(b) will promptly notify FirstEnergy of the making of any request for extension of the time within which to file any Federal income Tax return for such entity.

    Section 5.15 CAPITAL EXPENDITURES. Except as required by law or to provide or maintain reliable electric service, GPU shall not, nor shall GPU permit any of its Subsidiaries to, make any annual capital expenditures in excess of GPU's existing capital budget for 2000, a copy of which has been delivered to FirstEnergy, or any capital budget for future time periods adopted in accordance with GPU's past practice after consultation with FirstEnergy (each such capital budget, the "GPU CAPITAL BUDGET").

    Section 5.16 TRANSMISSION, GENERATION. Except (i) as required pursuant to tariffs on file with the FERC as of the date hereof or (ii) to the extent necessary, in the reasonable judgment of GPU, to comply with applicable law, existing contractual obligations, or requirements of Governmental Entities, or to avoid the incurrence of material liability, GPU shall not, nor shall GPU permit any of its Subsidiaries to,

    (a) commence construction of any additional generating capacity or transmission or delivery capacity, except for such projects ongoing or mandated by a binding legal commitment existing on the date hereof or, in the case of transmission or delivery capacity, required to satisfy such party's obligation to serve, or

    (b) obligate itself to purchase or otherwise acquire, or to sell or otherwise dispose of, or to share, any additional generation (including, without limitation, the energy produced by generating facilities), transmission or delivery capacity pursuant to a contract agreement or other arrangement the duration of which exceeds twelve months without the prior approval of FirstEnergy (not to be unreasonably withheld).

    Section 5.17 MODIFICATIONS TO FACILITIES. Except in the ordinary course of business, to provide or maintain reliable electric service or in accordance with the GPU Capital Budget, GPU shall not, nor shall GPU permit any of its Subsidiaries to, enter into any binding commitment to make any modification to any of its or its Subsidiaries' existing facilities that would require any material investment or expenditure material to GPU or, in the case of investment or expenditure by JCP&L, MetEd or Penelec, to the affected Subsidiary. GPU shall consult with FirstEnergy with respect to any binding commitment permitted by the previous sentence which will, or is reasonably likely to, continue for a period of twelve months or more.

    Section 5.18 ACCOUNTING. GPU shall not, nor shall GPU permit any of its Subsidiaries to, make any changes in its accounting methods, except as required by law, rule, regulation or GAAP.

    Section 5.19 TAX-FREE STATUS. GPU shall not, nor shall GPU permit any of its Subsidiaries to, take any actions which would, or would be reasonably likely to, adversely affect the treatment of the Merger as a "reorganization" within the meaning of Section 368(a) of the Code.

    Section 5.20 AFFILIATE TRANSACTIONS. Except as may be required by the 1935 Act, GPU shall not, nor shall GPU permit any of its Subsidiaries to, enter into any agreement or arrangement with any of their respective affiliates (other than wholly owned Subsidiaries of GPU) on terms to GPU or its Subsidiaries materially less favorable than could reasonably be expected to have been obtained with an unaffiliated third party on an arm's length basis.

    Section 5.21 RATE MATTERS. To the extent permitted by law, and except for routine or administrative filings, GPU shall, and shall cause its Subsidiaries to, discuss with FirstEnergy any changes in its or its Subsidiaries' rates or charges (other than pass-through charges), standards of service or regulatory accounting from those in effect on the date of this Agreement and consult with FirstEnergy prior to making any filing (or any amendment thereto), or effecting any agreement, commitment, arrangement or consent, whether written or oral, formal or informal, with respect thereto, and GPU will not make, or permit any Subsidiary to make, any filing to change its rates on file with the FERC or any other regulatory commission that would have, alone or in conjunction with all previous such filings, a GPU Material Adverse Effect. Notwithstanding the foregoing, neither GPU nor any of its Subsidiaries shall be required to consult or have discussions with FirstEnergy prior to entering into arrangements with customers in the ordinary course of business consistent with past practices.

    Section 5.22 THIRD-PARTY CONSENTS. (a) GPU shall, and shall cause its Subsidiaries to, use all commercially reasonable efforts, consistent with United States and foreign laws, to obtain any third-party consents necessary to consummate the Merger.

    (b) GPU shall promptly notify FirstEnergy of any failure or prospective failure to obtain any such consents and, if requested, shall provide copies of all consents obtained to FirstEnergy.

                                   ARTICLE VI
            COVENANTS RELATING TO CONDUCT OF BUSINESS OF FIRSTENERGY

    During the period from the date of this Agreement and continuing until the Effective Time (except as expressly contemplated or permitted by this Agreement or as set forth in the FirstEnergy Disclosure Schedule or to the extent that GPU shall otherwise consent in writing, such consent not to be unreasonably withheld), FirstEnergy agrees that:

    Section 6.01 ORDINARY COURSE. FirstEnergy shall, and shall cause each of its Subsidiaries to, carry on its business in the ordinary course and use all commercially reasonable efforts to preserve intact their goodwill, preserve the goodwill and relationships with customers, suppliers and others having business dealings with them and, subject to prudent management of workforce needs and ongoing programs currently in force, keep available the services of their present officers and employees, PROVIDED, HOWEVER, that, to the extent permitted by Section 6.15, FirstEnergy may enter into a new line of business, make any change in the lines of business it engages in as of the date hereof or dispose of or acquire assets, by merger or otherwise, or divest liabilities (or enter into any agreement with respect to any of the foregoing) in each case only if
(x)(a) the taking of such action (or in the case of an agreement, the transaction contemplated thereby) by a holding company registered under the 1935 Act has generally been permitted or approved by the SEC (or by the Staff of the SEC acting pursuant to authority delegated by the SEC) under the 1935 Act and under then applicable SEC orders, or (b) based on discussions with the Staff of the SEC (the substance of which has been communicated to GPU), the parties reasonably believe such action (or in the case of an agreement, the transaction contemplated thereby) would be approved and (y) obtaining the approval of the SEC (or the Staff of the SEC pursuant to delegated authority) under the 1935 Act, and the conditions to, such approval, would not materially delay or impede the Merger past the End Date in effect at the time of the action (or in the case of an agreement, as of the date of the agreement), PROVIDED FURTHER, HOWEVER, that if such new line of business, change in any line of business that FirstEnergy or its Subsidiaries engage in as of the date hereof, assets disposed of or acquired or divested liability is material, then such event has been disclosed in the Joint Proxy Statement or an amendment thereto. FirstEnergy shall not, and shall not permit any of its Subsidiaries to, sell, lease, license or otherwise dispose of any of the shares of common stock of Ohio Edison Company ("OE"), The Cleveland Electric Illuminating Company ("CEI"), The Toledo Edison Company ("TE") or Pennsylvania Power Company ("PP"), except, in the case of any such Subsidiary, to FirstEnergy or such Subsidiary's immediate parent company.

    Section 6.02 DIVIDENDS; CHANGES IN STOCK. FirstEnergy shall not, nor shall FirstEnergy permit any of its Subsidiaries to,

    (a) declare or pay any dividends on or make other distributions in respect of any of its capital stock, except that

        (i) FirstEnergy may continue the declaration and payment of regular quarterly cash dividends not in excess of $.375 per share of FirstEnergy Common Stock, and

        (ii) Subsidiaries of FirstEnergy may continue the declaration and payment of regularly scheduled dividends on, and other distributions required by the terms of, FirstEnergy Subs Preferred,

in each case, with usual record and payment dates for such dividends in accordance with such parties' past dividend practice, or as otherwise required by the terms of the FirstEnergy Subs Preferred, and except for dividends or other distributions on common stock declared and paid by a wholly owned Subsidiary of FirstEnergy,

    (b) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or

    (c) repurchase, redeem or otherwise acquire, or permit any Subsidiary to purchase or otherwise acquire, any shares of its capital stock, other than

        (i) redemptions, purchases or acquisitions required by the respective terms of any series of FirstEnergy Subs Preferred,

        (ii) in connection with refunding of any FirstEnergy Subs Preferred,

        (iii) in connection with intercompany purchases, or

        (iv) for the purpose of funding or issuing pursuant to any FirstEnergy Controlled Group Plan or any employee stock ownership plan or any dividend reinvestment or stock purchase plan of FirstEnergy, in the ordinary course.

    Section 6.03  ISSUANCE OF SECURITIES.  Except in a transaction permitted by
Section 6.01, FirstEnergy shall not, nor shall FirstEnergy permit any of its Subsidiaries to, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class, any Voting Debt or any securities convertible into, or any rights, warrants or options to acquire, any such shares, Voting Debt or convertible securities, other than

    (a) the issuance of common stock, stock options, performance units, stock appreciation or similar rights, as the case may be, pursuant to the FirstEnergy Controlled Group Plans in accordance with their present terms,

    (b) issuances of Non-Convertible Preferred Securities of Subsidiaries of FirstEnergy to the extent permitted by Section 6.06,

    (c) the issuance and reservation of FirstEnergy capital stock pursuant to the FirstEnergy Rights Agreement, and

    (d) the issuance, delivery or sale of capital stock by any Subsidiary of FirstEnergy to FirstEnergy or such Subsidiary's immediate parent company.

    Section 6.04 CONSTITUENT DOCUMENTS. Except as provided in Section 4.02, FirstEnergy shall not amend or propose to amend its Amended Articles of Incorporation or its Regulations.

    Section 6.05 SOLICITATIONS. (a) FirstEnergy shall not, nor shall FirstEnergy permit any of its Subsidiaries to, nor shall it authorize or permit any of its officers, directors or employees or any investment banker, financial advisor (including the FirstEnergy Advisor), attorney, accountant or other representative retained by it or any of its Subsidiaries to, solicit or encourage (including by way of furnishing information), or take any other action to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any FirstEnergy Takeover

Proposal (as defined below), or agree to endorse, recommend or approve any FirstEnergy Takeover Proposal.

    (b) FirstEnergy shall promptly advise GPU orally and in writing of any such inquiries or FirstEnergy Takeover Proposals.

    (c) As used in this Agreement, "FIRSTENERGY TAKEOVER PROPOSAL" shall mean any tender or exchange offer, proposal for a merger, consolidation or other business combination involving FirstEnergy or any Significant Subsidiary of FirstEnergy or any proposal or offer to acquire in any manner, by any person or a group of affiliated persons, a 20% or greater common equity interest (including any security convertible into, exchangeable or exercisable for, or otherwise entitling the owner thereof to acquire such common equity interest) in, or 20% or more of the assets on a consolidated basis of, FirstEnergy, other than the Merger. GPU Takeover Proposals and FirstEnergy Takeover Proposals are sometimes herein referred to as "TAKEOVER PROPOSALS".

    (d) Notwithstanding anything in this Section 6.05 to the contrary, unless the approvals of the shareholders of FirstEnergy have been obtained, FirstEnergy or a Significant Subsidiary of FirstEnergy, may, to the extent that the Board of Directors of FirstEnergy determines in good faith, after consultation with outside counsel, that its fiduciary duties under applicable law so require, participate in discussions or negotiations with, furnish information to, and afford access to the properties, books and records of FirstEnergy and its Subsidiaries to, any person in connection with a possible FirstEnergy Takeover Proposal with respect to FirstEnergy by such person.

    (e) Nothing contained in this Agreement shall prohibit FirstEnergy from taking and disclosing to its shareholders a position contemplated by Rule 14e-2 under the Exchange Act or from making any disclosure to its shareholders if, in the good faith judgment of the Board of Directors of FirstEnergy, after consultation with outside counsel, that disclosure is required pursuant to its obligations under applicable law.

    Section 6.06 FINANCINGS. Except in connection with a transaction permitted or not prohibited by Section 6.01, Section 6.02, Section 6.07 or Section 6.15, FirstEnergy shall not, nor shall FirstEnergy permit any of its Subsidiaries to, incur (which shall not be deemed to include entering into credit agreements, lines of credit or similar arrangements until borrowings are made under such arrangements) any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or Non-Convertible Preferred Securities or warrants or rights to acquire any debt securities or Non-Convertible Preferred Securities of such party or any of its Subsidiaries or guarantee any debt securities of others other than

    (a) for short-term indebtedness in the ordinary course of business, consistent with prior practice,

    (b) the incurrence of long-term indebtedness and/or issuances of debt securities or guarantees by FirstEnergy or any of its Subsidiaries, and/or issuances of Non-Convertible Preferred Securities of Subsidiaries of FirstEnergy, not aggregating in excess of $50 million (not including incurrences or issuances pursuant to clause (a) and (c) of this Section 6.06), or

    (c) indebtedness of FirstEnergy or any of its Subsidiaries, and/or Non-Convertible Preferred Securities of Subsidiaries of FirstEnergy, incurred or issued to refund or refinance outstanding indebtedness or Non-Convertible Preferred Securities of such party or such Subsidiary so long as the amount of such indebtedness or Non-Convertible Preferred Securities so incurred or issued does not materially exceed the amount of the indebtedness or Non-Convertible Preferred Securities so refunded or refinanced and any accrued interest or dividends and premium, if any, thereon.

    Section 6.07 NO ACTIONS. FirstEnergy shall not, nor shall FirstEnergy permit any of its Subsidiaries to

    (a) take any action that would or is reasonably likely to result in any of the conditions to the Merger set forth in Article VIII not being satisfied;

    (b) take any action (other than entering into a FirstEnergy Permitted Acquisition (as defined below)) that would or is reasonably likely to prevent, materially delay or materially impede the consummation of the Merger; or

    (c) make any FirstEnergy Permitted Acquisition (or enter into any agreement with respect thereto), unless, considering the circumstances at the time FirstEnergy enters into an agreement for the FirstEnergy Permitted Acquisition, including the results of discussions with applicable Governmental Entities, the FirstEnergy Permitted Acquisition would not prevent consummation of the Merger or materially delay consummation of the Merger beyond the End Date, or, if the End Date has been extended in accordance with Section 9.01(d) hereof prior to the time the agreement with respect to the FirstEnergy Permitted Acquisition is entered into, the Extended End Date. "FIRSTENERGY PERMITTED ACQUISITION" means any acquisition by FirstEnergy or any of its Subsidiaries permitted by Sections
6.01 and 6.15 hereof.

    Section 6.08 COOPERATION, NOTIFICATION. To the extent permitted by law, FirstEnergy shall, and shall cause its Subsidiaries to, (i) confer on a regular and reasonably frequent basis with one or more representatives of GPU to discuss material operational matters and the general status of its ongoing operations;
(ii) promptly notify GPU of any significant changes, of which its executive officers have knowledge, in its business, properties, assets, financial condition or reported or future results of operations; (iii) advise GPU of any change or event which has had, or is reasonably likely to result in, a FirstEnergy Material Adverse Effect; and (iv) promptly provide GPU (or GPU's counsel) with copies of all filings made by FirstEnergy or any of its Subsidiaries with any state or Federal court, administrative agency, commission or other Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

    Section 6.09 RIGHTS AGREEMENT. FirstEnergy shall not redeem the FirstEnergy Rights or amend (other than to delay the "Distribution Date" (as defined in the FirstEnergy Rights Agreement)) or terminate the FirstEnergy Rights Agreement prior to the Effective Time unless required to do so by order of a court of competent jurisdiction.

    Section 6.10 ACCOUNTING. FirstEnergy shall not, nor shall FirstEnergy permit any of its Subsidiaries to, make any changes in its accounting methods, except as required by law, rule, regulation or GAAP.

    Section 6.11 TAX-FREE STATUS. FirstEnergy shall not, nor shall FirstEnergy permit any of its Subsidiaries to, take any actions which would, or would be reasonably likely to, adversely affect the status of the treatment of the Merger as a "reorganization" within the meaning of Section 368(a) of the Code.

    Section 6.12 AFFILIATE TRANSACTIONS. FirstEnergy shall not, nor shall FirstEnergy permit any of its Subsidiaries to, enter into any agreement or arrangement with any of their respective affiliates (other than wholly owned Subsidiaries of FirstEnergy) on terms to FirstEnergy or its Subsidiaries materially less favorable than could reasonably be expected to have been obtained with an unaffiliated third party on an arm's length basis.

    Section 6.13 THIRD-PARTY CONSENTS. (a) FirstEnergy shall, and shall cause its Subsidiaries to, use all commercially reasonable efforts, consistent with United States and foreign laws, to obtain any third-party consents necessary to consummate the Merger.

    (b) FirstEnergy shall promptly notify GPU of any failure or prospective failure to obtain any such consents and, if requested, shall provide copies of all consents obtained to GPU.

    Section 6.14 TAX-EXEMPT STATUS. FirstEnergy shall not, nor shall FirstEnergy permit any Subsidiary to, take any action that would likely jeopardize the qualification of the outstanding revenue bonds issued for the benefit of any of its Subsidiaries which qualify on the date hereof under Code
Section 142(a) as "exempt facility bonds" or as tax-exempt industrial development bonds under Section 103(b)(4) of the Internal Revenue Code of 1954, as amended prior to the Tax Reform Act of 1986.

    Section 6.15 CERTAIN ACQUISITIONS. Without the consent of GPU, which shall not be unreasonably withheld, FirstEnergy shall not, and shall not allow any Subsidiary to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof (a "target") or otherwise acquire or agree to acquire any assets if not permitted under
Section 6.01 or Section 6.07 or if (i) the aggregate consideration (in any form) payable by FirstEnergy or such Subsidiary shall equal or exceed $1 billion or
(ii) the target is, or the acquisition of such assets would result in their acquirer becoming, an "electric utility company" as defined in the 1935 Act.

                                  ARTICLE VII
                             ADDITIONAL AGREEMENTS

    Section 7.01 PREPARATION OF REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT. (a) FirstEnergy and GPU shall promptly prepare and file with the SEC the Joint Proxy Statement and FirstEnergy shall prepare and file with the SEC the Registration Statement, in which the Joint Proxy Statement will be included as a prospectus.

    (b) Each of FirstEnergy and GPU shall use its best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing.

    (c) FirstEnergy and GPU shall also take any action required to be taken under any applicable Blue-Sky Law in connection with the issuance of FirstEnergy Common Stock pursuant to the Merger and FirstEnergy and GPU shall furnish all information concerning themselves and the holders of their common stock as may be reasonably requested in connection with any such action.

    Section 7.02 LETTERS OF GPU'S ACCOUNTANTS. GPU shall use commercially reasonable efforts to cause to be delivered to FirstEnergy a "comfort" letter of PricewaterhouseCoopers LLP, GPU's independent auditors, addressed to FirstEnergy, dated as of the date the Registration Statement shall become effective, and confirmed in writing as of the Effective Time, in form and substance reasonably satisfactory to FirstEnergy and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

    Section 7.03 LETTERS OF FIRSTENERGY'S ACCOUNTANTS. FirstEnergy shall use commercially reasonable efforts to cause to be delivered to GPU a "comfort" letter of Arthur Andersen LLP, FirstEnergy's independent auditors, addressed to GPU, dated as of the date the Registration Statement shall become effective, and confirmed in writing as of the Effective Time, in form and substance reasonably satisfactory to GPU and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

    Section 7.04 ACCESS TO INFORMATION. (a) To the extent permitted by law, upon reasonable notice, GPU and FirstEnergy shall each (and shall cause each of their respective Subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of the other, reasonable access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records (including, but not limited to, Tax returns but excluding any documents with respect to which an attorney-client privilege is available) and, during such period, each of GPU and FirstEnergy shall (and shall cause each of their respective Subsidiaries to) furnish promptly to the other

        (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of Federal securities laws, or filed with or sent to the SEC, the FERC, the NRC, the DOE, the Department of Justice, the FTC, the Public Utilities Commission of Ohio, the Pennsylvania Public Utility Commission or the New Jersey Board of Public Utilities or any other Federal, state or foreign regulatory agency or commission, and

        (ii) all other information concerning its business, properties and personnel as such other party may reasonably request.

    (b) Any information delivered by GPU to FirstEnergy, or by FirstEnergy to GPU, shall be subject to the Confidentiality Agreement, dated May 19, 2000, between GPU and FirstEnergy (the "CONFIDENTIALITY AGREEMENT").

    Section 7.05 SHAREHOLDER APPROVALS. (a) FirstEnergy and GPU shall each call a meeting of their respective shareholders to be held as promptly as practicable for the purpose of voting upon the adoption of this Agreement.

    (b) FirstEnergy and GPU will, through their respective Boards of Directors, recommend to their respective shareholders that they vote in favor of the adoption of this Agreement (including, in the case of FirstEnergy, the amendment of the Amended Articles of Incorporation of FirstEnergy to increase the number of authorized shares of FirstEnergy Common Stock as necessary to issue the shares of FirstEnergy Common Stock as contemplated by Article II); PROVIDED, HOWEVER, that neither Board of Directors shall be obligated to recommend the adoption of this Agreement and the Merger to its respective shareholders if such Board of Directors determines in good faith, after consultation with outside counsel and financial advisors, that a change or modification to such recommendation is required pursuant to its fiduciary duties under applicable law or its other legal obligations as Directors.

    (c) GPU and FirstEnergy will coordinate and cooperate with respect to the timing of such shareholder approvals and shall use their best efforts to hold such meetings on the same day and to secure such approvals as soon as practicable after the date on which the Registration Statement becomes effective.

    Section 7.06 SATISFACTION OF CONDITIONS TO THE MERGER. (a) Each of FirstEnergy and GPU will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on itself with respect to this Agreement.

    (b) Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use its best efforts promptly to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement (subject to the appropriate vote of shareholders of FirstEnergy and GPU, respectively, described in Section 7.05), as promptly as possible after the date of this Agreement, including fully cooperating with the other party and providing all necessary information and making all necessary filings in connection with, among other things, the approvals and clearance under the HSR Act, the Securities Act and the Exchange Act, the FERC Approvals, the NRC Approvals, the FCC Approval, the SEC '35 Act Order, the Blue-Sky Filings, the Local Approvals, the State Takeover Approvals and the Foreign Approvals.

    (c) In connection therewith, the parties agree that, as between them, FirstEnergy shall be primarily responsible for the preparation and processing of the filings necessary to obtain the approvals required for the consummation of the transactions contemplated hereby under the Securities Act and the Exchange Act, the FERC Approvals, the NRC Approvals, the FCC Approval, the SEC '35 Act Order and the Local Approvals required from the State of Ohio and the Commonwealth of Pennsylvania as well as the Blue-Sky Filings; PROVIDED THAT FirstEnergy shall furnish GPU with copies of, and an opportunity to comment on, all such filings a reasonable time prior to filing; and GPU shall be primarily responsible for the preparation and processing of the filings necessary to obtain the Local Approvals required from the State of New Jersey and the Foreign Approvals; PROVIDED THAT, with respect to any Local Approvals and Foreign Approvals, GPU shall not (i) make any filing or (ii) agree to any settlement without the prior consent of FirstEnergy, which consent shall not be unreasonably withheld.

    (d) Each of FirstEnergy and GPU will, and will cause its Subsidiaries to, take all actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity required to be obtained or made by FirstEnergy, GPU or any of their Subsidiaries in connection with the Merger or the taking of any action contemplated thereby or by this Agreement.

    (e) Notwithstanding anything to the contrary set forth in this Agreement, neither FirstEnergy nor GPU shall be required to accept or agree to any material conditions, terms or restrictions on the conduct of its business or any dispositions of assets or businesses in order to obtain any consent, waiver, license, permit, approval, authorization, ruling or order in connection with the Merger if the implementation or effectiveness of any such condition, terms or restriction, or disposition, is not conditioned on consummation of the Merger.

    (f) Notwithstanding the foregoing, neither FirstEnergy nor GPU shall be required by this Agreement to take any action or make any commitment that would reasonably be expected to have a Material Adverse Effect (as defined in Section 3.01(a) but without reference to GPU or FirstEnergy) on the
(x) business, operations, properties, assets, financial condition or results of operations of the Surviving Corporation and its Subsidiaries taken as a whole after consummation of the Merger or (y) the parties' ability to consummate the Merger (a "SURVIVING CORPORATION MATERIAL ADVERSE EFFECT").

    Section 7.07 RULE 145 AFFILIATES. (a) Prior to the date of the meeting of the shareholders of GPU, GPU shall deliver to FirstEnergy a letter substantially in the form attached hereto as EXHIBIT A, identifying all persons who may be, at the time this Agreement is submitted for approval to such shareholders, "affiliates" of GPU ("GPU AFFILIATES") for purposes of Rule 145 under the Securities Act.

    (b) GPU shall use commercially reasonable efforts to cause to be delivered to FirstEnergy on or prior to the date of the applicable meeting of shareholders referred to in Section 7.05 a written agreement from each of the GPU Affiliates substantially in the form attached hereto as EXHIBIT B.

    Section 7.08 STOCK EXCHANGE LISTING. FirstEnergy shall use its best efforts to cause the shares of FirstEnergy Common Stock to be issued in the Merger and, if necessary under the Benefit Plans referred to in Section 7.09, after the Merger, to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing.

    Section 7.09 EMPLOYEE BENEFIT PLANS. (a) FirstEnergy and GPU agree that the FirstEnergy Controlled Group Plans and the GPU Controlled Group Plans in effect at the date of this Agreement shall, to the extent practicable, remain in effect until otherwise determined after the Effective Time.

    (b) In the case of GPU Controlled Group Plans which are continued and under which the employees' interests are based upon or valued in relation to GPU Common Stock, FirstEnergy and GPU agree that such interests shall be based on FirstEnergy Common Stock in an equitable manner (and in the case of any such interests existing at the Effective Time, on the basis of the Exchange Ratio as adjusted in accordance with Section 2.01(m)); PROVIDED, HOWEVER, that nothing contained herein shall be construed as requiring FirstEnergy to continue any specific plans.

    (c) GPU will not make any changes in severance benefits for officers of GPU or its Subsidiaries from those disclosed in SECTION 3.12(I) or SECTION 5.13 of the GPU Disclosure Schedule.

    (d) Certain Non-bargaining Unit GPU Employees. (i) If an applicable GPU Controlled Group Plan is terminated in which non-bargaining unit employees of GPU, GPU Service, Inc. ("GPU SERVICE"), GPU Telcom Services, Inc., GPU Advanced Resources, Inc., GPU International, Inc. (domestic corporate level employees), JCP&L, MetEd or Penelec, participate, FirstEnergy shall, and shall cause each of its Subsidiaries, as applicable, to:

           (A) permit such employees to participate in any similar FirstEnergy Controlled Group Plan established by FirstEnergy in a manner substantially similar to similarly situated employees of FirstEnergy and its Subsidiaries, recognizing that the availability, providers or benefit levels of such FirstEnergy Controlled Group Plan may reflect differing circumstances;

           (B) grant all such employees credit for all service with GPU prior to the Effective Time with respect to the applicable FirstEnergy Controlled Group Plan;

           (C) waive any pre-existing condition exclusions and actively-at-work requirements with respect to the applicable FirstEnergy Controlled Group Plan; and

           (D) provide that any expenses incurred on or before the Effective Time by any such employee or any such employee's covered dependent shall be taken into account for purposes of satisfying applicable deductible, coinsurance and maximum out-of-pocket provisions with respect to the applicable FirstEnergy Controlled Group Plan.

        (ii) FirstEnergy shall, and shall cause each of its subsidiaries to:

           (A) allow, after the Effective Time such employees to use the remaining amount of accrued but unused vacation and sick leave such employees were entitled immediately prior to the Effective Time;

           (B) allow such employees to participate, as soon as practical, in all job placement, job posting, job training, career development and educational programs of FirstEnergy and its Subsidiaries; and

           (C) consider such employees for positions at FirstEnergy and its Subsidiaries resulting from the Merger using criteria including previous work history, job experience and qualifications.

    (e) Other. Without limiting the generality of the foregoing, FirstEnergy agrees to the matters set forth in SECTION 7.09(E) of the FirstEnergy Disclosure Schedule.

    Section 7.10 EXPENSES. Except as set forth in Section 9.05, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense, and, in connection therewith, each of FirstEnergy and GPU shall pay, with its own funds and not with funds provided by the other party, any and all real property transfers or gains, sales, use, transfer, stock transfer or stamp Taxes, any transfer, recording, registration or other fees, or any similar conveyance Taxes imposed on such party resulting from the Merger, except that

    (a) expenses incurred in connection with printing and mailing the Joint Proxy Statement and the Registration Statement shall be shared equally by FirstEnergy and GPU,

    (b) all out-of-pocket costs of the parties (including attorneys' fees) incurred to obtain the FERC Approvals, the FCC Approvals, the SEC '35 Act Order, the NRC Approvals (including, without limitation, all such costs incurred for all filings and proceedings relating thereto), the Local Approvals and the Foreign Approvals shall be shared equally by FirstEnergy and GPU, and

    (c) all other out-of-pocket expenses of a joint nature incurred in connection with the transactions contemplated by this Agreement shall be shared equally by FirstEnergy and GPU.

    Section 7.11 BROKERS OR FINDERS. Each of FirstEnergy and GPU represents, as to itself, its Subsidiaries and its affiliates, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, except for the GPU Advisor, whose fees and expenses will be paid by GPU in accordance with GPU's agreement with such firm (copies of which have been delivered by GPU to FirstEnergy prior to the date of this Agreement), and except for the FirstEnergy Advisor, whose fees and expenses will be paid by FirstEnergy in accordance with FirstEnergy's agreement with such firm (copies of which have been delivered by FirstEnergy to GPU prior to the date of this Agreement), and each of FirstEnergy and GPU agree to indemnify and hold the other harmless from and against any and all claims, liabilities or obligations with respect to any other fees, commissions or expenses asserted by any person on the basis of any act or statement alleged to have been made by such party or its affiliate.

    Section 7.12 SURVIVING CORPORATION BOARD OF DIRECTORS AND OFFICERS. (a) FirstEnergy's Board of Directors shall take such actions as may be necessary to cause (x) the number of Directors comprising the full Board of Directors of the Surviving Corporation's at the Effective Time to be 16 and (y) at the Effective Time, 10 members of the Board of Directors of the Surviving Corporation to be persons designated prior to the Effective Time by FirstEnergy's Board of Directors and 6 members of the Board of Directors of the Surviving Corporation to be persons designated prior to the Effective Time by GPU's Board of Directors ("GPU DESIGNEES"). At the Effective Time, the GPU Designees shall be allocated among the classes of the Surviving Corporation's Board of Directors as designated by GPU's Board of Directors prior to the Effective Time so long as the GPU Designees are allocated among those classes in a manner that is as nearly equal as possible.

    (b) If, at any time during the two year period following the Effective Time, there are fewer than 6 GPU Directors, the vacancy or vacancies, as applicable, shall be filled as promptly as practicable by the appointment by the Surviving Corporation's Board of Directors of a person or persons recommended by not less than 80% of the remaining members of the Surviving Corporation's Board of Directors. At all times during such two year period, the chairman of at least one of the standing committees of the Surviving Corporation's Board of Directors shall be a GPU Director. The term "GPU DIRECTOR" means (i) any GPU Designee who becomes a Director of the Surviving Corporation at the Effective Time and
(ii) any person who subsequently becomes a Director of the Surviving Corporation pursuant to this paragraph.

    (c) From the Effective Time until the earlier of the date he reaches the age of 62 or the date he is no longer willing or able to serve in such capacity, Mr. Hafer shall serve as Chairman of the Surviving Corporation and from such date until otherwise determined by the Surviving Corporation's Board of Directors, Mr. Burg shall serve as Chairman of the Surviving Corporation.

    (d) From the Effective Time until otherwise determined by the Surviving Corporation's Board of Directors, Mr. Burg shall serve as Chief Executive Officer and, until the date referred to in (c) above, Vice Chairman of the Surviving Corporation.

    (e) All other officers of the Surviving Corporation will be designated by the Surviving Corporation's Board of Directors.

    Section 7.13 INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE. (a) GPU and, from and after the Effective Time, the Surviving Corporation (each of GPU and the Surviving Corporation, as the case may be, is referred to herein as a "GPU INDEMNIFYING PARTY") shall indemnify, defend, and hold harmless each person who is now, or has been at any time prior to the date of this Agreement or who becomes prior to the Effective Time, an officer, director, or employee of GPU or any of its Subsidiaries (the "GPU INDEMNIFIED PARTIES") against

        (i) all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement with the approval of the GPU Indemnifying Party (which approval shall not be unreasonably withheld) of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or employee of GPU or any of its Subsidiaries, whether pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, or at or after, the Effective Time (the "GPU INDEMNIFIED LIABILITIES"), and

        (ii) all GPU Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby, in each case to the full extent permitted by applicable law (and the applicable GPU Indemnifying Party will pay expenses as incurred in advance of the final disposition of any such action or proceeding to each GPU Indemnified Party to the full extent permitted by applicable law).

    (b) (i) Without limiting the foregoing, in the event any such claim, action, suit, proceeding, or investigation is brought against any GPU Indemnified Party (whether arising before or after the Effective Time),

           (A) the GPU Indemnified Parties may retain counsel satisfactory to them and approved by the GPU Indemnifying Party, which approval shall not be unreasonably withheld,

           (B) the GPU Indemnifying Party shall pay all reasonable fees and expenses of such counsel for the GPU Indemnified Parties promptly as statements therefor are received, and

           (C) the GPU Indemnifying Party will use all reasonable efforts to assist in the vigorous defense of any such matter.

        (ii) However, no GPU Indemnifying Party shall be liable for any settlement of any claim effected without its written consent, which consent shall not be unreasonably withheld.

        (iii) Any GPU Indemnified Party wishing to claim indemnification under this Section 7.13, upon learning of any such claim, action, suit, proceeding, or investigation, shall notify the applicable GPU Indemnifying Party (but the failure so to notify a GPU Indemnifying Party shall not relieve it from any liability which it may have under this Section 7.13 except to the extent such failure prejudices such party).

        (iv) The GPU Indemnified Parties as a group may retain only one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more GPU Indemnified Parties.

    (c) For a period of six years after the Effective Time, the Surviving Corporation shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by GPU (provided that the Surviving Corporation may substitute therefor policies of at least the same coverage and amounts and otherwise containing terms and conditions which, in the aggregate, are no less advantageous than the current policies maintained by GPU with respect to its directors and officers) with respect to claims arising from facts or events which occurred before the Effective Time; PROVIDED, HOWEVER, that in no event shall the Surviving Corporation be required to expend, in order to maintain or procure insurance coverage pursuant to this Section 7.13(c), any amount per annum in excess of 200% of the aggregate premiums paid by GPU in 2000 on an annualized basis for such purpose. For a period of six years after the Effective Time, the Regulations of the Surviving Corporation (or similar constitutional documents of any successor entity) shall contain provisions not less favorable than are set forth in Sections 31-33 of FirstEnergy's Regulations as in effect as of the date of this Agreement.

    (d) FirstEnergy and, from and after the Effective Time, the Surviving Corporation. (each of FirstEnergy and the Surviving Corporation, as the case may be, is referred to herein as an "FIRSTENERGY INDEMNIFYING PARTY") shall indemnify, defend, and hold harmless each person who is now, or has been at any time prior to the date of this Agreement or who becomes prior to the Effective Time, an officer, director, or employee of FirstEnergy or any of its Subsidiaries (the "FIRSTENERGY INDEMNIFIED PARTIES") against

        (i) all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement with the approval of the FirstEnergy Indemnifying Party (which approval shall not be unreasonably withheld) of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or employee of FirstEnergy or any of its Subsidiaries, whether pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, or at or after, the Effective Time (the "FIRSTENERGY INDEMNIFIED LIABILITIES"), and

        (ii) all FirstEnergy Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby, in each case to the full extent permitted by applicable law (and the applicable FirstEnergy Indemnifying Party will pay expenses as incurred in advance of the final disposition of any such action or proceeding to each FirstEnergy Indemnified Party to the full extent permitted by applicable law).

    (e) (i) Without limiting the foregoing, in the event any such claim, action, suit, proceeding, or investigation is brought against any FirstEnergy Indemnified Party (whether arising before or after the Effective Time),

           (A) the FirstEnergy Indemnified Parties may retain counsel satisfactory to them and approved by the FirstEnergy Indemnifying Party, which approval shall not be unreasonably withheld,

           (B) the FirstEnergy Indemnifying Party shall pay all reasonable fees and expenses of such counsel for the FirstEnergy Indemnified Parties promptly as statements therefor are received, and

           (C) the FirstEnergy Indemnifying Party will use all reasonable efforts to assist in the vigorous defense of any such matter.

        (ii) However, no FirstEnergy Indemnifying Party shall be liable for any settlement of any claim effected without its written consent, which consent shall not be unreasonably withheld.

        (iii) Any FirstEnergy Indemnified Party wishing to claim indemnification under this Section 7.13, upon learning of any such claim, action, suit, proceeding, or investigation, shall notify the applicable FirstEnergy Indemnifying Party (but the failure so to notify a FirstEnergy Indemnifying Party shall not relieve it from any liability which it may have under this
    Section 7.13 except to the extent such failure prejudices such party).

        (iv) The FirstEnergy Indemnified Parties as a group may retain only one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more FirstEnergy Indemnified Parties.

    (f) For a period of six years after the Effective Time, the Surviving Corporation shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by

FirstEnergy (provided that the Surviving Corporation may substitute therefor policies of at least the same coverage and amounts and otherwise containing terms and conditions which, in the aggregate, are no less advantageous than the current policies maintained by FirstEnergy with respect to its directors and officers) with respect to claims arising from facts or events which occurred before the Effective Time; PROVIDED, HOWEVER, that in no event shall the Surviving Corporation be required to expend, in order to maintain or procure insurance coverage pursuant to this Section 7.13(f), any amount per annum in excess of 200% of the aggregate premiums paid by FirstEnergy in 2000 on an annualized basis for such purpose.

    (g) The provisions of this Section 7.13 are intended to be for the sole benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

    Section 7.14 FURTHER ASSURANCES. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation or its Subsidiaries with full title to all properties, assets, rights, approvals, immunities and franchises of FirstEnergy and GPU, the proper officers and directors of FirstEnergy and GPU shall take all such necessary action.

    Section 7.15 TAX TREATMENT. FirstEnergy and GPU each agree to treat the Merger as a "reorganization" within the meaning of Section 368(a) of the Code, and each party hereto shall use all reasonable efforts to achieve such result. Following the Effective Time, FirstEnergy shall not, nor shall FirstEnergy permit any of its Subsidiaries to, take any actions which would, or would be reasonably likely to, adversely affect the status of the treatment of the Merger as a "reorganization" within the meaning of Section 368(a) of the Code.

    Section 7.16 ACCOUNTING TREATMENT. FirstEnergy and GPU each agree to, and to cause the Surviving Corporation to, account for the Merger on a purchase accounting basis in accordance with GAAP and applicable SEC regulations.

    Section 7.17  DISCLOSURE SCHEDULES.  (a) On the date hereof,

        (i) GPU has delivered to FirstEnergy a GPU Disclosure Schedule, accompanied by a certificate signed by the chief financial officer of GPU stating the GPU Disclosure Schedule is being delivered pursuant to this
    SECTION 7.17(A), and

        (ii) FirstEnergy has delivered to GPU a FirstEnergy Disclosure Schedule, accompanied by a certificate signed by the chief financial officer of FirstEnergy stating the FirstEnergy Disclosure Schedule is being delivered pursuant to this SECTION 7.17(A).

    (b) The GPU Disclosure Schedule and the FirstEnergy Disclosure Schedule are collectively referred to herein as the "DISCLOSURE SCHEDULES."

    (c) (i) The Disclosure Schedules constitute an integral part of this Agreement and modify the respective representations, warranties, covenants or agreements of the parties hereto contained herein.

        (ii) Anything to the contrary contained herein or in the Disclosure Schedules notwithstanding, any and all statements, representations, warranties or disclosures set forth in the Disclosure Schedules shall be deemed to have been made on and as of the date hereof.

    Disclosure of any matters in one part of the GPU Disclosure Schedule or the FirstEnergy Disclosure Schedule, in any Section thereof or in this Agreement shall be deemed to be a disclosure of such matters in response to any other provision of this Agreement (including any other part of the GPU Disclosure Schedule or FirstEnergy Disclosure Schedule, as the case may be) to which such matter may be applicable.

    Section 7.18 PUBLIC ANNOUNCEMENTS. Subject to each party's disclosure obligations imposed by law and applicable stock exchange rules, FirstEnergy and GPU will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement or any of the transactions contemplated hereby and shall not issue any public announcement or statement with respect thereto without the consent of the other party, which consent shall not be unreasonably withheld.

    Section 7.19 EMPLOYEE AGREEMENTS. FirstEnergy and GPU shall cause the Surviving Corporation and its Subsidiaries, following the Effective Time, to honor, without modification, all contracts, agreements, collective bargaining agreements and commitments of the parties prior to or at the date hereof or made herein or permitted to be entered into prior to the Effective Time pursuant to this Agreement which apply to any current or former employee or current or former director of the parties hereto; PROVIDED, HOWEVER, that this undertaking is not intended to prevent the Surviving Corporation or its Subsidiaries from enforcing such contracts, agreements, collective bargaining agreements and commitments in accordance with their terms, including, without limitation, any reserved right to amend, modify, suspend, revoke or terminate any such contract, agreement, collective bargaining agreement or commitment.

    Section 7.20 TRANSITION MANAGEMENT. (a) As promptly as practicable after the date hereof, GPU and FirstEnergy shall create a special transition management task force (the "TASK FORCE") headed by Mr. Burg (or an individual designated by him or by the Board of Directors of FirstEnergy). Members of the Task Force shall consist of representatives of FirstEnergy and GPU as designated by Mr. Burg in consultation with Mr. Hafer.

    (b) The functions of the Task Force shall include

        (i) to serve as a conduit for the flow of information and documents between the companies and their subsidiaries as contemplated by Sections
    5.10 and 6.08,

        (ii) development of regulatory plans and proposals, corporate organizational and management plans, workforce combination proposals, and such other matters as they deem appropriate, and

        (iii) to evaluate and recommend the manner in which best to organize and manage the business of the Surviving Corporation after the Effective Time; provided that the Task Force shall not be responsible for controlling the operations of the businesses of FirstEnergy, GPU or any of their respective Subsidiaries.

    (c) Mr. Burg or his designee, shall be responsible for directing all activities of the Task Force contemplated by this Section 7.20.

    (d) Effective from the date hereof to the earlier of the Effective Time or the termination of this Agreement pursuant to Section 9.01 hereof, the Chairman of the Board of Directors of FirstEnergy may request of the Chairman of the Board of Directors of GPU to attend any meeting of the Board of Directors of GPU and the Chairman of the Board of Directors of GPU may request of the Chairman of the Board of Directors of FirstEnergy to attend any meeting of the Board of Directors of FirstEnergy. Each company whose Chairman receives any such request shall consider the request and, if the company to whose Chairman the request was made determines in its sole discretion to do so, that company may accommodate the request of the other party's Chairman.

    Section 7.21 CHARITABLE COMMITMENTS; OFFICES; NAME. The Surviving Corporation will maintain GPU's charitable commitments substantially at current levels in the communities which JCP&L, MetEd and Penelec currently serve for a minimum of three years after the Effective Time. The parties intend that after this three year period, the Surviving Corporation will make charitable commitments in such communities in a manner substantially similar to what FirstEnergy's Subsidiaries do in the communities they currently serve. After the Effective Time, subject to the authority of the Surviving Corporation's Board of Directors to manage the affairs of the Surviving Corporation, GPU's offices and presence will be maintained in their current general locations in Morristown, New Jersey and Reading, Pennsylvania, and the headquarters of the Surviving Corporation will be located in Akron, Ohio. The Surviving Corporation will maintain the use of the "GPU Energy" name until otherwise determined by the Surviving Corporation; PROVIDED THAT such name will also reflect the affiliation with FirstEnergy.

                                  ARTICLE VIII
                              CONDITIONS PRECEDENT

    Section 8.01  CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE
MERGER. The respective obligation of each party to effect the Merger shall be subject to the satisfaction prior to the Closing Date of each of the following conditions:

    (a) SHAREHOLDER APPROVALS. This Agreement shall have been adopted by the shareholders of GPU in accordance with the Pennsylvania BCL and by the shareholders of FirstEnergy in accordance with the Ohio GCL.

    (b) LISTING. The shares of FirstEnergy Common Stock issuable to holders of GPU Common Stock pursuant to this Agreement and such other shares required to be reserved for issuance in connection with the Merger shall have been authorized for listing on the NYSE upon official notice of issuance.

    (c)  REGULATORY APPROVALS.  (i) Other than the filings provided for by
Section 1.03, all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of all applicable waiting periods (including but not limited to the waiting period under the HSR Act), including extensions thereof, imposed by, any Governmental Entity or required under any applicable law, statute, regulations or rule (including but not limited to the FERC Approvals, the NRC Approvals, the FCC Approvals, the SEC '35 Act Order, the Local Approvals, the State Takeover Approvals and the Foreign Approvals) shall have been made or obtained and have become Final Orders (as hereinafter defined) and, with respect to any waiting period, including any extension thereof, such waiting period shall have expired or terminated, except to the extent that failures (x) to make or obtain these authorizations, consents, orders, approvals, declarations, and filings, including Final Orders, and (y) of any applicable waiting period, or extension thereof, to expire or be terminated would not, in the aggregate, be reasonably expected to result in a Surviving Corporation Material Adverse Effect, and the foregoing authorizations, consents, orders, approvals, declarations and filings, including Final Orders, shall not impose terms or conditions on FirstEnergy, GPU or any of its Subsidiaries that would be reasonably expected to result in a Surviving Corporation Material Adverse Effect. For purposes of this Section 8.01(c), any requirement in a Final Order that generation assets of any of FirstEnergy's Subsidiaries which are, in the sole judgement of FirstEnergy, made on a reasonable basis, material to the business or operations of FirstEnergy or any of its Subsidiaries, be divested shall be deemed to be a Surviving Corporation Material Adverse Effect. A "FINAL ORDER" means action by the relevant regulatory authority which has not been reversed, stayed, enjoined, set aside, annulled or suspended, with respect to which any waiting period prescribed by law before the transactions contemplated hereby may be consummated has expired, and as to which all conditions to the consummation of such transactions prescribed by law, regulation or order have been satisfied.

        (ii) FirstEnergy shall have received all permits and other authorizations necessary under the Blue-Sky Laws to issue the FirstEnergy Common Stock in exchange for the GPU Common Stock and to consummate the Merger, except to the extent that the failure, in the aggregate, to receive such permits or other authorizations would not be reasonably expected to result in a Surviving Corporation Material Adverse Effect.

    (d) REGISTRATION STATEMENT EFFECTIVE. The Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order, or proceedings seeking a stop order, under Section 8 of the Securities Act.

    (e) INJUNCTIONS OR RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition (an "INJUNCTION") preventing the consummation of the Merger shall be in effect.

    (f) AGREEMENTS FROM RULE 145 AFFILIATES. The Surviving Corporation shall have received from each person named in the letters from GPU and FirstEnergy referred to in Section 7.07, an executed copy of an agreement substantially in the form of EXHIBIT B hereto.

    Section 8.02 CONDITIONS TO OBLIGATIONS OF FIRSTENERGY. The obligation of FirstEnergy to effect the Merger is subject to the satisfaction of each of the following conditions unless waived by FirstEnergy:

    (a) REPRESENTATIONS AND WARRANTIES. Except as otherwise contemplated by this Agreement, the representations and warranties of GPU set forth in this Agreement shall be true and correct as of the date of this Agreement (except to the extent such representations and warranties speak as of an earlier date) and as of the Closing Date as though made on and as of the Closing Date except to the extent that all failures of GPU's representations and warranties to be true and correct, taken together, would not, as of the Closing Date, reasonably be expected to have a GPU Material Adverse Effect (it being understood that, for purposes of this paragraph (a), all "GPU Material Adverse Effect" and other materiality qualifications in GPU's representations and warranties shall be disregarded), and FirstEnergy shall have received a certificate signed on behalf of GPU by its chief executive officer and chief financial officer to such effect.

    (b) PERFORMANCE OF OBLIGATIONS OF GPU. GPU shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and FirstEnergy shall have received a certificate signed on behalf of GPU by its chief executive officer to such effect.

    (c) TAX OPINION. FirstEnergy shall have received an opinion, dated the Closing Date, from Winthrop, Stimson, Putnam & Roberts, counsel to FirstEnergy (or, if Winthrop, Stimson, Putnam & Roberts refuses to issue this opinion, from other counsel reasonably satisfactory to FirstEnergy), to the effect that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, Winthrop, Stimson, Putnam & Roberts (or such other counsel) shall be entitled to receive and rely upon customary representations contained in certificates of FirstEnergy and GPU, and such other persons as such counsel reasonably deems necessary or appropriate, in each case in form and substance reasonably acceptable to such counsel.

    (d) RIGHTS AGREEMENT. Under the GPU Rights Agreement, no "Stock Acquisition Date," as defined therein, shall have occurred with respect to the GPU Rights Agreement that would increase the number of shares of FirstEnergy Common Stock to be issued under the Merger.

    (e) REGULATORY MATERIAL ADVERSE EFFECT. Since the date of this Agreement, no law, regulation, ruling, order or decree (or new interpretation of any of the foregoing) affecting GPU or any of its Subsidiaries shall have been adopted, amended or issued that, individually or in the aggregate, would have a Surviving Corporation Material Adverse Effect.

    (f) MATERIAL ADVERSE EFFECT. Since June 30, 2000, there shall not have been any event which constitutes a GPU Material Adverse Effect.

    Section 8.03 CONDITIONS TO OBLIGATIONS OF GPU. The obligation of GPU to effect the Merger is subject to the satisfaction of each of the following conditions unless waived by GPU:

    (a) REPRESENTATIONS AND WARRANTIES. Except as otherwise contemplated by this Agreement, the representations and warranties of FirstEnergy set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement (except to the extent such representations and warranties speak as of an earlier date) and as of the Closing Date as though made on and as of the

Closing Date, except to the extent that all failures of FirstEnergy's representations and warranties to be true and correct taken together, would not, as of the Closing Date, reasonably be expected to have a FirstEnergy Material Adverse Effect (it being understood that, for purposes of this paragraph (a), all "FirstEnergy Material Adverse Effect" and other materiality qualifications in FirstEnergy's representations and warranties shall be disregarded) and GPU shall have received a certificate signed on behalf of FirstEnergy by its chief executive officer and chief financial officer to such effect.

    (b) PERFORMANCE OF OBLIGATIONS OF FIRSTENERGY. FirstEnergy shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and GPU shall have received a certificate signed on behalf of FirstEnergy by its chief executive officer to such effect.

    (c) TAX OPINION. GPU shall have received an opinion, dated the Closing Date, from Fried, Frank, Harris, Shriver & Jacobson, counsel to GPU (or, if Fried, Frank, Harris, Shriver & Jacobson refuses to issue this opinion, from other counsel reasonably satisfactory to GPU), to the effect that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, Fried, Frank, Harris, Shriver & Jacobson (or such other counsel) shall be entitled to receive and rely upon customary representations contained in certificates of FirstEnergy and GPU, and such other persons as such counsel reasonably deems necessary or appropriate, in each case in form and substance reasonably acceptable to such counsel.

    (d) RIGHTS AGREEMENT. Under the FirstEnergy Rights Agreement, no "flip-in" or "flip-over" or similar event commonly described in rights plans, or a "Triggering Event" as defined therein, shall have occurred with respect to the FirstEnergy Rights Agreement.

    (e) REGULATORY MATERIAL ADVERSE EFFECT. Since the date of this Agreement, no law, regulation, ruling, order or decree (or new interpretation of any of the foregoing) affecting FirstEnergy or any of its Subsidiaries shall have been adopted, amended or issued that would have a Surviving Corporation Material Adverse Effect.

    (f) MATERIAL ADVERSE EFFECT. Since March 31, 2000, there shall not have been any event which constitutes a FirstEnergy Material Adverse Effect.

                                   ARTICLE IX
                           TERMINATION AND AMENDMENT

    Section 9.01 TERMINATION. At any time prior to the Effective Time, whether before or after the adoption of this Agreement by the holders of FirstEnergy Common Stock or by the holders of GPU Common Stock, this Agreement may be terminated:

    (a) by mutual written consent of FirstEnergy and GPU;

    (b) by either FirstEnergy or GPU

        (i) if there has been a material breach of any representation, warranty, covenant or agreement on the part of the other party set forth in this Agreement which breach has not been cured within twenty (20) business days following receipt by the breaching party of notice of such breach or adequate assurance of such cure shall not have been given by or on behalf of the breaching party within such twenty (20) business day period and as a result of such breach a condition set forth in Sections 8.02(a) or
    (b) (with respect to a breach by GPU) or Sections 8.03(a) or (b) (with respect to a breach by FirstEnergy) shall not be satisfied prior to or as of the End Date (as defined in (d) below), or

        (ii) if any permanent Injunction or other order of a court or other competent authority preventing the consummation of the Merger shall have become final and nonappealable, or any state or Federal law, rule or regulation is adopted or issued, which has the effect of prohibiting the Merger;

    (c) by GPU, upon two days' prior notice to FirstEnergy, if, as a result of a GPU Takeover Proposal, the Board of Directors of GPU determines in good faith after consultation with outside counsel that the termination of this Agreement and the acceptance of such GPU Takeover Proposal is required pursuant to its fiduciary duties under applicable law; PROVIDED, HOWEVER, THAT during the two-day period prior to any such termination, if requested by FirstEnergy, GPU shall, and shall cause its respective financial and legal advisors to, negotiate in good faith with FirstEnergy regarding any adjustments in the terms and conditions of this Agreement proposed by FirstEnergy that would enable GPU to proceed with the transactions contemplated herein;

    (d) by either FirstEnergy or GPU if the Merger shall not have been consummated before September 30, 2001 (the "END DATE"); PROVIDED, HOWEVER, that if on the End Date the conditions to the Closing set forth in Section 8.01(c) shall not have been fulfilled but all other conditions to the Closing shall be fulfilled or shall be capable of being fulfilled, then either party shall have the right to extend the End Date to December 31, 2001 and GPU shall have the further right to extend the End Date to any date up to March 31, 2002 (the End Date, if and as extended, the "EXTENDED END DATE"); PROVIDED, HOWEVER, that the right to terminate the Agreement under this Section 9.01(d) shall not be available to any party whose action, or failure to fulfill any obligation under this Agreement, has been the cause of, or resulted in, the failure of the Effective Time to occur on or before September 30, 2001; PROVIDED, FURTHER that in the event that (x) after the date hereof FirstEnergy or any of its Subsidiaries enters into any acquisition transaction (or any agreement with respect thereto), (y) the Effective Time does not occur on or prior to December 31, 2001 and (z) the acquisition transaction (or agreement) referred to in clause (x) is a material factor in delaying the Effective Time beyond December 31, 2001, then (i) each of the references in Section 8.02(a) to "the Closing Date" shall be deemed to be a reference to "December 31, 2001",
(ii) the phrase "Since the date of this Agreement" in Section 8.02(e) shall be replaced with: "Between the date of this Agreement and December 31, 2001", and
(iii) the phrase "Since June 30, 2000" in Section 8.02(f) shall be replaced with: "Between June 30, 2000 and December 31, 2001", or

    (e) by either FirstEnergy or GPU if the required approval of the holders of FirstEnergy Common Stock or the holders of GPU Common Stock shall not have been obtained by reason of the failure to obtain the required approval upon a vote taken at a duly held meeting of shareholders or at any adjournment thereof.

    Section 9.02 EFFECT OF TERMINATION. In the event of termination of this Agreement by either GPU or FirstEnergy as provided in Section 9.01, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of FirstEnergy or GPU or their respective officers or directors, except

        (i) with respect to Sections 7.04(b), 7.10, 7.11, 7.13 and 9.05, and

        (ii) to the extent that such termination results from the willful breach by a party hereto of any of its representations, warranties, covenants or agreements set forth in this Agreement.

    Section 9.03 AMENDMENT. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after adoption of this Agreement by the holders of FirstEnergy Common Stock or the holders of GPU Common Stock but, after this Agreement is so adopted, no amendment shall be made which by law or applicable rule of the NYSE requires further approval by such shareholders, unless the amendment is made subject to obtaining such further approval.

    Section 9.04 EXTENSION; WAIVER. (a) At any time prior to the Effective Time, the parties hereto, by action duly taken, may, to the extent legally allowed,

        (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,

        (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and

        (iii) waive compliance with any of the agreements or conditions contained herein.

    (b) Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

    Section 9.05 TERMINATION FEE; EXPENSES. (a) TERMINATION FEE UPON BREACH. If this Agreement is terminated at such time that this Agreement is terminable pursuant to Section 9.01(b)(i) (other than solely pursuant to a non-curable breach of a representation or warranty unless such breach was willful) by one of the parties but not the other, then, if requested in writing by the non-breaching party, the breaching party shall promptly (but not later than five business days after receipt of notice from the non-breaching party) pay, in addition to its own expenses, to the non-breaching party in cash an amount equal to $25,000,000, plus cash in an amount equal to all documented out-of-pocket expenses and fees incurred by the non-breaching party (including, without limitation, fees and expenses payable to all legal, accounting, financial, public relations and other professional advisors) arising out of, in connection with or related to the Merger or the transactions contemplated by this Agreement.

    (b)  ADDITIONAL TERMINATION FEE.  (i) If

           (A) this Agreement

               (I) is terminated by GPU pursuant to Section 9.01(c), or

               (II) is terminated by FirstEnergy as a result of GPU's material breach of Section 5.05, and

           (B) at the time of such termination or prior to the meeting of GPU's shareholders there shall have been a GPU Takeover Proposal which at the time of such termination or of the meeting of GPU's shareholders shall not have been

               (I) rejected by GPU and its board of directors, and

               (II) withdrawn by the third-party offeror, and

           (C) within two and one-half years of any such termination described in clause (A) above, GPU or its Significant Subsidiary which is the subject of the GPU Takeover Proposal (the "TARGET PARTY") becomes a subsidiary of such third-party offeror or a subsidiary of an affiliate of such third-party offeror or accepts a written offer to consummate or consummates a Business Combination with such third-party offeror or affiliate thereof, then such third-party offeror, together with its affiliates, on the one hand, will, at the closing (and as a condition to the closing) of such Target Party so becoming a subsidiary or of such Business Combination, pay to FirstEnergy a termination fee equal to $145,000,000 in cash, plus cash in an amount equal to all documented out-of-pocket expenses and fees incurred by such other party (including, without limitation, fees and expenses payable to all legal, accounting, financial, public relations and other professional advisors) arising out of, in connection with or related to the Merger or the transactions contemplated by this Agreement.

        (ii) For purposes of this Agreement, a "BUSINESS COMBINATION" shall mean any merger, sale or other business combination, in each case involving at least 30% of GPU's assets on a consolidated basis.

    (c) RIGHTS; EXPENSES. (i) The existence of the rights to receive payment pursuant to this Section 9.05 shall not constitute an election of remedies or in any way limit or impair a party's right to pursue any other remedy against the other party to which it may be entitled under this Agreement, at law or in equity, or otherwise; PROVIDED, HOWEVER, the successful exercise of the rights under this Section 9.05 shall constitute an election of remedies and shall preclude that party from any other remedy against the other party to which it may otherwise be entitled under this Agreement, at law or in equity or otherwise.

        (ii) The parties agree that the agreements contained in this
    Section 9.05 are an integral part of the transactions contemplated by the Agreement, that the damages that would be suffered by a party upon breach of this Agreement by the other party are inherently insusceptible of calculation, and that the agreements contained in this Section 9.05 therefore constitute liquidated damages and not a penalty.

        (iii) If one party fails to pay promptly to the other any fee due hereunder, the defaulting party shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime or base rate of Citibank, N.A., from the date such fee was required to be paid.

                                   ARTICLE X
                               GENERAL PROVISIONS

    Section 10.01 NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time.

    Section 10.02 FURTHER ASSURANCES. Each party will execute and deliver all such further documents and instruments and take all such further action as may be necessary in order to consummate the transactions contemplated hereby.

    Section 10.03 NOTICES. Any notice or communication required or permitted hereunder, including any request by either party to the other for modification of the covenants relating to the conduct of business contained in Article V or
Article VI, shall be in writing and either delivered personally or telecopied (with confirmation of receipt) or sent by certified or registered mail, postage prepaid, and shall be deemed to be given, dated and received when so delivered personally or telecopied (with confirmation of receipt) or, if mailed, five business days after the date of mailing to the following address or telecopy number, or to such other address or addresses as such person may subsequently designate by notice given hereunder.

    (a)  if to FirstEnergy, to

       FirstEnergy Corp.
       76 South Main Street
       Akron, Ohio 44308
       Telecopy: (330) 761-4104
       Telephone: (330) 384-5800
       Attention: Leila L. Vespoli, Esq.
               Vice President and General Counsel
       with a copy to
       Winthrop, Stimson, Putnam & Roberts
       One Battery Park Plaza
       New York, NY 10004
       Telecopy: (212) 858-1500
       Telephone: (212) 858-1000
       Attention: Michael F. Cusick, Esq.

    (b)  if to GPU, to

       GPU, Inc.
       310 Madison Avenue
       P.O. Box 1957
       Morristown, New Jersey 07962-1957
       Telecopy: (973) 401-8777
       Telephone: (973) 455-8200
       Attention: Ira H. Jolles, Esq.
               Senior Vice President and General Counsel with a copy to
       Fried, Frank, Harris, Shriver & Jacobson
       One New York Plaza
       New York, NY 10004
       Telecopy: (212) 859-4000
       Telephone: (212) 859-8000
       Attention: Paul M. Reinstein, Esq.

    Section 10.04 INTERPRETATION. (a) When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated.

    (b) Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

    (c) The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available or, with respect to GPU SEC Documents or FirstEnergy SEC Documents, available on the SEC's Electronic Data Gathering Analysis and Retrieval System (EDGAR).

    (d) Whenever the phrase "to the knowledge of the executive officers" or any party, or any similar phrase is used in this Agreement, such phrase shall mean to the actual knowledge of those officers of that party that are subject to the provisions of Section 16 of the Exchange Act, after inquiry reasonable under the circumstances.

    Section 10.05 DESCRIPTIVE HEADINGS. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

    Section 10.06 COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

    Section 10.07 ENTIRE AGREEMENT. This Agreement (including the documents and the instruments referred to herein) and the Confidentiality Agreement constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

    Section 10.08  NO THIRD PARTY BENEFICIARIES.  Except as provided in
Section 7.13 (which covenants shall be enforceable by the persons affected thereby following the Effective Time), this Agreement (including the Disclosure Schedules, documents and the instruments referred to herein) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

    Section 10.09 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the internal substantive laws of the Commonwealth of Pennsylvania without regard to any applicable conflicts of law, except that with respect to any provision of this Agreement subject to the Ohio GCL, the provision shall be governed and construed in accordance with the Ohio GCL.

    Section 10.10 SEVERABILITY. (a) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the other provisions of this Agreement, which shall remain in full force and effect.

    (b) In the event any court or other competent authority holds any provision of this Agreement to be null, void or unenforceable, the parties hereto shall negotiate in good faith the execution and delivery of an amendment to this Agreement in order, as nearly as possible, to effectuate, to the extent permitted by law, the intent of the parties hereto with respect to such provision.

    Section 10.11 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

    Section 10.12 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties.

    Section 10.13 AMENDMENTS; WAIVER. This Agreement may be amended by the parties hereto and the terms and conditions hereof may be waived only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance.

    IN WITNESS WHEREOF, FirstEnergy and GPU have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first above written.

GPU, INC.                                           FIRSTENERGY CORP.

By:   /s/ FRED D. HAFER                             By:   /s/ H. PETER BURG
      --------------------------------------              --------------------------------------
      Name: Fred D. Hafer                                 Name: H. Peter Burg
      Title: Chairman, President and                      Title: Chairman and Chief Executive
      Chief Executive Officer                             Officer

                                                                      APPENDIX B

MORGAN STANLEY DEAN WITTER

                                                              1585 Broadway
                                                              New York, New York 10036
                                                              (212) 761-4000

                                          August 8, 2000

Board of Directors
FirstEnergy Corp.
76 South Main Street
Akron, Ohio 44308

Members of the Board:

    We understand that GPU, Inc. ("GPU") and FirstEnergy Corp. ("FirstEnergy") have entered into an Agreement and Plan of Merger dated as of August 8, 2000 (the "Merger Agreement") which provides, among other things, for the merger (the "Merger") of GPU with and into FirstEnergy. Pursuant to the Merger, each outstanding share of common stock, par value $2.50 per share (the "GPU Common Stock"), of GPU, other than shares held in treasury or as to which dissenters' rights have been perfected, will be converted into the right to receive
(i) $36.50 per share net to the seller in cash (the "Cash Consideration"),
(ii) a certain number of shares of common stock, par value $.10 per share (the "FirstEnergy Common Stock"), of FirstEnergy, determined pursuant to a certain formula set forth in the Merger Agreement (the "Stock Consideration"), or
(iii) a combination of Cash Consideration and Stock Consideration determined pursuant to a certain formula set forth in the Merger Agreement, with each of
(i), (ii) or (iii) subject to adjustment in certain circumstances as set forth in the Merger Agreement (collectively, the "Consideration"). Pursuant to the Merger Agreement, the aggregate Consideration shall consist of (i) Cash Consideration received for 50% of the total number of shares of GPU Common Stock issued and outstanding as of the Effective Time (as defined in the Merger Agreement), and (ii) Stock Consideration received for 50% of the total number of shares of GPU Common Stock issued and outstanding as of the Effective Time. The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

    You have asked for our opinion as to whether the Consideration to be paid by FirstEnergy pursuant to the Merger Agreement is fair from a financial point of view to FirstEnergy.

    For purposes of the opinion set forth herein, we have:

     (i) reviewed certain publicly available financial statements and other information of the GPU and FirstEnergy;

     (ii) reviewed certain internal financial statements and other financial and operating data concerning GPU and FirstEnergy prepared by the management of GPU and FirstEnergy, respectively;

    (iii) reviewed certain financial projections prepared by the management of GPU and FirstEnergy;

     (iv) discussed the past and current operations and financial condition and the prospects of GPU and FirstEnergy, including discussions and information relating to certain strategic, financial and operational benefits anticipated from the Merger, with senior executives of GPU and FirstEnergy;

     (v) reviewed the pro forma impact of the Merger on the FirstEnergy's earnings per share, consolidated capitalization and financial ratios;

     (vi) reviewed the reported prices and trading activity for the GPU Common Stock and the FirstEnergy Common Stock;

    (vii) compared the financial performance of GPU and the prices and trading activity of the GPU Common Stock with that of certain other comparable publicly-traded companies and their securities;

   (viii) compared the financial performance of FirstEnergy and the prices and trading activity of the FirstEnergy Common Stock with that of certain other comparable publicly-traded companies and their securities;

     (ix) reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

     (x) discussed with the management of FirstEnergy the strategic rationale for the Merger;

     (xi) participated in discussions and negotiations among representatives of GPU and FirstEnergy and their financial and legal advisors;

    (xii) reviewed the Merger Agreement; and

   (xiii) performed such other analyses and considered such other factors as we have deemed appropriate.

    We have assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by us for the purposes of this opinion. With respect to the financial projections, including information relating to certain strategic, financial and operational benefits anticipated from the Merger, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of GPU and FirstEnergy. In addition, we have assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement, including, among other things, that the Merger will be treated as a tax-free reorganization and/or exchange, each pursuant to the Internal Revenue Code of 1986. We have not made any independent valuation or appraisal of the assets or liabilities of GPU and FirstEnergy, nor have we been furnished with any such appraisals. We note that we are neither legal nor regulatory experts and have relied upon, without independent verification, the assessment of GPU's and FirstEnergy's legal and regulatory advisors with respect to the legal and regulatory matters related to the Merger. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

    We have acted as financial advisor to the Board of Directors of FirstEnergy in connection with this transaction and will receive a fee for our services. In the past, Morgan Stanley & Co. Incorporated and its affiliates have provided financial advisory and financing services for GPU and FirstEnergy and have received fees for the rendering of these services. Additionally, as you have been advised, Morgan Stanley's parent and its affiliates, including its investment management affiliates, owned approximately 9.5% of the Common Stock of GPU on February 4, 2000 (the last filing by such parties of an Amendment to Schedule 13G with respect to their security ownership of GPU Common Stock).

    It is understood that this letter is for the information of the Board of Directors of FirstEnergy and may not be used for any other purpose without our prior written consent, except that this opinion may be included in its entirety, if required, in any filing made by FirstEnergy in respect of this transaction with the Securities and Exchange Commission. In addition, this opinion does not in any manner address the prices at which FirstEnergy Common Stock will trade following consummation of the Merger, and Morgan Stanley expresses no opinion or recommendation as to how shareholders of FirstEnergy should vote at the shareholders' meeting held in connection with the Merger.

    Based upon and subject to the foregoing, we are of the opinion on the date hereof that the Consideration to be paid by FirstEnergy pursuant to the Merger Agreement is fair from a financial point of view to FirstEnergy.

                                          Very truly yours,

                                          MORGAN STANLEY & CO. INCORPORATED

                                                                      APPENDIX C

                           SALOMON SMITH BARNEY INC.

                                          August 8, 2000

Board of Directors
GPU, Inc.
310 Madison Avenue
P.O. Box 1957
Morristown, New Jersey 07962-1957

Members of the Board:

    You have requested our opinion as investment bankers as to the fairness, from a financial point of view, to the holders of common stock, par value $2.50 per share ("Company Common Stock"), of GPU, Inc., a Pennsylvania corporation (the "Company"), of the Consideration (as defined below) to be received by such holders pursuant to the Agreement and Plan of Merger (the "Agreement") between the Company and FirstEnergy Corp., an Ohio corporation ("Buyer"), to be entered into in connection with the proposed merger (the "Merger") of the Company with and into Buyer. Pursuant to the Agreement, each share of Company Common Stock issued and outstanding immediately prior to the effective time of the Merger, except for shares owned by the Company as treasury stock and shares owned by holders who have perfected their rights to dissent under applicable law and have not effectively withdrawn or lost such rights as of the effective time of the Merger, will be converted into the right to receive, at the election of the holder of such share (subject to proration limitations and certain other adjustments as set forth in the Agreement), either (i) $36.50 in cash (the "Cash Consideration") or (ii) that number of shares of common stock, par value $0.10 per share ("Buyer Common Stock"), of Buyer equal to the Exchange Ratio (as described below). As more fully described in the Agreement, (a) the Exchange Ratio shall be equal to the quotient (rounded to the nearest ten thousandth, or if there is no nearest ten thousandth, the next higher ten thousandth) of the Cash Consideration divided by the Buyer Share Price (as defined below); provided, however, that if the Buyer Share Price is less than $24.2438, the Exchange Ratio shall be 1.5055, and if the Buyer Share Price is greater than $29.6313, the Exchange Ratio shall be 1.2318; and (b) the "Buyer Share Price" shall be equal to the average of the closing prices of the shares of Buyer Common Stock on the New York Stock Exchange Composite Transactions Reporting System, as reported in The Wall Street Journal, over the 20 trading days ending on the trading day immediately preceding the sixth business day prior to the effective time of the Merger. The Agreement provides that, subject to certain exceptions, (i) the aggregate number of shares of Company Common Stock to be converted into the right to receive cash shall be 50% of the total number of shares of Company Common Stock issued and outstanding immediately prior to the effective time of the Merger and (ii) the aggregate number of shares of Company Common Stock to be converted into the right to receive Buyer Common Stock shall be 50% of the total number of shares of Company Common Stock issued and outstanding immediately prior to the effective time of the Merger. The proration provisions of the Agreement provide that (a) in the event that the holders of more than 50% of the total number of shares of Company Common Stock issued and outstanding immediately prior to the effective time of the Merger elect to receive cash or elect to receive stock, each share held by such electing holder shall be converted into the right to receive a prorated amount of cash and a prorated number of shares, in each case, as set forth in the Agreement and
(b) in the event that elections for cash and elections for Company Common Stock in each case are made by holders of less than 50% of the total number of shares of Company Common Stock issued and outstanding immediately prior to the effective time of the Merger, each share held by holders who fail to make an election shall be converted into the right to receive a prorated amount of cash and stock. The aggregate consideration to be received by the holders of Company Common Stock in the Merger is referred to herein as the "Consideration."

    In connection with rendering our opinion, we have, among other things, reviewed the execution copy of the Agreement, dated August 8, 2000, in the form provided to us and held discussions with certain senior officers, directors and other representatives and advisors of the Company and certain senior officers and other representatives and advisors of Buyer concerning the business, operations and prospects of the Company and Buyer. We examined certain publicly available business and financial information relating to the Company and Buyer as well as certain financial forecasts and other information and data for the Company and Buyer which were provided to or otherwise discussed with us by the management of the Company and Buyer. We reviewed the financial terms of the Merger as set forth in the Agreement in relation to, among other things, the historical and projected earnings and other operating data of the Company and Buyer; and the capitalization and financial condition of the Company and Buyer. We considered, to the extent publicly available, the financial terms of certain other similar transactions recently effected which we considered relevant in evaluating the Merger and analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations we considered relevant in evaluating those of the Company and Buyer. In addition to the foregoing, we conducted such other analyses and examinations and considered such other information and financial, economic and market criteria as we deemed appropriate in arriving at our opinion.

    In our review and analysis and in arriving at our opinion, we have assumed and relied upon, without assuming any responsibility for verification, the accuracy and completeness of all of the financial and other information provided to, discussed with, or reviewed by or for us, or publicly available. With respect to the Company's and Buyer's financial forecasts, we have been informed by managements of the Company and Buyer, and we have assumed, that such forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments on the part of management of the Company and Buyer, as the case may be. We express no view with respect to such forecasts or the assumptions on which they are based. We have assumed that the Merger will be treated as a reorganization for federal income tax purposes. We have not made or been provided with any independent evaluations or appraisals of any of the assets or liabilities of the Company or Buyer, and we have not conducted a physical inspection of the properties and facilities of the Company or Buyer. Although we discussed a potential transaction with another party, we were not requested to, and we did not, solicit third party indications of interest in possible alternative transactions with the Company, nor were we requested to consider, and our opinion does not specifically address, the relative merits of the Merger as compared to any alternative business strategies that might exist for the Company or the effect of any other transaction in which the Company might engage.

    Representatives of the Company have advised us, and we have assumed, that the final terms of the Agreement will not vary materially from those set forth in the draft reviewed by us. We have also assumed that all material governmental, regulatory or other consents and approvals will be obtained and that in the course of obtaining any necessary governmental, regulatory or other consents and approvals, or any amendments, modifications or waivers to any documents to which either the Company or Buyer is a party, as contemplated by the Agreement, no restrictions will be imposed or amendments, modifications or waivers made that would have any material effect on our analysis.

    Our opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on the date hereof, and we assume no responsibility to update or revise our opinion based upon circumstances or events occurring after the date hereof. Our opinion does not imply any conclusion as to the likely trading range for Company Common Stock or Buyer Common Stock following the announcement or consummation of the Merger, which may vary depending upon, among other factors, changes in interest rates, dividend rates, market conditions, general economic conditions and other factors that generally influence the price of securities.

    As you are aware, Salomon Smith Barney Inc. has acted as financial advisor to the Company in connection with the Merger and will receive a fee for such services, a significant portion of which will be received upon the consummation of the Merger. We have in the past provided investment banking services to the Company and Buyer and/or their respective affiliates for which we have received compensation. In the ordinary course of business, we or our affiliates may hold or trade in the debt and equity securities of the Company, Buyer and/or their respective affiliates for our own account or for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities. In addition, we and our affiliates (including Citigroup Inc.) may maintain other business relationships with the Company, Buyer and their respective affiliates.

    Our advisory services and the opinion expressed herein are provided for the information of the Board of Directors of the Company in its evaluation of the proposed Merger. Our opinion is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote on any matters relating to the Merger.

    Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the Consideration is fair, from a financial point of view, to the holders of Company Common Stock.

                                          Very truly yours,

                                          SALOMON SMITH BARNEY INC.

                                                                      APPENDIX D

SECTION 1701.85 OF OHIO GENERAL CORPORATION LAW

    Section 1701.85  QUALIFICATIONS OF AND PROCEDURES FOR DISSENTING
SHAREHOLDERS

    (a) (1) A shareholder of a domestic corporation is entitled to relief as a dissenting shareholder in respect of the proposals described in Sections 1701.74, 1701.76, and 1701.84 of the Revised Code, only in compliance with this section.

    (2) If the proposal must be submitted to the shareholders of the corporation involved, the dissenting shareholder shall be a record holder of the shares of the corporation as to which he seeks relief as of the date fixed for the determination of shareholders entitled to notice of a meeting of the shareholders at which the proposal is to be submitted, and such shares shall not have been voted in favor of the proposal. Not later than ten days after the date on which the vote on the proposal was taken at the meeting of the shareholders, the dissenting shareholder shall deliver to the corporation a written demand for payment to him of the fair cash value of the shares as to which he seeks relief, which demand shall state his address, the number and class of such shares, and the amount claimed by him as the fair cash value of the shares.

    (3) The dissenting shareholder entitled to relief under division (c) of
Section 1701.84 of the Revised Code in the case of a merger pursuant to
Section 1701.80 of the Revised Code and a dissenting shareholder entitled to relief under division (e) of Section 1701.84 of the Revised Code in the case of a merger pursuant to Section 1701.801 of the Revised Code shall be a record holder of the shares of the corporation as to which he seeks relief as of the date on which the agreement of merger was adopted by the directors of that corporation. Within twenty days after he has been sent the notice provided in
Section 1701.80 or 1701.801 of the Revised Code, the dissenting shareholder shall deliver to the corporation a written demand for payment with the same information as that provided for in division (a)(2) of this section.

    (4) In the case of a merger or consolidation, a demand served on the constituent corporation involved constitutes service on the surviving or the new entity, whether the demand is served before, on, or after the effective date of the merger or consolidation.

    (5) If the corporation sends to the dissenting shareholder, at the address specified in his demand, a request for the certificates representing the shares as to which he seeks relief, the dissenting shareholder, within fifteen days from the date of the sending of such request, shall deliver to the corporation the certificates requested so that the corporation may forthwith endorse on them a legend to the effect that demand for the fair cash value of such shares has been made. The corporation promptly shall return such endorsed certificates to the dissenting shareholder. A dissenting shareholder's failure to deliver such certificates terminates his rights as a dissenting shareholder, at the option of the corporation, exercised by written notice sent to the dissenting shareholder within twenty days after the lapse of the fifteen-day period, unless a court for good cause shown otherwise directs. If shares represented by a certificate on which such a legend has been endorsed are transferred, each new certificate issued for them shall bear a similar legend, together with the name of the original dissenting holder of such shares. Upon receiving a demand for payment from a dissenting shareholder who is the record holder of uncertificated securities, the corporation shall make an appropriate notation of the demand for payment in its shareholder records. If uncertificated shares for which payment has been demanded are to be transferred, any new certificate issued for the shares shall bear the legend required for certificated securities as provided in this paragraph. A transferee of the shares so endorsed, or of uncertificated securities where such notation has been made, acquires only such rights in the corporation as the original dissenting holder of such shares had immediately after the service of a demand for payment of the fair cash value of the shares. A request under this paragraph by the corporation is not an admission by the corporation that the shareholder is entitled to relief under this section.

    (b) Unless the corporation and the dissenting shareholder have come to an agreement on the fair cash value per share of the shares as to which the dissenting shareholder seeks relief, the dissenting shareholder or the corporation, which in case of a merger or consolidation may be the surviving or new entity, within three months after the service of the demand by the dissenting shareholder, may file a complaint in the court of common pleas of the county in which the principal office of the corporation that issued the shares is located or was located when the proposal was adopted by the shareholders of the corporation, or, if the proposal was not required to be submitted to the shareholders, was approved by the directors. Other dissenting shareholders, within that three-month period, may join as plaintiffs or may be joined as defendants in any such proceeding, and any two or more such proceedings may be consolidated. The complaint shall contain a brief statement of the facts, including the vote and the facts entitling the dissenting shareholder to the relief demanded. No answer to such a complaint is required. Upon the filing of such a complaint, the court, on motion of the petitioner, shall enter an order fixing a date for a hearing on the complaint and requiring that a copy of the complaint and a notice of the filing and of the date for hearing be given to the respondent or defendant in the manner in which summons is required to be served or substituted service is required to be made in other cases. On the day fixed for the hearing on the complaint or any adjournment of it, the court shall determine from the complaint and from such evidence as is submitted by either party whether the dissenting shareholder is entitled to be paid the fair cash value of any shares and, if so, the number and class of such shares. If the court finds that the dissenting shareholder is so entitled, the court may appoint one or more persons as appraisers to receive evidence and to recommend a decision on the amount of the fair cash value. The appraisers have such power and authority as is specified in the order of their appointment. The court thereupon shall make a finding as to the fair cash value of a share and shall render judgment against the corporation for the payment of it, with interest at such rate and from such date as the court considers equitable. The costs of the proceeding, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable. The proceeding is a special proceeding and final orders in it may be vacated, modified, or reversed on appeal pursuant to the Rules of Appellate Procedure and, to the extent not in conflict with those rules, Chapter 2505. of the Revised Code. If, during the pendency of any proceeding instituted under this section, a suit or proceeding is or has been instituted to enjoin or otherwise to prevent the carrying out of the action as to which the shareholder has dissented, the proceeding instituted under this section shall be stayed until the final determination of the other suit or proceeding. Unless any provision in division (d) of this section is applicable, the fair cash value of the shares that is agreed upon by the parties or fixed under this section shall be paid within thirty days after the date of final determination of such value under this division, the effective date of the amendment to the articles, or the consummation of the other action involved, whichever occurs last. Upon the occurrence of the last such event, payment shall be made immediately to a holder of uncertificated securities entitled to such payment. In the case of holders of shares represented by certificates, payment shall be made only upon and simultaneously with the surrender to the corporation of the certificates representing the shares for which the payment is made.

    (c) If the proposal was required to be submitted to the shareholders of the corporation, fair cash value as to those shareholders shall be determined as of the day prior to the day on which the vote by the shareholders was taken and, in the case of a merger pursuant to Section 1701.80 or 1701.801 of the Revised Code, fair cash value as to shareholders of a constituent subsidiary corporation shall be determined as of the day before the adoption of the agreement of merger by the directors of the particular subsidiary corporation. The fair cash value of a share for the purposes of this section is the amount that a willing seller who is under no compulsion to sell would be willing to accept and that a willing buyer who is under no compulsion to purchase would be willing to pay, but in no event shall the fair cash value of a share exceed the amount specified in the demand of the particular shareholder. In computing such fair cash value, any appreciation or depreciation in market value resulting from the proposal submitted to the directors or to the shareholders shall be excluded.

    (d) (1) The right and obligation of a dissenting shareholder to receive such fair cash value and to sell such shares as to which he seeks relief, and the right and obligation of the corporation to purchase such shares and to pay the fair cash value of them terminates if any of the following applies:

     i. The dissenting shareholder has not complied with this section, unless the corporation by its directors waives such failure;

     ii. The corporation abandons the action involved or is finally enjoined or prevented from carrying it out, or the shareholders rescind their adoption of the action involved;

    iii. The dissenting shareholder withdraws his demand, with the consent of the corporation by its directors;

     iv. The corporation and the dissenting shareholder have not come to an agreement as to the fair cash value per share, and neither the shareholder nor the corporation has filed or joined in a complaint under division (b) of this section within the period provided in that division.

    (2) For purposes of division (d)(1) of this section, if the merger or consolidation has become effective and the surviving or new entity is not a corporation, action required to be taken by the directors of the corporation shall be taken by the general partners of a surviving or new partnership or the comparable representatives of any other surviving or new entity.

    (e) From the time of the dissenting shareholder's giving of the demand until either the termination of the rights and obligations arising from it or the purchase of the shares by the corporation, all other rights accruing from such shares, including voting and dividend or distribution rights, are suspended. If during the suspension, any dividend or distribution is paid in money upon shares of such class or any dividend, distribution, or interest is paid in money upon any securities issued in extinguishment of or in substitution for such shares, an amount equal to the dividend, distribution, or interest which, except for the suspension, would have been payable upon such shares or securities, shall be paid to the holder of record as a credit upon the fair cash value of the shares. If the right to receive fair cash value is terminated other than by the purchase of the shares by the corporation, all rights of the holder shall be restored and all distributions which, except for the suspension, would have been made shall be made to the holder of record of the shares at the time of termination.

                                                                      APPENDIX E

SUBCHAPTER D OF CHAPTER 15 OF PENNSYLVANIA BUSINESS CORPORATION LAW

    Section 1571--APPLICATION AND EFFECT OF SUBCHAPTER

    (a) General rule.--Except as otherwise provided in subsection (b), any shareholder of a business corporation shall have the right to dissent from, and to obtain payment of the fair value of his shares in the event of, any corporate action, or to otherwise obtain fair value for his shares, where this part expressly provides that a shareholder shall have the rights and remedies provided in this subchapter. See:

    (1) Section 1906(c) (relating to dissenters rights upon special treatment).

    (2) Section 1930 (relating to dissenters rights).

    (3) Section 1931(d) (relating to dissenters rights in share exchanges).

    (4) Section 1932(c) (relating to dissenters rights in asset transfers).

    (5) Section 1952(d) (relating to dissenters rights in division).

    (6) Section 1962(c) (relating to dissenters rights in conversion).

    (7) Section 2104(b) (relating to procedure).

    (8) Section 2324 (relating to corporation option where a restriction on transfer of a security is held invalid).

    (9) Section 2325(b) (relating to minimum vote requirement).

   (10) Section 2704(c) (relating to dissenters rights upon election).

   (11) Section 2705(d) (relating to dissenters rights upon renewal of election).

   (12) Section 2907(a) (relating to proceedings to terminate breach of qualifying conditions).

   (13) Section 7104(b)(3) (relating to procedure).

    (b) Exceptions.--

    (1) Except as otherwise provided in paragraph (2), the holders of the shares of any class or series of shares that, at the record date fixed to determine the shareholders entitled to notice of and to vote at the meeting at which a plan specified in any of Section 1930, 1931(d), 1932(c) or 1952(d) is to be voted on, are either:

     i. listed on a national securities exchange; or

     ii. held of record by more than 2,000 shareholders; shall not have the right to obtain payment of the fair value of any such shares under this subchapter.

    (2) Paragraph (1) shall not apply to and dissenters rights shall be available without regard to the exception provided in that paragraph in the case of:

     i. Shares converted by a plan if the shares are not converted solely into shares of the acquiring, surviving, new or other corporation or solely into such shares and money in lieu of fractional shares.

     ii. Shares of any preferred or special class unless the articles, the plan or the terms of the transaction entitle all shareholders of the class to vote thereon and require for the adoption of the plan or the effectuation of the transaction the affirmative vote of a majority of the votes cast by all shareholders of the class.

    iii. Shares entitled to dissenters rights under Section 1906(c) (relating to dissenters rights upon special treatment).

    (3) The shareholders of a corporation that acquires by purchase, lease, exchange or other disposition all or substantially all of the shares, property or assets of another corporation by the issuance of shares, obligations or otherwise, with or without assuming the liabilities of the other corporation and with or without the intervention of another corporation or other person, shall not be entitled to the rights and remedies of dissenting shareholders provided in this subchapter regardless of the fact, if it be the case, that the acquisition was accomplished by the issuance of voting shares of the corporation to be outstanding immediately after the acquisition sufficient to elect a majority or more of the directors of the corporation.

    (c) Grant of optional dissenters rights.--The bylaws or a resolution of the board of directors may direct that all or a part of the shareholders shall have dissenters rights in connection with any corporate action or other transaction that would otherwise not entitle such shareholders to dissenters rights.

    (d) Notice of dissenters rights.--Unless otherwise provided by statute, if a proposed corporate action that would give rise to dissenters rights under this subpart is submitted to a vote at a meeting of shareholders, there shall be included in or enclosed with the notice of meeting:

    (1) a statement of the proposed action and a statement that the shareholders have a right to dissent and obtain payment of the fair value of their shares by complying with the terms of this subchapter; and

    (2) a copy of this subchapter.

    (e) Other statutes.--The procedures of this subchapter shall also be applicable to any transaction described in any statute other than this part that makes reference to this subchapter for the purpose of granting dissenters rights.

    (f) Certain provisions of articles ineffective.--This subchapter may not be relaxed by any provision of the articles.

    (g) Cross references.--See Sections 1105 (relating to restriction on equitable relief), 1904 (relating to de facto transaction doctrine abolished) and 2512 (relating to dissenters rights procedure).

    Section 1572--DEFINITIONS

    The following words and phrases when used in this subchapter shall have the meanings given to them in this section unless the context clearly indicates otherwise:

    "CORPORATION." The issuer of the shares held or owned by the dissenter before the corporate action or the successor by merger, consolidation, division, conversion or otherwise of that issuer. A plan of division may designate which of the resulting corporations is the successor corporation for the purposes of this subchapter. The successor corporation in a division shall have sole responsibility for payments to dissenters and other liabilities under this subchapter except as otherwise provided in the plan of division.

    "DISSENTER." A shareholder or beneficial owner who is entitled to and does assert dissenters rights under this subchapter and who has performed every act required up to the time involved for the assertion of those rights.

    "FAIR VALUE." The fair value of shares immediately before the effectuation of the corporate action to which the dissenter objects, taking into account all relevant factors, but excluding any appreciation or depreciation in anticipation of the corporate action.

    "INTEREST." Interest from the effective date of the corporate action until the date of payment at such rate as is fair and equitable under all the circumstances, taking into account all relevant factors, including the average rate currently paid by the corporation on its principal bank loans.

    Section 1573--RECORD AND BENEFICIAL HOLDERS AND OWNERS

    (a) Record holders of shares.--A record holder of shares of a business corporation may assert dissenters rights as to fewer than all of the shares registered in his name only if he dissents with respect to all the shares of the same class or series beneficially owned by any one person and discloses the name and address of the person or persons on whose behalf he dissents. In that event, his rights shall be determined as if the shares as to which he has dissented and his other shares were registered in the names of different shareholders.

    (b) Beneficial owners of shares.--A beneficial owner of shares of a business corporation who is not the record holder may assert dissenters rights with respect to shares held on his behalf and shall be treated as a dissenting shareholder under the terms of this subchapter if he submits to the corporation not later than the time of the assertion of dissenters rights a written consent of the record holder. A beneficial owner may not dissent with respect to some but less than all shares of the same class or series owned by the owner, whether or not the shares so owned by him are registered in his name.

    Section 1574--NOTICE OF INTENTION TO DISSENT

    If the proposed corporate action is submitted to a vote at a meeting of shareholders of a business corporation, any person who wishes to dissent and obtain payment of the fair value of his shares must file with the corporation, prior to the vote, a written notice of intention to demand that he be paid the fair value for his shares if the proposed action is effectuated, must effect no change in the beneficial ownership of his shares from the date of such filing continuously through the effective date of the proposed action and must refrain from voting his shares in approval of such action. A dissenter who fails in any respect shall not acquire any right to payment of the fair value of his shares under this subchapter. Neither a proxy nor a vote against the proposed corporate action shall constitute the written notice required by this section.

    Section 1575--NOTICE TO DEMAND PAYMENT

    (a) General rule.--If the proposed corporate action is approved by the required vote at a meeting of shareholders of a business corporation, the corporation shall mail a further notice to all dissenters who gave due notice of intention to demand payment of the fair value of their shares and who refrained from voting in favor of the proposed action. If the proposed corporate action is to be taken without a vote of shareholders, the corporation shall send to all shareholders who are entitled to dissent and demand payment of the fair value of their shares a notice of the adoption of the plan or other corporate action. In either case, the notice shall:

    (1) State where and when a demand for payment must be sent and certificates for certificated shares must be deposited in order to obtain payment.

    (2) Inform holders of uncertificated shares to what extent transfer of shares will be restricted from the time that demand for payment is received.

    (3) Supply a form for demanding payment that includes a request for certification of the date on which the shareholder, or the person on whose behalf the shareholder dissents, acquired beneficial ownership of the shares.

    (4) Be accompanied by a copy of this subchapter.

    (b) Time for receipt of demand for payment.--The time set for receipt of the demand and deposit of certificated shares shall be not less than 30 days from the mailing of the notice.

    Section 1576--FAILURE TO COMPLY WITH NOTICE TO DEMAND PAYMENT, ETC.

    (a) Effect of failure of shareholder to act.--A shareholder who fails to timely demand payment, or fails (in the case of certificated shares) to timely deposit certificates, as required by a notice pursuant to section 1575 (relating to notice to demand payment) shall not have any right under this subchapter to receive payment of the fair value of his shares.

    (b) Restriction on uncertificated shares.--If the shares are not represented by certificates, the business corporation may restrict their transfer from the time of receipt of demand for payment until effectuation of the proposed corporate action or the release of restrictions under the terms of
Section 1577(a) (relating to failure to effectuate corporate action).

    (c) Rights retained by shareholder.--The dissenter shall retain all other rights of a shareholder until those rights are modified by effectuation of the proposed corporate action.

    Section 1577--RELEASE OF RESTRICTIONS OR PAYMENT FOR SHARES

    (a) Failure to effectuate corporate action.--Within 60 days after the date set for demanding payment and depositing certificates, if the business corporation has not effectuated the proposed corporate action, it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment.

    (b) Renewal of notice to demand payment.--When uncertificated shares have been released from transfer restrictions and deposited certificates have been returned, the corporation may at any later time send a new notice conforming to the requirements of Section 1575 (relating to notice to demand payment), with like effect.

    (c) Payment of fair value of shares.--Promptly after effectuation of the proposed corporate action, or upon timely receipt of demand for payment if the corporate action has already been effectuated, the corporation shall either remit to dissenters who have made demand and (if their shares are certificated) have deposited their certificates the amount that the corporation estimates to be the fair value of the shares, or give written notice that no remittance under this section will be made. The remittance or notice shall be accompanied by:

    (1) The closing balance sheet and statement of income of the issuer of the shares held or owned by the dissenter for a fiscal year ending not more than 16 months before the date of remittance or notice together with the latest available interim financial statements.

    (2) A statement of the corporation's estimate of the fair value of the shares.

    (3) A notice of the right of the dissenter to demand payment or supplemental payment, as the case may be, accompanied by a copy of this subchapter.

    (d) Failure to make payment.--If the corporation does not remit the amount of its estimate of the fair value of the shares as provided by subsection (c), it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment. The corporation may make a notation on any such certificate or on the records of the corporation relating to any such uncertificated shares that such demand has been made. If shares with respect to which notation has been so made shall be transferred, each new certificate issued therefor or the records relating to any transferred uncertificated shares shall bear a similar notation, together with the name of the original dissenting holder or owner of such shares. A transferee of such shares shall not acquire by such transfer any rights in the corporation other than those that the original dissenter had after making demand for payment of their fair value.

    Section 1578--ESTIMATE BY DISSENTER OF FAIR VALUE OF SHARES

    (a) General rule.--If the business corporation gives notice of its estimate of the fair value of the shares, without remitting such amount, or remits payment of its estimate of the fair value of a dissenter's shares as permitted by Section 1577(c) (relating to payment of fair value of shares) and the dissenter believes that the amount stated or remitted is less than the fair value of his shares, he may send to the corporation his own estimate of the fair value of the shares, which shall be deemed a demand for payment of the amount or the deficiency.

    (b) Effect of failure to file estimate.--Where the dissenter does not file his own estimate under subsection (a) within 30 days after the mailing by the corporation of its remittance or notice, the dissenter shall be entitled to no more than the amount stated in the notice or remitted to him by the corporation.

    Section 1579--VALUATION PROCEEDINGS GENERALLY

    (a) General rule.--Within 60 days after the latest of:

    (1) effectuation of the proposed corporate action;

    (2) timely receipt of any demands for payment under Section 1575 (relating to notice to demand payment); or

    (3) timely receipt of any estimates pursuant to Section 1578 (relating to estimate by dissenter of fair value of shares); if any demands for payment remain unsettled, the business corporation may file in court an application for relief requesting that the fair value of the shares be determined by the court.

    (b) Mandatory joinder of dissenters.--All dissenters, wherever residing, whose demands have not been settled shall be made parties to the proceeding as in an action against their shares. A copy of the application shall be served on each such dissenter. If a dissenter is a nonresident, the copy may be served on him in the manner provided or prescribed by or pursuant to 42 Pa.C.S. Ch. 53 (relating to bases of jurisdiction and interstate and international procedure).

    (c) Jurisdiction of the court.--The jurisdiction of the court shall be plenary and exclusive. The court may appoint an appraiser to receive evidence and recommend a decision on the issue of fair value. The appraiser shall have such power and authority as may be specified in the order of appointment or in any amendment thereof.

    (d) Measure of recovery.--Each dissenter who is made a party shall be entitled to recover the amount by which the fair value of his shares is found to exceed the amount, if any, previously remitted, plus interest.

    (e) Effect of corporation's failure to file application.--If the corporation fails to file an application as provided in subsection (a), any dissenter who made a demand and who has not already settled his claim against the corporation may do so in the name of the corporation at any time within 30 days after the expiration of the 60-day period. If a dissenter does not file an application within the 30-day period, each dissenter entitled to file an application shall be paid the corporation's estimate of the fair value of the shares and no more, and may bring an action to recover any amount not previously remitted.

    Section 1580--COSTS AND EXPENSES OF VALUATION PROCEEDINGS

    (a) General rule.--The costs and expenses of any proceeding under
Section 1579 (relating to valuation proceedings generally), including the reasonable compensation and expenses of the appraiser appointed by the court, shall be determined by the court and assessed against the business corporation except that any part of the costs and expenses may be apportioned and assessed as the court deems appropriate against all or some of the dissenters who are parties and whose action in demanding supplemental payment under Section 1578 (relating to estimate by dissenter of fair value of shares) the court finds to be dilatory, obdurate, arbitrary, vexatious or in bad faith.

    (b) Assessment of counsel fees and expert fees where lack of good faith appears.--Fees and expenses of counsel and of experts for the respective parties may be assessed as the court deems appropriate against the corporation and in favor of any or all dissenters if the corporation failed to comply substantially with the requirements of this subchapter and may be assessed against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted in bad faith or in a dilatory, obdurate, arbitrary or vexatious manner in respect to the rights provided by this subchapter.

    (c) Award of fees for benefits to other dissenters.--If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and should not be assessed against the corporation, it may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

                                   GPU, INC.

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
         FOR SPECIAL MEETING TO BE HELD AT 9:00 A.M. NOVEMBER 21, 2000

                               THE MORRIS MUSEUM
                           SIX NORMANDY HEIGHTS ROAD
                             MORRISTOWN, NEW JERSEY

     The undersigned hereby appoints B. L. Levy, P. E. Maricondo, and S. L. Guibord, and each or any of them, proxies to represent the undersigned at the Special Meeting of Shareholders, and at any adjournment thereof, and thereat to vote all the shares of stock which the undersigned would be entitled to vote, with all the power the undersigned would possess if personally present, with full power of substitution, upon the following item as set forth in the Notice of Special Meeting and Joint Proxy Statement, each dated October 19, 2000 (receipt of which is hereby acknowledged).

     Said proxies are instructed to vote for or against the proposal, as indicated by the undersigned (OR, IF NO INDICATION IS GIVEN, FOR PROPOSAL NO. 1).

     You are encouraged to voice your preference by marking the appropriate box on the other side. HOWEVER, YOU NEED NOT MARK ANY BOX IF YOU WISH TO VOTE IN ACCORDANCE WITH THE DIRECTORS' RECOMMENDATIONS; JUST SIGN ON THE OTHER SIDE.


        PLEASE DO NOT SEND YOUR STOCK CERTIFICATES WITH YOUR PROXY CARD.


                                  (continued and to be signed on the other side)


                  DETACH HERE AND MAIL IN THE ENCLOSED ENVELOPE

                                                                    Mark
                                                              / X / your votes
                                                                    this way.

THE DIRECTORS RECOMMEND A VOTE "FOR" PROPOSAL NO. 1:          CHECK HERE  /  /
                                                              IF YOU PLAN TO
1 - Approval and adoption of the Agreement and Plan of        ATTEND THE MEETING
    Merger described in the Joint Proxy Statement which provides for the merger of GPU, Inc. with and into FirstEnergy Corp.

     FOR            AGAINST            ABSTAIN
    /   /            /   /              /   /
                                                    Dated                  2000
                                                          -----------------

                                                    Signature
                                                             ------------------

                                                    Signature if  held jointly


                                                    --------------------------
                                                    Please date and sign
PLEASE DO NOT SEND YOUR STOCK CERTIFICATES
WITH YOUR PROXY CARD.                               In case of joint owners,
                                                    EACH joint owner should
                                                    sign.  When signing as
                                                    attorney, executor,
                                                    administrator, trustee,
                                                    guardian, corporate
                                                    officer, etc., give full
                                                    title.


                                                   -----------------------------

                  DETACH HERE AND MAIL IN THE ENCLOSED ENVELOPE

                              FOLD AND DETACH HERE

IF YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE BRING THIS ENTIRE LOWER PORTION OF THIS CARD (SPEAKER CARD AND ADMISSION CARD) WITH YOU.

IF YOU PLAN TO SPEAK AT THE SPECIAL MEETING, PLEASE COMPLETE THE FOLLOWING:


Shareholder Name                                                        SPEAKER
                 --------------------------------------------------       CARD
                             (Please print clearly)

City                                    State
     ----------------------------------       ---------------------------------

                              PLEASE DO NOT DETACH

-------------------------------------------------------------------------------

                         SPECIAL MEETING OF SHAREHOLDERS
                          NOVEMBER 21, 2000 - 9:00 A.M.
GPU
                                The Morris Museum
                                Six Normandy Heights Road              ADMISSION
                                Morristown, New Jersey                    CARD

                                Please bring this card with you
                                to the meeting. Its presentation
                                will assure your prompt admittance.

                                This card is not transferable.

                                    GPU, INC.

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
          FOR SPECIAL MEETING TO BE HELD AT 9:00 A.M. NOVEMBER 21, 2000

                                THE MORRIS MUSEUM
                            SIX NORMANDY HEIGHTS ROAD
                             MORRISTOWN, NEW JERSEY


     The undersigned hereby appoints B. L. Levy, P. E. Maricondo, and S. L. Guibord, and each or any of them, proxies to represent the undersigned at the Special Meeting of Shareholders, and at any adjournment thereof, and thereat to vote all the shares of stock which the undersigned would be entitled to vote, with all the power the undersigned would possess if personally present, with full power of substitution, upon the following item as set forth in the Notice of Special Meeting and Joint Proxy Statement, each dated October 19, 2000 (receipt of which is hereby acknowledged).

     Said proxies are instructed to vote for or against the proposal, as indicated by the undersigned (OR, IF NO INDICATION IS GIVEN, FOR PROPOSAL NO. 1).

     You are encouraged to voice your preference by marking the appropriate box on the other side. HOWEVER, YOU NEED NOT MARK ANY BOX IF YOU WISH TO VOTE IN ACCORDANCE WITH THE DIRECTORS' RECOMMENDATIONS; JUST SIGN ON THE OTHER SIDE.


        PLEASE DO NOT SEND YOUR STOCK CERTIFICATES WITH YOUR PROXY CARD.


                                  (continued and to be signed on the other side)

                                                                    Mark
                                                              / X / your votes
                                                                    this way.

THE DIRECTORS RECOMMEND A VOTE "FOR" PROPOSAL NO. 1:          CHECK HERE  /  /
                                                              IF YOU PLAN TO
1 - Approval and adoption of the Agreement and Plan of        ATTEND THE MEETING
    Merger described in the Joint Proxy Statement which provides for the merger of GPU, Inc. with and into FirstEnergy Corp.

     FOR            AGAINST            ABSTAIN
    /   /            /   /              /   /
                                                    Dated                  2000
                                                          -----------------

                                                    Signature
                                                             -------------------

                                                    Signature if held jointly


                                                    ---------------------------
                                                    Please date and sign

PLEASE DO NOT SEND YOUR STOCK CERTIFICATES          In case of joint owners,
WITH YOUR PROXY CARD.                               EACH joint owner should
                                                    sign.  When signing as
                                                    attorney, executor,
                                                    administrator, trustee,
                                                    guardian, corporate
                                                    officer, etc., give full
                                                    title.


                                                     ---------------------------


IF YOU ARE PLANNING TO ATTEND THE MEETING, REMEMBER TO OBTAIN FROM THE RECORD HOLDER A LETTER OR OTHER EVIDENCE OF YOUR BENEFICIAL OWNERSHIP OF SHARES IN GPU TO FACILITATE YOUR ADMITTANCE TO THE MEETING.

DIRECTIONS TO GPU'S SPECIAL MEETING
THE MORRIS MUSEUM
SIX NORMANDY HEIGHTS ROAD
MORRISTOWN, NEW JERSEY
(973) 538-0454


FROM 287 SOUTH (COMING FROM THE NORTH):
Take exit 35. Turn left at the top of the ramp onto 124 East (Madison Avenue). Turn left at the third traffic light (by Friendly's Restaurant) onto Normandy Heights Road. Proceed through the next light at Columbia Turnpike. The entrance to The Morris Museum is the first driveway on the left.

FROM 287 NORTH (COMING FROM THE SOUTH):
Take exit 36A. Turn right at the top of the ramp onto Morris Avenue. Stay to your right at the fork in the road and follow signs for Route 510 (Morris Avenue turns into Columbia Turnpike). Make a left at the first traffic light onto Normandy Heights Road. The Morris Museum will be on your immediate left.

FROM ROUTE 24 WEST & ROUTE 78:
Take Route 24 West to Exit 2A onto Columbia Turnpike toward Morristown. At the fourth traffic light make a right onto Normandy Heights Road. The entrance to The Museum is the first driveway on the left.

FROM THE LINCOLN TUNNEL:
Take the New Jersey Turnpike South to exit 14 to Route 78 West and exit onto Route 24 West. Proceed as directed above from Route 24.

FROM THE HOLLAND TUNNEL:
Take Routes 1 & 9 South to New Jersey Turnpike West. Take exit 14 to Route 78 West, exit at Route 24 West. Proceed as directed above from Route 24.